     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 20, 2001

                                                      REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

            MIDWEST GENERATION, LLC            EDISON MISSION ENERGY

          (Exact names of Registrants as specified in their charters)

                         DELAWARE                                                    CALIFORNIA
     (State or other jurisdiction of incorporation or             (State or other jurisdiction of incorporation or
                       organization)                                                organization)

                           4911                                                         4911
 (Primary Standard Industrial Classification Code Number)     (Primary Standard Industrial Classification Code Number)

                        33-0868558                                                   95-4031807
           (I.R.S. Employer Identification No.)                         (I.R.S. Employer Identification No.)

                    ONE FINANCIAL PLACE                                  18101 VON KARMAN AVENUE, SUITE 1700
           440 SOUTH LASALLE STREET, SUITE 3500                               IRVINE, CALIFORNIA 92612
                  CHICAGO, ILLINOIS 60605                                          (949) 752-5588
                      (312) 583-6000                             (Address, including zip code, and telephone number,
    (Address, including zip code, and telephone number,       including area code, of registrant's principal executive
 including area code, of registrant's principal executive                             offices)
                         offices)

                             STEVEN EISENBERG, ESQ.
                             EDISON MISSION ENERGY
                      18101 VON KARMAN AVENUE, SUITE 1700
                            IRVINE, CALIFORNIA 92612
                                 (949) 752-5588

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                         ------------------------------

                                    COPY TO:

                           ROBERT M. CHILSTROM, ESQ.
                             HAROLD F. MOORE, ESQ.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                               Four Times Square
                            New York, New York 10036
                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                         ------------------------------

    If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                    PROPOSED MAXIMUM
                                                                        OFFERING         PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF SECURITIES           AMOUNT TO BE           PRICE PER            AGGREGATE            AMOUNT OF
              TO BE REGISTERED                    REGISTERED         CERTIFICATE(1)      OFFERING PRICE(1)    REGISTRATION FEE
Pass-Through Certificates, Series A.........     $333,500,000             100%             $333,500,000                  $83,375
Pass-Through Certificates, Series B.........     $813,500,000             100%             $813,500,000                 $203,375
Guarantees of Lease Payments of Midwest
  Generation, LLC by Edison Mission
  Energy....................................          (2)                  (2)                  (2)                  (2)

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.

(2) No separate consideration is payable in respect of these Guarantees. Pursuant to Rule 457(n), no separate fee is payable in connection with these Guarantees.
                         ------------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION (8)(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION (8)(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                  SUBJECT TO COMPLETION, DATED APRIL 20, 2001
THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PROSPECTUS

    Offer to Exchange $333,500,000 8.30% Series A Pass-Through Certificates and $813,500,000 8.56% Series B Pass-Through Certificates for Identical Principal Amounts of 8.30% Series A Pass-Through Certificates and 8.56% Series B Pass-Through Certificates, Respectively, Which Have Been Registered Under the Securities Act of 1933, of

                            MIDWEST GENERATION, LLC
                                A SUBSIDIARY OF
                             EDISON MISSION ENERGY
                         (GUARANTOR OF LEASE PAYMENTS)

                                     [LOGO]

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
  NEW YORK CITY TIME, ON [30 DAYS AFTER COMMENCEMENT OF EXCHANGE OFFER], 2001,
                                UNLESS EXTENDED.

                           --------------------------

Terms of the exchange offer:

    - The new certificates are being registered with the Securities and Exchange Commission and are being offered in exchange for the original certificates that were previously issued in an offering exempt from the Securities and Exchange Commission's registration requirements. The terms of the exchange offer are summarized below and more fully described in this prospectus.

    - We will exchange all original certificates that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

    - You may withdraw tenders of original certificates at any time prior to the expiration of the exchange offer.

    - We believe that the exchange of original certificates will not be a taxable event for U.S. federal income tax purposes, but you should see "Material U.S. Federal Income Tax Consequences" on page 131 for more information.

    - We will not receive any proceeds from the exchange offer.

    - The exchange certificates will represent the same fractional undivided interest in two pass-through trusts as the original certificates they are replacing. The terms of the exchange certificates are substantially identical to the original certificates, except that the exchange certificates are registered under the Securities Act and the transfer restrictions and registration rights applicable to the original certificates do not apply to the exchange certificates.

                           --------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE 19 FOR A DISCUSSION OF THE RISKS THAT SHOULD BE CONSIDERED BY HOLDERS PRIOR TO TENDERING THEIR ORIGINAL CERTIFICATES.

             PASS-THROUGH                                               ANNUAL                  FINAL
             CERTIFICATES                  PRINCIPAL AMOUNT         INTEREST RATE         DISTRIBUTION DATE
Series A..............................            $333,500,000          8.30%                July 2, 2009
Series B..............................            $813,500,000          8.56%              January 2, 2016
  TOTAL...............................          $1,147,000,000

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS   -  , 2001.

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
Forward-Looking Statements..................................        ii
Available Information.......................................        ii
Incorporation of Documents by Reference.....................       iii
Prospectus Summary..........................................         1
Edison Mission Energy.......................................         5
Midwest Generation, LLC.....................................         6
The Leveraged Lease Transactions............................         7
Lease Transactions Cash Flow Structure......................         9
Summary of Terms of the Exchange Certificates...............        10
Summary Consolidated Financial Data of Edison Mission
  Energy....................................................        17
Summary Financial Data of Midwest Generation, LLC...........        18
Risk Factors................................................        19
Use of Proceeds.............................................        34
The Exchange Offer..........................................        35
Capitalization..............................................        44
Selected Consolidated Financial Data of Edison Mission
  Energy....................................................        45
Selected Financial Data of Midwest Generation...............        46
Management's Discussion and Analysis of Financial Condition
  of Midwest Generation, LLC................................        47
Our Business................................................        55
Regulation..................................................        74
Management of Midwest Generation, LLC.......................        85
Intercompany Relationships and Related Transactions.........        87
Description of the Certificates.............................        90
Description of the Lessor Notes.............................       103
Description of the Leases and Other Lease Documents.........       112
Book-Entry; Delivery and Form...............................       126
Exchange Offer; Registration Rights.........................       129
Material U.S. Federal Income Tax Consequences...............       131
ERISA Considerations........................................       134
Plan of Distribution........................................       136
Legal Matters...............................................       137
Experts.....................................................       137
Index to Financial Statements...............................       F-1
Appendix A..................................................       A-1

                           FORWARD-LOOKING STATEMENTS

    This prospectus includes forward-looking statements. We and Edison Mission Energy have based these forward-looking statements on our current expectations and projections about future events based upon our knowledge of facts as of the date of this prospectus and our assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside our or Edison Mission Energy's control, including, among other things:

    - the direct and indirect effects of the current California power crisis on Edison Mission Energy and us and on Edison Mission Energy's investments, as well as the measures adopted and being contemplated by federal and state authorities to address the crisis;

    - general political, economic and business conditions in the countries in which Edison Mission Energy does business;

    - governmental, statutory, regulatory or administrative changes or initiatives affecting us, Edison Mission Energy or the electricity industry generally;

    - political and business risks of international projects, including uncertainties associated with currency exchange rates, currency repatriation, expropriation, political instability, privatization efforts and other issues;

    - supply, demand and price for electric capacity and energy in the markets served by our generating units and/or the markets served by Edison Mission Energy's other generating units;

    - competition from other power plants, including new plants and technologies that may be developed in the future;

    - operating risks, including equipment failure, dispatch levels, availability, heat rate and output;

    - the cost, availability and pricing of fuel and fuel transportation services for our generating units and/or Edison Mission Energy's other generating units;

    - Edison Mission Energy's ability to complete the development or acquisition of current and future projects;

    - Edison Mission Energy's ability to maintain an investment grade rating;
      and

    - Edison Mission Energy's ability to refinance short-term debt or raise additional financing for its future cash requirements.

    We use words like "believe," "expect," "anticipate," "intend," "may," "will," "should," "estimate," "projected" and similar expressions to help identify forward-looking statements in this prospectus. For additional factors that could affect the validity of our forward-looking statements, you should read "Risk Factors" beginning on page 19. In light of these and other risks, uncertainties and assumptions, actual events or results may be very different from those expressed or implied in the forward-looking statements in this prospectus or may not occur. We have no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

                             AVAILABLE INFORMATION

    We are Midwest Generation, LLC, a wholly-owned indirect subsidiary of Edison Mission Energy, formed for the purpose of acquiring, in 1999, power plants totaling 9,539 megawatts of generating capacity located in Illinois. Edison Mission Energy is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance with these requirements, files reports and information statements and other information with the Securities and Exchange Commission. In connection with the exchange offer, we become subject to those requirements, and we too will file reports and information statements and other information with the SEC. These reports and information statements and other information filed by Edison Mission Energy or us with the SEC can be read and copied at the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street,

N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies may be obtained from the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the SEC's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. This Web site can be accessed at http://www.sec.gov.

    This prospectus constitutes a part of a registration statement on Form S-4 filed by Edison Mission Energy and us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information contained in the registration statement and the exhibits and schedules to the registration statement. Reference is made to the registration statement and its exhibits and schedules for further information with respect to Edison Mission Energy, us and the securities offered through this exchange offer. Statements contained in this prospectus concerning the provisions of any documents filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance reference is made to the copy of the document so filed. Each of those statements is qualified in its entirety by the reference to that document.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents filed by Edison Mission Energy with the SEC are incorporated by reference into this prospectus:

    (i) Edison Mission Energy's Annual Report on Form 10-K for the year ended December 31, 2000; and

    (ii) Edison Mission Energy's Current Report on Form 8-K dated March 22,
         2001.

    All reports and other documents Edison Mission Energy subsequently files pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act subsequent to the date of this prospectus and prior to the date on which the exchange offer described in this prospectus is terminated shall be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date Edison Mission Energy subsequently files these reports and documents. Copies of the Edison Mission Energy Annual Report on Form 10-K for the year ended December 31, 2000 and Current Report on Form 8-K, dated
March 22, 2001, are available, without charge, from Edison Mission Energy. You may request a copy of any of these filings, at no cost, by writing or telephoning Edison Mission Energy at the following address or phone number:

                             Edison Mission Energy
                      18101 Von Karman Avenue, Suite 1700
                            Irvine, California 92612
                                 (949) 752-5588
                         Attention: Corporate Secretary

IN ORDER TO OBTAIN TIMELY DELIVERY, YOU MUST REQUEST THIS INFORMATION NO LATER THAN 5 BUSINESS DAYS BEFORE YOU MAKE YOUR INVESTMENT DECISION.

    Any statement contained in a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed to constitute a part of this prospectus except as so modified or superseded.
                            ------------------------

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS AND MAY NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. THIS PROSPECTUS INCLUDES SPECIFIC TERMS OF THE EXCHANGE CERTIFICATES WE ARE OFFERING, AS WELL AS INFORMATION REGARDING OUR BUSINESS AND EDISON MISSION ENERGY'S BUSINESS AND DETAILED FINANCIAL DATA. WE ENCOURAGE YOU TO READ THIS PROSPECTUS IN ITS ENTIRETY. IN THIS PROSPECTUS, THE WORDS "MIDWEST," "WE," "OUR," "OURS" AND "US" REFER TO MIDWEST GENERATION, LLC. "EDISON MISSION ENERGY" REFERS TO EDISON MISSION ENERGY AND ITS DIRECT AND INDIRECT SUBSIDIARIES, UNLESS THE CONTEXT OTHERWISE REQUIRES. ELECTRIC INDUSTRY TERMS THAT ARE USED AND NOT OTHERWISE DEFINED IN THIS PROSPECTUS HAVE THE MEANINGS GIVEN TO THOSE TERMS IN THE "GLOSSARY" ATTACHED AS APPENDIX A. YOU SHOULD PAY SPECIAL ATTENTION TO THE "RISK FACTORS" SECTION BEGINNING ON PAGE 19 OF THIS PROSPECTUS.

                         SUMMARY OF THE EXCHANGE OFFER

    On August 24, 2000, we completed the private offering of $333,500,000 aggregate principal amount of 8.30% Series A Pass-Through Certificates and $813,500,000 aggregate principal amount of 8.56% Series B Pass-Through Certificates. As part of that offering, we and Edison Mission Energy entered into a registration rights agreement with the initial purchasers of these original certificates in which we agreed, among other things, to deliver this prospectus to you and to complete an exchange offer for the original certificates. Below is a summary of the exchange offer.

SECURITIES OFFERED...................  Up to $333,500,000 aggregate principal amount of new 8.30%
                                       Series A Pass-Through Certificates and up to $813,500,000
                                       aggregate principal amount of new 8.56% Series B
                                       Pass-Through Certificates, which have been registered under the Securities Act. The form and terms of these exchange
                                       certificates are identical in all material respects to those of the original certificates. The exchange certificates,
                                       however, will not contain transfer restrictions and
                                       registration rights applicable to the original certificates.

THE EXCHANGE OFFER...................  We are offering to exchange $1,000 principal amount of our
                                       8.30% Series A Pass-Through Certificates, which have been
                                       registered under the Securities Act, for $1,000 principal
                                       amount of our outstanding 8.30% Series A Pass-Through
                                       Certificates, and to exchange $1,000 principal amount of our
                                       8.56% Series B Pass-Through Certificates, which have been
                                       registered under the Securities Act, for $1,000 principal
                                       amount of our outstanding 8.56% Series B Pass-Through
                                       Certificates. In order to be exchanged, original
                                       certificates must be properly tendered and accepted. All
                                       original certificates that are validly tendered and not
                                       withdrawn will be exchanged. We will issue exchange
                                       certificates promptly after the expiration of the exchange offer.

RESALES..............................  Based on interpretations by the staff of the SEC, as detailed in a series of no-action letters issued by the SEC to third parties, we believe that the exchange certificates issued in the exchange offer may be offered for resale,
                                       resold or otherwise transferred by you without compliance
                                       with the registration and prospectus delivery requirements of the Securities Act as long as:

                                           - you are acquiring the exchange certificates in the
                                           ordinary course of your business;

                                           - you are not participating, do not intend to
                                           participate and have no arrangement or understanding
                                             with any person to participate, in a distribution of
                                             the exchange certificates; and

                                           - you are not an "affiliate" of ours or an "affiliate"
                                           of Edison Mission Energy.

                                       If you are an affiliate of ours or an affiliate of Edison
                                       Mission Energy, are engaged in or intend to engage in or
                                       have any arrangement or understanding with any person to
                                       participate in the distribution of the exchange
                                       certificates:

                                           - you cannot rely on the applicable interpretations of
                                           the staff of the SEC; and

                                           - you must comply with the registration requirements of
                                           the Securities Act in connection with any resale
                                             transaction.

                                       Each broker or dealer that receives exchange certificates
                                       for its own account in exchange for original certificates
                                       that were acquired as a result of market-making or other
                                       trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the
                                       Securities Act in connection with any offer to resell,
                                       resale, or other transfer of the exchange certificates
                                       issued in the exchange offer, including the delivery of a
                                       prospectus that contains information with respect to any
                                       selling holder required by the Securities Act in connection with any resale of the exchange certificates.

                                       Furthermore, any broker-dealer that acquired any of its
                                       original certificates directly from us:

                                           - may not rely on the applicable interpretation of the
                                           staff of the SEC's position contained in Exxon Capital
                                             Holdings Corp., SEC no-action letter (April 13, 1988),
                                             Morgan, Stanley & Co. Inc., SEC no-action letter
                                             (June 5, 1991) and Shearman & Sterling, SEC no-action
                                             letter (July 2, 1983); and

                                           - must also be named as a selling certificateholder in
                                             connection with the registration and prospectus
                                             delivery requirements of the Securities Act relating
                                             to any resale transaction.

EXPIRATION DATE......................  5:00 p.m., New York City time, on -, 2001 unless we extend the expiration date.

ACCRUED INTEREST ON THE EXCHANGE
  CERTIFICATES AND ORIGINAL
  CERTIFICATES.......................  The exchange certificates will bear interest from the most recent date to which interest has been paid on the original certificates. If your original certificates are accepted for exchange, then you will receive interest on the exchange
                                       certificates and not on the original certificates.

CONDITIONS TO THE EXCHANGE OFFER.....  The exchange offer is subject to customary conditions. We may assert or waive these conditions in our sole discretion.
                                       If we materially change the terms of the exchange offer, we will re-solicit tenders of the original certificates. Please read the section "The Exchange Offer--Conditions to the
                                       Exchange Offer" of this prospectus for more information
                                       regarding conditions to the exchange offer.

PROCEDURES FOR TENDERING ORIGINAL
  CERTIFICATES.......................  Except as described in the section titled "The Exchange
                                       Offer--Guaranteed Delivery Procedures," a tendering holder must, on or prior to the expiration date:

                                           - transmit a properly completed and duly executed letter
                                           of transmittal, including all other documents required
                                             by the letter of transmittal, to United States Trust
                                             Company of New York at the address listed in this
                                             prospectus; or

                                           - if original certificates are tendered in accordance
                                           with the book-entry procedures described in this
                                             prospectus, the tendering holder must transmit an
                                             agent's message to the exchange agent at the address
                                             listed in this prospectus.

                                       See "The Exchange Offer--Procedures for Tendering
                                       Outstanding Certificates."

SPECIAL PROCEDURES FOR BENEFICIAL
  HOLDERS............................  If you are the beneficial holder of original certificates that are registered in the name of your broker, dealer,
                                       commercial bank, trust company or other nominee, and you
                                       wish to tender in the exchange offer, you should promptly
                                       contact the person in whose name your original certificates are registered and instruct that person to tender on your
                                       behalf. See "The Exchange Offer--Procedures for Tendering
                                       Outstanding Certificates."

GUARANTEED DELIVERY
  PROCEDURES.........................  If you wish to tender your original certificates and you cannot deliver your certificates, the letter of transmittal or any other required documents to the exchange agent before the expiration date, you may tender your original
                                       certificates by following the guaranteed delivery procedures under the heading "The Exchange Offer--Guaranteed Delivery
                                       Procedures."

WITHDRAWAL RIGHTS....................  Tenders may be withdrawn at any time before 5:00 p.m., New
                                       York City time, on the expiration date.

ACCEPTANCE OF ORIGINAL CERTIFICATES
  AND DELIVERY OF EXCHANGE
  CERTIFICATES.......................  Subject to the conditions stated in the section "The
                                       Exchange Offer--Conditions to the Exchange Offer" of this
                                       prospectus, we will accept for exchange any and all original certificates which are properly tendered in the exchange
                                       offer before 5:00 p.m., New York City time, on the
                                       expiration date. The exchange certificates will be delivered promptly after the expiration date. See "The Exchange
                                       Offer--Terms of the Exchange Offer."

MATERIAL UNITED STATES FEDERAL INCOME
  TAX CONSEQUENCES...................  We believe that your exchange of original certificates for exchange certificates to be issued in connection with the
                                       exchange offer will not result in any gain or loss to you
                                       for U.S. federal income tax purposes. See "Material U.S.
                                       Federal Income Tax Consequences."

EXCHANGE AGENT.......................  United States Trust Company of New York is serving as exchange agent in connection with the exchange offer. The
                                       address and telephone number of the exchange agent are
                                       listed in the section "The Exchange Offer--Exchange Agent."

USE OF PROCEEDS......................  We will not receive any proceeds from the issuance of exchange certificates in the exchange offer. We will pay all expenses incident to the exchange offer. See "Use of
                                       Proceeds."

                             EDISON MISSION ENERGY

    Edison Mission Energy is a leading global power producer as measured by megawatts. Through its subsidiaries, Edison Mission Energy engages in the business of developing, acquiring, owning or leasing and operating electric power generation facilities worldwide. As further described below, Edison International owns Edison Mission Energy and also owns Southern California Edison Company, one of the largest electric utilities in the United States. At December 31, 2000, Edison Mission Energy had consolidated assets of approximately $15.0 billion and total shareholder's equity of approximately $2.9 billion.

    In connection with the leveraged lease transactions described in this prospectus, Edison Mission Energy guarantees our lease payment obligations under each of the four separate Edison Mission Energy guarantees. For more information about the Edison Mission Energy guarantees, see "Description of the Leases and Other Lease Documents--The Intercompany Notes and the Edison Mission Energy Guarantees" and "Risk Factors--Claims against Edison Mission Energy under each guarantee are limited in selected circumstances." Our lease payment obligations are not the obligations of, or guaranteed by, Edison International, and the certificateholders can look only to Edison Mission Energy and us for repayment.

    Edison Mission Energy is incorporated under the laws of the State of California. Its headquarters and principal executive offices are located at 18101 Von Karman Avenue, Suite 1700, Irvine, California 92612, and its telephone number is (949) 752-5588.

                            MIDWEST GENERATION, LLC

    We were formed in July 1999 as an indirect wholly-owned subsidiary of Edison Mission Energy for the purpose of operating and owning or leasing all the fossil fuel (non-nuclear) power generation assets that we acquired from Commonwealth Edison Company, a wholly-owned subsidiary of Exelon Corporation. In March 1999, Edison Mission Energy entered into an asset sale agreement to acquire these power generation assets from Commonwealth Edison for an aggregate purchase price of approximately $4.9 billion. We acquired these power generation assets in December 1999. In connection with the acquisition, Edison Mission Energy assigned the right to acquire one of these power generation assets, the Collins facility, to third party trusts for a total of $860 million. We currently own or lease all these power generation assets, and we continue to be the operator of these plants.

    To finance a portion of the purchase price of these power generation assets, Edison Mission Midwest Holdings Co., our direct parent, entered into credit facilities totaling $1.83 billion. The net proceeds of these facilities were loaned to us through affiliates of ours. These credit facilities were increased to $1.9 billion in December 2000. For more information on these transactions, see "Intercompany Relationships and Related Transactions."

    The power generation assets we acquired from Commonwealth Edison consist of power plants totaling 9,539 megawatts of generating capacity located in Illinois. The power generation assets include the Powerton facility and the Joliet facility, both of which are subject to the leveraged lease transactions described in this prospectus. We sometimes refer to the Powerton facility and the Joliet facility individually as a facility or collectively as the facilities in this prospectus. For more information concerning the acquisition and our power generation assets, see "Our Business." In connection with the acquisition of these power generation assets, we entered into three five-year power purchase agreements with Commonwealth Edison. Subsequently, Commonwealth Edison assigned its rights and obligations under these power purchase agreements to Exelon Generation Company, LLC. We currently derive a substantial majority of our revenue from the sale of energy and capacity to Exelon Generation under these power purchase agreements. For the year ended December 31, 2000, we derived 99% of our revenue from the sale of energy and capacity to Commonwealth Edison under these power purchase agreements. For more information concerning these power purchase agreements and other agreements we entered into with Exelon Generation and Commonwealth Edison, see "Our Business--Exelon Generation and Commonwealth Edison Agreements."

    Our principal executive offices are located at One Financial Place, 440 South LaSalle Street, Suite 3500, Chicago, Illinois 60605, and our telephone number is (312) 583-6000.

                        THE LEVERAGED LEASE TRANSACTIONS

    The Powerton facility and the Joliet facility are subject to the leveraged lease transactions. The leveraged lease transactions involved the sale by us of the Powerton facility and Units 7 and 8 of the Joliet facility to four Delaware business trusts called owner trusts. The leveraged lease transactions raised approximately $1,385 million, which was used by the owner trusts to acquire the facilities. We loaned the proceeds from the sale of the facilities to Edison Mission Energy, which used the funds to repay debt. See "Use of Proceeds." In return for the loan, Edison Mission Energy issued four intercompany notes to us. The aggregate amount of the intercompany notes equaled the proceeds from the sale of the facilities. The institutional investors who hold the beneficial interests in the owner trusts are the owner participants.

    The equity funding by the owner participants plus the transaction expenses, which were paid by the owner participants, totaled $237.8 million. The issuance and sale of the original certificates on August 24, 2000 raised the remaining $1,147 million. After the owner trusts acquired their respective ownership interests in the facilities from us, they leased these ownership interests in the facilities to us under four separate lease agreements. Our payment obligations under the leases are guaranteed by Edison Mission Energy. For more information on the Edison Mission Energy guarantees, see "Description of the Leases and Other Lease Documents--The Intercompany Notes and the Edison Mission Energy Guarantees." The terms and conditions of each lease and each guarantee are substantially similar.

    One pass-through trust was created for each series of the certificates. Each pass-through trust used its share of the proceeds of the offering of the original certificates to purchase one of the two series of lessor notes issued by each owner trust. The lessor notes held in the pass-through trusts represent in the aggregate the entire debt portion of the lease transactions. Each pass-through trustee distributes the amount of the payments received by it as holder of the lessor notes to the certificateholders of the pass-through trust for which it is pass-through trustee. A certificateholder has an ownership interest only in the pass-through trust that is the issuer of the certificate held by the certificateholder.

    As described above, we lease the owner trusts' ownership interests in the facilities from the owner trusts. At the same time, we lease to each owner trust an interest in the parcel of land on which the respective facility is located. Each owner trust also entered into a site sublease agreement with us, according to which these interests in the parcels of land are subleased by us from each owner trust. See "Our Business--Our Properties."

    LEASE COLLATERAL

    The lessor notes issued by each owner trust are secured by a lien on and first priority security interest in the rights and interests of the owner trust in the collateral as described in "Summary of Terms of the Exchange Certificates--Lessor notes collateral." We will refer to the collateral listed in the preceding sentence as the trust estate. The trust estate does not include customary excepted payments and excepted rights reserved to each owner trust and the owner participant. These excepted payments and excepted rights are referred to in this prospectus simply as "excepted payments."

    LEASE PAYMENTS AND LESSOR NOTE PAYMENTS

    We pay lease payments under each lease to the applicable owner trust. However, recourse to us is limited solely to cash which our parent could otherwise dividend to its parent. For more information concerning this limitation, see "Risk Factors--Claims against us for nonpayment of our obligations under each lease are limited." Each lease is assigned to the lease indenture trustee, who acts as trustee under each lease indenture corresponding to each ownership interest in the facilities. As a result of these assignments, we make lease payments directly to the lease indenture trustee. From these lease payments, the lease indenture trustee first makes payments of principal and interest due to the pass-through trustee on the lessor notes issued under the lease indentures and held in the pass-through trusts. The lease indenture trustee pays any remaining balance to the owner trusts for the benefit of the owner participants. United States Trust Company of New York acts as the pass-through trustee of each of the pass-through trusts and as lease indenture trustee under each of the lease indentures. The pass-through trustee distributes to the certificateholders of the pass-through trust for which it is pass-through trustee payments received on the lessor notes held in that pass-through trust. For a diagram of payment flows in the lease transactions, see "--Lease Transactions Cash Flow Structure."

    SOURCES AND USES OF FUNDS

    The following table states the approximate sources and uses of funds in connection with the leveraged lease transactions described in this prospectus:

                                                            (IN MILLIONS)      %
                                                            -------------   --------
SOURCES OF FUNDS TO OWNER TRUST:
  Lessor notes (purchased by the pass-through trusts).....     $1,147.0       82.8%
  Lease equity (contributed by the owner participants)....        237.8       17.2%
    TOTAL.................................................      1,384.8      100.0%

USE OF FUNDS BY OWNER TRUSTS:
  Purchase of ownership interests in the facilities.......      1,367.0       98.7%
  Transaction costs.......................................         17.8(1)     1.3%
    TOTAL.................................................      1,384.8      100.0%

USE OF FUNDS BY MIDWEST GENERATION:
  Loan to Edison Mission Energy...........................      1,367.0      100.0%
USE OF FUNDS BY EDISON MISSION ENERGY:
  Repayment of debt.......................................      1,367.0      100.0%

------------------------

(1) Transaction costs include legal, accounting and advisors' fees incurred in connection with the original private offering discussed in this prospectus and related out-of-pocket expenses.

                     LEASE TRANSACTIONS CASH FLOW STRUCTURE

    The following diagram illustrates some of the ongoing payment flows in the lease transactions involving the Powerton and Joliet facilities among us, Edison Mission Energy, the owner trusts, the owner participants, the indenture trustees, the pass-through trustees and the certificateholders.

                                    [CHART]

                 SUMMARY OF TERMS OF THE EXCHANGE CERTIFICATES

    THE FORM AND TERMS OF THE EXCHANGE CERTIFICATES AND THE ORIGINAL CERTIFICATES ARE IDENTICAL IN ALL MATERIAL RESPECTS, EXCEPT THAT TRANSFER RESTRICTIONS AND REGISTRATION RIGHTS APPLICABLE TO THE ORIGINAL CERTIFICATES DO NOT APPLY TO THE EXCHANGE CERTIFICATES. THE EXCHANGE CERTIFICATES WILL EVIDENCE THE SAME OBLIGATIONS AS THE ORIGINAL CERTIFICATES AND WILL BE ISSUED UNDER THE SAME PASS-THROUGH TRUST AGREEMENTS. WHERE WE REFER TO "CERTIFICATES" IN THIS DOCUMENT, WE ARE REFERRING TO BOTH THE ORIGINAL CERTIFICATES AND THE EXCHANGE CERTIFICATES FOR EACH SERIES.

EXCHANGE CERTIFICATES OFFERED........  Up to $333,500,000 in aggregate principal amount of 8.30%
                                       Series A Pass-Through Certificates, which we call the
                                       Series A Certificates.

                                       Up to $813,500,000 in aggregate principal amount of 8.56%
                                       Series B Pass-Through Certificates, which we call the
                                       Series B Certificates.

LESSEE...............................  Midwest Generation, LLC.

GUARANTOR............................  Edison Mission Energy.

RATINGS..............................  The Series A and Series B Certificates are currently rated
                                       BBB- and Baa3 by Standard & Poor's and Moody's,
                                       respectively.

PASS-THROUGH TRUSTS..................  The certificates are governed by two pass-through trusts.
                                       The pass-through trusts were formed under separate
                                       pass-through trust agreements between us and the
                                       pass-through trustees.

INTEREST.............................  Interest accrues on the principal amount of the lessor notes at the applicable annual rate as described below. Interest is payable on the lessor notes, and distributions have been and will be made under the certificates, semiannually in
                                       arrears on January 2 and July 2 of each year. The first
                                       interest payment was made on January 2, 2001.

                                       CERTIFICATE   ANNUAL INTEREST RATE
                                       -----------   --------------------
                                       Series A..            8.30%
                                       Series B..            8.56%

PAYMENT DATES........................  Principal payments will be made on the lessor notes and the resulting distributions will be made on the certificates
                                       according to the amortization schedule on page 92,
                                       commencing July 2, 2006 for the Series A Certificates and
                                       July 2, 2005 for the Series B Certificates.

INITIAL AVERAGE LIFE.................  The average life of each series of certificates is as follows:

                                       CERTIFICATE   AVERAGE LIFE
                                       -----------   ------------
                                       Series A..      7.7 years
                                       Series B..     11.0 years

EDISON MISSION ENERGY GUARANTEES.....  The Edison Mission Energy guarantees cover our payment obligations under the leases and the other operative
                                       documents owed to the owner trusts, including the obligation to pay termination value in all circumstances, except in the case where a majority of the relevant certificateholders
                                       instructs the indenture trustee to seek remedies against the related ownership interest in a facility without first
                                       seeking payment of termination value under the related
                                       lease. In that case, certificateholders will receive
                                       proceeds from the foreclosure on the related ownership
                                       interest, and the claim under the applicable Edison Mission
                                       Energy guarantee will be equal to the termination value,
                                       less the higher of:

                                           - the predetermined fair market value of the related
                                           ownership interest in a facility; and

                                           - the proceeds from the foreclosure on the related
                                           ownership interest in a facility.

                                       The termination value under each lease will pay, among other things, principal, interest and premium, if any, on the
                                       related lessor notes.

RANKING OF EDISON MISSION ENERGY
  GUARANTEES.........................  Each Edison Mission Energy guarantee ranks equally and ratably with all other senior unsecured obligations of
                                       Edison Mission Energy. As of December 31, 2000, Edison
                                       Mission Energy had no senior secured indebtedness
                                       outstanding and approximately $2.1 billion of senior
                                       unsecured indebtedness outstanding. See "Description of the
                                       Leases and Other Lease Documents--The Intercompany Notes and
                                       the Edison Mission Energy Guarantees" and "Risk
                                       Factors--Claims against Edison Mission Energy under each
                                       guarantee are limited in selected circumstances."

RANKING OF OUR LEASE PAYMENT
  OBLIGATIONS........................  Because our lease payment obligations cannot exceed the amount of cash flow available for distribution by our direct parent company, Edison Mission Midwest Holdings Co., and by us, they are in effect structurally subordinated to all
                                       existing and future secured and unsecured indebtedness of us and Edison Mission Midwest Holdings. As of December 31,
                                       2000, we had secured debt outstanding in an aggregate amount of approximately $1.6 billion arising from guarantees we
                                       provide for obligations of Edison Mission Midwest Holdings.
                                       Our lease payments in excess of the amount available for
                                       distribution by our parent are subordinated to specified
                                       indebtedness of our parent and us. See "Description of the
                                       Leases and Other Lease Documents--Subordination of Claims."

PASS-THROUGH TRUST PROPERTY..........  The property of each pass-through trust consists solely of the applicable lessor notes issued on a non-recourse basis by each of the owner trusts in separate lease transactions.
                                       Each owner trust issued two series of lessor notes. Each
                                       pass-through trust purchased one series of the lessor notes issued by each owner trust.

LESSOR NOTES COLLATERAL..............  The lessor notes issued by each owner trust are secured by:

                                           - the Edison Mission Energy guarantee of which the owner
                                             trust is a beneficiary,

                                           - the owner trust's ownership interest in a facility,

                                           - the owner trust's interest in any components and
                                             improvements in connection with its ownership interest
                                             in a facility,

                                           - the lease to which the owner trust is a party,

                                           - the site lease to which the owner trust is a party and
                                           the interest in the land subject to the site lease,

                                           - the site sublease to which the owner trust is a party
                                           and the interest in the land subject to the site
                                             sublease,

                                           - the fixtures on the facility site relating to the
                                           owner trust's ownership interest in a facility,

                                           - the facility deed relating to the owner trust's
                                           ownership interest in a facility,

                                           - the bill of sale relating to the owner trust's
                                           ownership interest in a facility, and

                                           - each other operative document to which the owner trust
                                           is a party, other than the tax indemnity agreement, the
                                             Edison Mission Energy owner participant guaranty
                                             agreement and the reimbursement agreement, each
                                             entered into in connection with the leveraged lease
                                             transactions.

                                       See "Description of the Lessor Notes--Security." For more
                                       information on agreements referred to above, see
                                       "Description of the Leases and Other Lease Documents."

LIMITATIONS ON RECOURSE AGAINST US...  Claims by the lease indenture trustees against us for non-payment under each lease cannot exceed the amount of
                                       cash flow available for distribution by Edison Mission
                                       Midwest Holdings and by us. The Edison Mission Energy
                                       guarantees are not limited in this manner. For a more
                                       detailed description of the cash flow available for
                                       distribution by Edison Mission Midwest Holdings, see "Risk
                                       Factors--Claims against us for nonpayment of our obligations under each lease are limited." For more information about
                                       the limitations on recourse, see "Description of the Leases and Other Lease Documents--Subordination of Claims."

EDISON MISSION MIDWEST HOLDINGS
  CO.................................  Edison Mission Midwest Holdings is our direct parent. We guarantee Edison Mission Midwest Holdings' debt under its
                                       $1.9 billion credit facilities. Edison Mission Midwest
                                       Holdings has no other material obligations besides these
                                       $1.9 billion credit facilities. We are Edison Mission
                                       Midwest Holdings' only material asset.

OPTIONAL REDEMPTION..................  We may request or, with our consent, the owner participants may cause, the owner trusts to redeem the lessor notes under the applicable lease indenture, and consequently cause the pass-through trust to redeem the certificates, at a
                                       redemption price equal to:

                                           - 100% of the principal amount of the lessor notes being
                                             redeemed, plus

                                           - accrued interest on the lessor notes being redeemed,
                                             plus

                                           - a make-whole premium based on the rates of comparable
                                             treasury securities plus 50 basis points.

                                       We agree not to request that any lessor note under a lease indenture be redeemed nor consent to a request from any
                                       owner participant to cause the related owner trusts to
                                       redeem its lessor notes unless all lessor notes under the
                                       same lease indenture are being redeemed.

MANDATORY REDEMPTION WITH MAKE-WHOLE
  PREMIUM............................  The owner trust must repay the lessor notes issued under a lease indenture in whole, together with accrued interest,
                                       the make-whole premium and all other amounts then payable to the holders of the lessor notes under the related operative documents, upon the earliest of the following events:

                                           - the related lease is terminated because the facility
                                           has become obsolete as a result of any change in the
                                             markets for the wholesale purchase and/or sale of
                                             energy or any material abrogation of power purchase
                                             agreements,

                                           - the related lease is terminated because an event has
                                           occurred which, in our good faith judgment, will cause
                                             the facility to become obsolete,

                                           - the related lease is terminated because the facility
                                           is surplus to our needs or is no longer useful in our
                                             business, or

                                           - the obligations represented by the lessor notes issued
                                           under a lease indenture are refinanced in whole but not
                                             in part.

                                       See "Description of the Lessor Notes--Purchase of Lessor
                                       Notes--Mandatory Prepayment with Make-Whole Premium."

MANDATORY REDEMPTION WITHOUT
  MAKE-WHOLE PREMIUM.................  The owner trust is required to repay the lessor notes issued under a lease indenture in whole, together with accrued
                                       interest and any other amounts then payable to the holders of the lessor notes under the related operative documents, but excluding any make-whole premium, upon the earlier of
                                       the following events:

                                           - the related lease is terminated because of an event of
                                             loss,

                                           - the related lease is terminated because it has become
                                           illegal for us to comply with it,

                                           - the related lease is terminated because it has become
                                             economically or technologically obsolete solely as a
                                             result of a change of law or an inability to obtain or
                                             renew a required governmental approval, or

                                           - the related lease is terminated because events outside
                                           our control have made the lease burdensome for us to
                                             comply with.

                                       See "Description of the Lessor Notes--Purchase of Lessor
                                       Notes--Mandatory Prepayment Without Premium."

OWNER PARTICIPANT'S RIGHT TO PURCHASE
  LESSOR NOTES UPON MATURITY OR
  DEFAULT............................  The owner trust, the owner participant or a guarantor of an owner participant's obligations, whom we refer to as the
                                       owner participant guarantor, may choose to purchase either all the related lessor notes then outstanding or all the
                                       related lessor notes then outstanding not held by us or our affiliates upon the occurrence of any of the following
                                       events:

                                           - a continuing event of default under the related lease,
                                             or

                                           - the lessor notes become due prior to their stated
                                           maturity as a result of a related lease indenture event
                                             of default, or

                                           - the lease indenture trustee has commenced the exercise
                                           of material remedies under the related lease indenture.

                                       See "Description of the Lessor Notes--Purchase of Lessor
                                       Notes."

                                       A purchaser of the lessor notes will pay to each holder of the lessor notes an amount equal to the aggregate unpaid
                                       principal amount of all lessor notes then held by that
                                       holder, together with accrued and unpaid interest on the
                                       lessor notes to the date of their payment, and all other
                                       sums then due to the holder of the lessor notes under the
                                       operative documents. No premium will be paid by the
                                       purchaser under these circumstances.

OWNER PARTICIPANT'S RIGHT TO ASSUME
  LESSOR NOTES.......................  The owner trust, the owner participant or an owner participant guarantor may choose to assume the related
                                       lessor notes upon the occurrence of the following events:

                                           - a continuing event of default under the related lease,
                                             or

                                           - the related lease is terminated because the applicable
                                           facility has become economically or technologically
                                             obsolete, and the owner trust has elected to retain
                                             its ownership interest in the applicable facility.

                                       In either case, the assumption is subject to either
                                       specified ratings requirements or an increase in the
                                       interest rate on the applicable lessor notes. See
                                       "Description of the Lessor Notes--Assumption of Lessor
                                       Notes."

OUR RIGHT TO ASSUME LESSOR NOTES.....  We may choose to assume the lessor notes issued under a lease indenture then outstanding upon the occurrence of the following events:

                                           - an event of loss due to burdensome governmental
                                           regulation of the owner trust or the owner participant,

                                           - the owner participant has elected to terminate the
                                           related lease and transfer its ownership interest in a
                                             facility to us and we have acquired this ownership
                                             interest from the owner trust, and

                                           - the transfer will remove the basis of burdensome
                                             governmental regulation.

                                       See "Description of the Lessor Notes--Assumption of Lessor
                                       Notes."

MIDWEST GENERATION COVENANTS.........  The operative documents include covenants that limit, among other things, our ability to sell, transfer or otherwise
                                       dispose of substantially all our assets, to merge or
                                       consolidate, to change our legal form, to engage in business other than the business related to the facilities and the
                                       sale of wholesale electric power and related products and
                                       services or to assign, transfer or sublease our interest in the leased facilities. See "Description of the
                                       Certificates--Covenants."

EDISON MISSION ENERGY COVENANTS......  The operative documents include covenants that limit, among other things, Edison Mission Energy's ability to incur
                                       secured debt, to create liens, and that limit, among other things, Edison Mission Energy's ability and the ability of
                                       Edison Mission Energy's subsidiaries to merge or consolidate or to sell assets. See "Description of the
                                       Certificates--Covenants."

GOVERNING LAW........................  The certificates, the pass-through trust agreements, the lease indentures and the lessor notes and other lease
                                       documents are governed by the laws of the State of New York except to the extent that the leases, the site leases and
                                       the site subleases and the lease indentures are required to be governed by the laws of the State of Illinois.

LEASE INDENTURE AND PASS-THROUGH
  TRUSTEE............................  United States Trust Company of New York acts as pass-through trustee, paying agent and registrar for the certificates
                                       issued by each pass-through trust. United States Trust
                                       Company of New York also acts as the indenture trustee under each lease indenture.

RISK FACTORS.........................  For a description of factors that should be considered by holders who tender their original certificates in the
                                       exchange offer, see "Risk Factors."

          SUMMARY CONSOLIDATED FINANCIAL DATA OF EDISON MISSION ENERGY

    The following table sets forth a summary of Edison Mission Energy's consolidated financial data for the periods indicated. The summary consolidated financial data were derived from the audited consolidated financial statements of Edison Mission Energy and its consolidated subsidiaries. This summary is qualified in its entirety by the more detailed information and financial statements, including the notes to that information and those financial statements, included in the documents incorporated by reference in this prospectus.

                                                                     YEARS ENDED DECEMBER 31,
                                                       ----------------------------------------------------
                                                         2000       1999       1998       1997       1996
                                                       --------   --------   --------   --------   --------
                                                                          (IN MILLIONS)
INCOME STATEMENT DATA
Operating revenues...................................  $3,241.0   $1,635.9    $893.8     $975.0     $843.6
Operating expenses...................................   2,410.2    1,209.5     543.3      581.1      476.5
                                                       --------   --------    ------     ------     ------
Operating income.....................................     830.8      426.4     350.5      393.9      367.1
Interest expense.....................................    (721.5)    (375.5)   (196.1)    (223.5)    (164.2)
Interest and other income............................      74.0       55.8      50.9       53.9       40.7
Minority interest....................................      (3.2)      (3.0)     (2.8)     (38.8)     (69.5)
                                                       --------   --------    ------     ------     ------
Income before income taxes...........................     180.1      103.7     202.5      185.5      174.1
Provision (benefit) for income taxes.................      72.5      (40.4)     70.4       57.4       82.0
                                                       --------   --------    ------     ------     ------
Income before accounting change and extraordinary
  loss...............................................     107.6      144.1     132.1      128.1       92.1
Cumulative effect on prior years of change in
  accounting for major maintenance costs, net of
  tax................................................      17.7         --        --         --         --
Cumulative effect on prior years of change in
  accounting for start-up costs, net of tax..........        --      (13.8)       --         --         --
Extraordinary loss on early extinguishment of debt,
  net of income tax benefit..........................        --         --        --      (13.1)        --
                                                       --------   --------    ------     ------     ------
Net income...........................................  $  125.3   $  130.3    $132.1     $115.0     $ 92.1
                                                       ========   ========    ======     ======     ======

                                                                   AS OF DECEMBER 31,
                                                 ------------------------------------------------------
                                                   2000        1999        1998       1997       1996
                                                 ---------   ---------   --------   --------   --------
                                                                     (IN MILLIONS)
BALANCE SHEET DATA
Assets.........................................  $15,017.1   $15,534.2   $5,158.1   $4,985.1   $5,152.5
Current liabilities............................    3,911.0     1,772.8      358.7      339.8      270.9
Long-term obligations..........................    5,334.8     7,439.3    2,396.4    2,532.1    2,419.9
Preferred securities of subsidiaries...........      326.8       476.9      150.0      150.0      150.0
Shareholder's equity...........................    2,948.2     3,068.5      957.6      826.6    1,019.9

                                                                YEARS ENDED DECEMBER 31,
                                                 ------------------------------------------------------
                                                   2000        1999        1998       1997       1996
                                                 ---------   ---------   --------   --------   --------
OTHER DATA
Ratio of earnings to fixed charges(1)..........       1.23        1.18       1.69       1.64       1.42

--------------------------

(1) For purposes of computing the ratio of earnings to fixed charges, earnings are divided by fixed charges. "Earnings" represents the aggregate of income before income taxes of Edison Mission Energy (adjusted for the excess or shortfall of dividends or other distributions over equity in earnings of less than 50%-owned entities), amortization of previously capitalized interest and fixed charges (net of capitalized interest). "Fixed Charges" represents interest (whether expensed or capitalized), the amortization of debt discount and interest portion of rental expense.

               SUMMARY FINANCIAL DATA OF MIDWEST GENERATION, LLC

    The following table sets forth a summary of our financial data for the periods indicated. On December 15, 1999, we acquired the power generation assets from Commonwealth Edison for a purchase price of approximately $4.9 billion. We had no significant activity prior to the acquisition. The summary financial statements for the period since our formation (July 12, 1999) through December 31, 1999 and for the year ended December 31, 2000 were derived from our audited financial statements, including the notes to the financial statements, included in this prospectus. The summary financial data are qualified in their entirety by the more detailed information and financial statements, including the notes to the financial statements, included in this prospectus.

                                                                PERIOD FROM INCEPTION
                                               YEAR ENDED        (JULY 12, 1999) TO
                                            DECEMBER 31, 2000     DECEMBER 31, 1999
                                            -----------------   ---------------------
                                                          (IN MILLIONS)
INCOME STATEMENT DATA
Operating revenues........................      $1,083.5               $ 23.7
Operating expenses........................         936.0                 29.5
                                                --------               ------
Income (loss) from operations.............         147.5                 (5.8)
Interest and other expense................         305.6                (14.3)
                                                --------               ------
Loss before income taxes..................        (158.1)               (20.1)
Benefit for income taxes..................         (61.7)                (7.7)
                                                --------               ------
Net loss..................................      $  (96.4)              $(12.4)
                                                ========               ======

                                                                 DECEMBER 31,
                                                        ------------------------------
                                                            2000              1999
                                                        ------------      ------------
                                                         (IN MILLIONS, EXCEPT RATIOS)
BALANCE SHEET DATA
Assets................................................    $6,730.4          $5,183.9
Current liabilities...................................       260.4              49.3
Long-term debt........................................     3,518.8           3,422.0
Lease financing.......................................     2,188.8             860.0
Other long-term obligations...........................       212.5             214.1
Member's equity.......................................       549.9             638.5

OTHER DATA
Ratio of earnings to fixed charges(1)(2)..............         .57                --

------------------------

(1) For purposes of computing the ratio of earnings to fixed charges, earnings are divided by fixed charges. "Earnings" represent the aggregate of income
    (loss) before income taxes of Midwest Generation and fixed charges (net of capitalized interest). "Fixed charges" represent interest expense (prior to capitalization) and the interest portion of rental expense.

(2) For the period since inception (July 12, 1999) to December 31, 1999 and for the year ended December 31, 2000 there was a fixed charge deficiency of $20.1 million and $158.1 million, respectively.

                                  RISK FACTORS

    IN ADDITION TO THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CAREFULLY CONSIDERED IN EVALUATING THE EXCHANGE OFFER AND AN INVESTMENT IN THE CERTIFICATES. THE FOLLOWING RISK FACTORS, OTHER THAN "YOU MAY HAVE DIFFICULTY SELLING THE CERTIFICATES THAT YOU DO NOT EXCHANGE," GENERALLY APPLY TO THE ORIGINAL CERTIFICATES AS WELL AS THE EXCHANGE CERTIFICATES.

THE CURRENT CALIFORNIA POWER CRISIS HAS HAD, AND MAY CONTINUE TO HAVE, AN ADVERSE IMPACT ON EDISON MISSION ENERGY AND US.

    Edison International, Edison Mission Energy's ultimate parent company, is a holding company. Edison International is also the corporate parent of Southern California Edison Company, an electric utility that buys and sells power in California. In the past year, various market conditions and other factors have resulted in higher wholesale power prices to California utilities. At the same time, two of the three major utilities, Southern California Edison and Pacific Gas and Electric Co., have operated under a retail rate freeze. As a result, there has been a significant under recovery of costs by Southern California Edison and Pacific Gas and Electric, and each of these companies has failed to make payments due to power suppliers and others.

    On April 6, 2001, Pacific Gas and Electric filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code in San Francisco bankruptcy court. On April 9, 2001, Edison International and Southern California Edison signed a memorandum of understanding with the California Department of Water Resources which calls for legislation, regulatory action and definitive agreements to resolve important aspects of the energy crisis, and which the parties expect will help restore Southern California Edison's creditworthiness and liquidity. Nevertheless, given Southern California Edison's payment defaults, creditors of Southern California Edison could file an involuntary bankruptcy petition against it. For more information on the current regulatory situation in California, see "Regulation--California Deregulation." For more information on how the current California power crisis affects Edison Mission Energy's investments in energy projects in California, see "The current California power crisis has had, and may continue to have, an adverse impact on Edison Mission Energy's California partnership investments."

    Southern California Edison's current financial condition has had, and may continue to have, an adverse impact on Edison International's credit quality and, as previously reported by Edison International, has resulted in cross-defaults under Edison International's credit facilities. Both Standard & Poor's Ratings Services and Moody's Investors Service, Inc. have lowered the credit ratings of Edison International and Southern California Edison to substantially below investment grade levels. The ratings remain under review for potential downgrade by both Standard & Poor's and Moody's.

    Edison Mission Energy has taken measures to isolate itself from the credit downgrades and potential bankruptcies of Edison International and Southern California Edison, and to facilitate its ability and the ability of its subsidiaries to maintain their respective investment grade ratings. On
January 17, 2001, Edison Mission Energy adopted so-called "ring-fencing" provisions which are intended to preserve Edison Mission Energy as a stand-alone investment grade rated entity in spite of the current credit difficulties of Edison International and Southern California Edison. The ring-fencing provisions take the form of amendments to Edison Mission Energy's articles of incorporation and bylaws. These provisions require the unanimous approval of Edison Mission Energy's board of directors, including at least one independent director, before Edison Mission Energy can do any of the following:

    - declare or pay dividends or distributions unless either of the following are true:

       - Edison Mission Energy then has an investment grade rating and receives rating agency confirmation that the dividend or distribution will not result in a downgrade; or

       - the dividends do not exceed $32.5 million in any fiscal quarter and Edison Mission Energy then meets an interest coverage ratio of not less than 2.2 to 1 for the immediately preceding four fiscal quarters. Edison Mission Energy currently meets this interest coverage ratio;

    - institute or consent to bankruptcy, insolvency or similar proceedings or actions; or

    - consolidate or merge with any entity or transfer substantially all its assets to any entity, except to an entity that is subject to similar restrictions.

    In January 2001, after the implementation by Edison Mission Energy of the ring-fencing amendments, Standard & Poor's and Moody's lowered their ratings on us, Edison Mission Energy and other subsidiaries of Edison Mission Energy. As shown in the table below, both our and Edison Mission Energy's debt ratings remain investment grade. Standard & Poor's and Moody's indicated that the ratings outlook is stable for all the ratings listed below.

RATINGS                                                       RATINGS ACTION
-------                                                       --------------
Series A and Series B Certificates...........  Downgraded to "BBB-" from "A-" by Standard &
                                               Poor's.
                                               Downgraded to "Baa3" from "Baa1" by Moody's.

Edison Mission Energy's senior unsecured and
  short-term debt ratings....................  Downgraded to "BBB-" and "A-3" from "A-" and
                                               "A-2" by Standard & Poor's.
                                               Downgraded to "Baa3" and "Prime-3" from
                                               "Baa1" and "Prime-2" by Moody's.

Midwest Generation bank loan rating..........  Confirmed at "Baa2" by Moody's.

    As a result of the downgrades, Edison Mission Energy's and our cost of capital has increased.

    Future downgrades could further increase Edison Mission Energy's and our cost of capital, make efforts to raise capital more difficult and could have an adverse impact on Edison Mission Energy and us. For more information on the effect of further downgrades, see "Ratings of the certificates from Moody's and Standard and Poor's do not constitute a recommendation to purchase the certificates, and the ratings of the certificates, as well as the Edison Mission Energy debt ratings and our debt ratings, are subject to change" and "Contractual and structural obligations may limit our disposition of our excess cash flow."

    On March 15, 2001, the California Public Utilities Commission released a draft of a proposed order instituting an investigation into whether California's investor-owned utilities, including Southern California Edison, have complied with past Commission decisions authorizing the formation of their holding companies and governing affiliate transactions, as well as applicable statutes. The proposed order would reopen the past holding company decisions and initiate an investigation into the following matters:

    - whether the holding companies, including Edison International, violated requirements to give priority to the capital needs of their respective utility subsidiaries;

    - whether the ring-fencing actions by Edison International and PG&E Corporation and their respective non-utility affiliates also violated the requirements to give priority to the capital needs of their utility subsidiaries;

    - whether the payment of dividends by the utilities violated requirements that the utilities maintain dividend policies as though they were comparable stand-alone utility companies;

    - any additional suspected violations of laws or Commission rules and decisions; and

    - whether additional rules, conditions, or other changes to the holding company decisions are necessary.

    A prehearing conference has been set for April 20, 2001, and the parties have been asked to inform the California Public Utilities Commission of their view of the impact of the recently signed memorandum of understanding among Southern California Edison, Edison International and the California Department of Water Resources, on specified issues from the order, how to expedite resolution of those issues, and how to conduct the remainder of the investigation to the extent other issues and other parties are not affected. See "Regulation--California Deregulation--The Current Power Crisis in California." Neither Edison Mission Energy nor we can predict whether the Commission will institute this investigation or what effects any investigation or subsequent actions by the Commission may have on Edison International, Edison Mission Energy or indirectly on us.

THE CURRENT CALIFORNIA POWER CRISIS HAS HAD, AND MAY CONTINUE TO HAVE, AN ADVERSE IMPACT ON EDISON MISSION ENERGY'S CALIFORNIA PARTNERSHIP INVESTMENTS.

    Edison Mission Energy has partnership interests in eight partnerships which own power plants in California which have power purchase contracts with Pacific Gas and Electric and/or Southern California Edison. Three of these partnerships have a contract with Southern California Edison, four of them have a contract with Pacific Gas and Electric, and one of them has contracts with both. In 2000, Edison Mission Energy's share of earnings before taxes from these partnerships was $168 million, which represented 20% of its operating income. Edison Mission Energy's investment in these partnerships at December 31, 2000 was $345 million.

    As a result of Southern California Edison's and Pacific Gas and Electric's current liquidity crisis, each of these utilities has failed to make payments to qualifying facilities supplying them power. These qualifying facilities include the eight power plants which are owned by partnerships in which Edison Mission Energy has a partnership interest. Southern California Edison did not pay any amount due to the partnerships in January, February and March 2001 and may continue to miss future payments. Pacific Gas and Electric made its January payment in full but paid only a small portion of the amounts due to the partnerships in February and March, and, as discussed below, may not pay all or a portion of its future payments. At March 31, 2001, accounts receivable due to these partnerships from Southern California Edison were $472 million and from Pacific Gas & Electric were $59 million. Edison Mission Energy's share of these receivables was $234 million and $29 million, respectively.

    On April 6, 2001, Pacific Gas and Electric filed for reorganization under Chapter 11 of the U.S. Bankruptcy Code in San Francisco bankruptcy court. Payments by Pacific Gas and Electric to the qualifying facilities, including those owned by partnerships in which Edison Mission Energy has a partnership interest, are expected to be subject to significant delays associated with the bankruptcy court process and may not be paid in full. Furthermore, Pacific Gas and Electric's power purchase agreements with the qualifying facilities will be subject to review by the bankruptcy court. Edison Mission Energy cannot assure you that the partnerships with contracts with Pacific Gas and Electric will not be adversely affected by the bankruptcy proceeding. See "Regulation--California Deregulation--The Current Power Crisis in California."

    The California utilities' failure to pay has adversely affected the operations of Edison Mission Energy's eight California qualifying facilities. Continuing failures to pay similarly could have an adverse impact on the operations of Edison Mission Energy's California qualifying facilities. Provisions in the partnership agreements stipulate that partnership actions concerning contracts with affiliates are to be taken through the non-affiliated partner in the partnership. Therefore, partnership actions concerning the enforcement of rights under each qualifying facility's power purchase agreement with Southern California Edison in response to Southern California Edison's suspension of payments under that power purchase agreement are to be taken through the non-Edison Mission Energy affiliated partner in the partnership. Some of the partnerships have sought to minimize their exposure to Southern California Edison by reducing deliveries under their power purchase agreements. Three of the partnerships have filed complaints requesting, among other things, a declaration that they are entitled to suspend delivery of capacity and energy to Southern California Edison, and to resell such capacity and energy to other purchasers, so long as Southern California Edison does not pay amounts due under its power purchase agreement and until Southern California Edison establishes that it is creditworthy and able to make future payments when due.

    It is unclear at this time what additional actions, if any, the partnerships will take in regard to the utilities' suspension of payments due to the qualifying facilities. As a result of the utilities' failure to make payments due under these power purchase agreements, the partnerships have called on the partners to provide additional capital to fund operating costs of the power plants. From January 1, 2001 through March 31, 2001, subsidiaries of Edison Mission Energy have made equity contributions totaling approximately
$115 million to meet capital calls by the partnerships. Edison Mission Energy's subsidiaries and the other partners may be required to make additional capital contributions to the partnerships.

    Southern California Edison has stated that it is attempting to avoid bankruptcy and, subject to the outcome of regulatory and legal proceedings and negotiations regarding purchased power costs, it intends to pay all its obligations once a permanent solution to the current energy and liquidity crisis has been reached. However, it is possible that Southern California Edison will not pay all its obligations in full. In addition, it is possible that creditors of Southern California Edison could file an involuntary bankruptcy petition against Southern California Edison. If this were to occur, payments to the qualifying facilities, including those owned by partnerships in which Edison Mission Energy has a partnership interest, could be subject to significant delays associated with the lengthy bankruptcy court process and may not be paid in full. Furthermore, Southern California Edison's power purchase agreements with the qualifying facilities could be subject to review by a bankruptcy court.

    While Edison Mission Energy believes that the generation of electricity by the qualifying facilities, including those owned by partnerships in which it has a partnership interest, is needed to meet California's power needs, Edison Mission Energy cannot assure you either that these partnerships will continue to generate electricity without payment by the purchasing utility, or that the power purchase agreements will not be adversely affected by a bankruptcy or contract renegotiation as a result of the current power crisis.

    On March 27, 2001, the California Public Utilities Commission issued a decision that ordered the three California investor owned utilities, including Southern California Edison and Pacific Gas and Electric, to commence payment for power generated from qualifying facilities beginning in April 2001. In addition, the decision modified the pricing formula for determining short run avoided costs for qualifying facilities subject to these provisions. Depending on the utilities' continued reaction to this order, the impact of this decision may be that the qualifying facilities subject to this pricing adjustment will be paid significantly reduced prices for their power. Furthermore, this decision called for further study of the pricing formula tied to short run avoided costs and, accordingly, may be subject to more changes in the future. Finally, this decision is subject to challenge before the Commission, the Federal Energy Regulatory Commission and, potentially, state or federal courts. Although it is premature to assess the full effect of this recent decision, it could have a material adverse effect on Edison Mission Energy's investment in the California partnerships, depending on how it is implemented and future changes in the relationship between the pricing formula and the actual cost of natural gas procured by Edison Mission Energy's California partnerships. This decision did not address payment to the qualifying facilities for amounts due prior to April 2001.

    A number of federal and state, legislative and regulatory initiatives addressing the issues of the California electric power industry have been proposed, including wholesale rate caps, retail rate increases, acceleration of power plant permitting and state entry into the power market. Many of these activities are ongoing. These activities may result in a restructuring of the California power market. At this time, these activities are in their preliminary stages, and it is not possible to estimate their likely ultimate outcome. The situation in California changes on an almost daily basis. You should monitor developments in California for the most up to date information. For more information on the current regulatory situation in California, see "Regulation--State Energy Regulation--California Deregulation."

EDISON MISSION ENERGY'S ABILITY TO PERFORM UNDER THE EDISON MISSION ENERGY GUARANTEES DEPENDS UPON THE PERFORMANCE OF ITS SUBSIDIARIES.

    The Edison Mission Energy guarantees are exclusively Edison Mission Energy's obligations and are not the obligations of any of its subsidiaries or affiliates. Because substantially all Edison Mission Energy's operations are conducted by its project subsidiaries, Edison Mission Energy's cash flow and ability to service its indebtedness, including its ability to pay its obligations under the Edison Mission Energy guarantees when due, are dependent upon the ability of its subsidiaries to pay dividends and make distributions to it. As mentioned above, the California power crisis has had, and may continue to have, an adverse impact on Edison Mission Energy's California partnership investments and may adversely affect Edison Mission Energy's ability to receive distributions from these investments. Financing agreements for Edison Mission Energy's subsidiaries and affiliates generally place limitations on the ability of those subsidiaries and affiliates to pay dividends, make distributions or otherwise transfer funds to Edison Mission Energy. In addition, financing agreements for Edison Mission Energy's subsidiaries and affiliates, are generally secured and contain some representations, warranties, covenants and other agreements that, if not met, could lead to a default under those agreements. After a default under a project financing for any reason, project lenders may exercise rights and remedies typically granted to secured parties, including the ability to take control of the project's collateral assets and/or Edison Mission Energy's ownership interest in the project company. In addition, Edison Mission Energy owns a minority interest in some of its projects, and so is unable unilaterally to cause dividends or distributions to be made to it from those projects. Lastly, many of Edison Mission Energy's projects are located overseas and, therefore, distributions from foreign operations, if needed, would likely be subject to additional taxes in the United States upon repatriation. Accordingly, Edison Mission Energy cannot assure you that it will receive sufficient distributions from its subsidiaries to pay its obligations under the Edison Mission Energy guarantees if and when due.

    Any right of Edison Mission Energy to receive any assets of any of its subsidiaries upon any liquidation or reorganization of a subsidiary, and the consequent right of the certificateholders to participate in the distribution of, or to realize proceeds from, those assets, will be effectively subordinated to the claims of the subsidiary's creditors, including trade creditors and holders of debt incurred by the subsidiary.

    One of Edison Mission Energy's subsidiaries, Edison First Power, is not in compliance with a required financial ratio and other requirements under the financing documents related to the acquisition of the Fiddler's Ferry and Ferrybridge power plants. Edison First Power is currently in the process of requesting the necessary waivers and consents to amendments from the financing parties. Edison Mission Energy cannot assure you that these waivers and consents to amendments will be forthcoming. The financing documents stipulate that a breach of the financial ratio covenant constitutes an immediate event of default and, if the event of default is not waived, the financing parties are entitled to enforce their security over Edison First Power's assets, including the Fiddler's Ferry and Ferrybridge plants. Due to the timing of its cash flows and debt service payments, Edison First Power utilized L37 million from its debt service reserve to meet its debt service requirements in 2000. Edison Mission Energy's net investment in its subsidiary that holds the Ferrybridge and Fiddlers' Ferry power plants and related debt was $918 million at December 31, 2000.

    The operative documents governing the lease transactions and certificates impose no limitations on the ability of Edison Mission Energy's subsidiaries, including us, to permit contractual restrictions on their or our ability to make dividends or distributions.

CLAIMS AGAINST EDISON MISSION ENERGY UNDER EACH GUARANTEE ARE LIMITED IN SELECTED CIRCUMSTANCES.

    Claims against Edison Mission Energy under each guarantee may be limited. In consideration of the intercompany loans, according to which we loaned the proceeds from the sale of the facilities to Edison Mission Energy, Edison Mission Energy issued a separate guarantee in favor of each of the four owner trusts. In these guarantees, Edison Mission Energy guarantees the payment by us of all our payment obligations under the leases. The guarantees are not subject to the limitation on claims against us found in the other lease financing documents. Edison Mission Energy's obligations under the guarantees are not limited unless:

    - an event of default occurs under the related lease, and

    - without first providing to us and Edison Mission Energy a written demand for payment of termination value, either the owner trust or the lease indenture trustee, as the case may be,

       - terminates the applicable lease and takes possession of the related ownership interest in a facility, or

       - sells the related ownership interest in a facility at public or private sale, or

       - holds, keeps idle or leases to others the related ownership interest in a facility.

If the applicable owner trust or the lease indenture trustee does any of the foregoing without first demanding payment of termination value, the amount payable under the applicable Edison Mission Energy guarantee will be limited to termination value, less the higher of:

    - the predetermined fair market value of the related ownership interest in a facility, and

    - the proceeds of any sale of the related ownership interest in a facility.

EDISON MISSION ENERGY'S SUBSTANTIAL AMOUNT OF INDEBTEDNESS, INCLUDING A SUBSTANTIAL AMOUNT OF SHORT-TERM INDEBTEDNESS, MAY AFFECT ITS ABILITY TO SERVICE ITS INDEBTEDNESS, FINANCE THE ACQUISITION AND DEVELOPMENT OF ADDITIONAL PROJECTS, COMPETE EFFECTIVELY OR OPERATE SUCCESSFULLY UNDER ADVERSE ECONOMIC CONDITIONS.

    As of December 31, 2000, Edison Mission Energy had $2.1 billion of debt which was recourse to Edison Mission Energy and $5.9 billion of debt which was non-recourse to Edison Mission Energy but was recourse to Edison Mission Energy's subsidiaries appearing on its consolidated balance sheet.

    Edison Mission Energy has a substantial amount of short-term debt that will need to be extended or refinanced. Edison Mission Energy has two credit facilities, in a total amount of $1 billion, that are scheduled to expire in May 2001 and one credit facility, in the amount of $500 million, that is scheduled to expire in October 2001. On April 5, 2001, Edison Mission Energy completed a private offering of $600 million principal amount of senior notes. The notes rank equally with Edison Mission Energy's senior unsecured indebtedness. Edison Mission Energy used the proceeds from the offering to repay debt, including mandatory repayments of $225 million which also reduced the amount available under these facilities.

    We cannot assure you that Edison Mission Energy will be able to extend its existing credit facilities or obtain new credit facilities to finance its needs, or that any new credit facility can be obtained under similar terms and rates as its existing credit facilities. If Edison Mission Energy cannot extend its existing credit facilities or obtain new credit facilities to finance its needs on similar terms and rates as its existing credit facilities, this could have a negative impact on Edison Mission Energy's liquidity and its ability to make payments on the guarantees.

    Edison Mission Energy's substantial amount of debt and financial obligations present the risk that Edison Mission Energy might not have sufficient cash to service its indebtedness, including payments under the Edison Mission Energy guarantees, and that its existing corporate and project debt could limit its ability to finance the acquisition and development of additional projects, to compete effectively or to operate successfully under adverse economic conditions. See "Capitalization" and "Selected Consolidated Financial Data of Edison Mission Energy."

EDISON MISSION ENERGY'S CREDIT RATINGS ARE SUBJECT TO CHANGE, AND A DOWNGRADE OF ITS CREDIT RATING BELOW INVESTMENT GRADE COULD HAVE AN ADVERSE IMPACT ON EDISON MISSION ENERGY.

    Edison Mission Energy cannot assure you that Standard & Poor's and Moody's will not downgrade Edison Mission Energy below investment grade, whether as a result of the California power crisis or otherwise. If Edison Mission Energy is downgraded, it could be required to, among other things:

    - provide additional guarantees, collateral, letters of credit or cash for the benefit of counterparties in its trading activities,

    - post a letter of credit or cash collateral to support its $58.5 million equity contribution obligation in connection with its acquisition in February 2001 of a 50% interest in the Caliraya-Botocan-Kalayaan hydroelectric project in the Philippines, and

    - repay a portion of the preferred shares issued by its subsidiary in connection with its 1999 acquisition of a 40% interest in Contact Energy Limited, a New Zealand power company, which, based on their value at March 20, 2001, would require a payment of approximately $19 million.

    Edison Mission Energy's downgrade could result in a downgrade of Edison Mission Midwest Holdings Co., our parent. In the event of a downgrade of Edison Mission Midwest Holdings below its current credit rating, provisions in the agreements binding on us would limit our ability to use excess cash flow to make distributions. See "Contractual and structural obligations may limit our disposition of our excess cash flow."

    A downgrade in Edison Mission Energy's credit rating below investment grade could increase its cost of capital, increase its credit support obligations, make efforts to raise capital more difficult and could have an adverse impact on Edison Mission Energy and us. Furthermore, a downgrade in Edison Mission Energy's credit rating could adversely affect its ability to make payment on the guarantees and, indirectly, our ability to make lease payments.

SIGNIFICANT PORTIONS OF EDISON MISSION ENERGY'S PROJECTS OPERATE WITHOUT LONG-TERM POWER PURCHASE AGREEMENTS AND ARE SUBJECT TO MARKET FORCES THAT AFFECT THE PRICE OF POWER.

    Some of the projects in which Edison Mission Energy has acquired an interest do not have long-term power purchase agreements. Also, projects which Edison Mission Energy may acquire or develop in the future may not have long-term power purchase agreements. Because their output is not committed to be sold under long-term contracts, these projects are subject to market forces which determine the amount and price of power that they sell. Edison Mission Energy cannot assure you that these plants will be successful in selling power into their respective markets. If they are unsuccessful, they may not be able to generate enough cash to service their own debt or to make distributions to Edison Mission Energy.

    In addition, some utilities have commenced litigation aimed at forcing the renegotiation or termination of long-term power purchase agreements based upon, among other things, revised estimates of avoided cost or power demands. Edison Mission Energy cannot assure you that, in the future, utilities that purchase power from Edison Mission Energy's contract-based power plants or other power purchasers that purchase power under long-term agreements from Edison Mission Energy will not seek to abrogate their existing agreements with Edison Mission Energy.

EDISON MISSION ENERGY'S INTERNATIONAL PROJECTS ARE SUBJECT TO RISKS OF DOING BUSINESS IN FOREIGN COUNTRIES.

    Edison Mission Energy's international projects are subject to political and business risks, including uncertainties associated with currency exchange rates, currency repatriation, expropriation, political instability and other issues that have the potential to impair the projects from making dividends or other distributions to Edison Mission Energy and against which Edison Mission Energy may not be fully capable of insuring. In particular, fluctuations in currency exchange rates can affect, on a U.S. dollar equivalent basis, the amount of Edison Mission Energy's equity contributions to, and distributions from, its international projects. At times, Edison Mission Energy has hedged a portion of its exposure to fluctuations in currency exchange rates. However, hedge contracts may involve risks, including default by the other party to the contract, and Edison Mission Energy cannot assure you that fluctuations in currency exchange rates will be fully offset by these hedges or that these hedges will be available throughout the term of the certificates.

    Generally, the uncertainty of the legal structure in some foreign countries in which Edison Mission Energy may develop or acquire projects could make it more difficult to enforce its rights under agreements relating to the projects. In addition, the laws and regulations of some countries may limit Edison Mission Energy's ability to hold a majority interest in some of the projects that Edison Mission Energy may develop or acquire.

    The economic crisis in Indonesia has raised concerns over the ability of PT PLN (Persero), formerly known as PT Perusahaan Listrik Negara, the state-owned utility, to meet its obligations under its power sales contract with Edison Mission Energy's Paiton project and has negatively affected and may continue to negatively affect that project's dividends to Edison Mission Energy.

COMPETITION COULD ADVERSELY AFFECT EDISON MISSION ENERGY'S BUSINESS.

    The global independent power industry is characterized by numerous strong and capable competitors, some of which may have more extensive operating experience in the acquisition and development of power projects, larger staffs and greater financial resources than Edison Mission Energy. Further, in recent years some power markets have been characterized by strong and increasing competition as a result of regulatory changes and other factors which have contributed to a reduction in market prices for power. These regulatory and other changes may continue to increase competitive pressures in the markets where Edison Mission Energy operates. Increased competition for Edison Mission Energy's new project investment opportunities may adversely affect Edison Mission Energy's ability to develop or acquire projects on economically favorable terms.

EDISON MISSION ENERGY IS SUBJECT TO EXTENSIVE GOVERNMENT REGULATION AND ITS ABILITY TO COMPLY WITH EXISTING REGULATIONS OR REQUIREMENTS OR CHANGES IN APPLICABLE REGULATIONS OR REQUIREMENTS MAY HAVE A NEGATIVE IMPACT ON EDISON MISSION ENERGY'S BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITIONS.

    Edison Mission Energy's operations are subject to extensive regulation by governmental agencies in each of the countries in which Edison Mission Energy conducts operations. See "Regulation." Edison Mission Energy's domestic projects are subject to energy, environmental and other governmental laws and regulations at the federal, state and local levels in connection with the development, ownership and operation of the projects. Edison Mission Energy's projects are also subject to federal, state and local laws and regulations that govern the geographical location, zoning, land use and operation of a project. Edison Mission Energy's international projects are subject to the energy, environmental and other laws and regulations of the foreign jurisdictions in which these projects are located. The degree of regulation varies according to each country and may be materially different from the regulatory regimes in the United States.

    Edison Mission Energy cannot assure you that the introduction of new laws or other future regulatory developments in countries in which Edison Mission Energy conducts its business will not have a material adverse effect on its business, results of operations or financial condition, nor can Edison Mission Energy assure you that it will be able to obtain and comply with all necessary licenses, permits and approvals for its proposed energy projects. If Edison Mission Energy cannot comply with all applicable regulations, its business, results of operations and financial condition could be adversely affected.

    In addition, if any of Edison Mission Energy's projects loses its status as a qualifying facility, eligible facility or foreign utility company under U.S. federal regulations, Edison Mission Energy could become subject to regulation as a "holding company" under the Public Utility Holding Company Act of 1935. If that were to occur, Edison Mission Energy would be required to divest all operations not functionally related to the operation of a single integrated utility system and would be required to obtain approval of the Securities and Exchange Commission for various actions. See "Regulation--U.S. Federal Energy Regulation."

GENERAL OPERATING RISKS AND CATASTROPHIC EVENTS MAY ADVERSELY AFFECT EDISON MISSION ENERGY'S PROJECTS.

    The operation of power generating plants involves many risks, including start-up problems, the breakdown or failure of equipment or processes, performance below expected levels of output, the inability to meet expected efficiency standards, operator error, strikes, work stoppages or labor disputes and catastrophic events such as earthquakes, landslides, fires, floods, explosions or similar calamities. The occurrence of any of these events could significantly reduce revenues generated by Edison Mission Energy's projects or increase their generating expenses, thus diminishing distributions by the projects to Edison Mission Energy and, as a result, Edison Mission Energy's ability to make payments under the Edison Mission Energy guarantees. Equipment and plant warranties and insurance obtained by Edison Mission Energy may not be adequate to cover lost revenues or increased expenses and, as a result, a project may be unable to fund principal and interest payments under its financing obligations and may operate at a loss. A default under a financing obligation could cause Edison Mission Energy to lose its interest in the project.

EDISON MISSION ENERGY'S FUTURE ACQUISITIONS AND DEVELOPMENT PROJECTS MAY NOT BE SUCCESSFUL.

    Edison Mission Energy's strategy includes the development and acquisition of electric power generation facilities. The development projects and acquisitions in which Edison Mission Energy has invested or in which Edison Mission Energy may invest in the future, including those described in this prospectus, may be large and complex, and Edison Mission Energy may not be able to complete the development or acquisition of any particular project. The development of a power project may require Edison Mission Energy to expend significant sums for preliminary engineering, permitting, legal and other expenses before it can determine whether it will win a competitive bid, or whether a project is feasible, economically attractive or financeable. Moreover, Edison Mission Energy's access to capital for future projects is uncertain. Furthermore, due to the effects of the California power crisis on Edison International, Edison Mission Energy does not expect to receive capital contributions from Edison International in the near future. Edison Mission Energy cannot assure you that it will be successful in obtaining financing for its projects or that it will obtain sufficient additional equity capital, project cash flow or additional borrowings to enable it to fund the equity commitments required for future projects.

CONTRACTUAL AND STRUCTURAL OBLIGATIONS MAY LIMIT OUR DISPOSITION OF OUR EXCESS CASH FLOW.

    Current contractual obligations restrict the ability of Edison Mission Midwest Holdings, our immediate parent company, to make payments under specified conditions. Those contractual obligations also limit our ability to use our excess cash flow to make lease payments.

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
    On December 15, 1999, Edison Mission Midwest Holdings entered into a
$1.8 billion credit agreement, which amount was increased to $1.9 billion in December 2000. In the original transaction, a special purpose limited liability company named Midwest Funding LLC entered into credit facilities totaling
$774 million. The credit agreement includes restrictions on our ability and the ability of Edison Mission Midwest Holdings to use excess cash flow. These restrictions are based on the debt rating of the outstanding debt of Edison Mission Midwest Holdings and Midwest Funding under the credit facilities.

    Currently, Edison Mission Midwest Holdings' applicable debt rating is "BBB-" and "Baa2" by Standard & Poor's and Moody's, respectively. The Midwest Funding debt rating is "BBB-" and "Baa2" by Standard & Poor's and Moody's, respectively. Both Standard & Poor's and Moody's have indicated that the ratings outlook on these debt ratings is stable.

    If the debt ratings of the outstanding debt of Edison Mission Midwest Holdings or Midwest Funding under the credit facilities fall below any of the following two-pronged thresholds, 50% of the excess cash flow must be deposited into a special fund, where it will be held by the secured parties in connection with that credit facility:

    - "BBB-" and "Baa3" by Standard & Poor's and Moody's, respectively, or

    - at least "BB+" and "Baa3" by Standard & Poor's and Moody's, respectively, or

    - "BBB-" and at least "Ba1" by Standard & Poor's and Moody's, respectively.

    If either Edison Mission Midwest Holdings' or Midwest Funding's debt rating falls below "BB+" and "Ba1" by Standard & Poor's and Moody's, respectively, 100% of the excess cash flow must be deposited into the special fund to be held by the secured parties.

    If either Edison Mission Midwest Holdings' or Midwest Funding's debt rating falls below any of the following two-pronged thresholds, all excess cash flow must be used to prepay the outstanding loans under the credit facilities:

    - "BB" or lower and "Ba2" or lower by Standard & Poor's and Moody's, respectively, or

    - "BB+" and "Ba2" or lower by Standard & Poor's and Moody's, respectively, or

    - "BB" or lower and "Ba1" by Standard & Poor's and Moody's, respectively.

    If at any time the debt ratings are split between Standard & Poor's and Moody's by more than one rating level, the lower rating shall govern. Under circumstances where we have insufficient excess cash flow to make lease payments or where we do not have any excess cash flow, certificateholders will have to look to the Edison Mission Energy guarantees for payment.

    If the debt rating of Edison Mission Midwest Holdings were to fall below investment grade, this could lead to a refinancing of debt at Edison Mission Midwest Holdings. A required refinancing due to a downgrade below investment grade would likely be on less favorable terms than a refinancing that was chosen by Edison Mission Midwest Holdings based on favorable terms. In that case, a required refinancing could possibly adversely affect the availability of excess cash from Edison Mission Midwest Holdings since it would likely have to pay a higher interest rate on the refinancing. Since our ability to make payments under the leases is determined by how much excess cash we have after meeting our own and Edison Mission Midwest Holdings' debt service and other expenses, if Edison Mission Midwest Holdings pays a higher interest rate on the refinancing, we would have less excess cash available to make lease payments.

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
WE CURRENTLY RELY ON EXELON GENERATION AS OUR PRIMARY CUSTOMER AND MAY BE ADVERSELY AFFECTED IF EXELON GENERATION FAILS TO FULFILL ITS OBLIGATIONS UNDER THE POWER PURCHASE AGREEMENTS.

    We currently derive a substantial majority of our revenue from the sale of energy and capacity to Exelon Generation, a subsidiary of Exelon Corporation, under three five-year power purchase agreements terminating in December 2004. Exelon Corporation is the holding company of Commonwealth Edison and PECO Energy Company, major utilities located in Illinois and Pennsylvania. Payments from Commonwealth Edison under these power purchase agreements constituted approximately 99% of our revenues during 2000, with the balance of our revenues coming from third party sales of electric energy. It is uncertain whether we would be able to find another purchaser or similar terms for the output of our power generation assets if Exelon Generation fails or is unable to fulfill its obligations under the power purchase agreements. Any material failure by Exelon Generation to make payments under the power purchase agreements could adversely affect our revenues, and therefore, our ability to make lease payments.

    The ability to amend or terminate the power purchase agreements is limited. However, the terms of our power purchase agreements do allow amendment or early termination under some limited circumstances. See "Our Business--Exelon Generation and Commonwealth Edison Agreements." The amendment or early termination of any power purchase agreement could adversely affect the revenues we receive and, therefore, our ability to make lease payments.

CLAIMS AGAINST US FOR NONPAYMENT OF OUR OBLIGATIONS UNDER EACH LEASE ARE
LIMITED.

    Claims against us for nonpayment of rent, termination value or any other amounts payable by us to the financing parties are limited to free cash flow. Free cash flow is:

    - THE SUM OF THE FOLLOWING TWO AMOUNTS,

    (1) payments to us from Edison Mission Energy under the intercompany loan transaction and several other intercompany notes to the extent we are entitled to retain those proceeds and have not distributed them directly or indirectly to Edison Mission Energy, and

    (2) our revenues MINUS our operating expenses MINUS the sum of (a) our debt service payments, (b) our payments on preferred stock and (c) amounts required to be deposited into a special account under the credit agreement Edison Mission Midwest Holdings entered into in connection with the acquisition of the power generation assets from Commonwealth Edison (which we refer to as base free cash flow),

    - MINUS obligations under the leases and obligations under several other transactions paid by us.

    Base free cash flow is deemed to be zero if Edison Mission Midwest Holdings has not paid amounts due under the credit agreement or other secured indebtedness, an event of default has occurred under the credit agreement or under Edison Mission Midwest Holdings' other secured indebtedness, or Edison Mission Midwest Holdings does not meet specified debt service coverage ratios.

    Claims against us for nonpayment of rent, termination value or any other amounts payable by us to the financing parties are permitted for any amounts of rent or termination value in excess of free cash flow. However, claims for amounts over the amount of free cash flow will be subordinated to the claims of specified holders of our other currently existing debt and specified holders of the currently existing debt of Edison Mission Midwest Holdings. See "Description of the Leases and Other Lease Documents--Subordination of Claims." However, Edison Mission Energy remains liable under the Edison Mission Energy guarantees for any and all rent, termination value or other amounts payable by us to the financing parties, subject to the limitation described in the risk factor entitled "--Claims against Edison Mission Energy under each guarantee are limited in selected circumstances."

BANKRUPTCY LAW CONSIDERATIONS COULD LIMIT CLAIMS AGAINST US, EDISON MISSION ENERGY OR THE OWNER TRUSTS.

    WITH RESPECT TO THE LEASES

    If we were to become a debtor in a case under the Bankruptcy Code (located at title 11 of the United States Code, 11 U.S.C. Sections 101 et seq.), the right to exercise virtually all remedies against us would be stayed, including the right to terminate the leases. The bankruptcy court could hold that the leases are "true leases" rather than financing arrangements. If the bankruptcy court were to hold that the leases are true leases, it would likely also hold that the leases are leases of real property rather than of personal property.

    If the bankruptcy court were to hold that the leases are true leases of real property, we would have the right to reject each lease under Bankruptcy Code
Section 365, and Bankruptcy Code Section 502(b)(6) would limit the owner trusts' claims against us for damages resulting from the rejection or other termination of the leases, whether occurring before or after the commencement of our bankruptcy case, to the rent reserved by the leases, for the greater of one year or 15% (not to exceed three years) of the remaining term of the leases, from the earlier of either the date of the filing of the bankruptcy petition or the date on which the owner trusts repossessed or we surrendered the facilities. The owner trusts are entitled to recover the limited damages as described above and also to either recover amounts owed under the Edison Mission Energy guarantees or to foreclose on the ownership interests in the facilities. If the owner trusts select to foreclose on the ownership interests in the facilities, the sum of the liquidation proceeds from the sale of the facilities, plus the amount of the owner trusts' damage claims, as limited by Section 502(b)(6), may be insufficient to cover all amounts due on the lessor notes.

    If the bankruptcy court were to hold that the leases are financing arrangements rather than true leases, Section 502(b)(6) would not limit the owner trusts' claims against us. In that event, however, any attempt by the owner trusts to enforce remedies against us for collection of the damage claims would be stayed unless it was authorized by the bankruptcy court. In addition, the owner trusts' liens could be transferred to other collateral or limited in amount to the value of the owner trusts' interests in the collateral as of the date that the bankruptcy case commenced, and the priority of the claims could be subordinated to bankruptcy court-approved financing.

    We cannot predict with any degree of certainty whether or not a bankruptcy court would hold that the leases are true leases or financing arrangements because the resolution of this issue would depend on the bankruptcy court's analysis of the particular facts and circumstances associated with the transaction. Regardless of how a bankruptcy court were to characterize the leases, the amount of recovery on any claims against us and the amount of time that would pass between the commencement of our bankruptcy case and the receipt of any recovery also cannot be predicted with any degree of certainty.

    Furthermore, in a bankruptcy case, we could elect to cure defaults under the leases and to assume or assign the leases if the leases were deemed true leases. If we were to assign the leases, the ultimate source of payments under the leases, and thus on the certificates, would be an entity other than us. While the assignee would have to demonstrate its ability to perform under the assumed leases to the bankruptcy court, there can be no definitive assurances that the assignee would satisfy our obligations under the leases.

    If we were to become a debtor in a case under the Bankruptcy Code, but Edison Mission Energy were not a debtor in a case under the Bankruptcy Code, the obligations of Edison Mission Energy under the Edison Mission Energy guarantees should not be limited by Section 502(b)(6).

    WITH RESPECT TO THE GUARANTEES

    The ring-fencing provisions in the bylaws and articles of incorporation of Edison Mission Energy were adopted to facilitate the ability of Edison Mission Energy and the ability of its subsidiaries to maintain their respective investment grade ratings. However, there is no assurance that Edison Mission Energy will not become a debtor in a case under the Bankruptcy Code. For a discussion of the ring-fencing provisions, see "The current California power crisis has had, and may continue to have, an adverse impact on Edison Mission Energy and us."

    If Edison Mission Energy were to become a debtor in a case under the Bankruptcy Code, the right to exercise virtually all remedies against Edison Mission Energy would be stayed. In addition, as noted above, the bankruptcy court could hold that the leases are true leases of real property rather than financing arrangements. In that event, Bankruptcy Code Section 502(b)(6) would limit the owner trusts' claims against Edison Mission Energy under the guarantees for amounts due under the leases in the same manner that it would limit the owner trusts' claims against us for those amounts in our bankruptcy case, as described in the preceding paragraphs. A bankruptcy court could hold that Section 502(b)(6) or other provisions of the Bankruptcy Code limit enforcement of the guarantees in a bankruptcy case of Edison Mission Energy. Regardless of how a bankruptcy court were to characterize the leases or the guarantees, the amount of recovery on any claims against Edison Mission Energy and the amount of time that would pass before the commencement of any bankruptcy case of Edison Mission Energy and the receipt of any recovery cannot be predicted with any degree of certainty.

    If Edison Mission Energy were to become a debtor in a case under the Bankruptcy Code, but we were not a debtor in a case under the Bankruptcy Code, our obligations under the leases should not be limited by Section 502(b)(6).

    WITH RESPECT TO THE LESSOR NOTES

    If any of the owner trusts were to become a debtor in a case under the Bankruptcy Code, the right to exercise virtually all remedies against that owner trust would be stayed. The bankruptcy court could permit the owner trust to use or dispose of payments made to it under the leases or the guarantees for purposes other than making payments on the lessor notes and could reduce the amount of, and modify the time for making, payments due under the lessor notes, subject to procedural and substantive safeguards for the benefit of the owner trust. In that event, payments on the lessor notes could be reduced or delayed. If the court were to hold that the leases are true leases of real property rather than financing arrangements, the owner trusts would have the right to reject the leases under Bankruptcy Code Section 365. In the event of rejection we could elect to remain in possession for the remaining term of the leases and continue our obligations under the leases (in which event Edison Mission Energy's guarantees would remain effective), or treat the leases as being terminated and terminate our obligation to make further payments to the owner trusts in respect of the facilities (in which event Edison Mission Energy's obligations under the guarantees to make payments for amounts that otherwise would have been due under the leases might effectively be discharged). In addition, the amount of recovery on any claims against the owner trust and the amount of time that would pass between commencement of the owner trust's bankruptcy case and the receipt of any recovery cannot be predicted with any degree of certainty.

WE ARE SUBJECT TO ENVIRONMENTAL REGULATION, AND OUR INABILITY TO COMPLY WITH CHANGES IN APPLICABLE REGULATIONS OR REQUIREMENTS MAY HAVE A NEGATIVE IMPACT ON OUR FINANCIAL POSITION OR RESULTS OF OPERATIONS.

    Possible future regulatory developments, such as more stringent environmental laws and regulations and proceedings which may be taken by environmental authorities, could affect the costs and the manner in which we conduct our business and could cause us to make capital expenditures substantially in excess of anticipated amounts. We cannot assure you that in that case we would be able to recover the increased costs from our customers or that our financial position and results of operations would not be materially adversely affected. See "Our Business--Environmental Regulation" for a further discussion of environmental regulatory developments that could affect our business in the future.

RIGHTS OF COMMONWEALTH EDISON IN THE LEASED FACILITIES MAY DELAY OR HINDER FORECLOSURE ON THE LEASED FACILITIES.

    Any foreclosure on the Powerton Station or the Joliet Station is subject to the rights of Commonwealth Edison. Although we have purchased the facilities from Commonwealth Edison, Commonwealth Edison retains ownership interests in several easements and interconnection systems associated with the facilities. While we have entered into agreements with Commonwealth Edison which allow us to utilize these easements and interconnection systems, in the case of foreclosure upon the Powerton Station or the Joliet Station, Commonwealth Edison would retain its ownership of the easements and interconnection systems and these easements and interconnection systems would not be subject to foreclosure claims made upon the facilities. Also, any transferee in foreclosure would be required to honor the power purchase agreement with Exelon Generation relating to these facilities and would assume liabilities with respect to the power purchase agreement and the facilities, interconnection and easement agreements if those agreements are still in effect. For more information regarding the power purchase agreement and the facilities, interconnection and easement agreements, see "Our Business--Exelon Generation and Commonwealth Edison Agreements."

IT MAY BE DIFFICULT TO REALIZE THE VALUE OF THE COLLATERAL PLEDGED TO SECURE THE LESSOR NOTES, AND THE PROCEEDS RECEIVED FROM A SALE OF THE COLLATERAL MAY BE INSUFFICIENT TO REPAY THE LESSOR NOTES.

    The lessor notes issued by each owner trust are secured by an assignment of the owner trust's rights and interests in its respective ownership interest in the Powerton Station or Joliet Station, the participation agreement, the site lease, the lease and the Edison Mission Energy guarantee to the lease indenture trustee. If a default occurs with respect to the lessor notes, there can be no assurance that an exercise of remedies, including foreclosure on the related facility arrangements, would provide sufficient funds to repay all amounts due on the lessor notes and, accordingly, the certificates.

    If the lease indenture trustee exercises its right to foreclose on a particular ownership interest in the Powerton Station or Joliet Station, transferring required government approvals to, or obtaining new approvals by, a purchaser or new operator of the facility may require governmental proceedings with consequent delays.

    If we default under a particular lease and the lease indenture trustee exercises its right to foreclose on the ownership interest in the Powerton Station or Joliet Station, the lease indenture trustee must rely on the facility services agreement and/or covenants in the participation agreements in order to operate the facility. In a bankruptcy proceeding, the facility services agreements might be regarded as executory contracts that we, as debtor, or a bankruptcy trustee could reject. If we or a bankruptcy trustee reject the facility services agreements, the lease indenture trustee might not have authority to operate the ownership interest in the Powerton Station or Joliet Station in order to provide revenues for payments of lease rentals or might incur significant additional costs in doing so.

    In addition, the leases and the other operative documents do not contain cross-collateralization provisions. Accordingly, each lease indenture trustee's security interests in each owner trust's ownership interest in a facility and the collateral pertaining to each ownership interest in a facility are separate and secure separate amounts. The amounts secured are, in the aggregate, at least equal to the aggregate amounts due under the lessor notes. If each lease indenture trustee exercises its right to foreclose on and sell the collateral, the proceeds from the sale of each ownership interest in a facility and the collateral pertaining to the ownership interest in a facility would be separately applied against the amount secured by that particular ownership interest in a facility and could not be used to satisfy any deficiency in the proceeds from the sale of the other ownership interests in the facilities and the collateral pertaining to the other ownership interests in the facilities. By operation of law, any excess of sale proceeds would be remitted to the applicable owner trust. As a result, the amount of sale proceeds from the foreclosure of the collateral related to a particular ownership interest in a facility available to a lease indenture trustee for distribution to the pass-through trust for which it is pass-through trustee might not be sufficient to pay all principal, premium, if any, and interest due on the certificates, even though aggregate sale proceeds were sufficient to pay those amounts.

RATINGS OF THE CERTIFICATES FROM MOODY'S AND STANDARD & POOR'S DO NOT CONSTITUTE A RECOMMENDATION TO PURCHASE THE CERTIFICATES, AND THE RATINGS OF THE CERTIFICATES, AS WELL AS THE EDISON MISSION ENERGY DEBT RATINGS AND OUR DEBT RATINGS, ARE SUBJECT TO CHANGE.

    Standard & Poor's and Moody's have assigned ratings to the Series A and Series B Certificates of BBB- and Baa3, respectively. A rating is not a recommendation to purchase, hold or sell certificates, because a rating does not address market price or suitability for a particular investor. There can be no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in its judgment, circumstances in the future, including Edison Mission Energy's downgrading or our downgrading, so warrant. The rating of the certificates is based primarily on Edison Mission Energy's default risk under the guarantees of our lease payment obligations.

    If Edison Mission Energy's rating were reduced below investment grade for any reason, it is possible that the ratings of Edison Mission Energy's subsidiaries, including us, would similarly be reduced. If our rating were reduced below investment grade, it would have a material adverse effect on our liquidity and access to capital. Furthermore, if Edison Mission Midwest Holdings or Midwest Funding were downgraded below specified thresholds, this would trigger contractual limitations which would require us to deposit portions of our cash flow into a special fund. For more information on these limitations, see "--Contractual and structural obligations may limit our disposition of our excess cash flow."

YOU MAY HAVE DIFFICULTY SELLING THE CERTIFICATES THAT YOU DO NOT EXCHANGE.

    If you do not exchange your original certificates for exchange certificates in the exchange offer, you will continue to be subject to the restrictions on transfer of your original certificates described in the legend on your original certificates. The restrictions on transfer of your original certificates arise because we issued the original certificates under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the original certificates if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. We do not intend to register the original certificates under the Securities Act. To the extent original certificates are tendered and accepted in the exchange offer, the trading market, if any, for the original certificates would be adversely affected. See "The Exchange Offer--Consequences of Exchanging or Failing to Exchange Original Certificates."

YOU MAY FIND IT DIFFICULT TO SELL YOUR CERTIFICATES BECAUSE THERE IS NO EXISTING TRADING MARKET FOR THE EXCHANGE CERTIFICATES.

    You may find it difficult to sell your certificates because an active trading market for the certificates may not develop. The exchange certificates are being offered to the holders of the original certificates. The original certificates were issued on August 24, 2000, primarily to a small number of institutional investors. After the exchange offer, the trading market for the remaining untendered original certificates could be adversely affected.

    There is no existing trading market for the exchange certificates. We do not intend to apply for listing or quotation of the exchange certificates on any exchange, and so we do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be. Although Credit Suisse First Boston Corporation, Lehman Brothers Inc., Chase Securities Inc., Salomon Smith Barney Inc. and SG Cowen Securities Corp., the initial purchasers in the offering of the original certificates, have informed us that they intend to make a market in the exchange certificates, they are not obligated to do so, and any market-making may be discontinued at any time without notice. As a result, the market price of the exchange certificates could be adversely affected.

BROKER-DEALERS OR CERTIFICATEHOLDERS MAY BECOME SUBJECT TO THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT.

    Any broker-dealer that:

    - exchanges its original certificates in the exchange offer for the purpose of participating in a distribution of the exchange certificates, or

    - resells exchange certificates that were received by it for its own account in the exchange offer,

may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the exchange certificates and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

    In addition to broker-dealers, any certificateholder that exchanges its original certificates in the exchange offer for the purpose of participating in a distribution of the exchange certificates may be deemed to have received restricted securities and may be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that certificateholder.

                                USE OF PROCEEDS

    We will not receive any proceeds from the exchange offer. In consideration for issuing the exchange certificates, we will receive in exchange original certificates of like principal amount, the terms of which are identical in all material respects to the exchange certificates. The original certificates surrendered in exchange for exchange certificates will be retired and canceled and cannot be reissued. Issuance of the exchange certificates will not result in a change in our lease rental obligations. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.

    On August 24, 2000, we issued and sold the original certificates. The pass-through trusts used the net proceeds of that offering in the amount of $1,147 million to purchase $1,147 million principal amount of lessor notes issued by the owner trusts. The owner trusts used the proceeds from the sale of the lessor notes, together with $220 million of equity contributed to the owner trusts by the equity investors, to purchase the Powerton and Joliet facilities from us.

    We loaned the net proceeds of the offering to Edison Mission Energy in return for four intercompany notes of Edison Mission Energy. The aggregate amount of our loan to Edison Mission Energy was $1,367 million.

    Edison Mission Energy used the proceeds of the intercompany notes to repay portions of its corporate debt consisting of floating rate notes of $500 million at a rate of 7.48% due June 15, 2001; a $500 million commercial paper facility at a time weighted average yield of 6.80% due December 15, 2000; $337 million of its $500 million revolving credit facility, at a rate of 6.795% due October 10, 2001; and $30 million of its $300 million senior credit facility, at a rate of 7.02% due May 30, 2001.

                               THE EXCHANGE OFFER

TERMS OF THE EXCHANGE OFFER

    Upon the terms and conditions listed in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept for exchange original certificates which are properly tendered on or before the expiration date and not withdrawn as permitted below. As used in this prospectus, the term "expiration date" means 5:00 p.m., New York
City time, on   -  , 2001. However, if we, in our sole discretion, have extended the period of time for which the exchange offer is open, the term "expiration date" means the latest time and date to which we extend the exchange offer. The exchange offer, however, will not be in effect any longer than 45 business days from the date of this prospectus.

    As of the date of this prospectus, $333,500,000 aggregate principal amount of the original Series A pass-through certificates and $813,500,000 aggregate principal amount of the original Series B pass-through certificates are outstanding. This prospectus, together with the letter of transmittal, is first
being sent on or about   -  , 2001, to all holders of original certificates
known to us. Our obligation to accept original certificates for exchange in the exchange offer is subject to the conditions described under "--Conditions to the Exchange Offer."

    We reserve the right to extend the period of time during which the exchange offer is open. We would then delay acceptance for exchange of any original certificates by giving oral or written notice of an extension to the holders of original certificates as described below. During any extension period, all original certificates previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any original certificates not accepted for exchange will be returned to the tendering holder after the expiration or termination of the exchange offer.

    Original certificates tendered in the exchange offer must be in denominations of principal amount of $1,000 and any integral multiple of $1,000.

    We reserve the right to amend or terminate the exchange offer, and not to accept for exchange any original certificates not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under "--Conditions to the Exchange Offer." We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the original certificates as promptly as practicable. If we materially change the terms of the exchange offer, we will re-solicit tenders of the original certificates, file a post-effective amendment to this prospectus and provide notice to the certificateholders. If the change is made less than five business days before the expiration of the exchange offer, we will extend the offer so that the certificateholders have at least five business days to tender or withdraw. We will notify you of any extension by means of a press release or other public announcement no later than 9:00 a.m., New York City time on that date.

    Our acceptance of the tender of original certificates by a tendering holder will form a binding agreement upon the terms and subject to the conditions provided in this prospectus and in the accompanying letter of transmittal.

PROCEDURES FOR TENDERING OUTSTANDING CERTIFICATES

    Except as described below, a tendering certificateholder must, on or prior to the expiration date:

    - transmit a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal, to United States Trust Company of New York at the address listed below under the heading "--Exchange Agent," or

    - if certificates are tendered in accordance with the book-entry procedures listed below, the tendering holder must transmit an agent's message to the exchange agent at the address listed below under the heading "--Exchange Agent."

    In addition:

    - the exchange agent must receive, on or before the expiration date, certificates for the original certificates or a timely confirmation of book-entry transfer of the original certificates into the exchange agent's account at The Depository Trust Company, the book-entry transfer facility, along with the letter of transmittal or an agent's message, or

    - the holder must comply with the guaranteed delivery procedures described below.

    The term "agent's message" means a message, transmitted to The Depository Trust Company and received by the exchange agent and forming a part of a book-entry transfer, that states that The Depository Trust Company has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this holder.

    The method of delivery of original certificates, letters of transmittal and all other required documents is at your election and risk. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. You should not send letters of transmittal or original certificates to us.

    If you are a beneficial owner whose original certificates are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in The Depository Trust Company's book-entry transfer facility system may make book-entry delivery of the original certificates by causing The Depository Trust Company to transfer the original certificates into the exchange agent's account.

    Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed unless the original certificates surrendered for exchange are tendered:

    - by a registered holder of the original certificates who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal, or

    - for the account of an "eligible institution."

    If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an "eligible institution." An "eligible institution" is a financial institution--including most banks, savings and loan associations and brokerage houses--that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program.

    We will determine in our sole discretion all questions as to the validity, form and eligibility of original certificates tendered for exchange. This discretion extends to the determination of all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding.

    We reserve the right to reject any particular original certificate not properly tendered or any the acceptance of which might, in our judgment or our counsel's judgment, be unlawful. We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular original certificate either before or after the expiration date, including the right to waive the ineligibility of any tendering holder. Our interpretation of the terms and conditions of the exchange offer as to any particular original certificate either before or after the expiration date, including the letter of transmittal and the instructions to the letter of transmittal, shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original certificates must be cured within a reasonable period of time. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of original certificates.

Nor will we, the exchange agent or any other person incur any liability for failing to give notification of any defect or irregularity.

    If the letter of transmittal is signed by a person other than the registered holder of original certificates, the letter of transmittal must be accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder with the signature guaranteed by an eligible institution. The original certificates must be endorsed or accompanied by appropriate powers of attorney. In either case, the original certificates must be signed exactly as the name of any registered holder appears on the original certificates.

    If the letter of transmittal or any original certificates or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

    By tendering, each holder will represent to us that, among other things,

    - the exchange certificates are being acquired in the ordinary course of business of the person receiving the exchange certificates, whether or not that person is the holder, and

    - neither the holder nor the other person has any arrangement or understanding with any person to participate in the distribution of the exchange certificates.

    In the case of a holder that is not a broker-dealer, that holder, by tendering, will also represent to us that the holder is not engaged in and does not intend to engage in a distribution of the exchange certificates.

    If any holder or other person is an "affiliate" of ours or an "affiliate" of Edison Mission Energy, as defined under Rule 405 under the Securities Act, or is engaged in, or intends to engage in, or has an arrangement or understanding with any person to participate in, a distribution of the exchange certificates, that holder or other person cannot rely on the applicable interpretations of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

    Each broker-dealer that receives exchange certificates for its own account in exchange for original certificates, where the original certificates were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange certificates. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

ACCEPTANCE OF ORIGINAL CERTIFICATES FOR EXCHANGE; DELIVERY OF EXCHANGE CERTIFICATES

    Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept, promptly after the expiration date, all original certificates properly tendered. We will issue the exchange certificates promptly after acceptance of the original certificates. See "--Conditions to the Exchange Offer" below. For purposes of the exchange offer, we will be deemed to have accepted properly tendered original certificates for exchange when, as and if we have given oral or written notice to the exchange agent, with prompt written confirmation of any oral notice.

    For each original certificate accepted for exchange, the holder of the original certificate will receive an exchange certificate having a principal amount equal to that of the surrendered original certificate. The exchange certificates will bear interest from the most recent date to which interest has been paid on the original certificates. Accordingly, registered holders of exchange certificates on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid. Original certificates accepted for exchange will cease to accrue interest from and after the date of completion of the exchange offer. Holders of original certificates whose original certificates are accepted for exchange will not receive any payment for accrued interest on the original certificates otherwise payable on any interest payment date the record date for which occurs on or after completion of the exchange offer and will be deemed to have waived their rights to receive the accrued interest on the original certificates.

    In all cases, issuance of exchange certificates for original certificates will be made only after timely receipt by the exchange agent of:

    - certificates for the original certificates, or a timely book-entry confirmation of the original certificates, into the exchange agent's account at the book-entry transfer facility,

    - a properly completed and duly executed letter of transmittal, and

    - all other required documents.

    Unaccepted or non-exchanged original certificates will be returned without expense to the tendering holder of the original certificates. In the case of original certificates tendered by book-entry transfer in accordance with the book-entry procedures described below, the non-exchanged original certificates will be credited to an account maintained with the book-entry transfer facility, as promptly as practicable after the expiration or termination of the exchange offer.

BOOK-ENTRY TRANSFER

    The exchange agent will make a request to establish an account at The Depository Trust Company for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in The Depository Trust Company's systems must make book-entry delivery of original certificates by causing The Depository Trust Company to transfer those original certificates into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedure for transfer. This participant should transmit its acceptance to The Depository Trust Company on or prior to the expiration date or comply with the guaranteed delivery procedures described below. The Depository Trust Company will verify this acceptance, execute a book-entry transfer of the tendered original certificates into the exchange agent's account at The Depository Trust Company and then send to the exchange agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an agent's message confirming that The Depository Trust Company has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant. Delivery of exchange certificates issued in the exchange offer may be effected through book-entry transfer at The Depository Trust Company. However, the letter of transmittal or facsimile of it or an agent's message, with any required signature guarantees and any other required documents, must:

    - be transmitted to and received by the exchange agent at the address listed below under "--Exchange Agent" on or prior to the expiration date, or

    - comply with the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

    If a registered holder of original certificates desires to tender the original certificates, and the original certificates are not immediately available, or time will not permit the holder's original certificates or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer described above cannot be completed on a timely basis, a tender may nonetheless be made if:

    - the tender is made through an eligible institution,

    - prior to the expiration date, the exchange agent received from an eligible institution a properly completed and duly executed letter of transmittal, or a facsimile of the letter of transmittal, and notice of guaranteed delivery, substantially in the form provided by us, by facsimile transmission, mail or hand delivery,

       (1) stating the name and address of the holder of the original certificates and the amount of original certificates tendered,

       (2) stating that the tender is being made, and

       (3) guaranteeing that within three New York Stock Exchange trading days after the expiration date, the certificates for all physically tendered original certificates, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent, and

    - the certificates for all physically tendered original certificates, in proper form for transfer, or a book-entry confirmation, as the case may be, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the expiration date.

WITHDRAWAL RIGHTS

    Tenders of original certificates may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date.

    For a withdrawal to be effective, the exchange agent must receive a written notice of withdrawal at the address or, in the case of eligible institutions, at the facsimile number, indicated below under "--Exchange Agent" before 5:00 p.m., New York City time, on the expiration date. Any notice of withdrawal must:

    - specify the name of the person, referred to as the depositor, having tendered the original certificates to be withdrawn,

    - identify the certificates to be withdrawn, including the certificate number or numbers and the principal amount of the original certificates,

    - contain a statement that the holder is withdrawing his election to have the original certificates exchanged, and

    - specify the name in which the original certificates are registered, if different from that of the depositor.

    If certificates for original certificates have been delivered or otherwise identified to the exchange agent, then, prior to the release of these certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution unless this holder is an eligible institution. If original certificates have been tendered in accordance with the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn original certificates. We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Any original certificates so withdrawn will be deemed not to have been validly tendered for exchange. No exchange certificates will be issued unless the original certificates so withdrawn are validly re-tendered. Any original certificates that have been tendered for exchange, but which are not exchanged for any reason, will be returned to the tendering holder without cost to the holder. In the case of original certificates tendered by book-entry transfer, the original certificates will be credited to an account maintained with the book-entry transfer facility for the original certificates. Properly withdrawn original certificates may be re-tendered by following the procedures described under "--Procedures for Tendering Outstanding Certificates" above at any time on or before 5:00 p.m., New York City time, on the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

    Notwithstanding any other provision of the exchange offer, we shall not be required to accept for exchange, or to issue exchange certificates in exchange for, any original certificates, and may terminate or amend the exchange offer, if at any time before the acceptance of the original certificates for exchange or the exchange of the exchange certificates for the original certificates, any of the following events shall occur:

    - there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission:

       (1) seeking to restrain or prohibit the making or completion of the exchange offer or any other transaction contemplated by the exchange offer, or assessing or seeking any damages as a result of this transaction, or

       (2) resulting in a material delay in our ability to accept for exchange or exchange some or all the original certificates in the exchange offer; or any statute, rule, regulation, order or injunction shall be sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any governmental authority, domestic or foreign,

    - any action shall have been taken, proposed or threatened, by any governmental authority, domestic or foreign, that in our sole judgment might directly or indirectly result in any of the consequences referred to in clauses (1) or (2) above or, in our sole judgment, might result in the holders of exchange certificates having obligations with respect to resales and transfers of exchange certificates which are greater than those described in the interpretation of the SEC referred to above, or would otherwise make it inadvisable to proceed with the exchange offer; or

    - there shall have occurred:

       (1) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market,

       (2) any limitation by a governmental authority which may adversely affect our ability to complete the transactions contemplated by the exchange offer,

       (3) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit, or

       (4) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the preceding events existing at the time of the commencement of the exchange offer, a material acceleration or worsening of these calamities, or

    - any change, or any development involving a prospective change, shall have occurred or be threatened in our business, financial condition, operations or prospects and those of our subsidiaries taken as a whole that is or may be adverse to us, or we shall have become aware of facts that have or may have an adverse impact on the value of the original certificates or the exchange certificates, which in our sole judgment in any case makes it inadvisable to proceed with the exchange offer and/or with the acceptance for exchange or with the exchange.

    These conditions to the exchange offer are to our sole benefit, and we may assert them regardless of the circumstances giving rise to any of these conditions, or we may waive them in whole or in part in our sole discretion. If we do so, the exchange offer will remain open for at least 5 business days following any waiver of the preceding conditions. Our failure at any time to exercise any of the preceding rights will not be deemed a waiver of any right.

    In addition, we will not accept for exchange any original certificates tendered, and no exchange certificates will be issued in exchange for any original certificates, if at this time any stop order is threatened or in effect relating to the registration statement of which this prospectus constitutes a part or the qualification of the pass-through trust agreements under the Trust Indenture Act of 1939.

EXCHANGE AGENT

    We have appointed United States Trust Company of New York as the exchange agent for the exchange offer. You should direct all executed letters of transmittal to the exchange agent at the address indicated below. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

      DELIVERY TO: United States Trust Company of New York, EXCHANGE AGENT

          BY HAND BEFORE 4:30 P.M.:                  BY REGISTERED OR CERTIFIED MAIL:
   United States Trust Company of New York        United States Trust Company of New York
               30 Broad Street                                 P.O. Box 112
                   B-Level                                 Bowling Green Station
             New York, NY 10004                             New York, NY 10274
                                                    Attention: Corporate Trust Services

                      BY HAND OR OVERNIGHT DELIVERY AFTER
                       4:30 P.M. ON THE EXPIRATION DATE:
                    United States Trust Company of New York
                          30 Broad Street, 14th Floor
                               New York, NY 10004
                             FOR INFORMATION CALL:
                                 (800) 548-6565

                           BY FACSIMILE TRANSMISSION
                       (FOR ELIGIBLE INSTITUTIONS ONLY):
                                 (212) 422-0183
                          Attention: Customer Service
                             CONFIRM BY TELEPHONE:
                                 (800) 548-6565

    IF YOU DELIVER THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN ANY ADDRESS INDICATED ABOVE OR TRANSMIT INSTRUCTIONS VIA FACSIMILE OTHER THAN TO ANY FACSIMILE NUMBER INDICATED ABOVE, THEN YOUR DELIVERY OR TRANSMISSION WILL NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

FEES AND EXPENSES

    We will not make any payment to brokers, dealers, or others soliciting acceptances of the exchange offer. The estimated cash expenses to be incurred in connection with the exchange offer will be paid by us. We estimate these expenses in the aggregate to be approximately $1 million.

ACCOUNTING TREATMENT

    We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will expense the costs of the exchange offer under generally accepted accounting principles.

TRANSFER TAXES

    Holders who tender their original certificates for exchange will not be obligated to pay any related transfer taxes, except that holders who instruct us to register exchange certificates in the name of, or request that original certificates not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer taxes.

CONSEQUENCES OF EXCHANGING OR FAILING TO EXCHANGE ORIGINAL CERTIFICATES

    Holders of original certificates who do not exchange their original certificates for exchange certificates in the exchange offer will continue to be subject to the provisions in the pass-through trust agreements regarding transfer and exchange of the original certificates and the restrictions on transfer of the original certificates as described in the legend on the certificates as a consequence of the issuance of the original certificates under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the original certificates may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not intend to register the original certificates under the Securities Act.

    Based on interpretations by the staff of the SEC, as described in no-action letters issued to third parties, we believe that exchange certificates issued in the exchange offer in exchange for original certificates may be offered for resale, resold or otherwise transferred by holders of the original certificates, other than any holder which is an "affiliate" of ours or an "affiliate" of Edison Mission Energy within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act, if the exchange certificates are acquired in the ordinary course of the holders' business and the holders have no arrangement or understanding with any person to participate in the distribution of the exchange certificates. However, the SEC has not considered the exchange offer in the context of a no-action letter issued to us. We cannot assure you that the staff of the SEC would make a similar determination with respect to the exchange offer as in the other circumstances. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of exchange certificates and has no arrangement or understanding to participate in a distribution of exchange certificates. If any holder is an affiliate of ours or an affiliate of Edison Mission Energy, is engaged in or intends to engage in or has any arrangement or understanding with any person to participate in the distribution of the exchange certificates to be acquired in the exchange offer, that holder:

    - could not rely on the applicable interpretations of the staff of the SEC, and

    - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

    Each broker-dealer that receives exchange certificates for its own account in exchange for original certificates must acknowledge that the original certificates were acquired by the broker-dealer as a result of market-making activities or other trading activities and that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the exchange certificates.

    Furthermore, any broker-dealer that acquired any of its outstanding certificates directly from us:

    - may not rely on the applicable interpretation of the staff of the SEC, and

    - must also be named as a selling certificateholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction. See "Plan of Distribution."

    In addition, to comply with state securities laws, the exchange certificates may not be offered or sold in any state unless they have been registered or qualified for sale in that state or an exemption from registration or qualification, with which there has been compliance, is available. The offer and sale of the exchange certificates to "qualified institutional buyers," as defined under Rule 144A of the Securities Act, is generally exempt from registration or qualification under the state securities laws. We currently do not intend to register or qualify the sale of exchange certificates in any state where an exemption from registration or qualification is required and not available.

                                 CAPITALIZATION

    The following table sets forth the capitalization of Edison Mission Energy and our capitalization as of December 31, 2000. The information regarding Edison Mission Energy in the table is qualified in its entirety by the more detailed information included in the documents incorporated by reference in this prospectus. See "Incorporation of Documents by Reference."

                                                            AT DECEMBER 31, 2000
                                                            --------------------
                                                               (IN MILLIONS)
Edison Mission Energy Capitalization as of December 31,
  2000
  Short-term Indebtedness.................................        $ 2,651.2
  Long-term Indebtedness..................................          5,334.8
  Preferred Securities....................................            326.8
                                                                  ---------
    Total Indebtedness....................................          8,312.8
Shareholder's Equity......................................          2,948.2
                                                                  ---------
    Total Edison Mission Energy Capitalization............        $11,261.0
                                                                  =========
Midwest Generation Capitalization as of December 31, 2000
  Long-term Indebtedness..................................        $ 3,518.8
  Lease Financing.........................................          2,188.8
  Member's Equity.........................................            549.9
                                                                  ---------
    Total Midwest Generation Capitalization...............        $ 6,257.5
                                                                  =========

    The completion of the exchange offer described in this prospectus will have no effect on the capitalization of Edison Mission Energy or Midwest Generation as of December 31, 2000.

         SELECTED CONSOLIDATED FINANCIAL DATA OF EDISON MISSION ENERGY

    The following table sets forth selected consolidated financial data of Edison Mission Energy for the periods indicated. The selected consolidated financial data were derived from the audited consolidated financial statements of Edison Mission Energy and its consolidated subsidiaries. These selected consolidated financial data are qualified in their entirety by the more detailed information and financial statements, including the notes to that information and those financial statements, included in the documents incorporated by reference in this prospectus.

                                                                        YEARS ENDED DECEMBER 31,
                                                          ----------------------------------------------------
                                                            2000       1999       1998       1997       1996
                                                          --------   --------   --------   --------   --------
                                                                             (IN MILLIONS)
INCOME STATEMENT DATA
Operating revenues......................................  $3,241.0   $1,635.9   $ 893.8    $ 975.0    $ 843.6
Operating expenses......................................   2,410.2    1,209.5     543.3      581.1      476.5
                                                          --------   --------   -------    -------    -------
Operating income........................................     830.8      426.4     350.5      393.9      367.1
Interest expense........................................    (721.5)    (375.5)   (196.1)    (223.5)    (164.2)
Interest and other income...............................      74.0       55.8      50.9       53.9       40.7
Minority interest.......................................      (3.2)      (3.0)     (2.8)     (38.8)     (69.5)
                                                          --------   --------   -------    -------    -------
Income before income taxes..............................     180.1      103.7     202.5      185.5      174.1
Provision (benefit) for income taxes....................      72.5      (40.4)     70.4       57.4       82.0
                                                          --------   --------   -------    -------    -------
Income before accounting change and extraordinary
  loss..................................................     107.6      144.1     132.1      128.1       92.1
Cumulative effect on prior years of change in accounting
  for major maintenance costs, net of tax...............      17.7         --        --         --         --
Cumulative effect on prior years of change in accounting
  for start-up costs, net of tax........................        --      (13.8)       --         --         --
Extraordinary loss on early extinguishment of debt, net
  of income tax benefit.................................        --         --        --      (13.1)        --
                                                          --------   --------   -------    -------    -------
Net income..............................................  $  125.3   $  130.3   $ 132.1    $ 115.0    $  92.1
                                                          ========   ========   =======    =======    =======

                                                                       AS OF DECEMBER 31,
                                                     ------------------------------------------------------
                                                       2000        1999        1998       1997       1996
                                                     ---------   ---------   --------   --------   --------
                                                                          (IN MILLIONS)
BALANCE SHEET DATA
Assets.............................................  $15,017.1   $15,534.2   $5,158.1   $4,985.1   $5,152.5
Current liabilities................................    3,911.0     1,772.8      358.7      339.8      270.9
Long-term obligations..............................    5,334.8     7,439.3    2,396.4    2,532.1    2,419.9
Preferred securities of subsidiaries...............      326.8       476.9      150.0      150.0      150.0
Shareholder's equity...............................    2,948.2     3,068.5      957.6      826.6    1,019.9

                                                                    YEARS ENDED DECEMBER 31,
                                                     ------------------------------------------------------
                                                       2000        1999        1998       1997       1996
                                                     ---------   ---------   --------   --------   --------
OTHER DATA
Ratio of earnings to fixed charges(1)..............       1.23        1.18       1.69       1.64       1.42

--------------------------

(1) For purposes of computing the ratio of earnings to fixed charges, earnings are divided by fixed charges. "Earnings" represents the aggregate of income
    (loss) before income taxes of Edison Mission Energy (adjusted for the excess or shortfall of dividends or other distributions over equity in earnings of less than 50% owned entities), amortization of previously capitalized interest and fixed charges (net of capitalized interest). "Fixed Charges" represents interest (whether expensed or capitalized), the amortization of debt discount and interest portion of rental expense.

                 SELECTED FINANCIAL DATA OF MIDWEST GENERATION

    The following table sets forth our selected financial data for the periods indicated. On December 15, 1999, we acquired the power generation assets from Commonwealth Edison for a purchase price of approximately $4.9 billion. We had no significant activity before the acquisition. The selected financial statements for the period since our formation (July 12, 1999) through December 31, 1999 and for the year ended December 31, 2000 were derived from our audited financial statements. These selected financial data are qualified in their entirety by the more detailed information and financial statements, including the notes to the financial statements, included in this prospectus.

                                                                     PERIOD FROM
                                                                      INCEPTION
                                                     YEAR ENDED    (JULY 12, 1999)
                                                    DECEMBER 31,   TO DECEMBER 31,
                                                        2000            1999
                                                    ------------   ---------------
                                                            (IN MILLIONS)
INCOME STATEMENT DATA
Operating revenues................................    $1,083.5        $   23.7
Operating expenses................................       936.0            29.5
                                                      --------        --------
Income (loss) from operations.....................       147.5            (5.8)
Interest and other expense........................       305.6           (14.3)
                                                      --------        --------
Loss before income taxes..........................      (158.1)          (20.1)
Benefit for income taxes..........................       (61.7)           (7.7)
                                                      --------        --------
Net loss..........................................    $  (96.4)       $  (12.4)
                                                      ========        ========

                                                             DECEMBER 31,
                                                    ------------------------------
                                                        2000            1999
                                                    ------------   ---------------
                                                     (IN MILLIONS, EXCEPT RATIOS)
BALANCE SHEET DATA
Assets............................................    $6,730.4        $5,183.9
Current liabilities...............................       260.4            49.3
Long-term debt....................................     3,518.8         3,422.0
Lease financing...................................     2,188.8           860.0
Other long-term obligations.......................       212.5           214.1
Member's equity...................................       549.9           638.5

OTHER DATA
Ratio of earnings to fixed charges(1)(2)..........         .57              --

------------------------

(1) For purposes of computing the ratio of earnings to fixed charges, earnings are divided by fixed charges. "Earnings" represent the aggregate of income
    (loss) before income taxes of Midwest Generation and fixed charges (net of capitalized interest). "Fixed charges" represent interest expense (prior to capitalization) and the interest portion of rental expense.

(2) For the period since inception (July 12, 1999) to December 31, 1999 and for the year ended December 31, 2000 there was a fixed charge deficiency of $20.1 million and $158.1 million, respectively.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           OF MIDWEST GENERATION, LLC

    THE FOLLOWING DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS REGARDING OUR OPERATIONS AND FINANCIAL CONDITION. THESE STATEMENTS ARE BASED ON OUR CURRENT PLANS AND EXPECTATIONS AND INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL FUTURE ACTIVITIES AND RESULTS OF OPERATIONS TO BE MATERIALLY DIFFERENT FROM THOSE PRESENTED IN THE FORWARD-LOOKING STATEMENTS. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER INCLUDE RISKS LISTED IN "RISK FACTORS." ELECTRIC INDUSTRY TERMS THAT ARE USED AND NOT OTHERWISE DEFINED IN THIS PROSPECTUS HAVE THE MEANINGS GIVEN TO THOSE TERMS IN THE "GLOSSARY" ATTACHED AS APPENDIX A.

GENERAL

    We are a special-purpose Delaware limited liability company formed on July 12, 1999 for the purpose of owning or leasing, making improvements to and operating the power generation assets we purchased from Commonwealth Edison. We acquired these power generation assets from Commonwealth Edison on December 15, 1999 for a purchase price of approximately $4.9 billion, with adjustments for changes in the book value of inventories and pro-rations related to specific items including but not limited to taxes, rents and fees. Prior to the acquisition of these power generation assets, we had no significant business activity. The acquisition has been accounted for utilizing the purchase method. The purchase price was allocated to the assets acquired and liabilities assumed based upon their respective fair market values.

    The acquisition was financed through a capital contribution by Edison Mission Midwest Holdings of approximately $650 million and subordinated debt provided by an affiliate of ours of approximately $3.4 billion.

    Concurrent with the acquisition, we assigned our right to purchase the Collins Station, a 2,698 megawatt gas and oil-fired generating station located in Illinois, to four third party entities. After this assignment, and the purchase of the facility by the third parties, an affiliate of ours leased and we subleased the Collins Station. Each of the leases and subleases has a term of
33.75 years. These subleases have been accounted for as a lease financing for accounting purposes.

    The aggregate megawatts we currently own or lease as a result of the Commonwealth Edison transaction is approximately 9,539 megawatts.

    The power generation assets we purchased from Commonwealth Edison consist of the following:

    - six coal-fired generating plants consisting of 5,646 megawatts, which include Powerton, Joliet, Will County, Waukegan, Crawford and Fisk,

    - the Collins gas and oil-fired generating station consisting of 2,698 megawatts, and

    - a group of on-site generating peakers consisting of 632 megawatts and off-site generating peakers consisting of 563 megawatts, based on the average of the summer and winter ratings.

    In connection with the acquisition of these power generation assets, we entered into three five-year power purchase agreements for the coal-fired stations, the Collins Station, and the peaking stations. We currently derive a substantial majority of our revenue from the sale of energy and capacity to Exelon Generation under these power purchase agreements. We have entered into a contract with a marketing affiliate for scheduling and related services and to market energy that is permitted to be sold under the power purchase agreements with Exelon Generation and to engage in hedging activities. The marketing affiliate also purchases fuel, including gas, and enters into fuel hedging arrangements on our behalf.

    Under the terms of the power purchase contracts with Exelon Generation, we receive significantly higher capacity payments during June through September, the summer months. Accordingly, our operating results are substantially higher during these months and lower, including expected losses, during non-summer months.

RESULTS OF OPERATIONS

    We have a limited operating history. Separate financial statements for our operations are available only for the period since our acquisition of the power generation assets from Commonwealth Edison. There are no separate financial statements available with regard to the operations of these power generation assets prior to our taking ownership because their operations were fully integrated with, and their results of operations were consolidated into, the former owner of these power generation assets. In addition, the electric output of these power generation assets was sold based on rates set by regulatory authorities. As a result of these factors and because electricity rates are now set under the Exelon Generation power purchase agreements or by market forces, historical financial data with respect to these power generation assets prior to our acquisition are not meaningful or are not indicative of our future results.

    For purposes of the following discussion, we refer to the period from the date of acquisition (December 15, 1999) to December 31, 1999 as the initial period.

    REVENUES

    Our revenues for the initial period and the year ended December 31, 2000 were $23.7 million and $1,083.5 million, respectively. The initial period revenues consisted of $15.7 million of energy revenues and $8.0 million of capacity payments. Revenues for the year ended December 31, 2000 consisted primarily of $507.5 million of energy revenues and $576.0 million of capacity payments. Substantially all our energy and capacity revenues during these periods were made through our marketing affiliate to Commonwealth Edison, the predecessor in interest to Exelon Generation, under the power purchase agreements. Our availability factor was 80.2% during the year ended
December 31, 2000.

    OPERATING COSTS

    Operating costs for the initial period and the year ended December 31, 2000 were $29.5 million and $936.0 million, respectively. Operating costs consist mainly of expenses for fuel, transmission tariffs, plant operations and maintenance and general and administrative expenses. Fuel expenses for the initial period and the year ended December 31, 2000 were $14.9 million and $404.0 million, respectively. Fuel expenses are principally the costs of coal, natural gas and fuel oil used in operations of the generating facilities.

    Partially offsetting our fuel costs in 2000 was a gain realized for calendar year 2001 financial options entered into beginning August 2000 as a hedge of our price risk associated with expected natural gas purchases. During the fourth quarter, we determined that it was no longer probable that we would purchase natural gas during 2001. This decision resulted from sustained gas prices far greater than were contemplated when we originally projected our 2001 gas needs and the fact that we can use fuel oil interchangeably with natural gas at some of the Illinois Plants. At the time we made our revised determination, the fair value of our financial option was $38 million. This gain is being deferred as required by hedge accounting and will be recognized upon either purchasing natural gas in 2001 or determining that it is probable we will not purchase natural gas in 2001. Subsequent to our revised determination, we settled the option for a $56 million gain. Accordingly, $18 million of gain was recognized in the fourth quarter. Concurrent with our revised determination of our 2001 natural gas requirements, we entered into some additional fuel contracts to offset our financial option and economically hedge the price risk associated with fuel oil. We recognized a $12 million loss at December 31, 2000 on these additional fuel contracts.

    Plant operations expense for the initial period was $7.6 million, which included labor and overhead of $6.3 million, maintenance expense of $0.6 million, and parts and supplies of $0.7 million. Plant operations expense for the year ended December 31, 2000 was $341.9 million, which included labor and overhead of $140.6 million, maintenance expenses of $87.2 million, parts and supplies of $29.1 million and other plant costs of $85.0 million.

    Depreciation and amortization expense for the initial period and the year ended December 31, 2000 were $5.7 million and $167.7 million, respectively. Depreciation expense primarily relates to the acquisition of the power generation assets we purchased from Commonwealth Edison, which are being depreciated over periods ranging from 20-40 years.

    General administrative costs for the year ended December 31, 2000 were $22.4 million, which relate to support services provided by our indirect parent, Midwest Generation EME, LLC, for operations and maintenance management, construction management and technical services, environmental health and safety services, computer services, and other related support activities.

    OTHER INCOME (EXPENSE)

    Interest expense for the initial period and the year ended December 31, 2000 was $14.3 million and $361.2 million, respectively. Interest expense primarily relates to borrowings from an affiliate, Edison Mission Overseas Co., under the subordinated loan agreements discussed below and interest expense related to the lease financings of the Collins, Powerton and Joliet Stations. Interest income and other for the year ended December 31, 2000 was $55.6 million and consisted primarily of interest income from loans to Edison Mission Energy, which occured from the proceeds of our sale-leaseback transactions, and from short-term investments.

    PROVISION (BENEFIT) FOR INCOME TAXES

    We had an effective income tax benefit rate of 38.5% during the initial period and 39.0% during the year ended December 31, 2000. The effective tax rate during the initial period was different from the federal statutory rate of 35% due to state income taxes. The income tax benefit results from tax sharing agreements with our indirect parent, Edison International.

    NET LOSSES

    Net losses for the initial period and the year ended December 31, 2000 were $12.4 million and $96.4 million, respectively. Although we expect to generate significant cash flow from operations, we expect to incur losses after depreciation, amortization and interest expense for several years. Our future results of operations will depend primarily on revenues from the sale of energy, capacity and other related products, and the level of our operating expenses.

LIQUIDITY AND CAPITAL EXPENDITURES

    Net cash flow provided by operating activities during the initial period was $2.0 million. Net cash flow provided by operating activities for the year ended December 31, 2000 was $93.1 million. Net working capital was $72.9 million at December 31, 1999 and $38.2 million at December 31, 2000.

    In December 1999, we completed the acquisition of the power generation assets from Commonwealth Edison for approximately $4.9 billion. In order to finance the acquisition, we:

    - received an equity contribution from Edison Mission Midwest Holdings of $650 million,

    - entered into two subordinated loan agreements with an affiliate, Edison Mission Overseas, under which we subsequently borrowed $3.4 billion, and

    - assigned our rights under the acquisition agreement to four third-party lessors to purchase the Collins Station, as described under "--Collins Station Lease" below, for $860 million.

    The acquisition has been accounted for utilizing the purchase method. The purchase price was allocated to the assets acquired and liabilities assumed based upon an assessment of their respective fair market values.

    GUARANTY OF DEBT OF EDISON MISSION MIDWEST HOLDINGS AND PLEDGE OF OWNERSHIP
     INTERESTS

    We have guaranteed Edison Mission Midwest Holdings' third party debt in the amount of $1.6 billion at December 31, 2000. Our parent also pledged the membership interests in us to the lenders in connection with the third party debt arrangements.

    COLLINS STATION LEASE

    In connection with the acquisition of the power generation assets from Commonwealth Edison, we assigned the right to purchase the Collins gas-fired power plant to four third party entities. The third parties purchased the Collins Station for an aggregate price of $860 million and entered into leases of the plant with an affiliate of ours. Our affiliate entered into subleases of the plant with us. The subleases, which are being accounted for as a lease financing, each have an initial term of 33.75 years with payments due on a quarterly basis. The base sublease rent includes both a fixed and variable component, the variable component of which is affected by movements in defined interest rate indexes and the determination of such index as provided for under the related agreements. Under the terms of the subleases, we may request a lessor, at its option, to refinance the lessor's debt, which if completed would affect the base lease and sublease rent. If a lessor intends to sell its interest in the Collins Station, we have a first right of refusal to acquire the interest at fair market value. Minimum sublease payments during the next five years are $42.3 million in 2001; $50.3 million in 2002; $50.3 million in 2003; $50.4 million in 2004; and $50.3 million in 2005. At December 31, 2000, the total remaining minimum sublease payments were $1.5 billion.

    FUEL COMMITMENTS

    At December 31, 2000, we had contractual commitments to purchase and/or transport coal and fuel oil. Based on the contract provisions, these minimum commitments, which are based on fixed prices, subject to adjustment, are currently estimated to aggregate $664 million over five years summarized as follows: $252 million in 2001; $181 million in 2002; $108 million in 2003; $61 million in 2004; and $62 million in 2005.

    POWERTON/JOLIET FACILITIES SALE-LEASEBACK

    In August 2000, we entered into a sale-leaseback transaction with respect to the Powerton and Joliet facilities as described in this prospectus. Proceeds from the sale of the assets were used by us to make a loan to Edison Mission Energy. We make semi-annual rent payments under leases of the Powerton and Joliet facilities on each January 2 and July 2 during the terms of the leases, beginning January 2, 2001. Our minimum lease rental obligations under these leases are approximately $83.3 million for 2001, $97.3 million for 2002, $97.3 million for 2003, $97.3 million for 2004 and $141.1 million for 2005. At December 31, 2000, the total remaining minimum lease payments was $2.4 billion. We make lease payments from the principal and interest payments we receive on the loans to Edison Mission Energy of the proceeds from the sale of the ownership interests in the facilities as well as our cash flow from operating activities. We are also required to pay operating expenses and other expenses, including interest on and principal of, our subordinated loans. The gain on the sale of the power facilities has been deferred and is being amortized over the term of the leases.

    ILLINOIS PEAKER SALE-LEASEBACK

    In July 2000, we entered into a sale-leaseback of equipment, primarily Illinois peaker power units, to a third party lessor for $300 million. Under the terms of the 5-year lease, we have a fixed price purchase option at the end of the lease term of $300 million. Edison Mission Energy guaranteed our monthly payments under the lease. In connection with the sale-leaseback, Midwest Peaker Holdings, Inc., a subsidiary of Edison Mission Energy, purchased $255 million of notes issued by the lessor, which accrue interest at LIBOR plus 0.65% to 0.95%, depending on Edison Mission Energy's credit rating. The notes are due and payable in five years. The gain on the sale of the equipment has been deferred and is being amortized over the term of the lease.

    NEW GENERATING CAPACITY

    As part of the purchase of the generating assets from Commonwealth Edison, Edison Mission Energy is committed to install one or more gas-fired electric generating units having an additional gross dependable capacity of 500 megawatts at Crawford Station, Fisk Station, the off-site Calumet Peaking site or at property in Illinois adjacent to those sites. The installation must be completed and the unit or units must be fully operational by December 15, 2003, the fourth anniversary of the date of purchase of the assets. The estimated cost to complete construction of the 500 MW gas-fired power plant is approximately
$250 million. If Edison Mission Energy violates its obligation to install the new generating capacity, Commonwealth Edison may seek legal or equitable relief, including injunctive relief, to prevent Edison Mission Energy's violation of its obligation. If Edison Mission Energy decides to offer capacity and electric energy from the new units on a firm, committed basis, it must first offer it to Commonwealth Edison before it markets or sells the capacity and energy to anyone else. If Commonwealth Edison refuses Edison Mission Energy's offer, Edison Mission Energy may offer the energy and capacity to a third party. However, this does not preclude Commonwealth Edison from purchasing capacity and energy from Edison Mission Energy after an initial refusal.

CHANGES IN INTEREST RATES, CHANGES IN COMMODITY PRICES AND OTHER OPERATING RISKS

    Changes in interest rates and changes in commodity prices can have a significant impact on our results of operations. Interest rate changes affect the cost of capital needed to operate the facilities and our lease costs under the Collins Station lease and lease of Illinois peaker power units. Based on the amount of variable rate debt and leases outstanding on March 31, 2001, a 10% increase or decrease in short term interest rates would increase or decrease our annual income before taxes by approximately $12.5 million.

    With the exception of revenue generated by contracts with Commonwealth Edison, our revenues and results of operations during the estimated useful lives of the power plants will depend upon prevailing commodity prices in Illinois and neighboring markets. Among the factors that influence the commodity prices in Illinois are:

    - prevailing market prices for fuel oil, coal and natural gas and associated transportation costs,

    - the extent of additional supplies of capacity, energy and ancillary services from current competitors or new market entrants, including the development of new generation facilities that may be able to produce electricity at a lower cost,

    - transmission congestion in and to Illinois,

    - the market structure rules to be established for Illinois by an independent system operator,

    - the reliability and operation of nuclear generating plants in Illinois beyond their presently expected dates of decommissioning,

    - weather conditions prevailing in Illinois and surrounding areas from time to time, and

    - the rate of growth in electricity usage as a result of factors such as regional economic conditions and the implementation of conservation programs.

    Virtually all our energy and capacity sales through the end of 2001 will be made under contract to Exelon Generation, and a significant portion will continue to be sold to Exelon Generation through the end of 2004. Remaining energy and capacity will be sold under pricing provisions that are individually negotiated with customers by our marketing affiliate and may include fixed prices or prices based on a daily or monthly market index. We may benefit from forward energy sales contracts entered into by our marketing affiliate depending on market conditions. As of December 31, 2000, we had not entered into forward energy sales contracts other than those with Exelon Generation.

    Under the Collins Station power purchase agreement, Exelon Generation purchases energy from us at fixed rate prices that vary from $30/MWhr to $34/MWhr plus a fuel adjustment based on market prices of natural gas for annual purchases greater than an annual threshold of 2.7 million MWhrs. This provision allows us to recover changes in the market price of natural gas above the annual threshold. However, we bear the risk of increases in market prices of natural gas below the annual threshold. Exelon Generation has the right under the power purchase agreement to purchase all the available production capability of the Collins Station. The Collins Station has the capability to burn fuel oil in lieu of natural gas, which enables us to use fuel oil when it costs less than natural gas. Due to the substantial increase in natural gas prices, our affiliate has entered into futures contracts on our behalf to hedge against price increases of fuel oil for a substantial portion of our fuel requirements in 2001.

    Our risk management policy allows for the use of derivative financial instruments through our marketing affiliate to limit financial exposure to fuel prices for non-trading purposes. Our marketing affiliate's risk management activities give rise to commodity price risk, which represents the potential loss that can be caused by a change in the market value of a particular commodity. Commodity price risks are actively monitored to ensure compliance with our risk management policies. Policies are in place which limit the amount of total net exposure that we may enter into at any point in time. Procedures exist which allow for monitoring of all commitments and positions with daily reporting to senior management. Our marketing affiliate performs a "value at risk" analysis in our daily business to measure, monitor and control our overall market risk exposure. The use of value at risk allows management to aggregate overall risk, compare risk on a consistent basis and identify the drivers of the risk. Value at risk measures the worst expected loss over a given time interval, under normal market conditions, at a given confidence level. Given the inherent limitations of value at risk and relying on a single risk measurement tool, our marketing affiliate supplements this approach with industry "best practice" techniques including the use of stress testing and worst-case scenario analysis, as well as stop limits and counterparty credit exposure limits.

    Our marketing affiliate has the following commodity price hedges outstanding on the dates presented:

                                                      DECEMBER 31,
                                       -------------------------------------------
                                               2000                   1999
                                       --------------------   --------------------
                                       NOTIONAL    CONTRACT   NOTIONAL    CONTRACT
                                        AMOUNT     EXPIRES     AMOUNT     EXPIRES
                                       ---------   --------   ---------   --------
                                                     (IN THOUSANDS)
COMMODITY CONTRACTS
Forward contracts....................  $   1,663     2001            --       --
Futures contracts....................    (95,575)    2001            --       --
Swaps agreements.....................   (179,778)    2001            --       --

    The following table summarizes the fair values for outstanding financial instruments used for price risk management activities by instrument type:

                                                         DECEMBER 31,
                                          ------------------------------------------
                                                 2000                   1999
                                          -------------------   --------------------
                                          CARRYING     FAIR     CARRYING      FAIR
                                           AMOUNT     VALUE      AMOUNT      VALUE
                                          --------   --------   ---------   --------
                                                        (IN THOUSANDS)
COMMODITY CONTRACTS
Forward contracts.......................        --    $1,689           --        --
Futures contracts.......................        --    (8,189)          --        --
Swaps agreements........................        --        93           --        --

    A 10% increase in fuel and energy prices would result in an $15.3 million decrease in the fair value of commodity contracts at December 31, 2000 entered into by our marketing affiliate. A 10% decrease in fuel and energy prices would result in an $15.3 million increase in the fair value of commodity contracts at December 31, 2000 entered into by our marketing affiliate.

ENVIRONMENTAL MATTERS AND REGULATIONS

    We are subject to environmental regulation by federal, state and local authorities in the United States. We believe that we are in substantial compliance with environmental regulatory requirements and that maintaining compliance with current requirements will not materially affect our financial position or results of operation. However, possible future developments, such as the promulgation of more stringent environmental laws and regulations, and future proceedings which may be taken by environmental authorities, could affect the costs and the manner in which we conduct our business and could cause us to make substantial additional capital expenditures. We cannot assure you that we would be able to recover these increased costs from our customers or that our financial position and results of operations would not be materially adversely affected.

    Typically, environmental laws require a lengthy and complex process for obtaining licenses, permits and approvals prior to construction and operation of a project. Meeting all the necessary requirements can delay or sometimes prevent the completion of a proposed project as well as require extensive modifications to existing projects, which may involve significant capital expenditures.

    We expect that the implementation of Clean Air Act Amendments and the regulations and revised State Implementation Plans developed as a consequence of the Act will result in increased capital expenditures and operating expenses. For example, we anticipate upgrades to the environmental controls at the power generation assets we purchased from Commonwealth Edison to control nitrogen oxides emissions to result in expenditures of approximately $61 million, $67 million, $130 million, $123 million and $57 million for 2001, 2002, 2003, 2004 and 2005, respectively. However, possible future developments, such as the promulgation of more stringent environmental laws and regulations and future proceedings which may be taken by environmental authorities, could affect the costs and the manner in which we conduct our business and could cause us to make capital expenditures substantially in excess of these anticipated amounts. We cannot assure you that in that case we would be able to recover the increased costs from our customers or that our financial position and results of operations would not be materially adversely affected. See "Our Business--Environmental Regulation" for a further discussion of environmental regulation developments that could affect our business in the future.

STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 133

    Effective January 1, 2001, we adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Statement establishes accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. The Statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. For derivatives that qualify for hedge accounting, depending on the nature of the hedge, changes in fair value are either offset by changes in the fair value of the hedged assets, liabilities or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value is immediately recognized in earnings.

    Upon adoption of SFAS No. 133, we will record all derivatives associated with our risk management activities at fair value unless the derivatives qualify for the normal sales and purchases exception. We expect that a portion of our risk management activities related to forward physical purchases or sales will qualify for this exception. For derivatives associated with our risk management activities that do not qualify as normal sales and purchases, we expect our financial instruments will qualify as a cash flow hedge with appropriate adjustments made to other comprehensive income. The cumulative effect on prior years' net income resulting from the change in accounting for derivatives in accordance with SFAS No. 133 is not expected to be material.

SUBSEQUENT EVENT

    On April 18, 2001, Unit 6 at the Joliet Station (314 MW) was taken offline after a coal-dust explosion occurred in the building housing the unit. We are undertaking a review of the cause of the explosion, and the extent of damage and will prepare a plan to return the unit to commercial operations on an expedited basis. The cost to repair the unit and the schedule to complete the repairs cannot be estimated at this time.

                                  OUR BUSINESS

INDUSTRY OVERVIEW

    Over the last several years, changes in the United States electric industry, including the entry of companies engaged in providing generation, transmission, distribution, and ancillary services, have led to significant deregulation and increased competition. The Federal Energy Regulatory Commission requires the owners and operators of electric transmission facilities to make the facilities available to all wholesale generators, sellers and buyers of electricity on a nondiscriminatory basis. In addition to wholesale transmission, or wheeling, throughout the United States, there have been an increasing number of proposals to allow retail customers to choose their electricity suppliers. Numerous electric utilities nationwide are in the process of divesting all or a portion of their electricity generation business or expect to commence this process in the foreseeable future. Edison Mission Energy, through us and its other subsidiaries, has actively pursued the opportunities created by the deregulated domestic electric markets.

MIDWEST GENERATION OVERVIEW

    In December 1999, we purchased power generation assets from Commonwealth Edison for an aggregate purchase price of approximately $4.9 billion. These power generation assets currently consist of:

    - six coal-fired generating stations consisting of 5,646 megawatts, which include Powerton, Joliet, Will County, Waukegan, Crawford and Fisk,

    - the Collins gas and oil-fired generating station consisting of 2,698 megawatts, and

    - a group of on-site peaking units consisting of 632 megawatts and off-site peaking units consisting of 563 megawatts, based on the average of the summer and winter ratings.

    We describe the generating stations in more detail in the section titled "--Description of the Stations Owned or Leased by Us" and the on-site and off-site peaking units in the section titled "--Overview of the On-Site and Off-Site Peaking Facilities."

    The power generation assets we purchased from Commonwealth Edison are competitive generation units connected to the Mid-America Interconnected Network and are located close to our primary market, Chicago. The Mid-America Interconnected Network borders the East Central Area Reliability Council. The Mid-America Interconnected Network and the East Central Area Reliability Council are two of the ten regional reliability councils that form the North American Electric Reliability Council. We and Commonwealth Edison entered into transition contracts as part of our acquisition of these power generation assets from Commonwealth Edison and Commonwealth Edison assigned these contracts to Exelon Generation, a subsidiary of Exelon Corporation, Commonwealth Edison's parent corporation. See "--Exelon Generation and Commonwealth Edison Agreements." These contracts ensure that Exelon Generation has access to sufficient capacity and energy to guarantee reliable supply to its customer base.

    Exelon Generation produces and purchases electricity and Commonwealth Edison distributes and sells it to approximately 3.4 million customers in northern Illinois, including Chicago. Commonwealth Edison has continued to provide electricity transmission and interconnection services to us since the acquisition. See "--Commonwealth Edison Facilities, Interconnection and Easement Agreements."

DESCRIPTION OF THE STATIONS OWNED OR LEASED BY US

    THE POWERTON STATION

    The Powerton Station is a 1,538 megawatts net coal-fired station located in Pekin, Illinois approximately 16 miles southwest of Peoria or 166 miles from Chicago on an approximately 568 acre site (plus an approximately 1,440 acre lake) on the Illinois River near Illinois Route 29. The original Powerton Station was constructed in 1928. The remaining operating generating units are Units 5 and 6, as the other generating units have been retired. The operation of Units 5 and 6 started in 1972 and 1975, respectively.

    Powerton Station currently receives southern Powder River Basin coal, primarily from the Rochelle mine and also from the Jacobs Ranch, Decker and Antelope mines, as well as the Black Thunder mine. With the exception of the Decker mine, which is located in Montana, all these mines are located in Wyoming. The Powerton Station may burn coal from a variety of Powder River Basin source mines.

    THE JOLIET STATION

    The Joliet Station is located in Joliet, Illinois approximately 40 miles southwest of Chicago on a combined approximately 467 acre site on the Des Plaines River near Interstate 80. The original Joliet facility was constructed in 1917. The remaining operating generating units are Units 6, 7 and 8, as the other generating units have been retired. Only Units 7 and 8 are subject to the leveraged lease transactions described in this prospectus. The operation of Units 7 and 8 started in 1965 and 1966, respectively.

    Joliet Unit 6 is a 314 megawatts net coal-fired unit located adjacent to, but across the river from, Joliet Units 7 and 8, in Will County, Illinois. Joliet Units 7 and 8, which are also coal-fired, have a combined capacity of 1,044 megawatts net. The original generating units have been retired. Unit 6 began operation in 1959. On April 18, 2001, Unit 6 was taken off line after an explosion occurred in the building housing the unit. Units 7 and 8 were not affected by the explosion and remain in operation. There were no power outages or injuries as a result of the explosion.

    The Joliet Station is accessible by road and railroad. The railroad spur can be used for major equipment hauling and is designed for unit train coal deliveries. Natural gas is delivered by Nicor Gas Company under a delivery contract for the boilers as a startup and stabilizing fuel.

    The Joliet Station receives coal by train delivered by the Chicago, Central, and Pacific Railroad Company from interchange points with the Union Pacific or Burlington Northern Santa Fe Railroads. The Joliet Station receives southern Powder River Basin coal, primarily from the Black Thunder mine, that is sodium enhanced for improved precipitator performance.

    THE WILL COUNTY STATION

    The Will County Station is a 1,092 megawatts net coal-fired power plant located in Lockport, in Will County, Illinois. The station was built in 1955 and occupies approximately 215 acres, inclusive of the switchyard and other coal-fired steam generators. Units 1, 2, 3 and 4 began operations between 1955 and 1963. The units utilize oil for ignition and startup.

    The Will County Station receives coal deliveries by unit train by the Elgin, Joliet & Eastern Railway Company from interchange points with the Union Pacific Railroad or the Burlington Northern Santa Fe Railroad. Will County receives Powder River Basin coal from the Decker, Rochelle and Jacobs Ranch mines. Decker coal is blended with southern Powder River Basin coals to obtain sodium levels sufficient for improved precipitator performance. Will County uses No. 2 distillate fuel oil for ignition and combustion support, which is delivered by tanker truck to a 100,000 gallon storage tank. Will County has no natural gas service.

    THE WAUKEGAN STATION

    The Waukegan Station is a 789 megawatts net coal-fired power plant located in Waukegan, in Lake County, Illinois, on Lake Michigan. The original plant was built in 1923. The newer portion of the plant was built beginning in 1952. The plant occupies approximately 194 acres, inclusive of the switchyard. Units 6, 7 and 8 began operations between 1952, 1958 and 1962, respectively.

    Waukegan Station consists of three coal-fired generators. Unit 6 utilizes oil for ignition and startup, while Unit 7 utilizes oil or natural gas and Unit 8 utilizes natural gas. The facilities receive coal by unit train delivered by the Union Pacific Railroad. The Elgin, Joliet and Eastern Railroad can also deliver to Waukegan Station from an interconnection point with the Union Pacific Railroad. Waukegan Station receives Powder River Basin coal primarily from Jacobs Ranch. This coal is sodium enhanced, if necessary, for improved precipitator performance.

    THE FISK STATION

    The Fisk Station is a 327 megawatts net coal-fired power plant located in Cook County, Illinois, and is within the city limits of Chicago. The original plant was built in 1903 and occupies approximately 44 acres, inclusive of the switchyard. The original generating units have been retired. Unit 19 began operations in 1959.

    Coal is delivered by barge, which is moved via the Chicago Sanitary and Ship Canal to Fisk Station. The barge towing company delivers two to three barges daily and removes empty barges. Barges are unloaded directly to the bunkers. Fisk Station has no ground storage and receives its coal on a "just in time" basis. Coal for Fisk Station is loaded into barges at the Will County Station. There are no intervening locks to prevent the timely delivery of coal. Fisk Station receives a blend of Decker and southern Powder River Basin coal, although it can burn several Powder River Basin coals as long as sodium in the ash is sufficient for improved precipitator performance. Natural gas is used for ignition and combustion support and for full boiler operation, if desired. Peoples Gas delivers natural gas under a delivery contract that includes balancing storage, which is also shared by the Crawford Station.

    THE CRAWFORD STATION

    The Crawford Station is a 542 megawatts net coal-fired power plant located in Cook County, Illinois, and is within the city limits of Chicago. The original plant was built in 1925 and occupies approximately 72 acres, inclusive of the switchyard. The original generating units have been retired. Units 7 and 8 began operations in 1958 and 1961, respectively.

    Coal is delivered by barge, which is moved via the Chicago Sanitary and Ship Canal to Crawford Station. The barge towing company delivers three to four barges daily and removes empty barges. Barges are unloaded directly to the bunkers or to ground storage. Coal for the Crawford Station is loaded into barges at the Will County Station. Crawford Station receives a blend of Decker and southern Powder River Basin coal, although it can burn several Powder River Basin coals as long as sodium in the ash is sufficient to maintain precipitator performance. Natural gas is used for ignition and combustion support and for full boiler operation, if desired. Peoples Gas delivers natural gas under a delivery contract that includes balancing storage, which is also shared by Fisk Station and Commonwealth Edison's peakers located in Chicago.

    THE COLLINS STATION

    The Collins Station is a 2,698 megawatts net gas and oil-fired power plant located in Grundy County, near Morris, Illinois. The plant was built in 1977 and occupies approximately 3,723 acres, inclusive of Heideke Lake, the station's cooling lake. Collins Station contains five dual-fueled steam generators originally fired using No. 6 heavy fuel oil, but now capable of burning natural gas or oil. This duel fuel capacity gives Collins Station flexibility to switch between natural gas and oil based on economics.

    Natural gas is procured in the monthly and daily spot markets, shipped at the seller's risk to Chicago, and then delivered to Collins Station by Nicor Gas Company under a delivery contract that runs through 2003. Nicor Gas Company manages storage inventory and purchases gas for us under an agency agreement that runs concurrently with the delivery contract.

OVERVIEW OF THE ON-SITE AND OFF-SITE PEAKING FACILITIES

    The On-Site Peaking units consist of four peaking facilities: Crawford, Fisk, Waukegan and Joliet. The On-Site Peaking units were commissioned in 1968, except for Joliet, which was commissioned in 1969.

    The Off-Site Peaking units consist of five peaking facilities: Bloom, Calumet, Electric Junction, Lombard and Sabrooke. The Off-Site Peaking units were commissioned in 1969, except for Electric Junction, which was commissioned in 1970.

    Both the On-Site Peaking units and the Off-Site Peaking units burn either No. 2 distillate oil (jet fuel) or both natural gas and No. 2 distillate oil. Natural gas is purchased in the monthly and daily spot markets and is shipped at the seller's risk to Chicago. Peoples Gas provides delivery services, including balancing storage, to the site under tariffs approved by the Illinois Commerce Commission.

    We purchase No. 1 distillate oil (jet oil) from low bidders from bids taken annually. Shipments to the site are in tanker trucks and inventory is replenished as needed by the site. The oil price is tied to the Oil Price Information Service posted weekly price (market price) on the date of delivery. Truck delivery charges are at fixed agreed-upon prices.

    No. 2 distillate oil is purchased from low bidders from bids taken annually. Shipments to the site are in tanker trucks, and inventory is replenished as needed by the site. The oil price is tied to the Oil Price Information Service posted weekly price (market price) on the date of delivery. Truck delivery charges are at fixed agreed-upon prices.

OPERATION OF THE STATIONS

    The operating performance of the stations, based on equivalent availability factors for the years 1996 to 2000, is shown below:

    EQUIVALENT AVAILABILITY FACTOR

FACILITY                                            1996          1997          1998          1999          2000
--------                                          --------      --------      --------      --------      --------
COLLINS.........................................    76.4%         76.9%         79.4%         88.8%         86.9%
CRAWFORD........................................    63.6%         43.1%         67.8%         50.6%         82.0%
FISK............................................    52.3%         84.5%         75.0%         59.4%         93.9%
JOLIET 9........................................    32.7%         86.7%         62.6%         89.9%         81.7%
JOLIET 29.......................................    70.7%         67.9%         69.4%         81.1%         74.8%
POWERTON........................................    58.5%         64.3%         68.8%         71.5%         80.8%
WAUKEGAN........................................    57.5%         81.5%         75.9%         65.7%         83.7%
WILL COUNTY.....................................    75.0%         64.8%         70.1%         51.7%         74.0%
ON-SITE PEAKERS.................................    89.0%         94.0%         94.6%         51.3%         85.7%
OFF-SITE PEAKERS................................    74.4%         93.4%         83.3%         74.3%         86.1%

EXELON GENERATION AND COMMONWEALTH EDISON AGREEMENTS

    In connection with the acquisition of the power generation assets from Commonwealth Edison, we entered into the following acquisition-related contracts:

    - Three power purchase agreements with Commonwealth Edison in which Commonwealth Edison agreed to purchase, and we agreed to sell, electric capacity, energy and other generation related services from the power generation stations we purchased from Commonwealth Edison for a period of up to five years. For more information on these agreements, see "--Power Purchase Agreements" below.

    - 13 facilities, interconnection and easement agreements with Commonwealth Edison in which we and Commonwealth Edison agreed to our interconnection with Commonwealth Edison's transmission and distribution system. For more information on these agreements, see "--Commonwealth Edison Facilities, Interconnection and Easement Agreements" below.

    - Several auxiliary power agreements with Commonwealth Edison in which Commonwealth Edison agrees to provide station service power.

    - A peaker control agreement that governs procedures relating to the startup of units located at the Fisk, Waukegan and Lombard facilities.

    POWER PURCHASE AGREEMENTS

    On December 15, 1999, we entered into three separate power purchase agreements with Commonwealth Edison with terms of up to five years, and, in January 2001, Commonwealth Edison assigned these agreements to Exelon Generation. Under these agreements, we have agreed to make the capacity of the power generation stations we purchased from Commonwealth Edison available to Exelon Generation. These agreements allow us to sell any excess electric energy, including energy not dispatched by Exelon Generation, to other purchasers under specified conditions. Payments under these power purchase agreements constituted approximately 99% of our revenues during the year ended December 31, 2000, with the balance of our revenues coming from third party sales of electric energy.

    Exelon Corporation, Exelon Generation's parent company, is a public company and is subject to the informational requirements of the Exchange Act. Exelon Corporation's consolidated financial statements are filed with the SEC.

    COAL-FIRED STATIONS POWER PURCHASE AGREEMENT. In connection with the acquisition of the Commonwealth Edison coal-fired stations, including the Powerton Station and the Joliet Station, we entered into a five-year power purchase agreement with Commonwealth Edison which was assigned to Exelon Generation. This agreement provides stability of cash flows to us, especially during the early years, when the majority of power is contracted.

    Under this agreement, Exelon Generation purchases capacity and has the right to purchase energy generated by the coal-fired stations from us. The agreement provides for capacity and energy payments. Exelon Generation is obligated to make a capacity payment for the units under contract, providing us revenue for fixed charges such as debt service, labor and insurance, and an energy payment for the electricity produced by these units, compensating us for variable costs of production. If Exelon Generation does not fully dispatch the units under contract, we may sell the excess energy to third parties, subject to several conditions. Some provisions of the coal power purchase agreement are outlined in the following table:

TERM.................................  - 5 years (expires December 31, 2004)

PAYMENTS.............................  - Monthly capacity charge varying on a seasonal (summer/non-
                                         summer) basis

                                       - Energy charge based on amount of electric energy purchased

                                       - Start-up and low load payments

                                       - Performance bonuses/penalties

CONTRACTED, OPTIONAL AND CANCELLABLE
  CAPACITY...........................  - Capacity of individual units is designated as reserved or optional capacity according to an annual schedule

                                       - Optional capacity may be reserved by Exelon Generation
                                         Company for the upcoming year at higher rates with 6
                                         months' notice

AVAILABILITY.........................  - Capacity payments are adjusted based on availability

                                       - Capacity payment is forfeited below 65% in the summer, 55%
                                       in the non-summer

YEAR                                         2000       2001       2002       2003       2004
----                                       --------   --------   --------   --------   --------
Reserved Capacity (megawatts)............   5,005      4,535      4,013      1,696      1,696
Optional Capacity (megawatts)............     640      1,110      1,632      3,949      3,949

    The power purchase agreement includes the requirement that we supply ancillary services with respect to the reserved capacity of the reserved units. The agreement identifies the units that are contracted to Exelon Generation as reserved or optional capacity during its term. The number of units identified as reserved capacity is gradually decreased based on a table presented in the agreement. The decrease in reserved capacity, if Exelon Generation does not exercise its option to purchase the energy and capacity, provides us with the opportunity to sell the capacity to the open market during the later years of the agreement. Exelon Generation is able to exercise call options on available capacity with commensurate higher capacity charges during the five year period. Exelon Generation has exercised its options on all optional capacity units for 2001. Power from the Joliet Unit 7 is committed through December 2001, and then callable for the next three years, while power from the Joliet Unit 8 is committed for five years. Power from the Powerton Station is committed through December 2002, and then callable for the next two years. Since Exelon Generation is able to dispatch the coal-fired stations as required for the duration of the agreement, compensation is also provided to us for the cost of startups, shutdowns, and some low load operations, which is not covered by the normal energy charge rate.

    The power purchase agreement contains the "Mid-America Interconnected Network Guide Number 3A" titled "Procedures for the Uniform Rating of Generating Equipment" as an appendix. The Guide specifies the generating test used to establish the capacity rating for each of the generating units. The power purchase agreement has a set of communication guidelines for interfacing with Commonwealth Edison's Electric Operations Department transmission and generation dispatchers.

    The power purchase agreement sets forth different capacity charges for the summer months of June, July, August and September and the non-summer months of October through May. The reserved capacity payments are based on the contracted amounts identified in the power purchase agreement and are adjusted by a factor that is in part based on the group equivalent availability factor. The formula for calculation of the group equivalent availability factor is included in the agreement. If the group equivalent availability factor is higher than a specified threshold, then the adjustment factor calculation provides us with the opportunity to increase the normal monthly capacity payment, but if the group equivalent availability factor is lower than the minimum, then we are penalized by a loss in the monthly capacity payment. The monthly capacity payment adjustment factor provides us with an incentive to maintain the individual units at high equivalent availabilities.

    The appropriate group equivalent availability factor required in the calculation for potentially achieving the full monthly capacity payment for the coal-fired units is 65% for the summer months and 55% for the non-summer months. While the historic annual equivalent availability factors for the facilities have not consistently demonstrated the levels required in the power purchase agreement on an annual basis, we believe the average annual equivalent availability for the different unit types should be achievable based on data from similar units in the North American Electric Reliability Council availability data. The facilities have achieved forced outage rates consistent with the agreement availability levels following major rehabilitation work performed by Commonwealth Edison. However, our ability to achieve the desired monthly equivalent availability is largely a function of the operations and maintenance of the individual units. The 2000 equivalent availability factor of the coal-fired units was 77.4%, and the summer month availability factor was 95%, both of which are well above the targets set forth in the power purchase agreement.

    COLLINS STATION POWER PURCHASE AGREEMENT. In connection with the acquisition of the Collins Station, we entered into a five-year power purchase agreement with Commonwealth Edison which was also assigned to Exelon Generation. This power purchase agreement was amended on July 12, 2000 and amended and restated on September 13, 2000. References to the "agreement" in this section are references to the power purchase agreement as amended and restated.

    Under the agreement, Exelon Generation purchases capacity and has the right to purchase electric energy generated by the units at the Collins Station from us. Under the agreement, all units that are contracted to Exelon Generation during the term are considered reserved capacity. The agreement provides for capacity and energy payments. Exelon Generation is obligated to make a capacity payment for the units under contract, providing us revenue for fixed charges such as debt service, labor and insurance, and an energy payment for the electricity produced by these units, compensating us for variable costs of production. Exelon Generation is obligated to dispatch and purchase a specified minimum amount of electric energy or pay an additional payment calculated under the agreement to meet this minimum purchase requirement. If Exelon Generation does not fully dispatch the units under contract, we may sell the excess energy to third parties, subject to several conditions. Some provisions of this power purchase agreement are outlined in the following table:

TERM PAYMENTS........................  - 5 years (expires December 31, 2004)

                                       - Monthly capacity charge varying on a seasonal (summer/non-
                                         summer) basis

                                       - Variable energy charge

                                       - Start-up and low load payments

                                       - Annual settlement amount relating to natural gas prices
                                       and the amount of energy purchased

AVAILABILITY.........................  - Capacity payments are adjusted based on availability

                                       - Capacity payment is forfeited below 50% in both summer and non-summer months

    The Collins Station power purchase agreement includes the requirement that we supply ancillary services with respect to the reserved capacity. Exelon Generation has the option to terminate this agreement in its entirety or with respect to any generating unit or units for each of 2002, 2003 and 2004 by giving us notice of its decision to terminate at least ninety days before each contract year.

    The power purchase agreement contains the "Mid-America Interconnected Network Guide Number 3A" titled "Procedures for the Uniform Rating of Generating Equipment" as an appendix. The Guide specifies the generating test used to establish the capacity rating for each of the generating units. The power purchase agreement has a set of communication guidelines for interfacing with Commonwealth Edison's Electric Operations Department transmission and generation dispatchers.

    The power purchase agreement divides the capacity charges into summer months of June, July, August and September and non-summer months of October through May. The capacity payments are based on the contracted amounts identified in the agreement and are adjusted by a factor that is in part based on the group equivalent availability factor. The formula for calculation of the group equivalent availability factor is included in the agreement. With respect to all electricity purchased under the agreement, Exelon Generation is obligated to pay: a monthly capacity charge for the reserved units which varies according to the time of year; a per megawatt hour charge which varies from $30 to $34 over the term of the agreement; various charges for start-up of the reserved units; low load charges that apply at any hour in which Exelon Generation Company schedules a reserved unit to operate at an output below a level specified in the agreement; and an annual settlement amount to the extent natural gas prices exceed a specified amount and Exelon Generation dispatches a minimum amount of electric energy. The 2000 equivalent availability factor of the Collins Station was 86.9%, and the summer month availability factor was 99%, both of which are well above the targets set forth in the power purchase agreement.

    PEAKING UNITS POWER PURCHASE AGREEMENT. In connection with the acquisition of Commonwealth Edison's Crawford, Fisk, Waukegan, Calumet, Joliet, Bloom, Electric Junction, Sabrooke and Lombard Peaking Units, we entered into a five-year power purchase agreement with Commonwealth Edison which was assigned to Exelon Generation.

    Under this agreement, Exelon Generation purchases capacity and has the right to purchase from us electric energy generated by the peaking units. The agreement provides for capacity and energy payments. Exelon Generation has the right to receive and purchase the generating capacity for the peaking units. If Exelon Generation does not fully dispatch the units under contract, we may sell the excess energy to third parties, subject to several conditions. Some provisions of the agreement are outlined in the following table:

TERM.................................  - 5 years (expires December 31, 2004)

PAYMENTS.............................  - Monthly capacity charge varying on a seasonal (summer/non-
                                         summer) basis

                                       - Energy charge based on amount of electric energy purchased

                                       - Low load payments

                                       - Performance bonuses/penalties

    The peaking units power purchase agreement contains the "Mid-America Interconnected Network Guide Number 3A" titled "Procedures for the Uniform Rating of Generating Equipment" as an appendix. The Guide specifies the generating test used to establish the capacity rating for each of the generating units. The peaking units power purchase agreement has a set of communication guidelines for interfacing with Commonwealth Edison's Electric Operations Department transmission and generation dispatchers.

    The agreement divides the capacity charges into summer months of June, July, August and September and non-summer months of October through May. The reserved capacity payments are based on the contracted amounts identified in the agreement and are adjusted by a factor that is in part based on the capacity adjustment factor. The formula for calculation of the capacity adjustment factor is included in the agreement. Exelon Generation is obligated to pay a capacity charge for the reserved peaking units and a per megawatt hour charge of $75 to $95 for oil-fired energy and $40 to $60 for gas-fired energy. Exelon Generation may also be obligated to pay a bonus fee if an unit is operated at peak capacity or a payment calculated under the agreement if a specified minimum of generating capacity is not dispatched and purchased by Exelon Generation. Exelon Generation has the option to terminate this agreement in its entirety or with respect to any of the generating unit or units for each of 2002, 2003 and 2004 by giving us notice of its decision to terminate at least 90 days before each contract year.

    INDEMNIFICATION, DEFAULT AND TERMINATION UNDER THE POWER PURCHASE AGREEMENTS. Each power purchase agreement described above contains customary indemnification language for the parties to the agreement, and the limits of liability for each party are limited to direct damages incurred as a result of default. The following conditions constitute a default on our part under each agreement:

    - we fail to pay any sum due under the agreement on the due date and we do not remedy this failure within ten business days after receiving written notice;

    - we abandon any control center responsible for receiving dispatch orders from Exelon Generation for a period of over 24 hours;

    - our bankruptcy; or

    - we fail in any material respect to perform any of our obligations under the agreement, which failure adversely affects Exelon Generation and is not remedied within 60 days after Exelon Generation has given us written notice.

    The following conditions constitute a default on the part of Exelon Generation under each agreement:

    - Exelon Generation fails to pay any monthly charge on its due date and this failure is not remedied within ten business days after receiving written notice;

    - Exelon Generation fails to pay any other charge due under the agreement on its due date and this failure is not remedied within 15 business days after receiving written notice;

    - Exelon Generation's bankruptcy; or

    - Exelon Generation fails in any material respect to perform any of its obligations under the agreement, which failure adversely affects us and is not remedied within 60 days after we have given Exelon Generation written notice.

    Either party, which is the non-breaching party, may terminate each agreement upon 30 days' written notice if the other party is in default under the agreement and may exercise any legal rights available at law or in equity. Exelon Generation may also terminate the Collins Station and Peaking Units power purchase agreements at its option with respect to each of 2002, 2003 and 2004 by giving us notice of termination at least 90 days before each respective year. Each agreement also has standard force majeure provisions which would suspend the obligations of the party affected by the force majeure event for the duration of the event.

    COMMONWEALTH EDISON CONSENT AGREEMENTS

    COLLINS LEVERAGED LEASE.

    As required by the Collins Station power purchase agreement, in December 1999, Commonwealth Edison agreed to the assignment of our interest in the Collins Station power purchase agreement and the facilities, interconnection and easement agreement relating to the Collins Station as security for the lenders under the Collins leveraged lease transaction.

    We entered into four separate consent agreements, each with Commonwealth Edison, an owner trust and Citibank, N.A., under which we consented to the assignment of our interest in, and granted a security interest in, the Collins Station power purchase agreement and the facilities, interconnection and easement agreement to each owner trust. We also consented to each owner trust's assignment of its interest in the agreements to Citibank, N.A. as security for loans used by the owner trusts to purchase the Collins Station.

    In an event of a default under a lease or sublease of the Collins Station, the applicable owner trust, Citibank and the initial lender, as the secured parties, or a designee, may take action and exercise our rights under the power purchase agreement and the facilities, interconnection and easement agreement, including performing our obligations under these agreements. In that case, Commonwealth Edison and Exelon Generation would continue to perform their obligations under the agreements if the substituted party is creditworthy and has experience and skill in the operation of electric generation plants or Commonwealth Edison and Exelon Generation otherwise consents.

    When a Collins Station lease or sublease expires or terminates or one of the secured parties assigns our interest in the agreements, the secured parties or a substitute party may perform our obligations under the agreements. The party assuming our obligations would not have to remedy any defaults caused by us or assume any of our liability prior to the termination, expiration or assignment. Furthermore, the secured parties or their designees will in that case have no liability or obligation under the agreements nor will they be required to perform our obligations. Neither Commonwealth Edison nor Exelon Generation may amend, transfer or terminate the agreements, transfer its interest under them, or consent to the transfer of our interest unless it receives prior written consent from the secured parties.

    POWERTON AND JOLIET LEVERAGED LEASE.

    The power purchase agreement for the Powerton and Joliet Station requires that before we sell or transfer either or both of the stations, we must first obtain Exelon Generation's written consent, however, before the power purchase agreements were transferred to Exelon Generation, we were required to obtain Commonwealth Edison's written consent before we sold or transferred either or both of the stations.

    We, each owner trust and each lease indenture trustee entered into consent agreements with Commonwealth Edison. In the consent agreements, Commonwealth Edison agreed to our sale of Powerton Station and Units 7 and 8 of the Joliet Station to the owner trusts as part of the leveraged lease transactions described in this prospectus. Each consent agreement provides that no owner trust will have rights or duties under the power purchase agreement and the facilities, interconnection and easement agreements covering the Powerton and Joliet Stations unless the owner trust assumes ownership of the Powerton and Joliet Stations, or any part of the stations and we are prohibited or restricted from performing our obligations under those agreements. In that case, the owner trusts agree to be bound, and to cause any designee or transferee of the owner trusts or the operator of the Powerton and Joliet Stations, or any part of the stations, to be bound, by all the terms and conditions of the power purchase agreement and the facilities, interconnection and easement agreements covering the Powerton and Joliet Stations which currently apply to us, to the extent the terms and conditions relate to the Powerton and Joliet Stations. However, even if an owner trust becomes so bound under those agreements, we will continue to be bound by the terms and conditions of the agreements.

    Under the consent agreements, we indemnify Commonwealth Edison for any expenses Commonwealth Edison suffers as a result of our sale of the Powerton and Joliet Stations to the owner trusts, the negligence or willful misconduct of the owner trusts and any breach of the terms of the consent agreements by the owner trusts or us.

    COMMONWEALTH EDISON FACILITIES, INTERCONNECTION AND EASEMENT AGREEMENTS

    Also in connection with our acquisition of the power generation assets from Commonwealth Edison, we entered into several facilities, interconnection and easement agreements covering these assets. These agreements delineate the ownership rights regarding easements and interconnection systems associated with these assets. The agreements also describe the procedures we and Commonwealth Edison are to follow with respect to the operation of the stations and peaking units, the interconnection of the facilities with Commonwealth Edison's electric transmission and distribution system, the maintenance of equipment at the stations and peaking units and the delivery by us to Commonwealth Edison of energy from the stations and peaking units.

THE FACILITY SERVICES AGREEMENTS

    As part of the leveraged lease transactions described in this prospectus, we entered into facility services agreements with each owner trust which owns an interest in the Joliet Station. Upon termination of either lease of an ownership interest in the Joliet Station, we will be required to maintain in good repair the facilities that we own which are required for the operation of the portion of the Joliet Station owned by the owner trust. We also agree to provide specified services and to otherwise operate the facilities which we own for our benefit and for the benefit of the portion of the Joliet Station owned by the owner trusts on a non-discriminatory basis.

    At the same time, each owner trust owning an interest in the Joliet Station has agreed that, upon termination of its lease, it will maintain in good repair the portion of the Joliet Station that it owns which is required for the operation of the portion of the Joliet Station owned by us, and to operate it for the benefit of the ownership interest owned by it and for our benefit on a non-discriminatory basis. Each owner trust has agreed to provide specified services that are required for the operation of the portion of the Joliet Station owned by us.

    Each facility services agreement provides for a cash payment to the service provider equal to the fair market value of the services, with full right of set-off between the parties.

    As a part of the leveraged lease transactions, we retained some of the assets of the Joliet Station which are necessary for the operation of Units 7 and 8. To the extent that the effective use and operation of Units 7 and 8 requires those retained assets, we have arranged for the owner trusts to have access to, and use of, those retained assets.

POWER MARKETS/SALES STRATEGY

    We currently derive substantially all of our revenue from the sale of energy and capacity to Exelon Generation under the three five-year power purchase agreements described above. Our energy and capacity that are not purchased under the power purchase agreements are sold at market prices to neighboring utilities, municipalities, third party electricity retailers, large consumers and power marketers.

    While formal market mechanisms such as independent system operators and power exchanges do not yet exist in the Mid-America Interconnected Network and the East Central Area Reliability Council, a significant bilateral trading infrastructure is already present. This infrastructure facilitates the

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marketing of electricity. This is a consequence of the very deep Mid-America
Interconnected Network market and East Central Area Reliability Council market, as well as the already significant electricity deregulation that is occurring in states such as Illinois and Ohio. Consequently, our marketing strategy will be largely influenced by the applicable market structure that develops. We expect that the coal units will have some contracted revenues apart from the power purchase agreements. The remainder of coal-fired generation output, together with output from the Collins Station and the peaking output, will be sold on a spot basis.

    Our market trading activities are performed by Edison Mission Marketing & Trading, Inc., a wholly-owned subsidiary of Edison Mission Energy. On
September 1, 2000, Edison Mission Energy acquired the trading operations of Citizens Power LLC, and a minority interest in structured transaction investments relating to long-term power purchase agreements, from P&L Coal Holdings Corporation and Gold Fields Mining Corporation (Peabody) for a purchase price of $44.9 million. By the end of the third quarter of 2000, the Citizens trading operations were merged into Edison Mission Energy's marketing operations under Edison Mission Marketing & Trading, Inc. As a result of this acquisition, Edison Mission Energy expanded its trading operations beyond the traditional marketing of electric power generated by its projects. The objective of Edison Mission Marketing & Trading's proprietary trading portfolio is to profit from the movement of commodity prices through a combination of physical and financial positions with third parties. These activities are undertaken in accordance with Edison Mission Energy's established risk management policies. A consistent trading policy of Edison Mission Marketing & Trading is that all counterparties must have an investment-grade credit rating or credit support from an investment-grade entity. Any counterparties that cannot meet these requirements are subject to rigorous review, and trading with these companies is only permitted after approval by the risk management committee.

FUEL SUPPLY

    Coal is the fuel for 5,646 megawatts of our generating capacity. The coal is purchased from several suppliers that operate mines in the Powder River Basin of Wyoming and Montana. The coal is purchased under a variety of supply agreements ranging from one year to more than ten years in length. All the coal is low sulfur, averaging less than 0.76 pounds of SO(2) per million Btu's of heat input for the period since the date of transfer of the assets. Total volume of coal consumed annually is approximately 15,000,000 to 16,000,000 tons.

    All coal is transported under long term transportation agreements with the Union Pacific Railroad and Burlington Northern Santa Fe Railroad. The coal is delivered in unit trains of 115 to 126 railcars each. At December 31, 2000, we leased approximately 3,800 railcars to transport the coal from the mines to the generating stations. The railcar leases have terms from as short as one year to more than twelve years, with options to extend or purchase the railcars at the end of the lease term. The coal is transported nearly 1,200 miles from the mines to the stations which are located in the greater Chicago area, except for Powerton Station which is located near Pekin, Illinois.

    Coal is delivered to two stations via river barges which we have under charter. The coal is first delivered to the Will County Station in Romeoville, Illinois by unit trains where it is dumped from the railcars, blended to meet station specifications and loaded into river barges. These barges are towed by an independent contractor under a multiyear transportation agreement with us to the stations located inside the city limits of Chicago. The stations unload the coal from the barges into their bunkers.

    The 2,698 megawatt Collins Station is a residual fuel oil or gas fired steam generating station. The principal fuel has been the lower cost natural gas since the units were converted to allow firing of natural gas in the mid-1990's. Approximately 4,250,000 barrels of on-site fuel oil storage exists at the station. The recent increase in both oil and natural gas prices makes the future fuel choice a day-to-day decision. Edison Mission Marketing & Trading purchases the natural gas and provides hedges for both

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fuel oil and natural gas. Most fuel oil purchasing is done as necessary by
Edison Mission Energy Fuel Services, LLC, but we also sometimes buy small quantities for on-site plant use.

    Approximately 1,195 megawatts of peaking capacity in the form of simple cycle combustion turbines are located throughout the northern part of Illinois. These units are fueled with either natural gas or distillate fuel oils, depending on the specific site. The natural gas is purchased by Edison Mission Marketing & Trading. The fuel oil is purchased by Edison Mission Energy Fuel Services under annual contracts with local suppliers.

    Our contractual commitments for the purchase of coal and fuel oil and for the transport of coal, subject to adjustment, are currently estimated to aggregate $664 million in the next five years, summarized as follows:
$252 million in 2001; $181 million in 2002; $108 million in 2003; $61 million in 2004; and $62 million in 2005, in each case subject to adjustment.

    EMPLOYEES

    At December 31, 2000, we employed 1,406 employees. Most of our employees were recruited and selected in accordance with the asset sale agreement according to which we acquired the power generating assets from Commonwealth Edison, and are former employees of Commonwealth Edison. We employ a skilled and disciplined workforce that is well prepared to operate within a competitive and deregulated environment. Our staffing levels are comparable with benchmark standards for facilities of a similar size and type, and we have significantly improved equivalent availability and safety since taking over the operation and maintenance of these plants.

    Under Illinois law and as a result of agreements with the union representing the physical, technical, and clerical employees at the time we acquired the facilities, wages, benefits, and working conditions are set. Under these agreements, we have the flexibility to manage the operations more efficiently than they were managed under the prior owner, and we are in the process of enhancing the training of our workforce in accordance with Edison Mission Energy's operating standards and guidelines.

    The term of the collective bargaining agreement covering our employees is currently in dispute, with the union maintaining that the agreement expired as early as March 31, 2001, while we maintain that the agreement remains in effect until June 2002. The dispute will be heard by an administrative law judge with the National Labor Relations Board. While no strike has been authorized or strike vote taken, the union has indicated that is one possibility. We have operational plans in place and intend to operate the Illinois Plants in the event of a strike if the current dispute is not resolved. Although we cannot predict the outcome of this dispute, we believe the impact on our operations will not be material.

    OPERATION AND MAINTENANCE

    Our operating and maintenance plan, as well as several planned overhauls of major equipment and controls, are consistent with our goal of extending the remaining life of the units for an additional 45 years. We utilize state-of-the-art computerized maintenance systems to plan and schedule all maintenance activities. We also employ a preventative maintenance program complemented by new predictive maintenance technologies such as lubrication analysis, thickness testing, thermography, vibration analysis, and acoustic analysis. Reliability-centered maintenance techniques are currently being developed for critical systems to better define condition monitoring parameters and redefine maintenance strategies.

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    TRANSMISSION AND INTERCONNECTION

    Station units at Joliet, Will County, Crawford, Waukegan and Fisk Stations and offsite peakers located at Electric Junction, Lombard, Calumet, Bloom and Sabrooke are connected to Commonwealth Edison's 138kV transmission system. The offsite peakers are connected via transmission substations, and the station units are connected through various circuit breakers and transformers. Power output from the Collins Station's units are connected to Commonwealth Edison's 765kV transmission system and 345kV transmission system. The two Joliet units subject to the lease transactions and the two Powerton units deliver their power into Commonwealth Edison's 345kV transmission system.

    OUR PROPERTIES

    We own a fee interest in the following sites, with the exception of the Collins Station, the Powerton Station and the Joliet Station, as more particularly described below. The first eight listed sites are electric generating facilities, and the last five listed sites are peaking units.

    We purchased all the properties, with the exception of the Collins Station, from Commonwealth Edison in December 1999. We assigned the right to purchase Collins Station to third parties, as described below. The conveyance transaction involved Commonwealth Edison selling only a portion of its then owned properties to us. Commonwealth Edison retained the remaining portions of its properties for its own uses. We and Commonwealth Edison have various reciprocal permanent and temporary easements over our respective parcels for the location, use, maintenance and repair of those facilities and equipment that are used in connection with our operations and the operations of Commonwealth Edison.

    COLLINS STATION SITE

    The Collins Station Site is the 3,723-acre parcel of land on which the Collins Station is located. The land is owned in fee by us. The Collins Station is leased by us, as described in more detail below. The Collins Station is located at 4200 Pine Bluff Road, near the town of Morris, in Grundy County, Illinois, approximately 40 miles southwest of Chicago.

    The land and the Collins Station are encumbered by leases and a mortgage security for a loan in an amount up to $774 million. The financing is structured as a sale-leaseback transaction. Specifically, with respect to the land, we, as the fee owner, lease the land to four separate third parties. These third parties are Collins Trust I, Collins Trust II, Collins Trust III and Collins Trust IV. Each of these third parties leases from us a 25% undivided interest in the land and subleases the undivided interests to our affiliate, Collins Holdings EME, LLC. Collins Holdings in turn sub-subleases the land back to us. With respect to the Collins Station, Collins Trust I, Collins Trust II, Collins Trust III and Collins Trust IV each own a 25% undivided fee interest in the Collins Station. Each of these trusts leases its corresponding 25% undivided interest in the Collins Station to Collins Holdings, which subleases the same to us. Each trust entered into a mortgage, dated December 15, 1999, in favor of the holder representative, encumbering, among other things, its respective leasehold interests in land and its respective fee ownership interests in Collins Station. We are the true borrower in this transaction, with Collins Holdings and each Collins Trust acting as "pass-through" middlemen.

    POWERTON STATION SITE

    The Powerton Station Site is the 2,008-acre parcel of land on which the Powerton Station is located. The land is owned in fee by us. The Powerton Station is leased by us, as described in more detail in the section titled "The Leveraged Lease Transactions." The Powerton Station is located at 13082 East Manito Road, in Pekin, Illinois.

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    JOLIET #9 SITE

    Joliet #9 Site is the parcel of land on which the Joliet #9 Station and Joliet Unit 6 are located. The land is owned in fee by us. The Joliet #9 Station is located at 1601 South Patterson, in Joliet, Illinois.

    JOLIET #29 SITE

    The Joliet #29 Site is the parcel of land on which the Joliet #29 Station and Joliet Units 7 and 8 are located. The land is owned in fee by us. The Joliet #29 Station is leased by us, as described in more detail in the section titled "The Leveraged Lease Transactions." The Joliet #29 Station is located at 1800 Channahon Road, in Joliet, Illinois.

    CRAWFORD STATION SITE

    The Crawford Station Site is the 72-acre parcel of land on which Crawford Station is located. The Crawford Station is located at 3501 South Pulaski Road, in Chicago, Illinois.

    FISK STATION SITE

    The Fisk Station Site is the 44-acre parcel of land on which the Fisk Station is located, including a canal commonly known as the Sampsons Canal. The Fisk Station is located at 1101 West Cermack, in Chicago, Illinois.

    WAUKEGAN STATION SITE

    The Waukegan Station Site is the 194-acre parcel of land on which the Waukegan Station is located. The Waukegan Station is located at 401 East Greenwood Avenue, in Waukegan, Illinois.

    WILL COUNTY STATION SITE

    The Will County Station Site is the 215-acre parcel of land on which the Will County Station is located. The Will County Station is located at 529 East 135th Street, in the town of Romeoville, Illinois.

    THE PEAKING SITES

    On July 10, 2000, we sold our peaking stations to EME/CDL Trust, a Delaware business trust. We retained ownership of the land on which the peaking stations are located. Four of our peaking units are located on one of the Crawford Station, Fisk Station, Waukegan Station, or Joliet Station Sites. The other five peaking units are located on one of the peaking sites described below. With respect to the peaking stations, EME/CDL Trust leases its interest in the peaking stations to us. For more information on this transaction, see "Management's Discussion and Analysis of Financial Condition of Midwest Generation--Liquidity and Capital Expenditures--Illinois Peaker Sale-Leaseback."

    CALUMET. The Calumet Peaking Site is the 18.9-acre parcel of land located at 3200 East 100th Street, in Chicago, Illinois.

    BLOOM. The Bloom Peaking Site is the 25-acre parcel of land located at 305 East Sauk Trail, in Chicago Heights, Illinois.

    ELECTRIC JUNCTION. The Electric Junction Peaking Site is the 37.5-acre parcel of land located at Eola & Diehl Roads, in Aurora, Illinois.

    LOMBARD. The Lombard Peaking Site is the 19.5-acre parcel of land located at 1N 321 Swift Road, in Lombard, Illinois.

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    SABROOKE.  The Sabrooke Peaking Site is the 42.5-acre parcel of land located at 123 Energy Avenue, in Rockford, Illinois.

COMPETITION

    FEDERAL. The Energy Policy Act of 1992 laid the groundwork for a competitive wholesale market for electricity. Among other things, the Energy Policy Act expanded the Federal Energy Regulatory Commission's authority to order electric utilities to transmit, or wheel, third-party electricity over their transmission lines, thus allowing qualifying facilities under the Public Utility Regulatory Policies Act of 1978, power marketers and those qualifying as exempt wholesale generators under the Public Utility Holding Company Act of 1935 to compete more effectively in the wholesale market.

    In April 1996, the Federal Energy Regulatory Commission issued the Open Access Rules, which require utilities to offer eligible wholesale transmission customers non-discriminatory open access on utility transmission lines on a comparable basis to the utilities' own use of the lines. In addition, the Open Access Rules directed the regional power pools that control the major electric transmission networks to file uniform, non-discriminatory open access tariffs. On March 4, 1997, the Federal Energy Regulatory Commission issued Order
No. 888-A, reaffirming its basic determinations in Order No. 888, promoting wholesale competition through open access non-discriminatory transmission services by public utilities.

    Over the past few years, Congress and the Clinton Administration had considered various pieces of legislation to restructure the electric industry which would require, among other things, customer choice, repeal of the Public Utility Holding Company Act and of the Public Utility Regulatory Policies Act. In January 2001, President Bush appointed a Cabinet level task force, headed by Vice President Cheney, to examine long-term energy policy. The task force was prompted in part by the California power crisis and its potential effect on neighboring states and other parts of the U.S. economy. The task force is charged with exploring ways to develop new sources of energy. It is unclear at this time, however, to what extent, if any, legislative or regulatory actions may result from this task force. Congress may also conduct hearings on the issue of long-term energy security.

    STATE. The Energy Policy Act did not preempt state authority to regulate retail electric service. Historically, in most states, competition for retail customers is limited by statutes or regulations granting existing electric utilities exclusive retail franchises and service territories. Since the passage of the Energy Policy Act, the advisability of retail competition has been the subject of intense debate in federal and state legislative and regulatory forums. Retail competition in Illinois commenced on October 1, 1999 for mostly large commercial and industrial customers, with full access, including all residential customers, scheduled by May 1, 2002.

INSURANCE

    We maintain insurance coverages consistent with those normally carried by companies engaged in similar business and owning similar properties. Our insurance program includes all-risk property insurance, including business interruption, covering the replacement value of all real and personal property, including losses from boilers, machinery breakdowns, and the perils of earthquake and flood, subject to specific sublimits. We also carry general liability insurance covering liabilities to third parties for bodily injury or property damage resulting from operations, automobile liability insurance and excess liability insurance. Further, we have the benefit of title insurance. Limits and deductibles in respect of these insurance policies are comparable to those carried by other electric generating facilities of similar size.

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LEGAL PROCEEDINGS

    No material legal proceedings are presently pending against us or our parent company, Edison Mission Midwest Holdings.

ENVIRONMENTAL REGULATION

    We and Edison Mission Energy are subject to environmental regulation by federal, state and local authorities in the United States and foreign regulatory authorities with jurisdiction over the projects located outside the United States. Edison Mission Energy believes that, as of the date of this prospectus, these projects are in substantial compliance with environmental regulatory requirements and that maintaining compliance with current requirements will not materially affect the financial condition or results of operations of either Edison Mission Energy or us. However, possible future developments, such as the promulgation of more stringent environmental laws and regulations and future proceedings which may be taken by environmental authorities, could affect the costs and the manner in which Edison Mission Energy and we conduct business and could cause Edison Mission Energy and us to make substantial additional capital expenditures. Neither Edison Mission Energy nor we can assure you that either of us would be able to recover the increased costs from Edison Mission Energy's or our customers or that our respective financial position and results of operations would not be materially adversely affected.

    Typically, environmental laws require a lengthy and complex process for obtaining licenses, permits and approvals prior to construction and operation of a project. Meeting all the necessary requirements can delay or sometimes prevent the completion of a proposed project as well as require extensive modifications to existing projects, which may involve significant capital expenditures.

    The Clean Air Act provides the statutory framework to implement a program for achieving national ambient air quality standards in areas exceeding those standards and provides for maintenance of air quality in areas already meeting those standards. Among other requirements, it also restricts the emission of toxic air contaminants and provides for the reduction of sulfur dioxide emissions to address acid deposition. In 1990, Congress passed amendments to the Clean Air Act that greatly expanded the scope of federal regulations in several significant respects. Edison Mission Energy expects that compliance with the Clean Air Act and the regulations and revised State Implementation Plans developed as a consequence of the Act will result in increased capital expenditures and operating expenses. For example, Edison Mission Energy expects to spend approximately $67 million in 2001 to install upgrades to the environmental controls at the Homer City plant to control sulfur dioxide and nitrogen oxide emissions. Similarly, Edison Mission Energy anticipates upgrades to the environmental controls at the power generation assets we purchased from Commonwealth Edison to control nitrogen oxide emissions to result in expenditures of approximately $61 million, $67 million, $130 million, $123 million and $57 million for 2001, 2002, 2003, 2004 and 2005, respectively. Provisions related to nonattainment, air toxins, permitting of new and existing units, enforcement and acid rain may affect Edison Mission Energy's domestic plants; however, final details of all these programs have not been issued by the United States Environmental Protection Agency and state agencies. In addition, at the Ferrybridge and Fiddler's Ferry plants, Edison Mission Energy anticipates environmental costs arising from plant modification of approximately
$52 million for the 2001-2005 period.

    Edison Mission Energy owns an indirect 50% interest in EcoElectrica, L.P., a limited partnership which owns and operates a liquified natural gas import terminal and cogeneration project at Penuelas, Puerto Rico. In 2000, the U.S. Environmental Protection Agency issued to EcoElectrica a notice of violation and a compliance order alleging violations of the Federal Clean Air Act primarily related to start-up activities. Representatives of EcoElectrica have met with the Environmental Protection Agency to discuss the notice of violations and compliance order. To date, EcoElectrica has not been informed

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of the commencement of any formal enforcement proceedings. It is premature to assess what, if any, action will be taken by the Environmental Protection
Agency.

    On November 3, 1999, the United States Department of Justice filed suit against a number of electric utilities for alleged violations of the Clean Air Act's "new source review" requirements related to modifications of air emissions sources at electric generating stations located in the southern and midwestern regions of the United States. Several states have joined these lawsuits. In addition, the United States Environmental Protection Agency has also issued administrative notices of violation alleging similar violations at additional power plants owned by some of the same utilities named as defendants in the Department of Justice lawsuit, as well as other utilities, and also issued an administrative order to the Tennessee Valley Authority for similar violations at certain of its power plants. The Environmental Protection Agency has also issued requests for information pursuant to the Clean Air Act to numerous other electric utilities seeking to determine whether these utilities also engaged in activities that may have been in violation of the Clean Air Act's new source review requirements.

    To date, one utility--the Tampa Electric Company--has reached a formal agreement with the United States to resolve alleged new source review violations. Two other utilities, the Virginia Electric Power Co. and Cinergy Corp., have reached agreements in principle with the Environmental Protection Agency. In each case, the settling party has agreed to incur over $1 billion in expenditures over several years for the installation of additional pollution control, the retirement or re-powering of coal-fired generating units, supplemental environmental projects and civil penalties. These agreements provide for a phased approach to achieving required emission reductions over the next 10-15 years. The settling utilities have also agreed to pay civil penalties ranging from $3.5 million to $8.5 million.

    Prior to Edison Mission Energy's purchase of the Homer City plant, the Environmental Protection Agency requested information from the prior owners of the plant concerning physical changes at the plant. Other than with respect to the Homer City plant, no proceedings have been initiated or requests for information issued with respect to any of Edison Mission Energy's and our United States facilities. However, Edison Mission Energy and we have been in informal voluntary discussions with the Environmental Protection Agency relating to these facilities, which may result in the payment of civil fines. Edison Mission Energy and we cannot assure you that Edison Mission Energy and we will reach a satisfactory agreement or that these facilities will not be subject to proceedings in the future. Depending on the outcome of the proceedings, Edison Mission Energy and we could be required to invest in additional pollution control requirements, over and above the upgrades we are planning to install, and could be subject to fines and penalties.

    A new ambient air quality standard was adopted by the Environmental Protection Agency in July 1997 to address emissions of fine particulate matter. It is widely understood that attainment of the fine particulate matter standard may require reductions in nitrogen oxides and sulfur dioxides, although under the time schedule announced by the Environmental Protection Agency when the new standard was adopted, non-attainment areas were not to have been designated until 2002 and control measures to meet the standard were not to have been identified until 2005. In May 1999, the United States Court of Appeals for the District of Columbia Circuit held that Section 109(b)(1) of the Clean Air Act, the section of the Clean Air Act requiring the promulgation of national ambient air quality standards, as interpreted by the Environmental Protection Agency, was an unconstitutional delegation of legislative power. The Court of Appeals remanded both the fine particulate matter standard and the revised ozone standard to allow the Environmental Protection Agency to determine whether it could articulate a constitutional application of Section 109(b)(1). On
February 27, 2001, the Supreme Court, in WHITMAN V. AMERICAN TRUCKING ASSOCIATIONS, INC., reversed the Circuit Court's judgment on this issue and remanded the case back to the Court of Appeals to dispose of any other preserved challenges to the particulate matter and ozone standards. Accordingly, as the final application of the revised

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particulate matter ambient air quality standard is potentially subject to further judicial proceedings, the impact of this standard on Edison Mission Energy's and our facilities is uncertain at this time.

    On December 20, 2000, the Environmental Protection Agency issued a regulatory finding that it is "necessary and appropriate" to regulate emissions of mercury and other hazardous air pollutants from coal-fired power plants. The agency has added coal-fired power plants to the list of source categories under
Section 112(c) of the Clean Air Act for which "maximum available control technology" standards will be developed. Eventually, unless overturned or reconsidered, the Environmental Protection Agency will issue technology-based standards that will apply to every coal-fired unit owned by Edison Mission Energy or us in the United States. This section of the Clean Air Act provides only for technology-based standards, and does not permit market trading options. Until the standards are actually promulgated, the potential cost of these control technologies cannot be estimated, and neither Edison Mission Energy nor we can evaluate the potential impact on the operations of Edison Mission Energy's or our facilities.

    Since the adoption of the United Nations Framework on Climate Change in 1992, there has been worldwide attention with respect to greenhouse gas emissions. In December 1997, the Clinton Administration participated in the Kyoto, Japan negotiations, where the basis of a Climate Change treaty was formulated. Under the treaty, known as the Kyoto Protocol, the United States would be required, by 2008-2012, to reduce its greenhouse gas emissions by 7% from 1990 levels. The Kyoto Protocol was not submitted by the Clinton Administration to the Senate for ratification, and the Bush Administration has announced its opposition to the Kyoto Protocol. Although legislative developments at the federal and state level related to controlling greenhouse gas emissions are beginning, neither Edison Mission Energy nor we are aware of any state legislative developments in the states in which Edison Mission Energy or we operate. If the United States ratifies the Kyoto Protocol or Edison Mission Energy and we otherwise become subject to limitations on emissions of carbon dioxide from Edison Mission Energy's or our plants, these requirements could have a significant impact on Edison Mission Energy's or our respective operations.

    The Comprehensive Environmental Response, Compensation, and Liability Act, which is also known as CERCLA, and similar state statutes, require the cleanup of sites from which there has been a release or threatened release of hazardous substances. As of the date of this prospectus, neither Edison Mission Energy nor we are aware of any CERCLA liability. However, neither Edison Mission Energy nor we can assure you that either of us will not incur CERCLA liability or similar state law liability in the future.

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                                   REGULATION

GENERAL

    Federal laws and regulations govern, among other things, transactions by and with purchasers of power, including utility companies, the operations of a project and the ownership of a project. Edison Mission Energy's operations are subject to extensive regulation by governmental agencies in each of the countries in which it conducts operations. Edison Mission Energy's domestic projects, including us, are subject to energy, environmental and other governmental laws and regulations at the federal, state and local levels in connection with the development, ownership and operation of, and use of, electric energy, capacity and related products, including ancillary services from, Edison Mission Energy's projects. Under limited circumstances where exclusive federal jurisdiction is not applicable or specific exemptions or waivers from state or federal laws or regulations are otherwise unavailable, federal and/or state utility regulatory commissions may have broad jurisdiction over non-utility owned electric power plants. Energy-producing projects are also subject to federal, state and local laws and regulations that govern the geographical location, zoning, land use and operation of a project. Federal, state and local environmental requirements generally require that a wide variety of permits and other approvals be obtained before the commencement of construction or operation of an energy-producing station and that the station then operate in compliance with the permits and approvals.

    While both we and Edison Mission Energy believe that the requisite approvals for our existing projects have been obtained and that our businesses are operated in substantial compliance with applicable laws, we and Edison Mission Energy remain subject to a varied and complex body of laws and regulations that both public officials and private parties may seek to enforce. Regulatory compliance for the construction of new facilities is a costly and time consuming process. Intricate and changing environmental and other regulatory requirements may necessitate substantial expenditures and may create a significant risk of expensive delays or significant loss of value in a project if the project is unable to function as planned due to changing requirements or local opposition.

    Furthermore, each of Edison Mission Energy's international projects is subject to the energy and environmental laws and regulations of the foreign country in which the project is located. The degree of regulation varies according to each country and may be materially different from the regulatory regime in the United States.

U.S. FEDERAL ENERGY REGULATION

    The Federal Energy Regulatory Commission has ratemaking jurisdiction and other authority with respect to interstate sales and transmission of electric energy under the Federal Power Act and with respect to interstate sales, transportation and storage of natural gas under the Natural Gas Act of 1938. The Securities and Exchange Commission has regulatory powers with respect to upstream owners of electric and natural gas utilities under the Public Utility Holding Company Act of 1935. The enactment of the Public Utility Regulatory Policies Act of 1978 and the adoption of regulations under that Act by the Federal Energy Regulatory Commission provided incentives for the development of cogeneration facilities and small power production facilities using alternative or renewable fuels by establishing several exemptions from the Federal Power Act and the Public Utility Holding Company Act for the owners of qualifying facilities. The passage of the Energy Policy Act in 1992 further encouraged independent power production by providing additional exemptions from the Public Utility Holding Company Act for exempt wholesale generators and foreign utility companies.

    A "QUALIFYING FACILITY" under the Public Utility Regulatory Policies Act is a cogeneration facility or a small power production facility that satisfies criteria adopted by the Federal Energy Regulatory Commission. In order to be a qualifying facility, a cogeneration facility must

    - sequentially produce both useful thermal energy, such as steam, and electric energy,

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    - meet specified operating standards, and energy efficiency standards when oil or natural gas is used as a fuel source and

    - not be controlled, or more than 50% owned by one or more of the following:

       - electric utilities, where "electric utility" is interpreted with reference to the Public Utility Holding Company Act definition of an "electric utility company,"

       - electric utility holding companies, defined by reference to the Public Utility Holding Company Act definitions of "electric utility company" and "holding company," or

       - affiliates of an electric utility or electric utility holding company.

A small power production facility seeking to be a qualifying facility must produce power from renewable energy sources, such as geothermal energy, waste sources of fuel, such as waste coal, or any combination of renewable energy sources and waste sources of fuel and must meet the ownership restrictions discussed above. Before 1990, a small power production facility seeking to be a qualifying facility was subject to 30 MW or 80 MW size limits, depending upon its fuel source. In 1990, these limits were lifted for solar, wind, waste, and geothermal qualifying facilities, so long as applications for or notices of qualifying facility status were filed with the Federal Energy Regulatory Commission for these facilities on or before December 31, 1994, and so long as, in the case of new facilities, the construction of these facilities commenced on or before December 31, 1999.

    An "EXEMPT WHOLESALE GENERATOR" under the Public Utility Holding Company Act is an entity determined by the Federal Energy Regulatory Commission to be exclusively engaged, directly or indirectly, in the business of owning and/or operating specified eligible facilities and selling electric energy at wholesale or, if located in a foreign country, at wholesale or retail.

    A "FOREIGN UTILITY COMPANY" under the Public Utility Holding Company Act is, in general, an entity located outside the United States that owns or operates facilities used for the generation, distribution or transmission of electric energy for sale or the distribution at retail of natural or manufactured gas, but that derives none of its income, directly or indirectly, from these activities within the United States.

    FEDERAL POWER ACT. The Federal Power Act grants the Federal Energy Regulatory Commission exclusive ratemaking jurisdiction over wholesale sales of electricity in interstate commerce, including ongoing, as well as initial, rate jurisdiction. This jurisdiction allows the Federal Energy Regulatory Commission to revoke or modify previously approved rates. These rates may be based on a cost-of-service approach or, in geographic and product markets determined by the Federal Energy Regulatory Commission to be workably competitive, may be market-based. As noted, most qualifying facilities are exempt from the ratemaking and several other provisions of the Federal Power Act. Exempt wholesale generators and other non-qualifying facility independent power projects are subject to the Federal Power Act and to the ratemaking jurisdiction of the Federal Energy Regulatory Commission under that Act, but the Federal Energy Regulatory Commission typically grants exempt wholesale generators the authority to charge market-based rates as long as the absence of market power is shown. In addition, the Federal Power Act grants the Federal Energy Regulatory Commission jurisdiction over the sale or transfer of jurisdictional facilities, including wholesale power sales contracts, and in some cases, jurisdiction over the issuance of securities or the assumption of specified liabilities and some interlocking directorates. In granting authority to make sales at market-based rates, the Federal Energy Regulatory Commission typically also grants blanket approval for the issuance of securities and partial waiver of the restrictions on interlocking directorates.

    Currently, in addition to the facilities owned or operated by us, a number of Edison Mission Energy's operating projects, including the Homer City plant, the Nevada Sun-Peak, Brooklyn Navy Yard, Commonwealth Atlantic and Harbor facilities, are subject to the Federal Energy Regulatory Commission ratemaking regulation under the Federal Power Act. Edison Mission Energy's future

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domestic non-qualifying facility independent power projects will also be subject to Federal Energy Regulatory Commission jurisdiction on rates.

    THE PUBLIC UTILITY HOLDING COMPANY ACT. Unless exempt or found not to be a holding company by the Securities and Exchange Commission, a company that falls within the definition of a holding company must register with the Securities and Exchange Commission and become subject to Securities and Exchange Commission regulation as a registered holding company under the Public Utility Holding Company Act. "HOLDING COMPANY" is defined in Section 2(a)(7) of the Public Utility Holding Company Act to include, among other things, any company that owns 10% or more of the voting securities of an electric utility company. "ELECTRIC UTILITY COMPANY" is defined in Section 2(a)(3) of the Public Utility Holding Company Act to include any company that owns facilities used for generation, transmission or distribution of electric energy for resale. Exempt wholesale generators and foreign utility companies are not deemed to be electric utility companies and qualifying facilities are not considered facilities used for the generation, transmission or distribution of electric energy for resale. Securities and Exchange Commission precedent also indicates that it does not consider "paper facilities," such as contracts and tariffs used to make power sales, to be facilities used for the generation, transmission or distribution of electric energy for resale, and power marketing activities will not, therefore, result in an entity being deemed to be an electric utility company.

    A registered holding company is required to limit its utility operations to a single integrated utility system and to divest any other operations not functionally related to the operation of that utility system. In addition, a registered holding company will require Securities and Exchange Commission approval for the issuance of securities, other major financial or business transactions (such as mergers) and transactions between and among the holding company and holding company subsidiaries.

    Because it owns Southern California Edison, an electric utility company, Edison International, Edison Mission Energy's parent company, is a holding company. Edison International is, however, exempt from registration pursuant to
Section 3(a)(1) of the Public Utility Holding Company Act, because the public utility operations of the holding company system are predominantly intrastate in character. Consequently, Edison Mission Energy is not a subsidiary of a registered holding company, so long as Edison International continues to be exempt from registration pursuant to Section 3(a)(1) or another of the exemptions enumerated in Section 3(a). Nor is Edison Mission Energy a holding company under the Public Utility Holding Company Act, because Edison Mission Energy's interests in power generation facilities are exclusively in qualifying facilities, exempt wholesale generators and foreign utility companies. All international projects and specified U.S. projects that Edison Mission Energy is currently developing or proposing to acquire will be non-qualifying facility independent power projects. Edison Mission Energy intends for each project to qualify as an exempt wholesale generator or as a foreign utility company. Loss of exempt wholesale generator, qualifying facility or foreign utility company status for one or more projects could result in Edison Mission Energy becoming a holding company subject to registration and regulation under the Public Utility Holding Company Act and could trigger defaults under the covenants in Edison Mission Energy's project agreements. Becoming a holding company could, on a retroactive basis, lead to, among other things, fines and penalties and could cause certain of Edison Mission Energy's project agreements and other contracts to be voidable.

    PUBLIC UTILITY REGULATORY POLICIES ACT OF 1978. The Public Utility Regulatory Policies Act provides two primary benefits to qualifying facilities. First, as discussed above, ownership of qualifying facilities will not result in a company's being deemed an electric utility company for purposes of the Public Utility Holding Company Act. In addition, all cogeneration facilities and all small production facilities that generate power from sources other than geothermal and whose capacity exceeds 30 MWs that are qualifying facilities are exempt from most provisions of the Federal Power Act and regulations of the Federal Energy Regulatory Commission under that Act. Second, the Federal Energy Regulatory Commission regulations promulgated under the Public Utility Regulatory Policies Act require that electric utilities purchase electricity generated by qualifying facilities at a price based on the purchasing

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utility's avoided cost, and that the utilities sell back up power to the qualifying facility on a non discriminatory basis. The Federal Energy Regulatory Commission's regulations define "avoided cost" as the incremental cost to an electric utility of electric energy or capacity or both which, but for the purchase from the qualifying facility or qualifying facilities, the utility would generate itself or purchase from another source. The Federal Energy Regulatory Commission's regulations also permit qualifying facilities and utilities to negotiate agreements for utility purchases of power at prices different than the utility's avoided costs. While it has been common for utilities to enter into long term contracts with qualifying facilities in order, among other things, to facilitate project financing of independent power facilities and to reflect the deferral by the utility of capital costs for new plant additions, increasing competition and the development of new power markets have resulted in a trend toward shorter term power contracts that would place greater risk on the project owner.

    If one of the projects in which Edison Mission Energy has an interest were to lose its status as a qualifying facility, the project would no longer be entitled to the qualifying facility-related exemptions from regulation under the Public Utility Holding Company Act and the Federal Power Act. As a result, the project could become subject to rate regulation by the Federal Energy Regulatory Commission under the Federal Power Act, and Edison Mission Energy could inadvertently become a holding company under the Public Utility Holding Company Act. Under Section 26(b) of the Public Utility Holding Company Act, any project contracts that are entered into in violation of the Public Utility Holding Company Act, including contracts entered into during any period of non-compliance with the registration requirement, could be determined by the courts or the Securities and Exchange Commission to be void. If a project were to lose its qualifying facility status, Edison Mission Energy could attempt to avoid holding company status on a prospective basis by qualifying the project owner as an exempt wholesale generator. However, assuming this changed status would be permissible under the terms of the applicable power sales agreement, rate approval from the Federal Energy Regulatory Commission would be required. In addition, the project would be required to cease selling electricity to any retail customers, in order to qualify for exempt wholesale generator status, and could become subject to additional state regulation. Loss of qualifying facility status by one project could also potentially cause other projects with the same partners to lose their qualifying facility status to the extent those partners became electric utilities, electric utility holding companies or affiliates of electric utilities or electric utility holding companies for purposes of the ownership criteria applicable to qualifying facilities. Loss of qualifying facility status could also trigger defaults under covenants to maintain qualifying facility status in the project's power sales agreements, steam sales agreements and financing agreements and result in termination, penalties or acceleration of indebtedness under such agreements. If a power purchaser were to cease taking and paying for electricity or were to seek to obtain refunds of past amounts paid because of the loss of qualifying facility status, Edison Mission Energy cannot assure you that the costs incurred in connection with the project could be recovered through sales to other purchasers. Moreover, Edison Mission Energy's business and financial condition could be adversely affected if regulations or legislation were modified or enacted that changed the standards for maintaining qualifying facility status or that eliminated or reduced the benefits, such as the mandatory purchase provisions of the Public Utility Regulatory Policies Act and exemptions currently enjoyed by qualifying facilities. Loss of qualifying facility status on a retroactive basis could lead to, among other things, fines and penalties being levied against Edison Mission Energy, or claims by a utility customer for the refund of payments previously made.

    Edison Mission Energy endeavors to develop qualifying facility projects, monitor regulatory compliance by these projects and choose customers in a manner that minimizes the risks of losing these projects' qualifying facility status. However, some factors necessary to maintain qualifying facility status are subject to risks of events outside of Edison Mission Energy's control. For example, loss of a thermal energy customer or failure of a thermal energy customer to take required amounts of thermal energy from a cogeneration facility that is a qualifying facility could cause a facility to fail to meet the requirements regarding the minimum level of useful thermal energy output. Upon the occurrence of

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this type of event, Edison Mission Energy would seek to replace the thermal energy customer or find another use for the thermal energy that meets the requirements of the Public Utility Regulatory Policies Act.

    NATURAL GAS ACT. Twenty-four of the domestic operating facilities that Edison Mission Energy owns, operates or has investments in use natural gas as their primary fuel. Under the Natural Gas Act, the Federal Energy Regulatory Commission has jurisdiction over some sales of natural gas and over transportation and storage of natural gas in interstate commerce. The Federal Energy Regulatory Commission has granted blanket authority to all persons to make sales of natural gas without restriction but continues to exercise significant oversight with respect to transportation and storage of natural gas services in interstate commerce.

STATE ENERGY REGULATION

    State public utility commissions have broad jurisdiction over non-qualifying facility independent power projects, including exempt wholesale generators, which are considered public utilities in many states. This jurisdiction often includes the issuance of certificates of public convenience and necessity and/or other certifications to construct, own and operate a facility, as well as the regulation of organizational, accounting, financial and other corporate matters on an ongoing basis. Qualifying facilities may also be required to obtain these certificates of public convenience and necessity in some states. Some states that have restructured their electric industries require generators to register to provide electric service to customers. Many states are currently undergoing significant changes in their electric statutory and regulatory frameworks that result from restructuring the electric industries that may affect generators in those states. Although the Federal Energy Regulatory Commission generally has exclusive jurisdiction over the rates charged by a non-qualifying facility independent power project to its wholesale customers, a state's public utility commission has the ability, in practice, to influence the establishment of these rates by asserting jurisdiction over the purchasing utility's ability to pass through the resulting cost of purchased power to its retail customers. A state's public utility commission also has the authority to determine avoided costs for qualifying facilities and to regulate the retail rates charged by qualifying facilities. In addition, states may assert jurisdiction over the siting and construction of independent power projects and, among other things, the issuance of securities, related party transactions and the sale or other transfer of assets by these facilities. The actual scope of jurisdiction over independent power projects by state public utility commissions varies from state to state.

    In addition, state public utility commissions may seek to modify, suspend or terminate a qualifying facility's power sales contract under specified circumstances. This could occur if the state public utility commission were to determine that the pricing mechanism of the power sales contract is unfairly high in light of the current prevailing market cost of power for the utility purchasing the power. In this instance, the state public utility commission could attempt to alter the terms of the power sales contract to reflect more accurately market conditions for the prevailing cost of power. While Edison Mission Energy believes that these attempts are not common, and that a state public utility commission may not have any jurisdiction to modify the terms of wholesale power sales, it cannot assure you that the power sales contracts of its projects will not be subject to adverse regulatory actions.

    The California Public Utilities Commission has authorized the electric utilities in California to "monitor" compliance by qualifying facilities with the Public Utility Regulatory Policies Act rules and regulations. However, the United States Court of Appeals for the Ninth Circuit found in 1994 that a California Public Utilities Commission program was preempted by the Public Utility Regulatory Policies Act, to the extent it authorized utilities to determine that a qualifying facility was not in compliance with the Public Utility Regulatory Policies Act rules and regulations, to then pay a reduced avoided cost rate and to take other action contrary to a facility's status as a qualifying facility. The court did,

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however, uphold reasonable monitoring of qualifying facility operating data.
Other states, like New York and Virginia, have also instituted qualifying facility monitoring programs.

    Edison Mission Energy buys and transports the natural gas used at its domestic facilities through local distribution companies. State public utility commissions have jurisdiction over the transportation of natural gas by local distribution companies. Each state's regulatory laws are somewhat different. However, all generally require local distribution companies to obtain approval from the relevant public utility commission for the construction of facilities and transportation services if the local distribution company's generally applicable tariffs do not cover the proposed transaction. Local distribution companies' rates are usually subject to continuing public utility commission oversight.

CALIFORNIA DEREGULATION

    DEREGULATION PLAN

    Efforts to restructure the California electric industry began in 1994 in response to high electricity prices. A final restructuring order was issued by the California Public Utility Commission in December 1995, which led to the unanimous enactment of Assembly Bill 1890, the Restructuring Legislation, in September 1996 and its signature by the Governor of California at the time. The main points of this legislation included the following:

    - the creation of the California Independent System Operator and California Power Exchange by January 1998 and simultaneous initiation of direct access between electricity suppliers and end use customers;

    - the creation of the California Electricity Oversight Board; and

    - the adoption of a Competitive Transition Charge for the recovery of stranded costs.

    The state's utilities were authorized to divest much of their generation assets and apply the proceeds to their stranded costs resulting from deregulation of the retail markets. The restructuring also required that California investor-owned utilities sell into and purchase most of their power requirements from the California Power Exchange but did not permit them to hedge their risk through long-term forward contracts. Through this mechanism, a spot market was created that set the purchase price for power by establishing the highest bid as the market clearing price for all bidders.

    Additionally, the legislation provided for a limited transition period ending March 31, 2002, or an earlier date at which it is determined that a utility has recovered its stranded costs. During the transition period, there is a rate reduction of no less than 10% for residential and small commercial ratepayers. The rate reduction was financed through the issuance of rate reduction bonds. The rate reduction scheme capped retail electric rates at 1996 levels. The retail rate cap and bond offering were intended to assist utilities in the recovery of stranded costs incurred by their investments made prior to deregulation. At the conclusion of the transition period, the legislation anticipated that residential and small business purchasers of electricity would pay 20% less for electricity due to effective implementation of Assembly Bill 1890.

    THE CURRENT POWER CRISIS IN CALIFORNIA

    Wholesale power prices rose significantly in California during 2000 and early 2001, we believe primarily as a result of supply shortages, high natural gas and petroleum prices and a variety of other factors. Unregulated wholesale rates rose above the fixed retail rates the California utilities were permitted to charge their customers. The inability of utilities to recover the full amount of wholesale prices has led to billions of dollars in unrecovered costs by the California utilities and to their current liquidity crisis.

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    Ongoing legislative and regulatory efforts seek to address both market structure and supply problems. In September 2000, legislation was enacted in California seeking to accelerate the power plant siting approval process. Other initiatives may seek to stimulate entry into the market of new power generation capacity. In December 2000, the Federal Energy Regulatory Commission issued an order permitting California utilities to negotiate long-term supply contracts, and establishing a "soft-cap" limiting the wholesale price that could be charged without additional cost justification, as opposed to allowing the highest bid price to set the market clearing price for all generators. At that time the Federal Energy Regulatory Commission refused to set a regional price cap for wholesale power prices as sought by state officials. On January 4, 2001, the California Public Utilities Commission authorized an interim surcharge on customers' bills, subject to refund, to be applied only to ongoing power procurement costs, which was to result in rate increases of 7-15% during a 90-day period. On March 27, 2001, the California Public Utilities Commission made the interim surcharge permanent and authorized a rate increase of three cents per kilowatt-hour. Neither the interim surcharge nor the rate increase affected the retail rate freeze which has been in effect since deregulation began in 1998.

    On February 1, 2001, legislation was enacted in California that, among other things: authorized the California Department of Water Resources to enter into long-term power purchase contracts; authorized the Department of Water Resources to sell revenue bonds to finance electricity purchases; provided for rate recovery of the Department of Water Resources' costs through rate increases, subject to specified limits; authorized the Department of Water Resources to sell power at its costs to retail customers and, with specified exceptions, to local publicly owned electric utilities; appropriated a total of $500 million toward additional spot market power purchases; and provided for suspension of the ability of customers to choose alternative energy providers while the Department of Water Resources is procuring power. Executive Orders promoting energy conservation measures were also signed by the Governor of California, including a mandatory requirement that retail businesses reduce outdoor retail lighting during non-business hours or face fines. In addition, on February 21, 2001, the California Senate approved formation of a California state power authority, which (if formed) will have the power to own and operate generation and transmission facilities in the state. The formation of the state power authority has not yet been approved by the California Assembly. The Governor of California has also proposed that the state acquire the transmission assets of the investor-owned utilities, including Southern California Edison, and that the proceeds from such sales be applied against the utilities' existing debts.

    As part of an investigation that the Federal Energy Regulatory Commission has been conducting on wholesale power prices in the California market, the Federal Energy Regulatory Commission ordered a number of power generators, not including Edison Mission Energy, to justify charges to California utilities during the months of January and February 2001 or refund such charges. The Federal Energy Regulatory Commission has further required a power generator and a marketer to justify their decision to bring plants off-line or refund to the California utilities the increased costs resulting from such shutdowns. Also, the Governor of California and other western states have petitioned the Federal Energy Regulatory Commission and the United States Congress for "cost-based" price caps for wholesale power rates on the spot market, permitting power generators to recover all their costs with a small level of profit. Further actions are anticipated as both the Federal and California state governments have intervened to address the short- and long-term issues associated with the power crisis. A recent Federal Energy Regulatory Commission report estimates that it could take up to 24 months to address these issues.

    On March 15, 2001, the California Public Utilities Commission released a draft of a proposed order instituting an investigation into whether California's investor-owned utilities, including Southern California Edison, have complied with past Commission decisions authorizing the formation of their holding companies and governing affiliate transactions, as well as applicable statutes. The proposed

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order would reopen the past holding company decisions and initiate an investigation into the following matters:

    - whether the holding companies, including Edison International, violated requirements to give priority to the capital needs of their respective utility subsidiaries;

    - whether the ring-fencing actions by Edison International and PG&E Corporation and their respective non-utility affiliates also violated the requirements to give priority to the capital needs of their utility subsidiaries;

    - whether the payment of dividends by the utilities violated requirements that the utilities maintain dividend policies as though they were comparable stand-alone utility companies;

    - any additional suspected violations of laws or Commission rules and decisions; and

    - whether additional rules, conditions, or other changes to the holding company decisions are necessary.

    A prehearing conference has been set for April 20, 2001, and the parties have been asked to inform the California Public Utilities Commission of their view of the impact of the recently signed memorandum of understanding, discussed below, among Southern California Edison, Edison International and the California Department of Water Resources, on specified issues from the order, how to expedite resolution of those issues, and how to conduct the remainder of the investigation to the extent other issues and other parties are not affected. Neither Edison Mission Energy nor we can predict whether the Commission will institute this investigation or what effects any investigation or subsequent actions by the Commission may have on Edison International, Edison Mission Energy or indirectly on us.

    On March 27, 2001, the California Public Utilities Commission issued a decision that ordered the three California investor owned utilities, including Southern California Edison and Pacific Gas and Electric, to commence payment for power generated from qualifying facilities beginning in April 2001. In addition, the decision modified the pricing formula for determining short run avoided costs for qualifying facilities subject to these provisions. Depending on how the utilities react to this order, the immediate impact of this decision may be to commence payment in April 2001 at significantly reduced prices for power to qualifying facilities subject to this pricing adjustment. Furthermore, this decision called for further study of the pricing formula tied to short run avoided costs and, accordingly, may be subject to more changes in the future. Finally, this decision is subject to challenge before the Commission, the Federal Energy Regulatory Commission and, potentially, state or federal courts. Although it is premature to assess the full effect of this recent decision, it could have a material adverse effect on Edison Mission Energy's investment in the California partnerships, depending on how it is implemented and future changes in the relationship between the pricing formula and the actual cost of natural gas procured by Edison Mission Energy's California partnerships. This decision did not address payment to the qualifying facilities for amounts due prior to April 2001.

    As previously disclosed by Edison International, on April 9, 2001, Edison International and Southern California Edison signed a Memorandum of Understanding with the California Department of Water Resources. The Memorandum calls for legislation, regulatory action and definitive agreements to resolve important aspects of the energy crisis, and which the parties expect will help restore Southern California Edison's creditworthiness and liquidity. Edison International filed a Form 8-K on April 10, 2001, which describes key elements of the Memorandum. Among other things, the Memorandum provides that Edison Mission Energy will execute a contract with the Department of Water Resources or another state agency for the provision of power from the Sunrise Project, a power project currently under development by Edison Mission Energy, to the State at cost-based rates for ten years. Edison International agreed that Edison Mission Energy will use all commercially reasonable efforts to place the first phase of the project into service before the end of Summer 2001.

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    Edison International and Southern California Edison have stated that they believe that the Memorandum is an important step toward an acceptable resolution of the major issues affecting Edison International and Southern California Edison as a result of the California energy crisis, but this result is not assured. The parties agreed in the Memorandum that each of its elements is part of an integrated package, and effectuation of each element will depend upon effectuation of the others. To implement the Memorandum, numerous actions must be taken by the parties and by other agencies of the State of California. Southern California Edison, Edison International and the Department of Water Resources committed to proceed in good faith to sponsor and support the required legislation and to negotiate in good faith the necessary definitive agreements. However, the California Legislature, the California Public Utilities Commission, the Federal Energy Regulatory Commission, and other governmental entities on whose part action will be necessary to implement the Memorandum are not parties to the Memorandum. Furthermore, the Memorandum may be terminated by either Southern California Edison or the California Department of Water Resources if required legislation is not adopted and definitive agreements executed by August 15, 2001, or if the California Public Utilities Commission does not adopt the required implementing decisions within 60 days after the Memorandum was signed, or if specified other adverse changes occur. Neither Edison Mission Energy nor we can provide assurance that all the required legislation will be enacted, regulatory actions taken, and definitive agreements executed before the applicable deadlines. In addition, a California voter initiative or referendum previously has been threatened against any measures that would raise consumer rates or aid California's investor-owned utilities. Finally, execution of the Memorandum does not eliminate the possibility that some of Southern California Edison's creditors could take steps to force Southern California Edison into bankruptcy proceedings.

    On April 6, 2001, Pacific Gas and Electric announced that it had filed for reorganization under Chapter 11 of the United States Bankruptcy Code. Pacific Gas and Electric said that neither its parent holding company nor any of the parent's other subsidiaries are affected by Pacific Gas and Electric's filing. Pacific Gas and Electric cited as reasons for its bankruptcy filing the failure by the State of California to assume full procurement responsibility for Pacific Gas and Electric's net short position, the California Public Utilities Commission's actions on March 27 and April 3, 2001 that created new payment obligations for Pacific Gas and Electric, lack of progress in negotiations with the State to provide recovery of power purchase costs, the California Public Utilities Commission's adoption of an illegal and retroactive accounting change, and the slow progress of discussions with the Governor's representatives.

    The situation in California changes on an almost daily basis. You should monitor developments in California for the most up to date information.

MIDWEST DEREGULATION STATUS

    ILLINOIS RESTRUCTURING

    In December 1997, the Governor of Illinois signed into law the Electric Service Customer Choice and Rate Relief Law of 1997. We will refer to this law as the Illinois Electric Law. The Illinois Electric Law has required and is requiring electric utilities to file delivery services implementation plans for non-residential retail customers no later than March 1, 1999 and for residential customers no later than August 1, 2001 and to recover the costs associated with the provision of delivery services. The Illinois Electric Law also requires the Illinois Commerce Commission to adopt reliability rules for the transmission and distribution systems of Illinois utilities. These rules have been adopted and include reporting and penalty provisions that apply to Commonwealth Edison.

    Illinois' transition to retail electric competition is being conducted in phases with approximately one-third of non-residential customers having had the opportunity to purchase electricity from alternative retail electric suppliers or electric utilities serving retail customers outside their service

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areas, effective October 1, 1999. Choice of suppliers is now available to all non-residential customers and choice for all residential customers will be available on or before May 1, 2002. Alternative retail electric suppliers include any person or company, other than an Illinois electric utility, that sells electricity to one or more retail electric customers in Illinois.

    During the transition to full open access, customers that switch to alternative retail electric suppliers or electric utilities serving retail customers outside their service areas may be required to pay transition charges to compensate the utilities that previously supplied these customers for past investments, including investments in generating plants. The Illinois Electric Law calls for these transition charges to end no later than December 31, 2006, although some utilities may petition the Illinois Commerce Commission to extend the period for collection of transition charges until December 31, 2008. Calculation of the transition charge amounts is one of the issues under the Illinois Electric Law currently in litigation in proceedings before the Illinois Commerce Commission.

    INDEPENDENT SYSTEM OPERATOR/REGIONAL TRANSMISSION OPERATOR

    The Illinois Electric Law provides that each Illinois electric utility that owns or controls transmission facilities or provides transmission services in Illinois, and is a member in the Mid-American Interconnected Network, shall submit for approval to the Federal Energy Regulatory Commission an application for establishing or joining an independent system operator. At least two entities with the potential to involve Commonwealth Edison's transmission facilities or services have submitted materials to the Federal Energy Regulatory Commission. These are the Midwest Independent System Operator and the Alliance Regional Transmission Operator. It is not possible at this time to determine which of these entities, or possibly another entity, ultimately will be involved with the management of the flow of electricity through Commonwealth Edison's transmission facilities.

TRANSMISSION OF WHOLESALE POWER

    Generally, projects that sell power to wholesale purchasers other than the local utility to which the project is interconnected require the transmission of electricity over power lines owned by others, also known as wheeling. The prices and other terms and conditions of transmission contracts are regulated by the Federal Energy Regulatory Commission when the entity providing the wheeling service is a jurisdictional public utility under the Federal Power Act. Until 1992, the Federal Energy Regulatory Commission's ability to compel wheeling was very limited, and the availability of voluntary wheeling service could be a significant factor in determining whether a site was viable for project development.

    The Federal Energy Regulatory Commission's authority under the Federal Power Act to require electric utilities to provide transmission service on a case by case basis to qualifying facilities, exempt wholesale generators, and other power generators was expanded substantially by the Energy Policy Act. Furthermore, in 1996 the Federal Energy Regulatory Commission issued a rulemaking order, Order 888, in which the Federal Energy Regulatory Commission asserted the power, under its authority to eliminate undue discrimination in transmission, to compel all jurisdictional public utilities under the Federal Power Act to file open access transmission tariffs consistent with a pro forma tariff drafted by the Federal Energy Regulatory Commission. The Federal Energy Regulatory Commission subsequently issued Orders 888-A, 888-B and 888-C to clarify the terms that jurisdictional transmitting utilities are required to include in their open access transmission tariffs. The Federal Energy Regulatory Commission also issued Order 889, which required those transmitting utilities to abide by specified standards of conduct when using their own transmission systems to make wholesale sales of power, and to post specified transmission information, including information about transmission requests and availability, on a publicly available computer bulletin board. Although the pro forma tariff does not cover the pricing of transmission service, Order 888 and the subsequently issued regional transmission organization rulemaking are expected to improve transmission access for independent power producers like Edison Mission Energy. A 1999 decision by the United States Court of Appeals for the Eighth

Circuit has cast doubt on the extent of the Federal Energy Regulatory Commission's authority to require specified curtailment policies in the pro forma tariff. The United States Court of Appeals for the D.C. Circuit issued an opinion on June 30, 2000 that affirmed the Federal Energy Regulatory Commission's Order 888 et seq. in all material respects.

RETAIL COMPETITION

    In response to pressure from retail electric customers, particularly large industrial users, the state commissions or state legislatures of most states are considering, or have considered, whether to open the retail electric power market to competition. Retail competition is possible when a customer's local utility agrees, or is required, to "unbundle" its distribution service (for example, the delivery of electric power through its local distribution lines) from its transmission and generation service (for example, the provision of electric power from the utility's generating facilities or wholesale power purchases). Several state commissions and legislatures have issued orders or passed legislation requiring utilities to offer unbundled retail distribution service, which is called retail wheeling, and phasing in retail wheeling over the next several years.

    The competitive pricing environment that will result from retail competition may cause utilities to experience revenue shortfalls and deteriorating creditworthiness. However, Edison Mission Energy expects that most, if not all, state plans will insure that utilities receive sufficient revenues, through a distribution surcharge if necessary, to pay their obligations under existing long-term power purchase contracts with qualifying facilities and exempt wholesale generators. On the other hand, qualifying facilities and exempt wholesale generators may be subject to pressure to lower their contract prices in an effort to reduce the stranded investment costs of their utility customers.

    Edison Mission Energy believes that, as a predominantly low cost producer of electricity, it will ultimately benefit from any increased competition that may arise from the opening of the retail market. Although its exempt wholesale generators are forbidden under the Public Utility Holding Company Act from selling electric power in the retail market, Edison Mission Energy's exempt wholesale generators can sell at wholesale to a power marketer which could resell at retail. Furthermore, qualifying facilities are permitted to market power directly to large industrial users that could not previously be served, because of local franchise laws or the inability to obtain retail wheeling. Edison Mission Energy also believes it will compete effectively as a wholesale supplier to power marketers serving the newly-open retail markets.

                     MANAGEMENT OF MIDWEST GENERATION, LLC

MANAGERS AND EXECUTIVE OFFICERS OF MIDWEST GENERATION

    Our members elect the Board of Managers. The Board of Managers may appoint officers as our business may require. Listed below are our current managers and executive officers and their positions with us.

NAME                                          AGE                       POSITION
----                                        --------   ------------------------------------------
Georgia R. Nelson.........................     51      Manager and President
Raymond W. Vickers........................     58      Manager
Kevin M. Smith............................     43      Manager and Vice President
Fred W. McCluskey.........................     41      Vice President
Paul C. Gracey, Jr........................     41      Vice President and General Counsel
John K. Deshong...........................     47      Vice President
John P. Finneran, Jr......................     41      Vice President
G. Gary Garcia............................     34      Vice President and Treasurer

    Described below are the principal occupations and business activities of our managers and executive officers for the past five years in addition to their positions indicated above.

    GEORGIA R. NELSON has been Senior Vice President of Edison Mission Energy since January 1996 and has been Manager and President of Midwest Generation since May 1999. From January 1996 until June 1999, Ms. Nelson was Senior Vice President, Worldwide Operations of Edison Mission Energy. Ms. Nelson was Division President of Edison Mission Energy's Americas region from January 1996 to January 1998. Prior to joining Edison Mission Energy, Ms. Nelson served as Senior Vice President of Southern California Edison from June 1995 until December 1995 and Vice President of Southern California Edison from June 1993 until May 1995.

    RAYMOND W. VICKERS has been Senior Vice President and General Counsel of Edison Mission Energy since March 1999. Mr. Vickers has been Manager of Midwest Generation since July 1999. Prior to joining Edison Mission Energy, Mr. Vickers was a partner with the law firm Skadden, Arps, Slate, Meagher & Flom LLP since 1989.

    KEVIN M. SMITH has been Senior Vice President and Chief Financial Officer of Edison Mission Energy since May 1999. Mr. Smith has been Manager and Vice President of Midwest Generation since July 1999. Mr. Smith served as Treasurer of Edison Mission Energy from September 1992 to February 2000 and was elected a Vice President in 1994. During March 1998 until September 1999, Mr. Smith also held the position of Regional Vice President, Americas region of Edison Mission Energy.

    FRED W. MCCLUSKEY has been Vice President, Business Management of Edison Mission Energy since August 2000. Mr. McCluskey has been Vice President of Midwest Generation since July 1999. From November 1998 to August 2000,
Mr. McCluskey was Regional Vice President, Business Development. From February 1997 to November 1998, Mr. McCluskey was Director of Business Development. Mr. McCluskey was Manager of Operations from January 1995 to February 1997.

    PAUL C. GRACEY, JR. has been Vice President of Edison Mission Energy and Vice President and General Counsel of Midwest Generation since January 2000. Mr. Gracey served as Vice President, Legal of Edison Mission Energy from
May 1998 to January 2000. Mr. Gracey was Director of Legal from May 1995 to May 1998.

    JOHN K. DESHONG has been Vice President, Tax of Edison Mission Energy since June 2000. Mr. Deshong has been Vice President of Midwest Generation since
July 1999. Mr. Deshong served as Regional Vice President of Tax, Americas Region of Edison Mission Energy from November 1998 to

June 2000. From April 1997 to November 1998, Mr. Deshong served as Director, Tax Planning and Special Projects.

    JOHN P. FINNERAN, JR. has been Vice President and Regional Chief Financial Officer, Americas Region of Edison Mission Energy and Vice President of Midwest Generation since September 1999. From September 1998 to September 1999
Mr. Finneran was Senior Vice President of Finance and Treasurer of Richfood Holdings. From January 1996 to September 1998, Mr. Finneran served as Chief Financial Officer and Treasurer of Dominion Energy. From May 1987 to
December 1995, Mr. Finneran served as Vice President and Treasurer of Potomac Capital Investment Corporation.

    G. GARY GARCIA has been Treasurer of Edison Mission Energy and Vice President and Treasurer of Midwest Generation since February 2000. From
October 1999 to February 2000, Mr. Garcia was Director of Finance, Americas of Edison Mission Energy. From April 1998 to October 1999, Mr. Garcia served as Manager of Finance, Americas. Mr. Garcia was Asset Manager from October 1995 to April 1998.

EXECUTIVE COMPENSATION

    Our officers receive compensation from Edison Mission Energy and Midwest Generation EME, LLC and receive no compensation from us. For information concerning the compensation of the Chief Executive Officer and four most highly paid executive officers, other than the Chief Executive Officer, of Edison Mission Energy, see Edison Mission Energy's Form 10-K for the year ended December 31, 2000, which is incorporated by reference in this prospectus. For information concerning the benefit plans maintained by Edison Mission Energy for our officers and employees, see Edison Mission Energy's Form 10-K for the year ended December 31, 2000, which is incorporated by reference in this prospectus.

MANAGERS' COMPENSATION

    Our managers receive no compensation for their services as managers.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    None.

              INTERCOMPANY RELATIONSHIPS AND RELATED TRANSACTIONS

    THE FOLLOWING IS A SUMMARY OF THE INTERCOMPANY RELATIONSHIPS AND RELATED TRANSACTIONS REGARDING US, EDISON MISSION MIDWEST HOLDINGS AND EDISON MISSION ENERGY. THE TERMS OF THESE TRANSACTIONS ARE NO MORE FAVORABLE THAN THOSE THAT WOULD HAVE BEEN AGREED UPON BY THIRD PARTIES ON AN ARM'S LENGTH BASIS.

OUR RELATIONSHIP WITH EDISON MISSION ENERGY

    We are wholly-owned by Edison Mission Midwest Holdings, which in turn is wholly-owned by Midwest Generation EME, LLC, a Delaware limited liability corporation. Midwest Generation EME, LLC is a wholly-owned subsidiary of Edison Mission Energy.

    We have been organized and operated as a legal entity separate and apart from Edison Mission Energy, Edison International and any other affiliates of Edison Mission Energy or Edison International. As a consequence, our assets will not be generally available to satisfy the obligations of Edison Mission Energy, Edison International, or any other affiliates of Edison Mission Energy or Edison International. However, our unrestricted cash or other assets which are available for distribution may, subject to applicable law and the terms of financing arrangements of these parties, be advanced, loaned, paid as dividends or otherwise distributed or contributed to Edison International, Edison Mission Energy, Edison Mission Midwest Holdings or any of their affiliates. Edison Mission Energy and Edison International are not obligated to make any payments under the certificates or lessor notes, except for the guarantees provided by Edison Mission Energy to make payments under the leases to the owner trusts if we do not make those lease payments. See "Description of the Leases and Other Lease Documents--The Intercompany Notes and the Edison Mission Energy Guarantees."

THE INTERCOMPANY LOANS AND GUARANTEES

    ARISING IN CONNECTION WITH THE ACQUISITION OF THE POWER GENERATION ASSETS
     FROM COMMONWEALTH EDISON IN DECEMBER 1999 AND THE COLLINS LEVERAGE LEASE TRANSACTION

    - EDISON MISSION MIDWEST HOLDINGS GUARANTEE. Edison Mission Midwest Holdings guarantees both the obligations of Collins Holdings EME, LLC as lessee and our obligations as sublessee, in connection with the leveraged lease financing of the Collins Station.

    - MIDWEST GENERATION GUARANTEE. Edison Mission Midwest Holdings entered into $1.83 billion credit facilities in December 1999. The amount of these credit facilities was increased to $1.9 billion in December 2000. We guarantee the obligations of Edison Mission Midwest Holdings as borrower under these credit facilities.

    - EDISON MISSION MIDWEST HOLDINGS INTERCOMPANY LOAN AGREEMENTS. Edison Mission Midwest Holdings contributed $1.68 billion of the $1.83 billion it borrowed under its credit facilities described above to Edison Mission Overseas Co., a wholly-owned subsidiary of Edison Mission Midwest Holdings. Edison Mission Overseas loaned this amount to us under two subordinated loan agreements. Our obligations to Edison Mission Overseas under these loan agreements are subordinated to our obligations under the Midwest Generation Guarantee described above.

    - EDISON MISSION MIDWEST HOLDINGS PLEDGE AND EDISON MISSION OVERSEAS PLEDGE. In support of the obligations of Edison Mission Midwest Holdings as borrower under the $1.9 billion Edison Mission Midwest Holdings credit facilities, Midwest Generation EME, LLC pledged its ownership interest in Edison Mission Midwest Holdings. Also, Edison Mission Midwest Holdings pledged its ownership interest in Edison Mission Overseas. Edison Mission Overseas pledged our intercompany notes.

    ARISING IN CONNECTION WITH THE PEAKER UNITS SALE-LEASEBACK TRANSACTION IN
     JULY 2000

    We entered into a sale-leaseback of equipment, primarily our peaker power units, in July 2000 to a third party lessor for $300 million. Under the terms of the 5-year lease, we have an option at the end of five years to purchase the equipment at a fixed price of $300 million. In connection with the sale-leaseback, a subsidiary of Edison Mission Energy purchased $255 million of the $300 million of notes and certificates issued by the lessor. The notes are due and payable in five years.

    - INTERCOMPANY NOTE. As part of the transaction, we loaned to Edison Mission Energy the $300 million we received from the sale of the equipment in exchange for a $300 million intercompany note. Edison Mission Energy is obligated to repay the principal on the note on July 9, 2010 at the latest and will periodically pay interest on the note at a fluctuating rate.

    - EDISON MISSION ENERGY GUARANTEE. Edison Mission Energy guarantees the monthly payments under the lease.

    ARISING IN CONNECTION WITH THE POWERTON/JOLIET SALE-LEASEBACK TRANSACTION IN
     AUGUST 2000

    In August 2000, we entered into a sale-leaseback transaction with respect to the Powerton Station and Joliet Station as described in this prospectus.

    - INTERCOMPANY NOTES. Proceeds from the sale of the assets were used by us to make a loan to Edison Mission Energy. The loan is evidenced by four intercompany notes. Edison Mission Energy is obligated to repay the principal on the notes in a series of installments on the dates and in the amounts set forth on a schedule to each note. Edison Mission Energy has paid and will pay interest on the notes on each January 2 and July 2 at a 8.30% fixed interest rate. All amounts due under the notes shall be repaid in full on January 2, 2016.

    - EDISON MISSION ENERGY GUARANTEES. Edison Mission Energy guarantees our payments under the leases.

    ARISING IN CONNECTION WITH RISK MANAGEMENT ACTIVITIES

    We engage in some energy trading and risk management transactions through Edison Mission Marketing & Trading, including purchases and sales of electricity, fuel, and emissions credits, and financial transactions for the purpose of hedging price risk on those commodities.

    - EDISON MISSION MIDWEST HOLDINGS CO. GUARANTEES. Edison Mission Midwest Holdings has guaranteed the obligations of Edison Mission Marketing & Trading to various counterparties in connection with these transactions, and has also guaranteed some of our obligations with respect to gas purchase and transportation.

    - EDISON MISSION ENERGY EQUITY CONTRIBUTION AGREEMENT. Edison Mission Energy is required to contribute or cause to be contributed a cash capital contribution or any other cash payment of up to $300 million to Edison Mission Marketing & Trading from time to time as requested under the agreement.

SERVICES AGREEMENTS

    Administrative services such as payroll, employee benefits programs and information technology, all performed by Edison International or Edison Mission Energy, are shared among all affiliates of Edison International, and the costs of these corporate support services are allocated to all affiliates, including us. Costs are allocated based on one of the following formulas: percentage of time worked, equity in investment and advances, number of employees, or multi-factor, including operating revenues, operating expenses, total assets and number of employees. In addition, we sometimes directly request services of Edison International or Edison Mission Energy, and those services are performed for our benefit. Labor and expenses of these directly requested services are specifically identified and billed at cost. We made reimbursements for the costs of these programs and other services, which amounted to $149.4 million for the year ended December 31, 2000.

    SUPPORT SERVICES AGREEMENT

    We entered into an agreement with Midwest Generation EME to provide support services, including construction and construction management, operations and maintenance management, technical services and training, environmental, health and safety services, administrative and IT support, and other managerial and technical services needed to operate and maintain electric power facilities. Under the terms of our agreement, we reimburse Midwest Generation EME for actual costs incurred by functional area in providing support services, or in the case of specific tasks we request, the amount negotiated for the task. Actual costs billable under this agreement for the year ended December 31, 2000 were $8.3 million.

    ENERGY PURCHASE AND SALES AGREEMENT

    We entered into an agreement with Edison Mission Marketing & Trading for the purchase and sale of energy. Under the terms of our agreement, Edison Mission Marketing & Trading pays us for the actual price of energy contracted with third parties, less $.02/megawatt-hour. The amount paid or payable to them under this agreement for the year ended December 31, 2000 was $0.7 million.

    SERVICES AGREEMENT (NATURAL GAS)

    We entered into an agreement with Edison Mission Marketing & Trading to provide services related to purchasing, transportation and storage of natural gas. Under the terms of our agreement, we pay Edison Mission Marketing & Trading a service fee of $0.02 for each MMBtu of natural gas delivered to us, plus the actual cost of the gas. The amount billable under this agreement for the year ended December 31, 2000 was $0.8 million.

    FUEL SERVICES AGREEMENTS

    We entered into agreements with Edison Mission Energy Services, Inc. to provide fuel and transportation services related to coal and fuel oil. Under the terms of these agreements, we pay Edison Mission Energy Services a service fee of $0.06 for each ton of coal delivered to us and $0.05 for each barrel of fuel oil delivered to us, plus the actual cost of the commodities. The amount billable under this agreement for the year ended December 31, 2000 was $1.0 million.

                        DESCRIPTION OF THE CERTIFICATES

    THE FORM AND TERMS OF THE EXCHANGE CERTIFICATES AND THE ORIGINAL CERTIFICATES ARE IDENTICAL IN ALL MATERIAL RESPECTS, EXCEPT THAT TRANSFER RESTRICTIONS AND REGISTRATION RIGHTS APPLICABLE TO THE ORIGINAL CERTIFICATES DO NOT APPLY TO THE EXCHANGE CERTIFICATES. THE FOLLOWING IS A SUMMARY OF MATERIAL PROVISIONS OF THE CERTIFICATES OFFERED IN THIS PROSPECTUS. THE STATEMENTS UNDER THIS CAPTION ARE A SUMMARY ONLY AND DO NOT PURPORT TO BE COMPLETE. THE SUMMARY MAKES USE OF TERMS DEFINED IN AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ALL THE PROVISIONS OF THE CERTIFICATES, THE PARTICIPATION AGREEMENTS, THE LEASES, THE SITE LEASES, THE SITE SUBLEASES, THE LEASE INDENTURES, THE LESSOR NOTES AND THE PASS-THROUGH TRUST AGREEMENTS IN RESPECT OF EACH OF THE LEASE TRANSACTIONS, COLLECTIVELY REFERRED TO BELOW AS THE OPERATIVE DOCUMENTS. SEE "DESCRIPTION OF THE LESSOR NOTES" AND "DESCRIPTION OF THE LEASES AND OTHER LEASE DOCUMENTS."

GENERAL

    We issued the original Series A pass-through certificates in an aggregate principal amount of $333,500,000 and the original Series B pass-through certificates in an aggregate principal amount of $813,500,000. We issued the original certificates and will issue the exchange certificates according to two separate pass-through trust agreements between us and the pass-through trustees. Except as otherwise indicated, the following summaries relate to each of the two pass-through trust agreements, the pass-through trusts formed by the pass-through trust agreements and the certificates issued by each pass-through trust. The original certificates were, and the exchange certificates will be, issued in fully registered form without coupons. Each original certificate represents, and each exchange certificate will represent, a fractional undivided interest in the pass-through trust created by the pass-through trust agreement according to which each certificate is issued.

    The property of each pass-through trust consists solely of:

    - the lessor notes held by the pass-through trust,

    - all monies at any time paid on the related lessor notes,

    - all monies due and to become due under the related lessor notes,

    - funds from time to time deposited with the pass-through trustee in accounts relating to the pass-through trust, and

    - proceeds from the sale by the pass-through trustee of a lessor note.

    Each certificate corresponds to a pro rata share of the outstanding principal amount of the lessor notes held in the related pass-through trust and is issuable in minimum denominations of $100,000 or integral multiples of $1,000 in excess of $100,000.

    The certificates represent interests in the respective pass-through trusts and do not represent an interest in or obligation of us, Edison Mission Energy, the pass-through trustee or the owner trusts, or any of their affiliates. The pass-through trustees make distributions to the certificateholders solely from the property of the related pass-through trust. By accepting a certificate, each certificateholder agrees to look only to the income and proceeds of the property of the related pass-through trust insofar as that income and those proceeds are available for distribution. The certificates are subject to prepayment when and to the extent that the related lessor notes are redeemed, prepaid or purchased. See "Description of the Lessor Notes--Redemption of Lessor Notes" and "Description of the Lessor Notes--Assumption of Lessor Notes."

FORM OF CERTIFICATES

    No person acquiring a beneficial interest in the certificates, also referred to as a "certificate owner," will be entitled to receive a definitive certificate representing that person's interest in the exchange certificates, except as set forth below under "Book-Entry; Delivery and Form." A "definitive certificate" is a physical certificate in fully registered form without interest coupons.

    Unless and until definitive certificates are issued under the limited circumstances described in this prospectus, all references to actions by registered certificateholders refer to actions taken by The Depository Trust Company upon instructions from any organization that is a participant in The Depository Trust Company system, and all references in this prospectus to distributions, notices, reports and statements to certificateholders refer, as the case may be, to distributions, notices, reports and statements to The Depository Trust Company or its nominee, Cede & Co., as the registered certificateholder, or to any organization that is a participant in The Depository Trust Company system for distribution to certificate owners in accordance with The Depository Trust Company procedures. See "Book-Entry; Delivery and Form."

SAME-DAY SETTLEMENT AND PAYMENT

    All payments made by us under the leases to the lease indenture trustees, as assignees of the owner trusts, and subsequently to the pass-through trustees are in immediately available funds and are passed through to The Depository Trust Company in immediately available funds.

    Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearinghouse or next-day funds. In contrast, secondary trading in pass-through certificates, such as the certificates offered in this prospectus, is generally settled in immediately available funds. The certificates trade in The Depository Trust Company's same-day funds settlement system until maturity, and secondary market trading activity in the certificates is consequently required by The Depository Trust Company to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the certificates.

PAYMENTS AND DISTRIBUTIONS

    Scheduled payments of principal and interest on the lessor notes are referred to in this prospectus as "scheduled payments," and each January 2 and July 2 of each year are referred to in this prospectus as "regular distribution dates." Each certificateholder is entitled to receive a pro rata share of any distribution in respect of scheduled payments of principal and interest made on the lessor notes. All scheduled payments of principal and interest on the lessor notes held in each pass-through trust received by the related pass-through trustee will be distributed by the pass-through trustee to certificateholders on the date that receipt is confirmed.

    INTEREST. Payments of interest on the unpaid principal amount of the lessor notes held in the pass-through trusts are scheduled to be received by the pass-through trustees on each January 2 and July 2 of each year, commencing January 2, 2001, at the annual rate for the pass-through trust of 8.30% for the Series A pass-through certificates and 8.56% for the Series B pass-through certificates, until the final distribution date for the pass-through trust. Interest will be passed through to certificateholders of each of the pass-through trusts at the applicable annual rate, calculated on the basis of a 360-day year of twelve 30-day months.

    PRINCIPAL.  The initial principal amount of the certificates is as follows:

Series A....................................................  $333,500,000
Series B....................................................  $813,500,000

    Scheduled principal payments on the lessor notes commence on July 2, 2006 for the Series A and July 2, 2005 for the Series B pass-through certificates and are as follows (rounded to the first decimal place):

                           DEBT AMORTIZATION SCHEDULE

                                            PERCENTAGE OF INITIAL   PERCENTAGE OF INITIAL
                                             BALANCE OF SERIES A     BALANCE OF SERIES B
REGULAR DISTRIBUTION DATES                      CERTIFICATES            CERTIFICATES
--------------------------                  ---------------------   ---------------------
2 July 2005...............................            0.0                     5.4
2 January 2006............................            0.0                     5.6
2 July 2006...............................            0.8                     5.5
2 January 2007............................           14.9                     0.0
2 July 2007...............................           15.5                     0.0
2 January 2008............................           16.2                     0.0
2 July 2008...............................           16.8                     0.0
2 January 2009............................           17.5                     0.0
2 July 2009...............................           18.3                     0.0
2 January 2010............................            0.0                     7.3
2 July 2010...............................            0.0                     6.7
2 January 2011............................            0.0                     6.3
2 July 2011...............................            0.0                     6.6
2 January 2012............................            0.0                     6.9
2 July 2012...............................            0.0                     7.2
2 January 2013............................            0.0                     7.5
2 July 2013...............................            0.0                     7.8
2 January 2014............................            0.0                     8.1
2 July 2014...............................            0.0                     8.5
2 January 2015............................            0.0                     4.6
2 July 2015...............................            0.0                     2.9
2 January 2016............................            0.0                     3.1
  Totals..................................          100.0                   100.0

    GENERAL. Certificateholders of record receive all scheduled payments on each regular distribution date if the pass-through trustees receive the scheduled payments due on that date by 1:00 p.m. New York time. If a scheduled payment is received after 1:00 p.m. New York time, it is distributed on the next business day. The record date for each distribution of scheduled payments is the fifteenth day preceding the regular distribution date, subject to specified exceptions. If a scheduled payment is not received by the pass-through trustees on a regular distribution date but is received within five days thereafter, it is distributed on the date received to the certificateholders of record, if received by the pass-through trustees by 1:00 p.m. New York time on that date. If it is received after the five-day period, it is treated as a special payment (as defined below) and distributed as described below.

    The pass-through trust agreements require that the related pass-through trustee establish and maintain with itself, for the related pass-through trust and for the benefit of the certificateholders, one or more non-interest bearing accounts for the deposit of payments representing scheduled payments on the lessor notes held in the related pass-through trust. These accounts are called certificate accounts. The pass-through trust agreements also require that the related pass-through trustee establish and maintain with itself, for the related pass-through trust and for the benefit of the certificateholders, one or more accounts for the deposit of payments representing special payments. These accounts are called special payments accounts. Under the pass-through trust agreements, the related pass-through trustee is required to immediately deposit any scheduled payments received by it in the certificate account and to immediately deposit any special payments so received by it in the special payments account. All amounts so deposited are distributed by the pass-through trustee on a regular distribution date or a special distribution date (as defined below), as appropriate. Each certificateholder receives its proportionate share of the aggregate amount in the certificate account or special payments account, as applicable. This proportionate share is based on the aggregate fractional undivided interest that the certificateholder holds.

    In addition to scheduled payments with respect to principal, the lessor notes (and, consequently, the certificates) are subject to partial or full prepayment under specific circumstances. See "Description of the Lessor Notes--Redemption of Lessor Notes." Payments of principal, premium, if any, and interest received by a pass-through trustee on account of a partial or full prepayment, if any, of the lessor notes held in the related pass-through trust, and payments received by a pass-through trustee following a default in respect of the lessor notes held in the related pass-through trust (including, but not limited to, payments received on account of the sale of the lessor notes by the pass-through trustee, which we refer to as special payments), are distributed on the second day of a month, unless the special payment is with respect to the prepayment of lessor notes, in which case the distribution will be the date the prepayment is scheduled to occur under the terms of the lease indenture (which we refer to as a special distribution date) so long as payment is received by the pass-through trustee by 1:00 p.m. New York time on the scheduled prepayment date. If the special payment is received after 1:00 p.m. New York time, it is distributed on the next business day. The pass-through trustees mail notice of each special payment to the related certificateholders of record and certificate owners of the following:

    - the special distribution date and record date for the special distribution date;

    - the amount of the special payment per $1,000 of face amount of certificates and the extent to which it constitutes principal, premium, if any, and interest;

    - the reason for the special payment; and

    - if the special distribution date is the same as a regular distribution date, the total amount to be received on that date per $1,000 of face amount of certificates.

The record date for each distribution of a special payment on a special distribution date for each pass-through trust will be the fifteenth day preceding that special distribution date. See "--Rights Upon an Event of Default" and "Description of the Lessor Notes--Redemption of Lessor Notes."

    Distributions by the pass-through trustees from the certificate account or the special payments account of the related pass-through trust on a regular distribution date or a special distribution date are made:

    - by wire transfer in immediately available funds to an account maintained by the certificateholder with a bank if: The Depository Trust Company is the certificateholder of record, a certificateholder holds certificates in an aggregate amount greater than $10 million, or any certificateholder that holds certificates in an aggregate amount greater than $1 million requests that the distributions be made by wire transfer;

    or

    - if none of the above apply, by check mailed to each certificateholder of record on the applicable record date at its address appearing in the register maintained for the related pass-through trust.

    The final distribution for each pass-through trust, however, will be made only upon presentation and surrender of the certificates at the office or agency of the pass-through trustees specified in the notice given by the pass-through trustees of the final distribution. The pass-through trustees will mail the notice of the final distribution (at maturity, redemption or otherwise) to the related certificateholders of record no earlier than 60 days and no later than 20 days preceding the final distribution, specifying, among other things, the date set for the final distribution and the amount of the distribution. See "--Termination of the Pass-Through Trusts."

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    If any regular distribution date or special distribution date is not a business day, distributions scheduled to be made on a regular distribution date or special distribution date may be made on the next succeeding business day without any additional interest accruing during the intervening period.

REPORTS TO CERTIFICATEHOLDERS

    On each regular distribution date and special distribution date, if any, each pass-through trustee includes with each distribution of a scheduled payment or special payment, if any, to certificateholders of record and, upon request, to certificate owners of the related pass-through trust, a statement giving effect to the distribution to be made on that regular distribution date or special distribution date, as the case may be, setting forth the following information (per $1,000 in aggregate principal amount of certificates, as to (a) and (b) below):

        (a) the amount of the distribution allocable to principal and the amount allocable to premium, if any, and

        (b) the amount of the distribution allocable to interest.

    In addition, within a reasonable time after the end of each calendar year, the pass-through trustees furnish to each certificateholder who at any time during the year was a certificateholder of record and, upon request, each related certificate owner at any time during the preceding calendar year, a report specifying the sum of the amounts determined according to clauses
(a) and (b) above with respect to the related pass-through trust for the applicable calendar year or, in the event that person was a certificateholder of record or certificate owner during a portion of the calendar year, for the applicable portion of that calendar year, and other items as are readily available to the pass-through trustee and which a certificateholder or certificate owner shall reasonably request as necessary for the purpose of the certificateholder's or certificate owner's preparation of its federal income tax returns. Reports and related items are prepared on the basis of information supplied to the pass-through trustees by participants in The Depository Trust Company system and the certificate owners.

    The pass-through trustees notify certificateholders of all events of default (as defined below) under the pass-through trust agreements known to the pass-through trustees within 90 days after the occurrence of a default. However, the pass-through trustees are protected if they withhold notice from the certificateholders of an event of default other than a failure to pay principal of, premium, if any, or interest on any lessor note, so long as the board of directors, the executive committee or a trust committee of directors or specified responsible officers of the pass-through trustee in good faith determine that the withholding of notice is in the interests of the certificateholders and the certificate owners.

    As long as any certificates remain outstanding, we will furnish to the pass-through trustees our unaudited quarterly financial statements, as well as audited annual financial statements of Edison Mission Midwest Holdings, with the accompanying footnotes and audit report. We will also cause Edison Mission Energy to provide, within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Edison Mission Energy, unaudited quarterly financial statements to the pass-through trustees. Unaudited quarterly financial statements will be furnished to the pass-through trustees within 60 days following the end of our first three fiscal quarters during each fiscal year and audited annual financial statements of Edison Mission Midwest Holdings (with the accompanying footnotes and audit report) will be furnished to the pass-through trustees within 120 days following the end of the fiscal year of Edison Mission Midwest Holdings. We will also cause Edison Mission Energy to deliver to the pass-through trustee, within 120 days after the end of each fiscal year of Edison Mission Energy, a copy of the audited annual financial statements of Edison Mission Energy. When we generate audited annual financial statements, we will provide them to the pass-through trustee instead of audited annual financial statements of Edison Mission Midwest Holdings, within 120 days following the end of our fiscal year. In addition, we will be required to furnish to the pass-through trustees notice of specific material events related to us within 20 days after they occur. We will also furnish to

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certificateholders and certificate owners upon request any information required to be delivered according to Rule 144A(d)(4) under the Securities Act so long as the certificates held by them are not freely transferable under the Securities Act.

    In addition, following the effectiveness of any registration statement under the registration rights agreement, whether or not required by the rules and regulations of the SEC, we and Edison Mission Energy will maintain our status as reporting companies under the Exchange Act, and file copies of all information and reports with the SEC for public availability (unless the SEC will not accept the filings) within the time periods specified in the SEC's rules and regulations and make this information available to securities analysts and investors upon request. If we or Edison Mission Energy fail to maintain our status as a reporting company, the interest rate on the lessor notes and correspondingly, the certificates, will be increased by 0.50% on an annual basis. However, there will be no increase in the interest rate if the SEC does not accept the filing of the applicable reports.

    The pass-through trustees will, upon request, which may include a request to receive this information for subsequent financial reporting periods on an ongoing basis, furnish all the information and any other information required to be delivered to the pass-through trustees, including with respect to Edison Mission Energy, directly to certificateholders and certificate owners and to prospective purchasers of certificates designated by the certificateholders or certificate owners.

VOTING OF LESSOR NOTES

    The pass-through trustee of each pass-through trust, as holder of the lessor notes in the pass-through trust, has the right under specified circumstances under the lease indentures to vote and give consents and waivers in respect of the lessor notes held in that pass-through trust. Each pass-through trust agreement sets forth the circumstances in which the pass-through trustee shall direct any action or cast any vote as the holder of the lessor notes at its own discretion and the circumstances in which the pass-through trustee shall seek instructions from the certificateholders. Prior to an event of default with respect to any pass-through trust, the principal amount of the lessor notes held in the pass-through trust directing any action or being voted for or against any proposal shall be in proportion to the principal amount of certificates held by the certificateholders taking the corresponding position.

COVENANTS

    We and Edison Mission Energy are subject to the following covenants contained in each of the participation agreements.

    OUR MERGER OR CONSOLIDATION; SALE OF SUBSTANTIALLY ALL OUR ASSETS

    We may not consolidate with or merge with or into any other person (unless we are the surviving entity), or sell, assign, convey, lease, transfer or otherwise dispose of, all or substantially all our properties or assets to any person or persons in one or a series of transactions, unless:

    - no lease event of default under the related lease has occurred and is continuing, both prior to and after giving effect to the transaction,

    - the surviving entity is: a corporate entity organized under the laws of the United States, any state of the United States or the District of Columbia, and expressly assumes all our obligations under the related operative documents,

    - after giving effect to the transaction, while the certificates are outstanding, the ratings of the certificates are equal to or greater than the ratings of the certificates immediately prior to consummating the transaction,

    - for so long as the Edison Mission Energy guarantees are in effect, Edison Mission Energy has affirmed its obligations under the guarantees,

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    - we provide to the related owner participant a legal opinion from nationally recognized tax counsel to the effect that the consolidation, merger or sale of assets would not result in any material indemnified, or any unindemnified, incremental tax risk to the owner participant.

    In addition to the foregoing conditions, we may not sell more than 50% of our assets without the prior written consent of each owner trust and, for as long as the lessor notes are outstanding, the lease indenture trustee and the pass-through trustees. However, this consent shall not be required in connection with the sale or disposition if (1) the certificates are rated at least Baa3 by Moody's and BBB- by Standard & Poor's, taking into account the sale of assets or
(2) if the certificates are no longer outstanding, our long-term senior unsecured indebtedness is rated at least Baa3 by Moody's and BBB- by Standard & Poor's, taking into account the sale of assets.

    ADDITIONAL MIDWEST GENERATION COVENANTS

    Subject to specific exceptions and qualifications, we have agreed to do, among other things, the following:

    - maintain our corporate existence, subject to the provisions described above relating to mergers and consolidations;

    - comply with all laws applicable to us or to either facility; and

    - pay our taxes when due, except when we are contesting the taxes in good faith.

    RESTRICTIONS ON EDISON MISSION ENERGY'S ABILITY TO INCUR LIENS

    Edison Mission Energy has agreed not to pledge, mortgage, hypothecate or permit to exist any mortgage, pledge or other lien upon any property at any time directly owned by Edison Mission Energy to secure any indebtedness for money borrowed which is incurred, issued, assumed or guaranteed by Edison Mission Energy (which we refer to as Edison Mission Energy indebtedness), without providing for the Edison Mission Energy guarantees and the reimbursement agreement to be equally and ratably secured with any and all Edison Mission Energy indebtedness and with any other Edison Mission Energy indebtedness similarly entitled to be equally and ratably secured. However, this restriction will not apply to, or prevent the creation or existence of:

    (1) liens existing at the original date of issuance of the Edison Mission Energy guarantees;

    (2) purchase money liens which do not exceed the cost or value of the purchased property;

    (3) other liens not to exceed 10% of Edison Mission Energy's Consolidated Net Tangible Assets; and

    (4) liens granted in connection with extending, renewing, replacing or refinancing in whole or in part the Edison Mission Energy indebtedness (including, without limitation, increasing the principal amount of the Edison Mission Energy indebtedness) secured by liens described in clauses
       (1) through (3) above.

    "CONSOLIDATED NET TANGIBLE ASSETS" means, as of any date of determination, the total amount of all of Edison Mission Energy's assets, determined on a consolidated basis in accordance with generally accepted accounting principles as of the date of determination, less the sum of:

    - Edison Mission Energy's consolidated current liabilities, determined in accordance with generally accepted accounting principles, and

    - Edison Mission Energy's assets that are properly classified as intangible assets in accordance with generally accepted accounting principles, except for any intangible assets which are distribution or related contracts with an assignable value.

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    If Edison Mission Energy proposes to pledge, mortgage or hypothecate any property at any time directly owned by it to secure any Edison Mission Energy indebtedness, other than as permitted by clauses (1) through (4) of the second previous paragraph, Edison Mission Energy has agreed to give prior written notice of the proposal to the owner trust, the owner participant, the lease indenture trustees and the pass-through trustees and Edison Mission Energy has further agreed, prior to or simultaneously with the pledge, mortgage or hypothecation, effectively to secure the Edison Mission Energy guarantees and the reimbursement agreement equally and ratably with the Edison Mission Energy indebtedness.

    This covenant does not restrict the ability of Edison Mission Energy's subsidiaries and affiliates to pledge, mortgage, hypothecate or permit to exist any mortgage, pledge or lien upon their assets, in connection with project financings or otherwise.

    MERGER OR CONSOLIDATION OF EDISON MISSION ENERGY; SALE, LEASE OR CONVEYANCE
     OF EDISON MISSION ENERGY'S ASSETS

    Edison Mission Energy has agreed not to merge or consolidate with or into any other person and Edison Mission Energy has agreed not to sell, lease or convey all or substantially all its assets to any person, unless:

    - Edison Mission Energy is the continuing corporation, or the successor corporation or the person that acquires all or substantially all of Edison Mission Energy's assets is a corporation organized and existing under the laws of the United States or a state of the United States or the District of Columbia and expressly assumes all of Edison Mission Energy's obligations under the Edison Mission Energy guarantees, the participation agreements and the other operative documents to which Edison Mission Energy is a party,

    - immediately after the merger, consolidation, sale, lease or conveyance, there is no default or lease event of default,

    - if, as a result of the merger, consolidation, sale, lease or conveyance, any or all of Edison Mission Energy's property would become the subject of a lien that would not be permitted by the participation agreements, Edison Mission Energy secures the Edison Mission Energy guarantees and the reimbursement agreements equally and ratably with the obligations secured by that lien, and

    - Edison Mission Energy delivers or causes to be delivered to the owner trust, the owner participant, the pass-through trustee and lease indenture trustee an officers' certificate and opinion of counsel in a form reasonably acceptable to the recipients, each stating that the merger, consolidation, sale, lease or conveyance complies with the participation agreement.

    The meaning of the term "all or substantially all the assets" has not been definitely established and is likely to be interpreted by reference to applicable state law if and at the time the issue arises and will be dependent on the facts and circumstances existing at the time.

    Except for a sale of all or substantially all its assets as described above, and other than assets that Edison Mission Energy is required to sell to conform with governmental regulations, Edison Mission Energy may not sell or otherwise dispose of any assets (other than short-term, readily marketable investments purchased for cash management purposes with funds not representing the proceeds of other asset sales) if, on a pro forma basis, the aggregate net book value of all these sales during the most recent 12-month period would exceed 10% of Edison Mission Energy's Consolidated Net Tangible Assets (as defined above) computed as of the end of the most recent quarter preceding the sale. However, any sales shall be disregarded for purposes of this 10% limitation if the proceeds are invested in assets in similar or related lines of Edison Mission Energy's business. Furthermore, Edison Mission Energy may sell or otherwise dispose of assets in excess of this 10% limitation if Edison Mission Energy retains the proceeds from the sales or dispositions, which are not reinvested as provided above,

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as cash or cash equivalents or if Edison Mission Energy uses the proceeds from the sales to purchase and retire indebtedness incurred by it ranking equal in right of payment to the Edison Mission Energy guarantees and the reimbursement agreements or indebtedness of its subsidiaries.

    AMENDMENT, WAIVER OF POWER PURCHASE AGREEMENTS AND FACILITIES, EASEMENT AND
     INTERCONNECTION AGREEMENTS

    Without the prior written consent of the owner trust and the lease indenture trustee, Edison Mission Energy may not and may not permit us or any of its other subsidiaries to amend, supplement or otherwise modify its power purchase agreements with Exelon Generation relating to the facilities or any of the facilities, easement and interconnection agreements relating to the facilities in any materially adverse manner with respect to their term, offtake requirement or payment provisions or in a manner which would limit the owner trusts', or for as long as the lessor notes are outstanding, the lease indenture trustee's interest and rights in the facility.

    ADDITIONAL EDISON MISSION ENERGY COVENANTS

    Following the effectiveness of any registration statement filed by Edison Mission Energy according to the registration rights agreement, Edison Mission Energy must maintain its status as a reporting company under the Exchange Act, unless the SEC will not permit filing of the applicable reports or we pay an additional interest rate on the lessor notes and satisfy other specified conditions.

COMPLIANCE WITH COVENANTS AND CONDITIONS PRECEDENT

    If we, an owner trust or a lease indenture trustee request the pass-through trustee to take any action under any provision, we or the other party seeking action must furnish to the pass-through trustee an officer's certificate and, if necessary, a legal opinion stating that all conditions precedent, if any, relating to the proposed action have been met. Every certificate or opinion with respect to compliance with a condition or covenant shall include:

    - a statement that each individual signing the certificate or opinion has read the covenant or condition, including any definitions relating to it in the agreement;

    - a brief statement as to the nature and scope of the examination or investigation upon which the opinions contained in the certificate or opinion are based;

    - a statement that, in the opinion of the individual, he has made the examination or investigation as is necessary to enable him to express an informed opinion as to the compliance with a covenant or condition; and

    - a statement as to whether, in the opinion of the individual, the condition or covenant has been complied with.

EVENTS OF DEFAULT

    An event of default under any of the lease indentures is referred to as a lease indenture event of default. An event of default under the pass-through trust agreements is referred to simply as an event of default and is defined as the occurrence and continuance of a lease indenture event of default. For a description of the lease indenture events of default, see "Description of the Lessor Notes--General."

RIGHTS UPON AN EVENT OF DEFAULT

    Under each lease indenture, the owner trust and the owner participant have the right under specified circumstances to cure lease indenture events of default that result from the occurrence of an event of default under the related lease. These events of default under the leases are referred to as lease events of default. If the owner trust or the owner participant chooses to exercise the cure right,

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the events of default under the leases and consequently the lease indenture events of default will be deemed to be cured. See "Description of the Leases and Other Lease Documents."

    Each pass-through trust agreement provides that, as long as a lease indenture event of default shall have occurred and be continuing, the pass-through trustee may vote all the lessor notes that are held in the related pass-through trust, and upon the direction of the holders of certificates evidencing fractional undivided interests aggregating at least a majority in interest of the related pass-through trust, the pass-through trustee shall vote a corresponding majority of the lessor notes in favor of directing the indenture trustee to declare the unpaid principal amount of all those lessor notes then outstanding and any accrued and unpaid interest on those lessor notes to be due and payable. Each pass-through trust agreement in addition provides that, if a lease indenture event of default has occurred and is continuing, the pass-through trustee may, and upon the direction of the holders of certificates evidencing fractional undivided interests aggregating not less than a majority in interest of the related pass-through trust must, vote all the lessor notes that are held in the pass-through trust in favor of directing the indenture trustee regarding the exercise of remedies provided in the lease indenture and consistent with the terms of the lease indenture.

    Each lease indenture provides that, if a lease indenture event of default occurs and is continuing under the lease indenture, the indenture trustee will declare the unpaid principal amount of the lessor notes issued under the lease indenture to be due and payable, together with any accrued and unpaid interest on these lessor notes, upon the instructions of the holders of a majority in aggregate principal amount of the lessor notes outstanding. Each lease indenture further provides that, if a lease indenture event of default shall occur and be continuing under the lease indenture, the holders of a majority in aggregate principal amount of the lessor notes issued under the lease indenture outstanding may direct the indenture trustee with respect to the exercise of remedies under the lease indenture. See "Description of the Lessor Notes--Remedies." Accordingly, the ability of the holders of the certificates issued by one pass-through trust to cause the lease indenture trustee to accelerate the lessor notes issued under the applicable lease indenture or to exercise remedies applicable under the lease indenture will depend, in part, upon the proportion between the aggregate principal amount of the lessor notes issued under the lease indenture and held in the pass-through trust and the aggregate principal amount of all lessor notes issued under the other lease indentures. Each pass-through trust holds lessor notes with different terms from the lessor notes held in the other pass-through trust and so the certificateholders of one pass-through trust may have divergent or conflicting interests from those of the certificateholders of the other pass-through trust. In addition, so long as the same institution acts as pass-through trustee of each pass-through trust, in the absence of instructions from the certificateholders of any pass-through trust, the pass-through trustee could be faced with a potential conflict of interest upon a lease indenture event of default.

    As an additional remedy, if a lease indenture event of default has occurred and is continuing, the pass-through trust agreements provide that the pass-through trustee may, and upon the direction of the certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of the related pass-through trust must, sell all or part of the lessor notes that are held in the pass-through trust for cash to any person. In addition, if the owner trust, owner participant or a guarantor of an owner participant's obligations, whom we refer to as the owner participant guarantor, elect to purchase or redeem the lessor notes upon the occurrence and continuance of a lease indenture event of default, the pass-through trustee must sell the lessor notes held in the related pass-through trust to the owner trust, owner participant or an owner participant guarantor at a price equal to the unpaid principal amount of the lessor notes held in the pass-through trust, together with accrued but unpaid interest and all other sums then due and payable, but without premium, to the pass-through trustee as holder of the lessor notes. Any proceeds received by the pass-through trustee upon this sale must be deposited in the special payments account with respect to the pass-through trust and must be distributed to the certificateholders with respect to the pass-through trust on a special distribution date.

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    Any amount distributed to the pass-through trustee by the lease indenture trustee on account of the lessor notes held in the related pass-through trust following a lease indenture event of default must be deposited in the special payments account with respect to the pass-through trust and must be distributed to the certificateholders of this trust on a special distribution date. In addition, if, following a lease indenture event of default, any owner trust or any owner participant exercises its option to purchase the outstanding lessor notes held in the related pass-through trust, the purchase price paid by the owner trust or the owner participant to the pass-through trustee must be deposited in the special payments account with respect to the pass-through trust and must be distributed to the relevant certificateholders on a special distribution date.

    Any payments received on account of partial or full prepayment on the lessor notes with respect to any lessor notes in default that are held in a pass-through trust, or the proceeds from the sale by the pass-through trustee of any lessor notes held in the special payments account for that pass-through trust must, to the extent practicable, be invested by the pass-through trustee in permitted government investments pending the distribution of these funds on a special distribution date. Permitted government investments are obligations of the United States maturing in not more than 60 days or in lesser time as is required for the distribution of any of these funds on a special distribution date. The pass-through trustee is prohibited from selling any permitted government investment prior to its maturity.

    Each pass-through trust agreement provides that, at any time that the certificates become subject to the Trust Indenture Act of 1939, the pass-through trustee must, within 90 days after the occurrence of a default (as defined below), give to the certificateholders, us, the owner trust and the lease indenture trustee notice of all uncured or unwaived defaults under the related pass-through trust agreement actually known to a responsible officer of the pass-through trustee. In connection with the offering made by this prospectus, the pass-through trust agreements are being qualified under the Trust Indenture Act of 1939, and as a result, the certificates become subject to that Act for purposes of the pass-through trust agreements. In the case of default in the payment of principal, premium, if any, or interest on any of the lessor notes held in the pass-through trust, the pass-through trustee will be protected in withholding this notice if it in good faith determines that withholding this notice is in the interests of the related certificateholders. The term "default," for the purpose of the provision described in this paragraph only, means the occurrence of any event of default under the related pass-through trust agreement, except that in determining whether any event of default has occurred, any grace period or notice in connection with the event of default is disregarded.

    Each pass-through trust agreement contains a provision entitling the pass-through trustee, subject to the duty to act with the required standard of care, to be indemnified by the certificateholders before exercising any right or power under the pass-through trust agreement at the request of these certificateholders.

    In specific cases, certificateholders of a pass-through trust, aggregating not less than a majority in interest of the pass-through trust, may on behalf of all certificateholders of that pass-through trust waive any past default or event of default and thus annul any direction given by these certificateholders to the indenture trustee with respect to the past default or event of default, except:

    - a default in the deposit of any scheduled payment or special payment or in the distribution of any scheduled payment or special payment,

    - a default in payment of the principal of, premium, if any, or interest on, any of the lessor notes, or

    - a default in respect of any covenant or provision of the pass-through trust agreement that cannot be modified or amended without the consent of each affected certificateholder.

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The lease indentures provide that, with specified exceptions, the holders of a majority in aggregate unpaid principal amount of the lessor notes may on behalf of all those holders waive any past default or lease indenture event of default.

MODIFICATION OF THE PASS-THROUGH TRUST AGREEMENTS

    Each pass-through trust agreement contains provisions permitting us and the pass-through trustee to enter into a supplemental trust agreement, without the consent of any certificateholders, among other things,

    - to evidence the succession of another corporation to us and the assumption by any the successor of our obligations under the pass-through trust agreement or the registration rights agreement,

    - to add to our covenants for the protection of the certificateholders under the pass-through trust agreement or the registration rights agreement,

    - to cure any ambiguity in, or to correct or supplement any defective or inconsistent provision of, the pass-through trust agreement or the registration rights agreement or to make any other provisions with respect to matters or questions arising under the pass-through trust agreement, provided these actions do not adversely affect the interests of the certificateholders,

    - to add, eliminate, or change any provision under the pass-through trust agreement that does not adversely affect the interests of the certificateholders,

    - to surrender any right or power conferred upon us in the pass-through trust agreement or in the registration rights agreement,

    - to correct or amplify the description of property that constitutes trust property or the conveyance of property that constitutes trust property to the pass-through trustee,

    - to evidence and provide for a successor to the pass-though trustee,

    - at any time that the certificates are subject to the Trust Indenture Act, to modify, eliminate or add to the provisions of the pass-through agreement to the extent necessary to qualify the pass-through trust agreement under the Trust Indenture Act,

    - to modify any provision in the pass-through trust agreement to reflect changes relating to the conversion of an owner trust from a Delaware business trust to a Delaware limited liability company or the assumption and substitution of a lessor note under a lease indenture,

    - to comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which the certificates are listed, any regulatory body or the registration rights agreement to effectuate the exchange offer, or

    - to modify or eliminate provisions relating to the transfer or exchange of exchange certificates or the initial certificates upon consummation of the exchange offer or effectiveness of the shelf registration statement or the exchange offer registration statement.

    Each pass-through trust agreement also contains provisions permitting us and the pass-through trustee, with the consent of the certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of the related pass-through trust, and with the consent of the owner trust (this consent may not be unreasonably withheld), to execute supplemental trust agreements adding provisions to or changing or eliminating any of the provisions of the pass-through trust agreements and/ or the registration rights agreement or modifying the rights of the certificateholders, except that no supplemental trust agreements may, without the consent of each affected certificateholder:

    - reduce in any manner the amount of, or delay the timing of any receipt by the pass-through trustees of payments on the lessor notes held in the pass-through trust, or change the date or place of payment of distributions in respect of any certificate, or make distributions payable in

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      coin or currency other than that provided for in the certificates, or impair the right of any certificateholder to institute suit for the enforcement of any of these payments when due,

    - permit the disposition of any lessor note held in the related pass-through trust, permit the creation of a lien on the pass-through trust or otherwise deprive any certificateholder of the benefit of ownership of the lessor notes, except as provided in the applicable pass-through trust agreement,

    - reduce the percentage of the aggregate fractional undivided interest of the related pass-through trust provided for in the pass-through trust agreement that is required to approve the supplemental trust agreement or reduce the percentage required for any waiver provided for in the pass-through trust agreement, or

    - cause the pass-through trust to become taxable as an "association" or to fail to qualify as a trust for federal income tax purposes.

TERMINATION OF THE PASS-THROUGH TRUSTS

    Our obligations and the obligations of the pass-through trustees under the pass-through trust agreements, and the pass-through trusts, will terminate upon the distribution to certificateholders of all amounts required to be distributed to them according to the pass-through trust agreements and the disposition of all property held in the pass-through trusts. The pass-through trustees will mail to each related certificateholder of record notice of the termination of the related pass-through trust, the amount of the proposed final payment and the proposed date for the distribution of the final payment for the pass-through trust. The final distribution to any certificateholder will be made only upon surrender of the certificateholder's certificates at the office or agency of the pass-through trustee specified in the notice of termination.

THE PASS-THROUGH TRUSTEES

    United States Trust Company of New York is the pass-through trustee for each pass-through trust. The pass-through trustee and any of its affiliates may hold certificates in their own names. With some exceptions, the pass-through trustee makes no representations as to the validity or sufficiency of the pass-through trust agreements, the certificates, the lessor notes, the lease indentures, the leases or other related documents. United States Trust Company of New York is also the lease indenture trustee for the lessor notes issued with respect to each undivided interest under the lease indentures.

    The pass-through trustee may resign with respect to any or all the pass-through trusts at any time, in which event we will be obligated to appoint a successor trustee. If the pass-through trustee ceases to be eligible to continue as a pass-through trustee under the pass-through trust agreements or becomes insolvent, we may remove the pass-through trustee, or any certificateholder which has held a certificate for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the pass-through trustee and the appointment of a successor trustee. Any resignation or removal of the pass-through trustee and appointment of a successor trustee for a pass-through trust does not become effective until acceptance of the appointment by the successor trustee.

    Each pass-through trust agreement provides that we will pay the pass-through trustee's fees and expenses. Each pass-through trust agreement further provides that the pass-through trustee will be entitled to indemnification by us, in its individual and trustee capacities, for any out-of-pocket expenses, disbursements and advances arising out of or in connection with the acceptance or administration of the pass-through trust and, solely in its individual capacity, for any expense or tax (other than any tax attributable to the pass-through trustee's compensation for serving as a pass-through trustee) incurred without gross negligence, willful misconduct or bad faith, on its part, arising out of or in connection with the acceptance or administration of the pass-through trust.

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                        DESCRIPTION OF THE LESSOR NOTES

    THE FOLLOWING IS A DESCRIPTION OF MATERIAL PROVISIONS OF THE LESSOR NOTES. THE FOLLOWING INFORMATION IS NOT A COMPLETE DESCRIPTION OF THE LESSOR NOTES AND IS SUBJECT TO, AND QUALIFIED IN ITS ENTIRETY BY, REFERENCE TO THE LESSOR NOTES AND THE LEASE INDENTURES, INCLUDING THE DEFINITIONS OF TERMS USED IN THE LESSOR NOTES AND THE LEASE INDENTURES.

GENERAL

    The initial lessor notes were issued in two series under four separate lease indentures between an owner trust and United States Trust Company of New York, as indenture trustee.

    Each owner trust leases its respective undivided ownership interest in the respective facility and ownership interest in the land to us under the lease, the site lease and the site sublease to which it is a party. We are obligated to make rental and other payments to each owner trust under each lease in amounts that are sufficient to pay the principal of, premium, if any, and interest on the related lessor notes when and as due and payable, except for principal and interest payable upon a lease indenture event of default that is not caused by a lease event of default. However, except in some circumstances described in this prospectus where we may assume the obligations of the applicable owner trust under the lessor notes, the lessor notes are not obligations of, or guaranteed by, us. Payments under each lease in excess of the amounts required to make required payments on the applicable lessor notes are paid by the indenture trustees to the applicable owner trust for distribution by it in accordance with the terms of its respective trust agreement except in specific cases upon the occurrence of a lease indenture event of default. Our lease payment obligations under the leases and the other operative documents to which we are a party are our general obligations.

    A "LEASE INDENTURE EVENT OF DEFAULT" under a lease indenture occurs upon:

        (a) the occurrence and continuance of a lease event of default, other than as a result of non-payment with respect to customary excepted payments reserved to the trust company, the owner trustee or the owner participant,

        (b) the owner trust's failure to pay principal, interest or any premium when due under the lessor notes that continues unremedied for five business days or the owner trust's failure to pay other amounts due under any lessor note or the lease indenture that continues unremedied for thirty business days after receipt of written demand from the lease indenture trustee or any certificateholder,

        (c) any material representation or warranty made by the owner participant or the owner trust in the lease indenture or in any other operative document to which it is a party, or by any owner participant guarantor in its owner participant guaranty, proves to have been incorrect when made or when deemed made in any material respect and continues to be material and unremedied for a period of 30 days after receipt by the party of written notice of the misrepresentation or breach of warranty; however, if the misrepresentation or breach of warranty can be remedied, this period may be extended up to 90 days in total so long as the party commences the remedy within the 30-day period and diligently pursues the remedy and so long as the continuation of the misrepresentation or breach of warranty beyond the initial 30-day period would not have a material adverse effect on the owner participant or the owner trust,

        (d) failure by the owner trust to observe or perform any material covenant contained in the lease indenture or in any operative document to which it is a party or failure of the owner participant to observe or perform any material covenant contained in any operative document to which it is a party, or failure of any owner participant guarantor to observe or perform any material covenant or obligation of the owner participant guarantor contained in any owner participant guaranty, which failure remains unremedied for a period of 30 days after written notice

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    of the failure; however, if the failure is capable of being remedied, this period is extended up to 120 days in total, so long as the party commences the remedy within the 30-day period and diligently pursues the remedy, and so long as the continuation of the failure beyond the initial 30-day period would not have a material adverse effect on the owner participant or the owner trust, and

        (e) customary events of bankruptcy and insolvency, whether voluntary or involuntary, with respect to the owner participant, any owner participant guarantor or the owner trust under the applicable lease indenture, but only if the event commenced involuntarily, are continuing 60 days after the commencement of the event.

    "MATERIAL ADVERSE EFFECT" means, with respect to any person, any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on the following:

    - the business, assets, property, financial condition or operations of that person and its subsidiaries since the closing date of the lease transactions,

    - the ability of that person to perform or comply with its obligations under any of the operative documents, or

    - the validity and enforceability of the operative documents, the liens granted under the operative documents or the rights and remedies to the operative documents.

REMEDIES

    Each lease indenture provides that the related lease indenture trustee may exercise specified remedies and all remedies available to it at law including acceleration of the lessor notes if a lease indenture event of default has occurred and is continuing. These specified remedies include, in circumstances where a lease event of default under the related lease has occurred, remedies with respect to the applicable ownership interest in the facility and the interest in the land afforded to the applicable owner trust by the lease for lease events of default under the lease. These remedies may be exercised by the lease indenture trustee to the exclusion of the applicable owner trust, the applicable owner participant, and us. A sale of the applicable ownership interest in the facility and the interest in the land upon the exercise of these remedies will be free and clear of any right of those parties (other than, in some cases, rights of redemption provided by law), including our rights under the lease. Under no circumstances may the lease indenture trustee sell any of the ownership interest or the interest in the land or exercise other remedies against the ownership interest or the interest in the land seeking to deprive the owner trust or the owner participant of their respective interests in the ownership interest or the interest in the land unless the lessor notes have been accelerated.

    Upon the occurrence of a lease indenture event of default arising out of a lease event of default, if the lease indenture trustee, acting at the instruction of the required holders of the lessor notes, exercises any remedy under the applicable lease indenture which could or would divest the owner trust or the owner participant of their respective ownership interest or their respective interest in the land subject to the lease indenture, the lease indenture trustee shall at the same time, if it is then entitled to do so under the lease and is not then stayed or otherwise prevented from doing so by operation of law, exercise one or more of the remedies to dispossess us of the applicable ownership interest. However, if the lease indenture trustee is prevented by operation of law from exercising remedies for a continuous period of 180 days following the commencement of the stay, the lease indenture trustee may, upon expiration of the 180-day period, exercise any remedy available to it under the lease indenture.

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REDEMPTION OF LESSOR NOTES

    The lessor notes are subject to redemption under the circumstances described below. The pass-through trustee will make distributions to the certificateholders of each pass-through trust related to the lessor notes being redeemed on the date and in the amount paid in respect of the redemption of the lessor notes.

PURCHASE OF LESSOR NOTES

    All lessor notes outstanding under a lease indenture or all the lessor notes outstanding and not held by us or our affiliates may be purchased by the owner trust, owner participant or owner participant guarantor, in whole but not in part, at a price equal to the principal amount of the lessor notes, together with interest accrued to and unpaid on the date of the purchase, but excluding any make-whole premium (defined below), upon the occurrence of any of the following events:

    - a continuing lease event of default;

    - the lessor notes becoming due prior to their stated maturity as the result of a lease indenture event of default; or

    - the lease indenture trustee commencing the exercise of material remedies under the lease indenture.

    Upon the purchase, the owner trust, owner participant or owner participant guarantor will assume the certificateholders' obligations under the relevant participation agreement and lease indenture.

    MANDATORY PREPAYMENT WITH MAKE-WHOLE PREMIUM

    All lessor notes outstanding under a lease indenture will be prepaid, in whole but not in part, at the principal amount of the lessor notes, together with interest accrued to and unpaid on the prepayment date plus, under any circumstances, a make-whole premium (as defined below), upon the occurrence of any of the following events:

        (a) our termination of a lease in circumstances where a facility has become obsolete as a result of a change in the markets for wholesale purchases and/or sales of energy or as a result of a material abrogation of power purchase agreements;

        (b) our termination of a lease in circumstances where an event has occurred which, in our good faith judgment, will cause the facility to become obsolete;

        (c) the facility is surplus to our needs or is no longer useful in our business; or

        (d) the obligations represented by the lessor notes are refinanced in whole but not in part.

    "MAKE-WHOLE PREMIUM" means an amount equal to the discounted present value calculated for any lessor note subject to mandatory prepayment according to any lease indenture less the unpaid principal amount of the lessor note. However, the make-whole premium must not be less than zero. For purposes of this definition, the "discounted present value" of any lessor note subject to mandatory prepayment according to any lease indenture is equal to the discounted present value, as of the date of mandatory prepayment or acceleration, of all principal and interest payments scheduled to become due in respect of the lessor note after the date of the mandatory prepayment, calculated using a discount rate equal to the sum of (1) the yield to maturity on the U.S. Treasury security having an average life equal to the remaining average life of the lessor note and trading in the secondary market at the price closest to par, and (2) fifty
(50) basis points (0.50%). However, if there is no U.S. Treasury security having an average life equal to the remaining average life of the lessor note, the discount rate will be calculated using a yield to maturity interpolated or extrapolated on a straight-line basis (rounding to the nearest calendar month, if necessary) from the yields to maturity for two U.S. Treasury securities

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having average lives most closely corresponding to the remaining life of the lessor note and trading in the secondary market at the price closest to par.

    MANDATORY PREPAYMENT WITHOUT PREMIUM

    Each series of lessor notes outstanding under a lease indenture will be redeemed by the owner trust, in whole, at the principal amount of the lessor notes, together with the interest accrued to and unpaid on the prepayment date but without any premium, upon the earliest of:

        (1) our termination of a lease upon the occurrence of an event of loss under the lease, except a regulatory event of loss under circumstances in which we acquire the applicable ownership interest in the facility and assume the applicable lessor notes;

        (2) our termination of a lease, if the relevant facility becomes economically or technologically obsolete, as determined by our board of managers in good faith, as a result of (A) a change in law, regulation or tariff of general application or (B) imposition by the Federal Energy Regulatory Commission or any other governmental entity having or claiming jurisdiction over us or the facilities of any conditions or requirements (including, without limitation, requiring significant capital improvement of the facilities) upon the continued effectiveness or renewal of any license or permit required for the operation or ownership of the facility;

        (3) our termination of a lease, if a change in law causes it to become illegal for us to continue the lease or to make payments under the lease and the other related operative documents and the transactions contemplated by the operative documents cannot be restructured to comply with the change in law; or

        (4) our termination of a lease as a result of our becoming obligated to pay an indemnity under the related operative documents in an amount in excess of 2.5 percent of the aggregate purchase price for the relevant facility.

    We will, prior to any termination under clause (2) above, deliver to the owner trust a certificate of our board of managers setting forth in reasonable detail the basis on which we are exercising the termination right. In the event of an early termination under clause (2) above, we will, as non-exclusive agent for the owner trusts, use commercially reasonable efforts to obtain bids and sell the owner trusts' interests in the relevant facility and the relevant site, all the proceeds of which will be for the account of the owner trusts and none of which will be for our account. The purchaser of these interests may not be us or any of our affiliates or any third party with whom we or our affiliates have an arrangement to use or operate the Joliet facility or Powerton facility to generate power for our own benefit or the benefit of the affiliate after the termination of the leases.

OWNER TRUST'S OR OWNER PARTICIPANT'S RIGHT TO CURE

    Each owner trust and owner participant may, but is not obligated to, pay an amount equal to all (but not less than all) of the outstanding principal, accrued interest and other amounts payable with respect to the outstanding lessor notes if a lease default or lease event of default in the payment of any installment of basic lease rent due under the lease has occurred and no more than 10 business days have passed since the earlier of (1) receipt by the owner trust of notice of or (2) the owner trust acquiring actual knowledge of the occurrence of the lease default or lease event of default. If any other lease default or lease event of default occurs and the owner trust has been furnished by the owner participant with all funds necessary for remedying the lease default or lease event of default, the owner participant may within 10 business days of the earlier of (a) receipt by the owner trust of notice of or (b) the owner trust acquiring actual knowledge of the lease default or lease event of default, instruct the owner trust to exercise the owner trust's right to perform payment obligations on our behalf as provided in the lease.

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    In determining whether a lease indenture event of default has occurred, payment by the owner participant or the owner trust in accordance with the preceding paragraph will be deemed to remedy any lease default or lease event of default in the payment of installments of basic lease rent and to remedy any default by the owner trust in the payment of any amount due and payable under the lessor notes or the lease indenture. Furthermore, any performance by the owner trust of any obligation of ours as provided in the lease will be deemed to remedy the lease default or lease event of default to the extent like performance by us would have done so. If a lease default or lease event of default has been remedied by either of these specified bases, then any determination that a lease default or lease event of default exists or any acceleration of the lessor notes or any declaration that a lease indenture default or lease indenture event of default exists will be deemed to be rescinded, and the owner participant will be subrogated to the rights of certificateholders under the lease indenture to receive payment of rent from us and will be entitled to receive and retain the payment from us so long as no other lease indenture default or lease indenture event of default has occurred.

    The owner participant may not, so long as the lease indenture has not been terminated, attempt to recover amounts paid by it on our behalf except by demanding payment of the amount from us or by commencing an action at law and obtaining a judgment against us. The owner participant may not, so long as the lease indenture has not been terminated, obtain any lien on any part of the indenture estate on account of the payment, nor will any claim of the owner participant against us or any other party for the repayment impair the right and security interest of the lease indenture trustee and the certificateholders in and to the indenture estate. The right of the owner trust or the owner participant to purchase the lessor notes will not apply with respect to any cure of any default in the payment of basic lease rent if the cure has been exercised with respect to four consecutive payments of basic lease rent immediately preceding the date of the default, or more than eight payments in total of basic lease rent.

ASSUMPTION OF LESSOR NOTES

    Upon the occurrence of (1) an event of loss under a lease due to burdensome governmental regulations (a "Midwest assumption event"), we may elect to assume the applicable lessor notes and (2) a lease event of default or the termination of the lease due to the obsolescence of the facility and, in the case of a termination, the owner participant's election to retain its ownership interest in the facility (an "owner participant assumption event"), the owner participant may elect to assume the applicable lessor notes. Both assumptions are subject to the satisfaction of the conditions to assumption listed below. If the conditions to assumption are satisfied, all obligations and liabilities of an owner trust under the respective lease indenture and each lessor note will be assumed by an eligible successor, and, in the case of a Midwest assumption event, the owner trust will be released and discharged from its obligations and liability under the applicable lease indenture and lessor notes. If either we or the owner participant elect to assume the lessor notes, neither the lease indenture trustee nor any holder shall be entitled to exercise specific remedies under the applicable lease indenture or the lease provision relating to the event giving rise to the assumption of the lessor notes until 30 days from notice to the lease indenture trustee of our intention to assume the lessor notes or until the notes are assumed by our or the owner participant's eligible successor, whichever occurs first.

    ELIGIBLE SUCCESSOR. In the case of a Midwest assumption event, an eligible successor is our designee and is a direct or indirect wholly-owned subsidiary of Edison Mission Energy (but not us) or another person acceptable to the holders, in their sole discretion. In the case of an owner participant assumption event, an eligible successor must be a direct or indirect wholly-owned subsidiary of Public Service Enterprise Group, Inc. or Associates First Capital Corporation, as the case may be, or another person acceptable to the holders, in their sole discretion. In either case, the eligible successor must meet specific requirements under the Internal Revenue Code of 1986, the Investment Company Act of 1940 and the Public Utility Holding Company Act of 1935.

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    CONDITIONS TO ASSUMPTION.  Any assumption of the lessor notes is subject to the following conditions:

    - the eligible successor must execute an assumption agreement, under which the eligible successor assumes unconditionally all obligations of the owner trust under applicable lessor notes and applicable lease indenture,

    - the delivery of an opinion of counsel to the eligible successor addressed to the lease indenture trustee and the holders of the lessor notes and all governmental approvals referred to in the opinion and a certificate of an authorized officer of the eligible successor,

    - the execution of a supplement to the applicable lease indenture fulfilling the requirements specified in the lease indenture, and

    - the ratings of the long-term senior unsecured indebtedness of the eligible successor being at least BBB and Baa2 by Standard & Poor's and Moody's, respectively, or if not, the delivery of ratings letters from Moody's and Standard & Poor's stating that after the assumption of the lessor notes, the ratings of the indebtedness will be at least BBB and Baa2 by Standard & Poor's and Moody's, respectively. In the case of an owner participant assumption event, if the indebtedness of the eligible successor is not rated or it has not delivered ratings letters reflecting the assumption of the lessor notes, the rating confirmation must be delivered within 60 days following the date of assumption. Until the rating is delivered, the interest rate with respect to the assumed lessor notes will increase by 0.50% on an annual basis. Failure to deliver the required ratings within 60 days of the date of assumption will result in a lease indenture event of default.

    Notice of any assumption of the lessor notes will be given by the lease indenture trustee to the holders as promptly as practicable after the lease indenture trustee has received written notice of the intent to assume the lessor notes as required by the applicable lease indenture.

MODIFICATION OF LEVERAGED LEASE AGREEMENTS

    A lease indenture trustee may, if so directed by holders of 50.1% or more of the lessor notes, who we refer to as the required holders, execute a supplement to the lease indenture for the purpose of adding provisions to, or changing or eliminating provisions of, the lease indenture as specified in the required holders' request. Except with respect to excepted payments, the lease indenture trustee, if so directed by a majority of the required holders, may enter into a written amendment of or supplement to any indenture estate documents as may be specified in the required holders' directive. However, without the consent of each required holder, except with respect to excepted payments, no amendment of or supplement to any indenture estate document, and no waiver or modification of the terms of any indenture estate document, may, except to the extent pertaining to excepted payments:

    - modify specified provisions of the lease indenture, participation agreements or leases;

    - modify specified definitions in the lease indenture documents;

    - change the amount or the time of payment of any amount owing or payable under any related lessor note or change the rate or manner of calculation of interest payable on any related lessor note;

    - alter or modify the provisions with respect to the manner of payment or the order of priorities in which distributions under the indenture estate document shall be made as between the holders of the related lessor notes and the related owner trust;

    - reduce, modify or amend any indemnities or other payment provisions resulting in supplemental lease rent in favor of any certificateholders;

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    - reduce the amount (except to any amount as is sufficient to pay the aggregate principal of and interest on all the related lessor notes) or extend the time of payment of rent or termination value except as expressly provided in the related lease, or change any of the circumstances under which rent or termination value is payable;

    - modify, amend or supplement the leases with respect to, or consent to any assignment of the lease, releasing us from our obligations to pay basic rent or termination value or any other amounts under the related lease other than excepted payments or altering the absolute and unconditional character of these obligations or change any of the circumstances under which termination value is payable, or

    - take any action which would reduce or extend the term of the leases.

Notwithstanding the foregoing, without the consent of the indenture trustees (acting with the consent of the related pass-through trustee), no supplement, waiver or modification of a lease indenture or any other related operative document may permit the creation of any lien on the related indenture estate or any part of the related indenture estate, or deprive the lease indenture trustee or any holder of the related lessor notes of the benefit of the lien created under the related lease indenture.

    In the event that the pass-through trustee, as the holder of the lessor notes in trust for the benefit of the certificateholders, receives a request for its consent to any amendment, modification, waiver or supplement under any lease indenture or lessor note related document that requires the consent of the holder of the lessor note, the pass-through trustee shall mail a notice of the proposed amendment, modification, waiver or supplement to each certificateholder of the pass-through trust of record as of the date of the notice. The pass-through trustee will request from the certificateholders of the relevant pass-through trust directions as to:

    - whether or not to direct the lease indenture trustee to take or refrain from taking any action which a holder of the lessor note has the option to direct,

    - whether or not to give or execute any waivers, consents, amendments, modifications or supplements as a holder of the lessor note, and

    - how to vote any lessor note if a vote has been called for with respect to the lessor note. The pass-through trustee will vote or consent with respect to the lessor notes held in the related pass-through trust in the same proportion as the certificates were actually voted by the certificateholders of the pass-through trust by the date specified in the notice. Notwithstanding the foregoing, if an event of default under the pass-through trust agreement has occurred and is continuing, the pass-through trustee, subject to the voting instructions referred to under "Description of the Certificates--Rights Upon an Event of Default," may in its own discretion consent to the amendment, modification, waiver or supplement, and may so notify the lease indenture trustee.

    On the written request of the owner participant, the owner trust and the lease indenture trustee may enter into a supplement to the lease indenture at any time without the consent of the holders of the lessor notes or the required holders for one or more of the following purposes:

    - to convey, transfer, assign, mortgage or pledge any property or assets to the lease indenture trustee as security for the lessor notes;

    - to evidence the succession of another corporation to the trust company, and the assumption by the successor corporation of the covenants, agreements and obligations of the owner trust;

    - to add to the covenants of the owner trust for the benefit of the holders of all or any series of lessor notes and to make a default in complying with any additional covenant, restriction, condition or provision a lease indenture event of default permitting the enforcement of all or

                                      109
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      any of the remedies provided in the lease indenture (see "--Remedies"). In respect of any additional covenant, the supplement may provide for a particular period of grace after default, may provide for an immediate enforcement upon the lease indenture event of default, may limit the remedies available to the lease indenture trustee upon the lease indenture event of default or may limit the right of the holders of a majority in aggregate principal amount of the lessor notes of the relevant series to waive the lease indenture event of default;

    - to cure any ambiguity or to correct or supplement any provision contained in the lease indenture or in any supplement which may be defective or inconsistent with another provision of the lease indenture or of any supplement, or to make any other provisions for matters or questions arising under the lease indenture that the owner trust deems necessary or desirable, but only if this action does not adversely affect the interests of the holders of the lessor notes of any series;

    - to establish the form and terms of the lessor notes of any series;

    - to effect the assumption of the lessor notes in accordance with the terms of the lease indenture (see "--Assumption of Lessor Notes");

    - to evidence and provide for the acceptance of appointment of a successor lease indenture trustee with respect to the lessor notes and to add to or change any of the provisions of the lease indenture that are necessary to provide for the administration of the trusts by more than one trustee; and

    - subject to the restrictions listed above with respect to specified provisions and definitions of the indenture estate documents, to effect any amendment, modification, supplement, waiver or consent with respect to any indenture estate document, but this action shall not, in the judgment of the lease indenture trustee, materially and adversely affect the interest of the holders of any of the lessor notes of any series.

SECURITY

    The lessor notes issued by each owner trust will be secured by a first priority security interest in, and mortgage lien on, specified property or other collateral granted to the applicable lease indenture trustee, which we refer to as the indenture estate. The indenture estate includes the following:

    - the owner trust's interest in the applicable ownership interest and interest in the land and its rights under the related lease, including the right to receive payments of any kind under the lease,

    - the site sublease and the interest in the land under the site sublease and all payments of any kind under the site sublease,

    - the fixtures,

    - the facility deed,

    - the facility bill of sale,

    - specific other agreements related to the operation of the facility and the ownership interest in the facility, and

    - all and any interest in any property now or hereafter granted to the owner trust according to any provision of the site lease, facility lease or the facility site sublease, the Edison Mission Energy guarantee and each other operative document (other than the tax indemnity agreement, the reimbursement agreement and the Edison Mission Energy owner participant guaranty) to which the owner trust is a party.

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    An owner trust may not assign, pledge or grant a lien or security interest in any of its estate, right, title or interest in, to or under, the indenture estate to anyone other than a lease indenture trustee.

    So long as no lease indenture event of default has occurred and is continuing under a lease indenture, the applicable owner trust is entitled to exercise all the rights of the owner trust under the operative documents, subject to specific exceptions (including with respect to amendments, waivers, modifications and consents under specified provisions of some of the operative documents). The owner trust's rights, however, do not include the right to receive payments of rent and specific other amounts due under the leases, which payments will be made directly to the lease indenture trustee. The assignment by the owner trust to the lease indenture trustee of its rights under the documents constituting the indenture estate also excludes specific rights of the owner trust, including rights relating to indemnification by us or Edison Mission Energy for specific matters and insurance proceeds payable to the owner trusts under liability insurance maintained by us under the leases.

    Funds, if any, held from time to time by the lease indenture trustee according to the lease indentures will be invested and reinvested by the lease indenture trustee, at the direction and at the expense of each owner trust, in permitted investments. The lease indenture trustee will not be liable for any loss resulting from any investment required to be made by it according to the terms of the lease indenture other than by reason of its willful misconduct or gross negligence.

DISPOSITION OF LESSOR NOTES.  (See "Description of the
Certificates--Modification of the Pass-Through Trust Agreements").

LIMITATION OF LIABILITY

    The lessor notes are not obligations of, or guaranteed by, us, the owner participants, a guarantor of the owner participant or the owner trustee. None of the owner trustee, the owner participants, a guarantor of the owner participant or the lease indenture trustee, or any of their respective affiliates, are personally liable to any holder of a lessor note or, in the case of the owner trustee, any owner participant or a guarantor of any owner participant, to the lease indenture trustee for any amounts payable under any lessor notes or, except as provided in the applicable lease indenture, for any liability under the lease indenture. All payments of principal of, premium, if any, and interest on the lessor notes (other than payments made in connection with an optional redemption or purchase by the applicable owner trust or owner participant) will be made only from the assets subject to the lien of the related lease indenture or the income and proceeds received by the lease indenture trustee therefrom (including basic lease rent payable by us under the related lease).

    Except as otherwise provided in the lease indenture, neither the owner trustee nor the owner participant nor a guarantor of the owner participant will be answerable or accountable under any lease indenture or lessor notes under any circumstances except for:

    - its own willful misconduct or gross negligence not caused by a breach of warranty, covenant or representation in any operative document by us or our affiliates;

    - misrepresentation or breach of warranty in any operative document or breach of covenant in any operative document insofar as not attributable to a breach of any covenant, representation or warranty by us or our affiliates, contained in any operative document; and

    - specific other limited acts or omissions.

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              DESCRIPTION OF THE LEASES AND OTHER LEASE DOCUMENTS

    THE FOLLOWING IS A SUMMARY OF SELECTED PROVISIONS OF THE PRINCIPAL AGREEMENTS CONSTITUTING THE LEVERAGED LEASE TRANSACTIONS, AND IS NOT TO BE CONSIDERED TO BE A FULL STATEMENT OF THE TERMS OF THESE AGREEMENTS. ACCORDINGLY, THE FOLLOWING SUMMARIES OF THESE AGREEMENTS ARE QUALIFIED BY REFERENCE TO EACH AGREEMENT AND ARE SUBJECT TO THE TERMS OF THE FULL TEXT OF EACH AGREEMENT. UNLESS OTHERWISE STATED, ANY REFERENCE IN THIS PROSPECTUS TO ANY AGREEMENT SHALL MEAN THAT AGREEMENT AND ALL SCHEDULES, EXHIBITS AND ATTACHMENTS TO THAT AGREEMENT AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED AND IN EFFECT AS OF THE DATE OF THIS PROSPECTUS.

THE LEASES, THE SITE LEASES AND THE SITE SUBLEASES

    We entered into two leases that relate to the Powerton facility and two leases that relate to the Joliet facility. Under these four leases, we are leasing from the owner trusts the Powerton facility and Joliet facility. We are also leasing the property on which the facilities are located, called the facility site, to the owner trusts, who are then sub-leasing this property back to us. We have also granted some easements to the owner trusts necessary to the operation and maintenance of the facilities.

    TERM AND RENT

    The term of each lease, which we refer to as the basic lease term, commenced on the closing of the lease transactions. The basic lease term of each lease of an ownership interest in the Powerton facility will continue for a period of
33.75 years following August 24, 2000. The basic lease term of each lease of an ownership interest in the Joliet facility will continue for a period of 30 years following August 24, 2000. We have the right to renew each lease for one or more renewal lease terms. We refer to the basic lease term plus all renewal lease terms for each lease as its facility lease term.

    Rent payable under each lease consists of basic rent, which is payable with respect to the basic lease term, renewal rent, which is payable with respect to any renewal lease term, and supplemental rent. Supplemental rent includes our payment obligations arising out of the operative documents, other than basic rent and renewal rent, to the owner trust or any other person.

    During the facility lease term, rent is paid in advance and/or arrears on each January 2 and July 2, which we refer to as rent payment dates. Supplemental rent is payable when due and owing, or if there is no due date specified, promptly after demand by the person entitled to the payment.

    USE AND MAINTENANCE

    We covenant that we will:

    - maintain the leased facilities, at our own expense, in as good condition, repair and working order as when delivered on the closing date of the lease transaction, ordinary wear and tear excepted, without discrimination as compared to other facilities of similar type owned or operated by us or any of our affiliates, and in any event, in all material respects (1) in accordance with prudent industry practice, (2) in compliance with all requirements of law, including without limitation, all environmental laws and (3) in accordance with the terms of all insurance policies required to be maintained according to each lease agreement, and

    - cause to be made all repairs, renewals, replacements, betterments and improvements to the facilities, all as in our reasonable judgment may be necessary to operate the facilities in accordance with the operative documents.

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In the ordinary course of maintenance, service, repair or testing of a leased facility or any component of a leased facility, we, at no cost to the owner trusts, may remove or cause to be removed from the leased facility any component of the leased facility, so long as:

    - we cause the component to be replaced by a replacement component which is free and clear of all liens, other than lease permitted liens, and is in as good an operating condition as that of the component replaced, assuming that the component replaced was maintained in accordance with the terms of the lease, and

    - the replacement does not diminish, other than in an immaterial respect, the current and residual value, remaining useful life or utility of the facility as measured immediately prior to the replacement, assuming the facility is then in the condition required to have been maintained by the terms of the lease, or cause the facility to become "limited use" property.

    "PRUDENT INDUSTRY PRACTICE" means, at a particular time, (1) any of the practices, methods and acts engaged in or approved by a significant portion of the competitive electric generating industry operating in the United States at that time, or (2) with respect to any matter to which clause (1) does not apply, any of the practices, methods and acts which, in the exercise of reasonable judgment at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Prudent Industry Practice is not intended to be limited to the optimum practice, method or act to the exclusion of all others, but rather to be a spectrum of possible practices, methods or acts having due regard for, among other things, manufacturers' warranties and the requirements of any governmental authority of competent jurisdiction.

IMPROVEMENTS TO THE FACILITIES

    REQUIRED IMPROVEMENTS

    Without expense to the owner trusts and without the consent of any other party to the operative lease financing documents, whom we will refer to as the lease financing parties, we are required to make or cause to be made any modification, alteration, addition or improvement to the facilities as is required:

    - by requirements of law or any governmental authority,

    - by any insurance policy required to be maintained by us under any operative document,

    - by the terms of the operative documents, or

    - to meet return acceptance tests as included in the leases.

These improvements are called required improvements. We may, in good faith and by appropriate proceedings, diligently contest the validity or application of any requirement of law in any reasonable manner and according to the terms of the leases.

    OPTIONAL IMPROVEMENTS

    At any time we may, without expense to the owner trusts and without the consent of any other lease financing party, make or cause to be made any modification, alteration, addition or improvement to the facilities as we consider necessary or desirable in the proper conduct of our business. These improvements are called optional improvements. However, no optional improvement to the facilities may, other than in an immaterial respect, diminish the current or residual value, remaining useful life or utility of the applicable facility below the current or residual value, remaining useful life or utility of the facility immediately before the optional improvement, assuming the facility is then in the condition

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required to have been maintained by the terms of the lease, or cause the ownership interest in the facility to become "limited use" property.

    Improvements that can be removed without causing material irreparable damage to the facilities are called severable improvements. All severable improvements, except for severable improvements that are also required improvements or severable improvements that are financed through the leases (as described in the next paragraph), remain our property. We may finance improvements other than through the leases, if this financing does not result in a lien on the facility or the facility site. All required improvements, non-severable improvements and improvements that are financed through the leases automatically become the property of the owner trusts and are subject to the leases and the lease indentures upon being affixed to the facilities.

    If we elect to finance optional improvements through the leases or to finance required improvements, the applicable owner participant will be given the opportunity, and will consider in its sole discretion, to finance the improvements in whole or in part with additional equity. We are not obligated to accept, nor will an owner participant be obligated to provide, any additional equity financing. Notwithstanding the foregoing, however, at our request, each owner trust, the lease indenture trustee and the pass-through trustees will be obligated to finance improvements through the issuance of additional lessor notes under the lease indenture, subject to the following conditions:

    - there may be no more than one financing of this kind in any calendar year,

    - the improvement is a required improvement,

    - the additional debt will have a final maturity date no later than the expiration date of the basic lease term or any renewal term then in effect or already elected by us and will be fully repaid out of additional basic lease rent or renewal rent and termination value as adjusted according to the operative documents,

    - appropriate adjustments to basic lease rent and termination value (determined without regard to any tax benefits associated with the improvements, unless the owner participant is financing the improvements with additional equity) will be made to protect the owner participant's expected return,

    - Edison Mission Energy has paid, on an after-tax basis, all reasonable out-of-pocket costs and expenses of the lease financing parties, including the reasonable fees and expenses of counsel, in connection with the financing of an improvement,

    - no lease event of default has occurred and is continuing, unless the improvements to be constructed with the financing will cure the default and the improvements will be made in compliance with the applicable operative documents,

    - the aggregate of all the financing to construct improvements to either facility under both leases pertaining to the applicable facility is in an amount not less than $20 million, nor greater than 100% of the costs of the improvements being financed, but only if the aggregate outstanding balance of all lessor notes issued in respect of the facility never exceeds 90% of the lesser of (1) the fair market value of the relevant facility taking into account the improvements, as determined according to the appraisal procedure and (2) the sum of (a) the price paid by the owner trusts for the facility (which we refer to as the "Purchase Price") and
      (b) the cost of the improvement being financed,

    - the aggregate cost of the improvement to the applicable facility and previous improvements financed with additional lessor notes is not greater than 25% than of the Purchase Price, unless we have received confirmation that the related lease debt rating will not fall below BBB- or Baa3 from Standard & Poor's and Moody's, respectively, as a result of financing the improvement,

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    - the owner participant has received from tax counsel reasonably acceptable to Edison Mission Energy, a favorable opinion reasonably satisfactory to us to the effect that the financing creates no material indemnified, or any unindemnified, incremental tax risk to the owner participant,

    - the owner participant will suffer no material adverse accounting effects under generally accepted accounting principles as a result of providing the additional financing,

    - we and Edison Mission Energy will have made or delivered representations, warranties, covenants, opinions or certificates as the applicable owner participant may reasonably request, and

    - the additional lessor notes issued to finance the improvements are issued in accordance with the requirements of the lease indenture, and both we and Edison Mission Energy have delivered certificates, reports and other documents and have taken all other actions required to be delivered or taken by us according to the lease indenture.

    SUBLEASE

    We may sublease either or both of the ownership interests in a facility without the consent of the applicable owner trust, owner participant, lease indenture trustee or pass-through trustee, under the following conditions:

    - the Edison Mission Energy guarantee, the reimbursement agreement between us and Edison Mission Energy (see "--Reimbursement Agreement") and the Edison Mission Energy owner participant guaranty remain in full force and effect,

    - the sublessee (1) is a solvent corporation, partnership, business trust, limited liability company or other entity (but not an individual) not subject to bankruptcy proceedings, (2) is not involved in material litigation with the applicable owner participant, and (3) is, or its obligations under the sublease are guaranteed by or contracted to be performed by, an experienced, reputable operator of similar electric generating assets,

    - the sublease does not extend beyond the scheduled expiration of the applicable lease term then in effect or elected by us (and may be terminated upon early termination of the lease) and is expressly subject and subordinate to the applicable lease,

    - all terms and conditions of the applicable lease and related operative documents remain in effect and we remain fully and primarily liable for our obligations under the lease and operative documents but subject to the subordination of claims against us,

    - no lease event of default under the applicable lease has occurred and is continuing,

    - the sublease prohibits further assignment or subletting,

    - the sublease requires the sublessee to operate and maintain the ownership interest in a manner not less favorable than required under the applicable lease and operative documents,

    - the sublessee does not cause the facility to become "tax exempt use property" within the meaning of Section 168(h) of the Internal Revenue Code of 1986, unless we make a payment to the applicable owner participant at the time of the execution of the sublease that in the reasonable judgment of the owner participant compensates the owner participant for the adverse tax consequences resulting from the classification of the property as "tax-exempt use property,"

    - the applicable owner trust, and so long as lessor notes are outstanding, the pass-through trustee and lease indenture trustee, receive an opinion of counsel, which opinion and counsel are satisfactory to each recipient, to the effect that all regulatory approvals relating to the facility sublease have been obtained,

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    - the sublessee pays all reasonable documented out-of-pocket expenses incurred by the applicable lease financing parties in connection with the sublease, and

    - the owner participant receives a reasonably satisfactory opinion of tax counsel reasonably acceptable to us to the effect that the sublease would not result in any material indemnified or any unindemnified incremental tax risk to the owner participant.

    It is a condition precedent to any subleasing that we provide the owner trust, the owner participant and, so long as lessor notes are outstanding the lease indenture trustee and pass-through trustees, with all documentation related to the sublease and an opinion of counsel reasonably satisfactory to the recipients to the effect that the sublease complies with the above requirements.

    ASSIGNMENT

    We may not, without the consent of the lease financing parties, assign the leases or any other operative document, or any interest in any lease or operative document; except that, so long as the assignment does not result in the owner trust or owner participant becoming regulated as a "public utility" or "public utility holding company" we may assign:

    - to an entity whose long term senior unsecured indebtedness is rated equal to or higher than (1) BBB+ from Standard & Poor's and Baa1 from Moody's, or (2) if higher, the rating by Standard & Poor's and Moody's of Edison Mission Energy's long term senior unsecured indebtedness (but not to exceed A- by Standard & Poor's or A3 by Moody's); upon the entity's assumption of Edison Mission Energy's and our obligations, we and Edison Mission Energy will have no further liability or obligation under the relevant lease or the related operative documents, and

    - to any other entity, provided we remain secondarily liable under the leases and other operative documents such that we would be directly obligated to pay or perform any obligation not paid or performed by the assignee when due, and the Edison Mission Energy guaranty, the reimbursement agreement and the Edison Mission Energy owner participant guaranty shall remain in full force and effect.

    However, we may not assign our lease obligations unless each of Standard & Poor's and Moody's confirms that the assignment and assumption will not result in a downgrade of the then-existing credit rating of the certificates.

    Assignment of the leases, the operative documents or any interest in an operative document also is subject to satisfaction of the following requirements:

    - the applicable owner trust and owner participant, and so long as lessor notes are outstanding, the lease indenture trustee and pass-through trustees, has received an opinion of counsel, which opinion and counsel are reasonably satisfactory to the recipients, to the effect that all regulatory approvals required in connection with the transfer or necessary to assume our obligations under the applicable lease and the related operative documents have been obtained;

    - the transfer will be according to an assignment and assumption agreement in form and substance satisfactory to the applicable owner participant, and so long as the lessor notes are outstanding, the lease indenture trustee and the pass-through trustees;

    - the applicable owner trust and owner participant, and so long as the lessor notes are outstanding, the lease indenture trustee and the pass-through trustees, have received an opinion of counsel, which opinion and counsel are reasonably satisfactory to the recipients, as to the validity and enforceability of the assignment and assumption agreement;

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    - the owner participant has received a reasonably satisfactory opinion of its tax counsel reasonably acceptable to us to the effect that the transfer would not result in any material indemnified or any unindemnified incremental tax risk to the owner participant;

    - no material lease default and no lease event of default has occurred and is continuing;

    - the transfer does not result in a regulatory event of loss;

    - the transferee is not involved in material litigation with the applicable owner participant;

    - we will pay all reasonable documented out-of-pocket expenses of the applicable owner trust, owner participant, lease indenture trustee and pass-through trustee in connection with the assignment; and

    - the transferee, or the operator of the facility retained by the transferee, is experienced in operating similar facilities.

    TERMINATION FOR BURDENSOME EVENTS

    We have the option, by giving notice to the applicable owner trust and owner participant no later than 12 months after the date we receive notice or actual knowledge of the change in law described below and no later than 24 months after we receive notice or actual knowledge of the indemnity event described below, to purchase an owner trust's ownership interest in the facility and terminate the applicable lease if: (1) a change in law causes it to become illegal for us to continue the lease or for us to make payments under the lease or other documents relating to the lease, and the transactions cannot be restructured to comply with the change in law in a manner reasonably acceptable to the lease financing parties; or (2) (A) one or more events outside our control has occurred which will, or can reasonably be expected to, give rise to an obligation by us to pay or indemnify in respect of general indemnity or tax indemnity payments under the applicable lease documents, (B) the indemnity obligation and the underlying cost or tax can be avoided in whole or in part by the purchase of the owner trust's ownership interest in the facility, and (C) the amount of the avoided payments would exceed (on a present value basis, discounted at the discount rate, compounded on an annual basis to the date of the termination) 2.5% of the owner trust's purchase price. The related owner participant may waive its right to indemnity payments in excess of 2.5% of the purchase price payments or arrange for its own account the payment of the indemnity payments.

    If, in connection with the termination of the lease with respect to one or more facilities under the circumstances described above, we purchase the owner trust's interest in the facility, execute an assumption agreement and satisfy specific other conditions contained in the applicable lease indenture, we may, so long as no material lease default or lease event of default has occurred and is continuing after giving affect to the assumption, assume the applicable lessor notes. No termination of a lease under the circumstances described above will be effective, regardless of whether the owner trust elects to sell or retain its interest in the leased assets in connection with the termination, unless and until either we assume the related lessor notes in accordance with the provisions of the related lease indenture or the applicable owner trust has paid all outstanding principal and accrued interest on the lessor notes and all other amounts due under the lease indenture on the proposed date of termination. Under the participation agreements, we also have the option of purchasing the beneficial interest of the applicable owner participant under the circumstances and keeping the lease in place.

    We may, so long as no lease event of default has occurred and is continuing, terminate a lease in whole or with respect to any facility at any time on or after the seventh anniversary of the closing date

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and within 180 days of notice (as described below) if our board of managers determines in good faith that:

    (1) the facility is economically or technologically obsolete as a result of a change in applicable law, regulation, or tariff of general application or imposition by the Federal Energy Regulatory Commission or any other governmental entity having or claiming jurisdiction over us or the facility of any conditions or requirements, including without limitation, requiring significant capital improvements to the facility upon the initial issuance, continued effectiveness or renewal of any license or permit required for the operation or ownership of the facility,

    (2) the facility is otherwise economically or technologically obsolete or surplus to our needs or no longer useful in our trade or business, including without limitation, as a result of a change in the markets for the wholesale purchase and/or sale of energy or any material abrogation of power purchase agreements, or

    (3) an event has occurred that, in our good faith judgment, will cause the facility to become obsolete.

    In order to exercise the termination option, we must give the applicable owner trust six months' prior notice, containing a certification by our board of managers as to the basis of exercising an option to terminate. The owner trust may elect to retain rather than sell the ownership interest in the facility by providing notice to us 90 days prior to the proposed termination date, in which case we will pay to owner trust on the termination date all rent and other amounts then owing, and the lease will terminate. Notwithstanding the foregoing, so long as the related lessor notes are outstanding, we will not terminate a lease with respect to any facility according to the foregoing, unless all the leases for which we are the lessee related to the obsolete, surplus or unusable facility are also terminated.

    In the event of an early termination as described immediately above, we will, as non-exclusive agent for the applicable owner trusts, use commercially reasonable efforts to obtain bids and sell the applicable owner trust's interest in the obsolete, surplus or unusable facility on the termination date, all the proceeds of which will be for the account of the owner trusts. However, so long as the lessor notes are outstanding, the proceeds of the sale shall be paid directly to the lease indenture trustee. The purchaser of the interest in the facility will not be us, any of our affiliates or any third party with whom we, or any of our affiliates has an arrangement to use or operate the affected facility to generate power for our benefit, or the benefit of our affiliates, along with its interest in land on which the facility is located, after termination of the applicable lease. On the termination date, the owner trust will sell the facility to the highest bidder, and we shall pay or cause Edison Mission Energy to pay the owner trust the excess of the termination value over the proceeds of the sale, plus specified additional amounts. However, if the proceeds of the sale exceed the termination value, the owner trust will reimburse us for the amount, if any, we had paid as termination value.

    Unless the applicable owner trust elects to retain its interest in the facility, we may, not more than 30 days prior to the proposed termination date, revoke our notice of termination, but we may not reissue the notice of termination more than once in any five-year period. In the event of a revocation of a termination notice, the applicable lease will continue in effect.

    LIENS

    We will not, directly or indirectly, create, incur, assume or suffer to exist any liens or other encumbrances on the facilities or our interest in any operative document, except for liens expressly permitted as described above in the section titled "Description of the Certificates."

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    INSURANCE

    We will, at our own cost and expense, maintain (1) all risk property insurance customarily carried by prudent operators of coal-fired and oil/gas fired facilities of comparable size and risk to the facilities and in an amount equal to the probable maximum loss of the facilities and (2) liability insurance and contractual liability coverage, insuring against claims for bodily injury (including death) and property damage to third parties arising out of the ownership, operation, maintenance, condition and use of the facilities and the facility sites, with limits of not less than $35 million per occurrence if the insurance covers more than one facility, or $25 million per occurrence if the insurance only covers one facility and facility site, subject to the availability of the foregoing on commercially reasonable terms. Any liability insurance policy maintained by us or on our behalf will name each of the owner participant, the equity investor, the owner trust, the owner trustee, the lease indenture trustee and the pass-through trustees as additional insureds.

    All insurance proceeds up to $5 million on account of any damage to or destruction of the facilities or any part of the facilities will be paid to or retained by us for application in repair or replacement of the affected property unless a material lease default or lease event of default has occurred and is continuing. If the insurance proceeds exceed $5 million but are less than $25 million, they will be paid to or retained by us for application in repair or replacement of the affected property for so long as Edison Mission Energy's long-term unsecured indebtedness is rated at least BBB- and Baa3 by Standard & Poor's and Moody's, respectively. All insurance proceeds in excess of $25 million on account of any damage to the facilities or any part of the facilities will be paid to the owner trust, or, if the lien of the lease indentures has not been terminated or discharged, will be paid to the lease indenture trustee for application in accordance with the terms of leases.

    If any insurance required to be maintained by us ceases to be available on a commercially reasonable basis at the time of renewal, we will enter into good faith negotiations with each owner trust in order to obtain an alternative to the insurance.

    EVENTS OF LOSS

    Any of the following events, by themselves, are events of loss under the leases:

        (a) the loss of any facility or use of the facility due to destruction or damage to the facility or facility site rendering repair uneconomic or rendering the facility permanently unfit for normal use,

        (b) any damage to any facility that results in an insurance settlement on the basis of a total loss or an agreed constructive or a compromised total loss of the facility,

        (c) seizure, condemnation, confiscation or taking of, or requisition of title to or use of, any facility or any facility site by any governmental authority that results in loss by the owner trust of title to or use of the ownership interest in the facility or the interest in the land on which the facility is located, or

        (d) if elected by the owner participant (only in circumstances where the termination of the lease and transfer of the facility to us removes the basis of the regulation described below), subjection of (1) the owner participant's interest in the facility, the lease or the trust estate to any rate-of-return regulation by a governmental authority, or (2) the owner participant or the owner trust to any public utility regulation which in the reasonable opinion of the owner participant is burdensome, in either case by reason of our participation or the owner trust's or the owner participant's participation in the transactions contemplated by the operative documents.

    If we elect to terminate the lease following the occurrence of an event of loss described in clauses (a) or (b) above, or upon the occurrence of any other event of loss described in clauses (c) and (d) above, we will purchase the facility from the owner trust by paying the termination value plus

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specified other amounts, and the owner trust will prepay the outstanding principal of and accrued interest on the related lessor notes, whereupon the lease will terminate. For so long as we remain liable under the leases, we may purchase the owner participant's beneficial interest in lieu of purchasing the ownership interest in the facility and keep the lease in place.

    Notwithstanding the foregoing, in the case of a regulatory event of loss, if we assume the applicable lessor notes in accordance with the provisions of the lease indenture, and so long as no material lease default or lease event of default has occurred and is continuing and specific other conditions are satisfied, our obligation to pay the applicable termination value will be reduced by the outstanding principal amount of the lessor notes we assume, it being understood that by assuming these notes we will acquire the ownership interest in the facility subject to the lien of the lease indenture.

    Our right to rebuild the facilities is subject to the satisfaction of the following, among other things:

    - no material lease default or lease event of default has occurred or is continuing;

    - the owner participant has received reasonably satisfactory legal opinions from tax counsel reasonably acceptable to us (1) to the effect that the proposed rebuilding will not result in any material indemnified or any unindemnified incremental tax risk, or (2) to the effect that the rebuilding is more likely than not to have this tax effect, in which case the owner participant has received collateral or other security for indemnification obligations with respect to this incremental tax risk;

    - we deliver a report of an independent engineer to the effect that the rebuilding of the facilities is technologically feasible and economically viable and that the rebuilding can be completed at least 36 months before the end of the basic lease term or any renewal lease term then in effect or elected by us;

    - we deliver an appraisal of an independent appraiser to the effect that the rebuilt facilities will have at least the same value, residual value, utility and useful life as the facilities immediately prior to the event of loss;

    - we demonstrate that we possess adequate financial resources, from insurance proceeds or otherwise, to complete the rebuilding of the facilities and to pay basic lease rent while the facilities are being rebuilt; and

    - we commence the rebuilding as soon as practicable after we notify the owner trust and the lease indenture trustee of our intent and, in any event, within 18 months of the occurrence of the event that caused the event of loss and will cause work on the rebuilding to proceed diligently thereafter; and

    - upon completion of the rebuilding, we deliver to the owner trust and the owner participant, and so long as lessor notes are outstanding, the lease indenture trustee and pass-through trustees, the lease supplements, recordings, filing and other documentation evidencing the subjection of the rebuilt facility to the lease indenture, along with an opinion of counsel to the effect that the documents effectively accomplish the subjection. We will also deliver an appraisal by an independent appraiser certifying that the facility as rebuilt has a residual value, remaining useful life and utility at least equal to those values immediately prior to the rebuilding, and a report of an independent engineer certifying that the facility as rebuilt is in the state of repair required by the leases. In addition, there may be no material adverse accounting effect as a result of this rebuilding.

    Any proceeds received by us or the owner trust from a governmental authority or from insurance proceeds related to an event of loss will be paid to the owner trust, except we may retain any amounts up to the amount we were to pay to owner trust to terminate the lease or purchase the facility upon the event of loss. The remainder of these proceeds will be divided between us and the owner trust in

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accordance with our respective interests in the facility. Notwithstanding the foregoing, if we have elected to rebuild the facilities, these proceeds will be applied as outlined above in "--Insurance."

    If any portion of the facilities or facility sites are requisitioned or otherwise taken by a governmental authority under power of eminent domain or otherwise in a manner which does not constitute an event of loss, our obligation to pay rent will continue, but we will be entitled to receive and retain any amounts payable as compensation for the taking. However, if at the time of the requisition or taking, a material lease default or lease event of default has occurred and is continuing, these amounts will be held by the owner trusts, or if lessor notes are outstanding the lease indenture trustee, as security for our obligations until the default has been cured.

    LEASE EVENTS OF DEFAULT

    The occurrence of any of the following events constitutes an event of default under each lease:

        (a) our failure to make any payment when due, and we do not cure the failure within five business days of the failure, of any category of rent, termination value, make-whole premium or other costs (but in no event interest or principal), or fees and expenses associated with the lessor notes, other than costs, fees and expenses incurred as a result of a lessor loan event of default which is not a lease event of default,

        (b) our or Edison Mission Energy's failure to make any other payment under a lease or any other operative document other than payments under the reimbursement agreement, including excepted payments with respect to which the owner participant has declared a default, when due, if we or Edison Mission Energy fail to cure the failure within 30 days after receiving written notice of the failure,

        (c) our failure to maintain insurance in the amounts and on the terms described in the operative documents, and we do not cure the failure for 10 business days after receiving written notice of the failure,

        (d) our failure to perform or observe any other material covenant described in the leases or any covenant described in the participation agreement or in any other operative document and the failure is not cured within 30 days after receiving written notice of the failure; however, if the failure cannot be remedied within this 30-day period, then we will have up to an additional 180 days to cure, so long as we diligently pursue this remedy, the failure is reasonably capable of being remedied within the additional 180-day period, and the continuation of the failure during the period of extension would not have a material adverse effect on us or on Edison Mission Energy. However, in the case of our obligation to maintain the facilities, to the extent we are contesting in good faith such non-compliance, and the contest extends no longer than 36 months beyond the scheduled lease term expiration, our failure to comply with the requirements of the obligation will not constitute a lease event of default so long as our contest does not expose any facility to risk of forfeiture or loss, or expose any lease financing party to criminal liability, regulation as a public utility, or other material adverse effects. If noncompliance relating to maintenance of the facilities is not a type that can be immediately remedied, our failure to comply will not be a lease event of default if we are taking all reasonable action to remedy the noncompliance and if, but only if, the noncompliance shall not involve any of the risks to the facilities or lease financing parties just described,

        (e) any of our or Edison Mission Energy's representations or warranties in the lease financing documents, other than a tax representation described in the tax indemnity agreement, prove to have been incorrect in any material respect when made and the facts or circumstances upon which the breach of representation or warranty is based continue to be material and unremedied for a period of 30 days after we receive written notice of the breach. However, if this

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    condition cannot be remedied within 30 days but could be remedied within 60 additional days, the continuation of the condition would not have a material adverse effect on us or on Edison Mission Energy, and we diligently pursue a remedy during that time, then the cure period will be extended up to an additional 60 days,

        (f) either we or Edison Mission Energy voluntarily commence or have instituted against us bankruptcy cases, or consent to any similar relief or the appointment of or taking possession by any governmental official in any voluntary case or other proceeding commenced against us, or if we file an answer admitting the material allegations of a petition filed against us in any proceeding of the kind, or if we make a general assignment for the benefit of creditors, or either we or Edison Mission Energy are wound up or dissolved, or, in the instance of involuntary proceedings, the case remains undismissed for 90 days,

        (g) we or Edison Mission Energy default under any bond, debenture, note or other evidence of Indebtedness (but excluding obligations arising under the lease financing documents and non-recourse Indebtedness) for money borrowed by us or Edison Mission Energy under any mortgage, indenture or instrument, whether the Indebtedness now exists or shall hereafter be created, which Indebtedness is in an aggregate principal amount exceeding $20 million at all other times and which default has resulted in the Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without the Indebtedness having been discharged, or the acceleration having been rescinded or annulled,

        (h) our failure to comply in all material respects with the restrictions on transfer under "--Sublease" and "--Assignment" above,

        (i) any of the operative documents, including the lease indenture, to which we or Edison Mission Energy are party are declared unenforceable, are terminated, or fail to constitute valid and perfected first priority security interests (in each case, other than in accordance with their terms) or either we or Edison Mission Energy fail to comply with our respective obligations to take all further acts as are necessary to preserve the first priority lien intended to be created by one lease indenture or the ownership interests in the facilities and the interests in the land on which the facilities are located,

        (j) judgments or orders for the payment of money against us or Edison Mission Energy, which judgments or orders, as the case may be, are in excess of $20 million in the aggregate (taking into account any insurance proceeds payable under a policy where the insurer has accepted coverage without reservation) and which are not vacated, discharged or effectively stayed or bonded within 60 days from the entry of the judgment or order, as the case may be,

        (k) Edison Mission Energy fails to make any payment under the Edison Mission Energy guarantee, the Edison Mission Energy owner participant guaranty or any other operative document (other than the reimbursement agreements and other than excepted payments) when due, and the failure shall continue unremedied for five business days after receipt by Edison Mission Energy of written notice of the failure,

        (l) regulatory violation with respect to us,

        (m) specified events occur with respect to ERISA,

        (n) Edison Mission Energy's failure to perform or observe any other material covenant described in the operative documents (other than any Edison Mission Energy owner participant guaranty) and the failure is not cured within 30 days after receiving notice of the failure; however, if the failure cannot be remedied within this 30-day period, then Edison Mission Energy will have up to an additional 180 days to cure, so long as
    (1) Edison Mission Energy diligently pursues the remedy, (2) the failure is reasonably capable of being remedied within the additional 180-day

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    period and (3) the continuation of the failure during the period of extension would not have a material adverse effect on Edison Mission Energy, or

        (o) Edison Mission Energy's failure to perform or observe any other material covenant described in any Edison Mission Energy owner participant guaranty, if the applicable owner trust has declared a default under the Edison Mission Energy owner participant guaranty with respect to the failure and the failure is not cured within 30 days after receiving notice of the failure; however, if the failure cannot be remedied within this 30-day period, then Edison Mission Energy will have up to an additional 180 days to cure, so long as Edison Mission Energy diligently pursues the remedy, the failure is reasonably capable of being remedied within the additional 180-day period and the continuation of the failure during the period of extension would not have a material adverse effect on Edison Mission Energy.

    The circumstances described in clauses (a), (b) and (f) above are referred to in this section as material lease defaults.

    Upon the occurrence and continuance of any lease event of default, the applicable owner trust may declare the lease to be in default. Except as provided below, the owner trust may, at any time thereafter, so long as we have not cured all outstanding lease events of default, exercise one or more of the remedies described in the relevant lease, including:

    - seeking performance of our obligations under the lease and the other applicable lease documents by appropriate court actions, either at law or equity, or recover damages for breach of these documents,

    - terminating the lease, whereupon we will be required to return possession of the owner trust's ownership interest in the facility, and our right to the possession and use of the applicable interest under the lease will absolutely cease and terminate, but we will remain liable as provided in the lease,

    - selling the applicable ownership interest in the facility and interest in the land on which the facility is located at public or private sale, free and clear of our rights, and

    - holding, keeping idle or leasing to others the applicable ownership interest in the facility and interest in the land on which the facility is located, free and clear of the our rights under the lease.

    Upon the occurrence and continuance of any lease event of default, whether or not the applicable owner trust has sold its interest in the applicable ownership interest and interest in the land, such owner trust may require us to pay any unpaid basic lease rent due and payable as of the termination date specified in a termination notice, plus as liquidated damages for loss of a bargain and not as a penalty (in lieu of the basic lease rent due after the termination date specified in the notice), (1) an amount equal to the excess, if any, of the termination value plus make-whole premium, if any, in each case over the fair market value of the applicable ownership interest and interest in the land, as of the termination date; (2) an amount equal to the excess, if any, of the termination value computed as of the termination date over the present value of the fair market rental value of the owner trust's interest in the ownership interest and interest in the land during the fixed lease term or the then current renewal lease term; or (3) an amount equal to the termination value computed as of the termination date (which, together with the other amounts payable in connection therewith, will be at least sufficient to pay the outstanding principal of and accrued interest on the applicable lessor notes). Upon payment of the amount referred to in clause (3), the owner trust will then convey its interests in the applicable ownership interest and interest in the land to us.

    Upon the occurrence and continuance of any lease event of default and if the applicable owner trust has sold its interest in the applicable ownership interest and interest in the land, the owner trust

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may require us to pay as liquidated damages for loss of a bargain and not as a penalty (in lieu of the basic lease rent due for any period after the sale) an amount equal to (1) any unpaid basic lease rent due before the date of the sale, plus (2) if that date is a rent payment date, the basic lease rent due on that date, plus (3) the amount, if any, by which the termination value computed as of the termination date next preceding the date of the sale or, if the sale occurs on a rent payment date or a termination date then computed as of that date, exceeds the net proceeds of the sale. Upon payment of this amount, the facility lease and our obligation to pay periodic rent for any periods subsequent to the date of the payment shall terminate.

    If we were to become the subject of a bankruptcy case, all the foregoing remedies may be stayed or limited by the bankruptcy court. See "Risk Factors--Bankruptcy law considerations could limit claims against us, Edison Mission Energy or the owner trusts."

    OWNER TRUST'S RIGHT TO PERFORM

    If we fail to make any payment under a lease or perform or comply with any other obligations under a lease and this failure continues for 10 days after notice of the failure, the applicable owner trust or owner participant may itself make the payment or perform or comply with the obligation, and amounts so paid shall be deemed supplemental lease rent payable by us to the owner trust on demand. However, the owner participant or owner trust may not exercise a cure right with respect to defaults in payments of basic lease rent for more than four consecutive payments of basic lease rent or more than eight payments in total.

THE INTERCOMPANY NOTES AND THE EDISON MISSION ENERGY GUARANTEES

    We have loaned the aggregate proceeds from the sale of the facilities to Edison Mission Energy, for which Edison Mission Energy executed promissory notes in our favor evidencing the indebtedness and promised to repay the principal amount in semi-annual installments. We refer to this transaction as the intercompany loan. In consideration of the intercompany loan, Edison Mission Energy issued a guaranty in favor of each of the four owner trusts by which Edison Mission Energy guarantees the payment by us of all rent obligations under the leases. The guarantees are not subject to the limitation on claims against us found in the other lease financing documents. See "--Subordination of Claims." However, for as long as the intercompany loan is outstanding, Edison Mission Energy's obligations under the guarantees with respect to termination value may be limited to the difference between termination value and projected fair market value of the facility if:

    (1) an event of default occurs under any lease, and

    (2) either the owner trust or the lease indenture trustee, as the case may be,

       (a) terminates the applicable lease and takes possession of the facilities,

       (b) sells its interest in the facilities at public or private sale, or

       (c) holds, keeps idle or leases to others its interest in the facilities,

without first providing to us and Edison Mission Energy a written demand for payment of termination value.

SUBORDINATION OF CLAIMS

    Claims are permitted against us for any amounts of rent or termination value in excess of the amount equal to free cash flow, but these claims are subordinate to the prior payment of, and junior in the right of payment of, the claims of holders of some of our and Edison Mission Midwest Holdings' other indebtedness, which we refer to as "senior debt." For more detailed discussion of free cash flow, see "Risk Factors--Claims against us for nonpayment of our obligations under each lease are limited."

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The owner trusts and the owner participants have entered into a subordination agreement with the holders of the senior debt and have agreed that, until the senior debt obligations have been paid in full:

    (1) we will not make any payment of rent or our other obligations under the lease in excess of free cash flow amount;

    (2) the owner trusts and the owner participants will not demand from us any payment or collateral in respect of claims for rent or our other obligations under the lease in excess of free cash flow amount;

    (3) the owner trusts and the owner participants will not take, any other action to enforce the payment or collection of their claims against us under the lease documents in excess of free cash flow amount; and

    (4) the owner trusts and the owner participants will not, nor will they allow us to, otherwise take any action prejudicial to the priority position of the holders of senior debt, other than termination of the facility lease and the facility site lease.

This limitation of claims against us will not limit in any way the rights of the owner trusts and the owner participants to give notice necessary to cause any default, breach, failure or misrepresentation to become a lease event of default, to declare the facility lease to be in default, to elect to exercise any remedy arising out of or in connection with a lease event of default and to exercise any other right or remedy in the operative documents with respect to any claim not limited as described above. Notwithstanding this limitation on claims against us, Edison Mission Energy is liable under the Edison Mission Energy guarantees for any and all rent, termination value or other amounts payable to the lease financing parties, subject to the limitations described above in "The Intercompany Notes and the Edison Mission Energy Guarantees."

REIMBURSEMENT AGREEMENT

    Edison Mission Energy has agreed to pay us, within five business days following the end of each fiscal quarter, an amount equal to the excess of rent and other payments made by us in connection with each lease according to the operative documents during that fiscal quarter over the free cash flow amount attributable to that fiscal quarter. The base free cash flow amount for that fiscal quarter is zero if the conditions to distributions by us or Edison Mission Midwest Holdings described in the credit agreement entered into by Edison Mission Midwest Holdings in connection with the acquisition of the power generation assets from Commonwealth Edison and in the participation agreements entered into by us and Edison Mission Midwest Holdings in connection with the Collins sale/leaseback transaction, or the correlative conditions set forth in any credit facility that refinances or replaces these agreements, have not been satisfied at the end of that fiscal quarter.

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                         BOOK-ENTRY; DELIVERY AND FORM

    The exchange certificates will be issued in fully registered form. Except as described below, the exchange certificates initially will be represented by one or more global certificates, in definitive, fully-registered form without interest coupons. The exchange certificates will be deposited with the pass-through trustee as custodian for The Depository Trust Company and registered in the name of Cede & Co. or another nominee as The Depository Trust Company may designate.

    The Depository Trust Company has advised us as follows:

    - The Depository Trust Company is a limited purpose company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered according to the provision of Section 17A of the Exchange Act.

    - The Depository Trust Company was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and specific other organizations. Indirect access to The Depository Trust Company system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

    - Upon the issuance of the global certificates, The Depository Trust Company or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by these global certificates to the accounts of persons who have accounts with The Depository Trust Company. Ownership of beneficial interests in the global certificates will be limited to persons who have accounts with The Depository Trust Company, who we refer to as participants, or persons who hold interests through participants. Ownership of beneficial interests in the global certificates will be shown on, and the transfer of that ownership will be effected only through, records maintained by The Depository Trust Company or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). The laws of some states require that some purchasers of securities take physical delivery of the securities. These limits and laws may limit the market for beneficial interests in the global certificates. Qualified institutional buyers may hold their interests in the global certificates directly through The Depository Trust Company if they are participants in such system, or indirectly through organizations which are participants in such system.

    So long as The Depository Trust Company or its nominee is the registered owner or holder of the global certificates, The Depository Trust Company or such nominee, as the case may be, will be considered the sole record owner or holder of the exchange certificates represented by such global certificates for all purposes under the related pass-through trust agreements. No beneficial owner of an interest in the global certificates will be able to transfer that interest except in accordance with The Depository Trust Company's applicable procedures, in addition to those provided for under the pass-through trust agreements.

    Owners of beneficial interests in the global certificates will not:

    - be entitled to have the exchange certificates represented by the global certificates registered in their names;

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    - receive or be entitled to receive physical delivery of certificated certificates in definitive form, and

    - be considered to be the owners or holders of any exchange certificates under the global certificates.

Accordingly, each person owning a beneficial interest in the global certificates must rely on the procedures of The Depository Trust Company and, if a person is not a participant, on the procedures of the participant through which that person owns its interests, to exercise any right of a holder of exchange certificates under the global certificates. We understand that under existing industry practice, in the event an owner of a beneficial interest in the global certificates desires to take any action that The Depository Trust Company, as the holder of the global certificates, is entitled to take, The Depository Trust Company would authorize participants to take that action, and that the participants would authorize beneficial owners owning through the participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

    Payments of the principal of, premium, if any, and interest on the exchange certificates represented by the global certificates will be made to The Depository Trust Company or its nominee, as the case may be, as the registered owner of the global certificates. Neither we, the pass-through trustees, nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global certificates or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

    We expect that The Depository Trust Company or its nominee, upon receipt of any payment of principal of, premium, if any, or interest on the global certificates will credit participants' accounts with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of such global certificates, as shown on the records of The Depository Trust Company or its nominee. We also expect that payments by participants to owners of beneficial interests in the global certificates held by these participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for these customers. These payments will be the responsibility of these participants.

    Neither we nor the pass-through trustees will have any responsibility for the performance by The Depository Trust Company or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

    Transfer between participants in The Depository Trust Company will be effected in the ordinary way in accordance with The Depository Trust Company rules. If a holder requires physical delivery of certificates in certificated form for any reason, including to sell certificates to persons in states which require the delivery of the certificates or to pledge the certificates, a holder must transfer its interest in the global certificates in accordance with the normal procedures of The Depository Trust Company and the procedures described in the lease indentures.

    Unless and until they are exchanged in whole or in part for certificated exchange certificates in definitive form, the global certificates may not be transferred except as a whole by The Depository Trust Company to a nominee of The Depository Trust Company or by a nominee of The Depository Trust Company to The Depository Trust Company or another nominee of The Depository Trust Company.

    Beneficial owners of exchange certificates registered in the name of The Depository Trust Company or its nominee will be entitled to be issued, upon request, exchange certificates in definitive certificated form.

    The Depository Trust Company has advised us that The Depository Trust Company will take any action permitted to be taken by a holder of certificates, including the presentation of certificates for

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exchange as described below, only at the direction of one or more participants to whose account The Depository Trust Company interests in the global certificates are credited. Further, The Depository Trust Company will take any action permitted to be taken by a holder of certificates only in respect of that portion of the aggregate principal amount of certificates as to which the participant or participants has or have given that direction.

    Although The Depository Trust Company has agreed to these procedures in order to facilitate transfers of interests in the global certificates among participants of The Depository Trust Company, it is under no obligation to perform these procedures, and may discontinue them at any time. Neither we nor the pass-through trustees will have any responsibility for the performance by The Depository Trust Company or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

    Subject to specified conditions, any person having a beneficial interest in the global certificates may, upon request to the pass-through trustees, exchange the beneficial interest for exchange certificates in the form of certificated certificates. Upon any issuance of certificated certificates, the pass-through trustees are required to register the certificated certificates in the name of, and cause the same to be delivered to, the person or persons, or the nominee of these persons. In addition, if The Depository Trust Company is at any time unwilling or unable to continue as a depositary for the global certificates, and a successor depositary is not appointed by us within 90 days, the pass-through trusts will issue definitive certificates in exchange for the global certificates.

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                      EXCHANGE OFFER; REGISTRATION RIGHTS

    As part of the sale of the original certificates, under a registration rights agreement, dated as of August 17, 2000, we and Edison Mission Energy agreed with the initial purchasers in the offering of the original certificates, for the benefit of the certificateholders, to file with the SEC an exchange offer registration statement or, if applicable, within a specified time period, a shelf registration statement unless we were to determine in good faith that applicable SEC policy or applicable law did not permit us to effect this exchange offer. Under the registration rights agreement, we and Edison Mission Energy agreed to use our best efforts to consummate an exchange offer to exchange the original certificates for a like amount of the exchange certificates that are identical in all material respects to the restricted original certificates. Edison Mission Energy agreed to bear all expenses incurred in connection with Edison Mission Energy's and our obligations under the registration rights agreement.

    Once this registration statement is declared effective, the pass-through trusts will offer the exchange certificates in return for surrender of the original certificates. This offer will remain open for no less than the shorter of 30 days after the date notice of the exchange offer is mailed to the original certificate holders and the period ending when the last remaining original certificate is tendered into the exchange offer. For each original certificate surrendered to us under the exchange offer, the original certificate holder will receive exchange certificates in an equal principal amount. Interest on each exchange certificate will accrue from the last date on which interest was paid on the original certificate so surrendered.

    In the event that we and Edison Mission Energy reasonably determine in good faith that (1) the exchange certificates would not be tradeable, upon receipt in the exchange offer, without restriction, (2) the SEC is unlikely to permit the exchange offer registration statement to become effective prior to the 270th day after the date of original issue of the certificates or (3) the exchange offer may not be made in compliance with applicable laws, we and Edison Mission Energy will use our reasonable best efforts, subject to customary representations and agreements of the certificateholders, to have a shelf registration statement covering the resale of the original certificates declared effective and kept effective until August 23, 2002, subject to specified exceptions. We will, in the event of a shelf registration, provide to each certificateholder copies of the prospectus, notify each certificateholder when a registration statement for the certificates has become effective and take other actions as are appropriate to permit resale of the certificates.

    In the event that this exchange offer is not completed on or prior to the 270th day after the date of original issue of the certificates, the annual interest rates on the lessor notes (and, correspondingly, the certificates of each trust) will be increased by 0.50% per annum from and after that date to, but excluding, the date the exchange offer is consummated or the date on which all the certificates otherwise become transferable by certificateholders (other than affiliates or former affiliates of Edison Mission Energy or us) without further registration under the Securities Act. In the event that a registration statement is required to be filed with the SEC and becomes effective and later ceases to be effective at any time during the period specified by the registration rights agreement, the annual interest rate on the lessor notes (and, correspondingly, the certificates) will be increased by 0.50% per annum from and after the date such registration statement ceases to be effective to, but excluding, such date when the registration statement again becomes effective (or, if earlier, the end of such period specified by the registration rights agreement). Such additional interest will be paid to certificateholders of each pass-through trust on a regular distribution date. The interest rate on the lessor notes (and, correspondingly, the certificates) will be increased by 0.50% per annum if we or Edison Mission Energy cease to maintain our status as reporting companies under the Exchange Act whether or not the SEC rules and regulations require us to maintain that status (unless the SEC will not accept the filing of the applicable reports). In the event that more than one of the aforementioned events occurs at the same time, the maximum increase in the interest rate applicable to the certificates shall be 0.50% per annum.

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    Each certificateholder, other than specified holders, who wishes to exchange its original certificates for exchange certificates in the exchange offer will be required to represent that:

    - it is not our affiliate nor an affiliate of Edison Mission Energy,

    - any exchange certificates to be acquired by it will be acquired in the ordinary course of business and

    - that at the time of the completion of the exchange offer it will have no arrangement with any person to participate in the distribution, within the meaning of the Securities Act, of the exchange certificates.

    A certificateholder that sells its certificates under a shelf registration generally:

    - would be required to be named as a selling certificateholder in the related prospectus and to deliver a prospectus to purchasers,

    - will be subject to several of the civil liability provisions under the Securities Act in connection with this sale and

    - will be required to agree in writing to be bound by the provisions of the registration rights agreement which are applicable to the selling certificateholder, including specified indemnification obligations.

                 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of material U.S. federal income tax consequences associated with the exchange of original certificates for exchange certificates, and the ownership and disposition of exchange certificates by certificateholders who acquire exchange certificates in the exchange offer. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, judicial authorities, published positions of the Internal Revenue Service (the "IRS") and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect).

    The discussion does not address all the tax consequences that may be relevant to a particular holder or to holders subject to special treatment under federal income tax laws (including banks and some other financial institutions, insurance companies, tax-exempt organizations, persons whose functional currency is not the U.S. dollar, foreign persons, dealers in securities or foreign currency, and persons holding certificates that are a hedge against, or that are hedged against, currency risk or that are part of a straddle, constructive sale or conversion transaction). This discussion is limited to persons who acquire exchange certificates in the exchange offer and who hold their certificates as capital assets. No ruling has been or will be sought from the IRS regarding any matter discussed in this section. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects described below.

    Certificateholders must consult their own tax advisers as to the federal income tax consequences of acquiring, holding and disposing of certificates as well as the effects of state, local and non-U.S. tax laws.

    For purposes of this discussion, you are a "U.S. certificateholder" if you are a beneficial owner of a certificate and:

    - a citizen or resident of the United States,

    - a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision of the United States,

    - an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of source, or

    - a trust, if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) the trust was in existence on August 20, 1996 and properly elected to continue to be treated as a U.S. person.

    Otherwise, you are a "non-U.S. certificateholder."

EXCHANGE OF ORIGINAL CERTIFICATES

    There should be no federal income tax consequences to certificateholders who exchange original certificates for exchange certificates in the exchange offer. Any such certificateholder should have the same tax basis and holding period in the exchange certificates that such certificateholder had in its original certificates immediately before the exchange.

TAX TREATMENT OF THE PASS-THROUGH TRUSTS AND CERTIFICATEHOLDERS

    Each pass-through trust that is operated according to the applicable pass-through trust agreement will not itself be subject to U.S. federal income taxation. Instead, each U.S. certificateholder will be required to report on its federal income tax return its pro rata share of the entire income from the lessor notes and any other property held in the pass-through trust, in accordance with the U.S. certificateholder's method of accounting. Accordingly, each U.S. certificateholder's share of interest paid on the lessor notes will be taxable as ordinary income, as it is paid or accrued, and a U.S.

certificateholder's share of any premium paid on redemption of a lessor note will be treated as capital gain. The lessor notes should not be subject to the original issue discount rules due to the possibility that a make-whole premium may be payable, because the likelihood of such premium being paid is remote, and the amount of such premium, if paid, would be incidental. If the proceeds from the sale of certificates are invested with a depositary or held according to an escrow arrangement prior to the purchase of lessor notes by the pass-through trust, each U.S. certificateholder's share of interest paid on the resulting deposits will be taxable as ordinary income as it is paid or accrued in accordance with the holder's method of accounting for U.S. federal income tax purposes. In addition, the deposits may be subject to the original issue discount rules, with the result that a U.S. certificateholder may be required to include any original issue discount in income from a deposit using the accrual method of accounting regardless of its normal method. We urge you to consult your own tax advisor.

    Each U.S. certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the pass-through trust as provided in Section 162 or 212 of the Internal Revenue Code. Although we anticipate that certificateholders will not bear these fees and expenses, these fees and expenses could be treated as constructively received by the pass-through trust, in which event a U.S. certificateholder could be required to include in income and be entitled to deduct its pro rata share of the fees and expenses. If a U.S. certificateholder is an individual, estate or trust, the deduction for the certificateholder's share of fees or expenses will be allowed only to the extent that all the certificateholder's miscellaneous itemized deductions, including the certificateholder's share of fees and expenses, exceed 2% of the certificateholder's adjusted gross income. In addition, in the case of U.S. certificateholders who are individuals, some otherwise allowable itemized deductions will generally be subject to additional limitations on itemized deductions under applicable provisions of the Internal Revenue Code.

SALE OR OTHER DISPOSITION OF THE EXCHANGE CERTIFICATES

    Upon the sale, exchange or other disposition of an exchange certificate, a U.S. certificateholder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange (other than any amount attributable to accrued but unpaid interest that the U.S. certificateholder has not included in gross income previously, which will be taxable as ordinary income) and the U.S. certificateholder's allocable share of tax basis in the trust's property attributable to such exchange certificate. Any gain or loss will be long-term capital gain or loss, to the extent (1) the certificateholder held its exchange certificate for more than one year, and
(2) the property to which the gain or loss is allocable was held by the pass-through trust for more than one year. In the case of individuals, estates, and trusts, the maximum U.S. federal income tax rate on long-term capital gains generally is 20%.

    If the owner participant assumes the lessor notes, as described above in "Description of the Lessor Notes--Assumption of Lessor Notes," such assumption may, depending on facts and circumstances existing at the time, constitute a "recapitalization" under the Code, in which case such assumption should generally have no material federal income tax consequences to a U.S. certificateholder. If, however, the assumption by the owner participant does not qualify as a recapitalization, or if we assume the lessor notes, as described above in "Assumption of Lessor Notes," the assumption would constitute a deemed exchange for federal income tax purposes, and the consequences described in the preceding paragraph would generally apply to a U.S. certificateholder.

    The foregoing discussion of U.S. federal income tax consequences assumes that each pass-through trust is properly classified under the Internal Revenue Code as a grantor trust. If, however, a pass-through trust were not classified as a grantor trust, it would be classified as a partnership and not as an association or publicly traded partnership taxable as a corporation; the consequences described above would generally apply to a U.S. certificateholder, except that (1) items of income, gain, loss or deduction from the assets held by the pass-through trust would generally be determined at the pass-through trust level, (2) a U.S. certificateholder would be required to report its share of items of income, gain, loss and deduction of the pass-through trust on its tax return for the taxable year within which the pass-through trust's taxable year ends and
(3) income, gain, loss and deduction would be reported on an accrual basis even if the U.S. certificateholder otherwise uses the cash method of accounting.

NON-U.S. CERTIFICATEHOLDERS

    Assuming specified certification requirements are satisfied (which include identification of the beneficial owner of a certificate), and subject to the discussion of backup withholding below:

    - interest paid (including any original issue discount) on an exchange certificate to, or on behalf of, any non-U.S. certificateholder will not be subject to U.S. federal income tax or withholding tax, but only if
      (1) the non-U.S. certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of an owner investor, (2) the non-U.S. certificateholder is not (A) a bank receiving interest according to a loan agreement entered into in the ordinary course of its trade or business, or (B) a controlled foreign corporation for U.S. tax purposes that is related to an owner investor, and (3) the interest payments are not effectively connected with the non-U.S. certificateholder's conduct of a U.S. trade or business; and

    - a non-U.S. certificateholder will not be subject to U.S. federal income tax on any capital gain realized on the sale, exchange or other disposition of a certificate, unless (1) the non-U.S. certificateholder is an individual who is present in the United States for 183 days or more during the taxable year of the sale or exchange and specific other requirements are met or (2) the gain is effectively connected with the non-U.S. certificateholder's conduct of a U.S. trade or business.

    The certification referred to above may be made on an IRS Form W-8 BEN (or any successor form prescribed by the IRS) or substantially similar substitute form.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    In general, information reporting requirements will apply to some payments within the United States of principal, interest, original issue discount and premium on the exchange certificates, and to payments of the proceeds of some sales of exchange certificates made to U.S. certificateholders other than specified "exempt recipients" (such as corporations). A 31% backup withholding tax may apply to the payments if the holder fails or has failed to provide an accurate taxpayer identification number in the manner required by the Treasury Regulations (generally on IRS Form W-9) or otherwise establish an exemption or fails to report in full interest income. With respect to non-U.S. certificateholders, payments made on an exchange certificate and proceeds from the sale of an exchange certificate owned by a non-U.S. certificateholder will generally not be subject to information reporting requirements or the backup withholding tax if the non-U.S. certificateholder provides the required certification of its non-U.S. status or otherwise establishes an exemption.

    Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against the certificateholder's U.S. federal income tax liability, if any, provided the required information is furnished to the IRS.

    THE FOREGOING DISCUSSION IS NOT INTENDED TO BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OR ANY OTHER CONSEQUENCES OF ACQUIRING, HOLDING OR DISPOSING OF CERTIFICATES. THUS, HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF ACQUIRING, HOLDING AND DISPOSING OF CERTIFICATES, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

                              ERISA CONSIDERATIONS

    In this prospectus, we will refer to the Employee Retirement Income Security Act of 1974 as "ERISA." If you intend to use plan assets (as discussed below) to purchase certificates, you should consult your counsel about the potential consequences of such investment under the fiduciary responsibility provisions of ERISA and the prohibited transactions provisions of ERISA and the Internal Revenue Code.

    For the purposes of this discussion, we will refer to employee benefit plans, specific other retirement plans and arrangements, including individual retirement accounts and annuities, and any entity holding the assets of any such plan, account, or annuity, such as a bank common investment fund or an insurance company general or separate account, as the "plans." Generally, a person who exercises discretionary authority or control over the assets of a plan will be considered a fiduciary of the plan under ERISA. Before investing in a certificate, a plan fiduciary should determine whether such investment:

    - is permitted under the plan documents and the instruments governing the plan and

    - is appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio, taking into account the limited liquidity of the certificates.

    ERISA and the Internal Revenue Code prohibit a wide range of transactions involving plan assets and persons who have specified relationships to the plan. These persons are called "parties in interest" under ERISA and are called "disqualified persons" under the Internal Revenue Code. The transactions prohibited by ERISA and the Internal Revenue Code are called "prohibited transactions." As a result, anyone considering using plan assets to invest in the certificates should determine whether the investment might constitute or give rise to a non-exempt prohibited transaction under ERISA and/or the Internal Revenue Code.

    Further, an investment in the certificates by a plan might result in the lessor notes of the related pass-through trust being deemed to constitute "plan assets." If the assets of a pass-through trust are deemed to be plan assets, the operation of the pass-through trust might give rise to one or more non-exempt prohibited transactions under ERISA and/or the Internal Revenue Code. Moreover, the plan fiduciary might be deemed to have improperly delegated its investment management responsibilities with respect to those assets of the pass-through trust deemed to be plan assets to the pass-through trustee.

    Neither ERISA nor the Internal Revenue Code defines the term "plan assets." According to Section 2510.3-101 of the United States Department of Labor regulations, when a plan acquires an equity interest in an entity, and such interest does not represent a "publicly offered security" or a security issued by an investment company registered under the Investment Company Act of 1940, the plan's assets include both the equity interest and the undivided interest in each of the underlying assets of the entity, unless it is established that either the entity is an "operating company" or plan equity participation in the entity is not "significant." In general, Department of Labor regulations define an "equity interest" as any interest in an entity that is not treated as indebtedness under applicable local law and that has no substantial equity features. We and Edison Mission Energy believe that Department of Labor regulations will treat the certificates as equity interests in the pass-through trusts.

    Plans' equity participation in the certificates would not be "significant" if less than 25% of the value of the certificates is held by benefit plan investors immediately after the most recent acquisition of a certificate, as determined under Department of Labor regulations. Benefit plan investors include plans subject to ERISA, specific other plans not subject to ERISA (for example, governmental plans, foreign plans, individual retirement accounts and entities whose assets are treated as plan assets under Department of Labor regulations), and entities deemed to be holding the assets of any plan. Neither we nor Edison Mission Energy restrict or monitor investment in or transfer of the certificates with respect to this 25% limit. Plans and other benefit plan investors may hold 25% or more of the certificates during the term of the certificates. Accordingly, under Department of Labor regulations, a plan investment in the certificates during such period would, in effect, be considered an investment in the corresponding lessor notes and an ongoing loan to the owner trusts for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code. As a result, if any assets of a pass-through trust are considered plan assets, a plan's investment in the certificates could result in a prohibited transaction or an impermissible delegation of fiduciary authority.

    Further, we, Edison Mission Energy, the pass-through trustee, or any of our or their respective affiliates may be a party in interest or a disqualified person with respect to the plan acquiring, holding or disposing of the certificates. In such case, acquisition, holding or disposition of the certificates could give rise to a direct or indirect prohibited transaction, regardless of whether the assets of a pass-through trust are considered plan assets.

    A prohibited transaction may be exempt under ERISA and the Internal Revenue Code if the certificates are acquired, held or disposed of according to and in accordance with one or more statutory or administrative exemptions. Among the administrative prohibited transaction class exemptions or "PTCEs" are:

    1. PTCE 75-1 exempts specific transactions involving employee benefit plans and registered broker-dealers, such as reporting dealers and banks,

    2. PTCE 84-14 exempts specific transactions determined by an independent qualified professional asset manager,

    3. PTCE 90-1 exempts specific transactions involving insurance company pooled separate accounts,

    4. PTCE 91-38 exempts specific transactions involving bank collective investment funds,

    5. PTCE 95-60 exempts specific transactions involving insurance company general accounts, and

    6. PTCE 96-23 exempts specific transactions determined by a qualified in-house asset manager.

    Some of the exemptions, however, do not afford relief from the prohibitions on self-dealing contained in Section 406(b) of ERISA and
Section 4975(c)(1)(E)-(F) of the Internal Revenue Code. In addition, there can be no assurance that any of these administrative exemptions will be available with respect to any particular transaction involving the certificates. Thus, a plan fiduciary considering an investment in the certificates should consider whether the acquisition, the continued holding, or the disposition of a certificate might constitute or give rise to a non-exempt prohibited transaction.

    ERISA also prohibits a plan fiduciary from maintaining the indicia of ownership of any plan assets outside the jurisdiction of the district courts of the United States, except under specific circumstances. Before investing in a certificate, a plan fiduciary should consider whether its acquisition, holding or disposition of a certificate would satisfy such indicia of ownership rules.

    Each person who acquires or accepts a certificate or an interest in a certificate will be deemed by such acquisition or acceptance to have represented and warranted that either:

    - no plan assets have been used to acquire such certificate or an interest in a certificate; or

    - the acquisition and holding of such certificate or interest in a certificate do not constitute a prohibited transaction under ERISA and the Internal Revenue Code or are exempt from the prohibited transaction restrictions of ERISA and the Internal Revenue Code according to one or more prohibited transaction class exemptions.

    A plan fiduciary and each fiduciary for a governmental or church plan subject to rules similar to those imposed on plans under ERISA considering the purchase of certificates should consult its tax and/or legal advisors regarding the circumstances under which the assets of a pass-through trust would be considered plan assets, the availability, if any, of exemptions from any potential prohibited transaction and other fiduciary issues and their potential consequences.

                              PLAN OF DISTRIBUTION

    Each broker-dealer that receives exchange certificates for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange certificates. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange certificates received in exchange for original certificates where the original certificates were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection
with any resale. In addition, until   -  , 2001, all dealers effecting
transactions in the exchange certificates may be required to deliver a prospectus.

    We will not receive any proceeds from any sale of exchange certificates by broker-dealers. Exchange certificates received by broker-dealers for their own account in the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange certificates or a combination of these methods of resale. These resales may be made at market prices prevailing at the time of resale, at prices related to these prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any of the exchange certificates. Any broker-dealer that resells exchange certificates that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of the exchange certificates may be deemed to be an underwriter within the meaning of the Securities Act, and any profit on the resale of exchange certificates and any commission or concessions received by those persons may be deemed to be underwriting compensation under the Securities Act. Any broker-dealer that resells certificates that were received by it for its own account in the exchange offer and any broker-dealer that participates in a distribution of those certificates may be deemed to be an underwriter within the meaning of the Securities Act and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the exchange certificates. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.

    Furthermore, any broker-dealer that acquired any of its outstanding certificates directly from us:

    - may not rely on the applicable interpretation of the staff of the SEC's position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter
      (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2,
      1983) and

    - must also be named as a selling certificateholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

    For a period of 180 days after the expiration date of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. Edison Mission Energy has agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the certificates, other than commissions or concessions of any brokers or dealers. Edison Mission Energy will indemnify the holders of the certificates, including any broker-dealers, against various liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

    The legality of the exchange certificates and the related Edison Mission Energy guarantees will be passed upon for Edison Mission Energy by Skadden, Arps, Slate, Meagher & Flom LLP.

                                    EXPERTS

    The financial statements of Midwest Generation, LLC as of December 31, 2000 and 1999 and for the year ended December 31, 2000 and the period from inception (July 12, 1999) to December 31, 1999, which are included in this prospectus, and the consolidated financial statements of Edison Mission Energy and subsidiaries included in Edison Mission Energy's Annual Report on Form 10-K for the year ended December 31, 2000, which are incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                         INDEX TO FINANCIAL STATEMENTS

   MIDWEST GENERATION, LLC--2000 AND 1999 FINANCIAL STATEMENTS

Report of Independent Public Accountants....................   F-2

Balance Sheets--December 31, 2000 and December 31, 1999.....   F-3

Statements of Operations--For the Year ended December 31,
  2000 and for the Period from Inception (July 12, 1999) to
  December 31, 1999.........................................   F-4

Statements of Changes in Member's Equity--For the Year ended
  December 31, 2000 and for the Period from Inception
  (July 12, 1999) to December 31, 1999......................   F-5

Statements of Cash Flows--For the Year ended December 31,
  2000 and for the Period from Inception (July 12, 1999) to
  December 31, 1999.........................................   F-6

Notes to Financial Statements...............................   F-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Managers of
Midwest Generation, LLC:

    We have audited the accompanying balance sheets of Midwest Generation, LLC (a Delaware limited liability company) as of December 31, 2000 and 1999, and the related statements of operations, changes in member's equity, and cash flows for the year ended December 31, 2000 and the period from inception (July 12, 1999) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Midwest Generation, LLC as of December 31, 2000 and 1999, and the results of its operations and its cash flows for the year ended December 31, 2000 and the period from inception
(July 12, 1999) to December 31, 1999, in conformity with accounting principles generally accepted in the United States.

ARTHUR ANDERSEN LLP

Orange County, California
March 28, 2001

                            MIDWEST GENERATION, LLC

                   BALANCE SHEETS--DECEMBER 31, 2000 AND 1999

                                 (IN THOUSANDS)

                                                                 2000         1999
                                                              ----------   ----------
ASSETS
Current assets
  Cash and cash equivalents.................................  $   15,699   $       72
  Due from Edison Mission Energy and affiliates.............     199,889       32,168
  Fuel inventory............................................      38,677       74,991
  Spare parts inventory.....................................      15,452       14,166
  Interest receivable from affiliate........................      16,864           --
  Other current assets......................................      12,000          799
                                                              ----------   ----------
      Total current assets..................................     298,581      122,196
                                                              ----------   ----------
Operating facility and equipment
  Property, plant and equipment.............................   4,902,549    5,067,333
  Accumulated depreciation and amortization.................    (137,748)      (5,665)
                                                              ----------   ----------
Net property, plant and equipment...........................   4,764,801    5,061,668
Notes receivable from affiliate.............................   1,667,000           --
                                                              ----------   ----------
      Total assets..........................................  $6,730,382   $5,183,864
                                                              ==========   ==========

LIABILITIES AND MEMBER'S EQUITY
Current liabilities
  Accounts payable..........................................  $   14,600   $    4,162
  Accrued liabilities.......................................     139,345       29,667
  Due to affiliates.........................................       3,821        1,092
  Interest payable..........................................      56,242        2,192
  Interest payable to affiliates............................      25,455       12,143
  Current portion of lease financing........................      20,967           --
                                                              ----------   ----------
      Total current liabilities.............................     260,430       49,256
                                                              ----------   ----------
Subordinated revolving line of credit with affiliate........   1,942,239    1,742,999
Subordinated long term debt with affiliate..................   1,576,456    1,679,000
Lease financing, net of current portion.....................   2,188,821      860,000
Deferred taxes..............................................      12,837        6,868
Deferred coal and transportation costs......................     100,949      126,282
Benefit plans and other.....................................      98,750       81,000
                                                              ----------   ----------
      Total liabilities.....................................   6,180,482    4,545,405
                                                              ----------   ----------
Commitments and contingencies (note 8)
  Member's equity
    Membership interests, no par value; 100 units
      authorized, issued and outstanding....................          --           --
    Additional paid-in capital..............................     658,631      650,816
    Accumulated deficit.....................................    (108,731)     (12,357)
                                                              ----------   ----------
      Total member's equity.................................     549,900      638,459
                                                              ----------   ----------
      Total liabilities and member's equity.................  $6,730,382   $5,183,864
                                                              ==========   ==========

   The accompanying notes are an integral part of these financial statements.

                            MIDWEST GENERATION, LLC

                            STATEMENTS OF OPERATIONS

     FOR THE YEAR ENDED DECEMBER 31, 2000 AND FOR THE PERIOD FROM INCEPTION

                      (JULY 12, 1999) TO DECEMBER 31, 1999

                                 (IN THOUSANDS)

                                                                           PERIOD FROM INCEPTION
                                                                            (JULY 12, 1999) TO
                                                                               DECEMBER 31,
                                                                 2000              1999
                                                              ----------   ---------------------
OPERATING REVENUES FROM MARKETING AFFILIATE
  Energy revenues...........................................  $  507,498         $ 15,727
  Capacity revenues.........................................     576,052            7,972
                                                              ----------         --------
    Total operating revenues................................   1,083,550           23,699
                                                              ----------         --------
OPERATING EXPENSES
  Fuel......................................................     404,020           14,881
  Plant operations..........................................     341,915            7,553
  Depreciation and amortization.............................     167,686            5,665
  Administrative and general................................      22,396            1,351
                                                              ----------         --------
    Total operating expenses................................     936,017           29,450
                                                              ----------         --------
Income (loss) from operations...............................     147,533           (5,751)
OTHER INCOME (EXPENSE)
  Interest expense..........................................    (361,203)         (14,335)
  Interest income and other.................................      55,599               --
                                                              ----------         --------
Loss before income taxes....................................    (158,071)         (20,086)
Benefit for income taxes....................................     (61,697)          (7,729)
                                                              ----------         --------
    Net loss................................................  $  (96,374)        $(12,357)
                                                              ==========         ========

   The accompanying notes are an integral part of these financial statements.

                            MIDWEST GENERATION, LLC

                    STATEMENTS OF CHANGES IN MEMBER'S EQUITY

     FOR THE YEAR ENDED DECEMBER 31, 2000 AND FOR THE PERIOD FROM INCEPTION

                      (JULY 12, 1999) TO DECEMBER 31, 1999

                                 (IN THOUSANDS)

                                                   MEMBERSHIP   ADDITIONAL   ACCUMULATED   MEMBER'S
                                                   INTERESTS       PAID        DEFICIT      EQUITY
                                                   ----------   ----------   -----------   --------
Balance at Inception (July 12, 1999).............  $      --     $     --     $      --    $     --
  Cash contribution..............................         --      650,000            --     650,000
  Non-cash contribution of services..............         --          816            --         816
  Net loss.......................................         --           --       (12,357)    (12,357)
                                                   ---------     --------     ---------    --------
Balance at December 31, 1999.....................         --      650,816       (12,357)    638,459
  Non-cash contribution of services..............         --        7,815            --       7,815
  Net loss.......................................         --           --       (96,374)    (96,374)
                                                   ---------     --------     ---------    --------
Balance at December 31, 2000.....................  $      --     $658,631     $(108,731)   $549,900
                                                   =========     ========     =========    ========

   The accompanying notes are an integral part of these financial statements.

                            MIDWEST GENERATION, LLC

                            STATEMENTS OF CASH FLOWS

     FOR THE YEAR ENDED DECEMBER 31, 2000 AND FOR THE PERIOD FROM INCEPTION

                      (JULY 12, 1999) TO DECEMBER 31, 1999

                                 (IN THOUSANDS)

                                                                           PERIOD FROM INCEPTION
                                                                            (JULY 12, 1999) TO
                                                                               DECEMBER 31,
                                                                 2000              1999
                                                              ----------   ---------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss..................................................  $  (96,374)       $  (12,357)
  Adjustments to reconcile net income to net cash provided
    by operating activities:
      Depreciation and amortization.........................     167,686             5,665
      Non-cash contribution of services.....................       7,815               816
      Loss on asset disposal................................         982                --
      Deferred tax provision................................       5,969             6,868
      Changes in operating assets and liabilities:
        Increase in due to/from affiliates..................    (164,992)          (16,963)
        Decrease (increase) in inventory....................      35,028           (19,387)
        Increase in prepaid and other.......................     (11,201)             (799)
        Increase in accounts payable........................      10,438             4,162
        Increase in accrued liabilities.....................     109,678            19,693
        Increase in interest payable........................      67,362            14,335
        Increase in interest receivable from affiliate......     (16,864)               --
        Decrease in other liabilities.......................     (22,382)               --
                                                              ----------        ----------
      Net cash provided by operating activities.............      93,145             2,033
                                                              ----------        ----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of facilities....................................     (16,895)       (4,064,006)
  Capital expenditures......................................    (140,139)           (9,954)
  Loan to affiliate.........................................  (1,667,000)               --
  Sale of equipment.........................................     300,032                --
                                                              ----------        ----------
      Net cash used in investing activities.................  (1,524,002)       (4,073,960)
                                                              ----------        ----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of subordinated debt with
    affiliate...............................................      71,000         1,679,000
  Repayment of subordinated debt with affiliate.............    (173,544)               --
  Borrowings from subordinated revolving line of credit with
    affiliate...............................................     351,674         1,742,999
  Repayments of subordinated revolving line of credit with
    affiliate...............................................    (152,434)               --
  Capital contribution from parent..........................          --           650,000
  Capital lease obligation..................................   1,367,000                --
  Repayment of capital lease obligation.....................     (17,212)               --
                                                              ----------        ----------
      Net cash provided by financing activities.............   1,446,484         4,071,999
                                                              ----------        ----------
NET INCREASE IN CASH AND CASH EQUIVALENTS...................      15,627                72
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR................          72                --
                                                              ----------        ----------
CASH AND CASH EQUIVALENTS, END OF YEAR......................  $   15,699        $       72
                                                              ==========        ==========

   The accompanying notes are an integral part of these financial statements.

                            MIDWEST GENERATION, LLC

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 2000 AND 1999

1. GENERAL

    Midwest Generation, LLC (the "Company"), a wholly-owned subsidiary of Edison Mission Midwest Holdings Co. ("Midwest Holdings"), an indirect wholly-owned subsidiary of Edison Mission Energy ("Edison Mission"), an indirect wholly-owned subsidiary of Edison International ("EIX"), is a Delaware limited liability company formed on July 12, 1999 for the purpose of obtaining financing and acquiring, owning and operating multiple fossil-fuel electric generating units (collectively, the "Illinois Plants"), located within the state of Illinois for the purpose of producing electric energy.

    On December 15, 1999, the Company completed its acquisition ("the Acquisition") of 100% of the ownership interests in the Illinois Plants and assumed specified liabilities from Commonwealth Edison, a subsidiary of Exelon Corporation. The accompanying financial statements reflect the operations of the Illinois Plants commencing from the date of acquisition. The Acquisition has been accounted for utilizing the purchase method. The purchase price was allocated to the assets acquired and liabilities assumed based upon their respective fair market values.

    The Acquisition was financed through a capital contribution by Midwest Holdings of approximately $650 million and subordinate debt from another subsidiary of Midwest Holdings of approximately $3.4 billion.

    Concurrent with the Acquisition, the Company assigned its right to purchase the Collins Station, a 2,698 MW gas and oil-fired generating station located in Illinois, to four third party entities. After this assignment, an affiliate of the Company entered into leases of the Collins Station and the Company entered into subleases of the Collins Station, each with a term of 33.75 years. These subleases have been accounted for as a lease financing for accounting purposes (see note 8).

    The aggregate MW purchased or leased as a result of this transaction with Commonwealth Edison is approximately 9,539 MW.

    The Illinois Plants consist of the following:

    - Six coal-fired generating plants consisting of 5,646 MW, which include the Powerton, Joliet, Will County, Waukegan, Crawford, and Fisk Stations;

    - Collins gas and oil-fired generating station consisting of 2,698 MW; and

    - A group of on-site generating peakers consisting of 632 MW and off-site generating peakers consisting of 563 MW.

    Separate financial statements for our operations are available only from the period since our acquisition of the Commonwealth Edison assets. There are no separate financial statements available with regard to the operations of the Commonwealth Edison assets prior to our taking ownership because their operations were fully integrated with, and their results of operations were consolidated into, the former owners of the Commonwealth Edison assets. In addition, the electric output of the Commonwealth Edison assets were sold based on rates set by regulatory authorities. As a result of these factors and because electricity rates will now be set under the Commonwealth Edison power purchase agreements or by market forces, historical financial data with respect to the Commonwealth Edison assets are not meaningful or are not indicative of our future results. The Company's future results of operations will depend primarily on revenues from the sale of energy, capacity and other related products, and the level of the Company's operating expenses.

                            MIDWEST GENERATION, LLC

                           DECEMBER 31, 2000 AND 1999

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES IN FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW ACCOUNTING STANDARD

    Effective January 1, 2001, Edison Mission adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Statement establishes accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. The Statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. For derivatives that qualify for hedge accounting, depending on the nature of the hedge, changes in fair value are either offset by changes in the fair value of the hedged assets, liabilities or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value is immediately recognized in earnings.

    Upon adoption of SFAS No. 133, the Company will record all derivatives associated with its risk management activities at fair value unless the derivatives qualify for the normal sales and purchases exceptions. The Company expects that a portion of its risk management activities related to forward physical purchases or sales will qualify for this exception. For derivatives that do not qualify as normal sales and purchases, the Company expects its financial instruments will qualify as a cash flow hedge with appropriate adjustments made to other comprehensive income. The cumulative effect on prior periods' income resulting from the change in accounting for derivatives in accordance with SFAS No. 133 is not expected to be material.

CASH AND CASH EQUIVALENTS

    The Company considers cash and cash equivalents to include cash and short-term investments with original maturities of three months or less.

INVENTORY

    Inventory consists of spare parts, natural gas, coal and fuel oil and is stated at the lower of weighted average cost or market.

                            MIDWEST GENERATION, LLC

                           DECEMBER 31, 2000 AND 1999

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are stated at cost. Depreciation is computed on a straight-line basis over the following estimated useful lives:

Power plant facilities.....................................  20 to 40 years
Emission allowances........................................  40 years
                                                             30 to
Capitalized leased equipment...............................  33.75 years
Furniture, office equipment and vehicles...................  3 to 7 years

    At December 31, 2000 and 1999, property, plant and equipment consisted of the following:

                                                          2000         1999
                                                       ----------   ----------
                                                           (IN THOUSANDS)
Land.................................................  $   34,949   $   34,981
Power plant facilities...............................   1,710,398    3,289,840
Emission allowances..................................     867,350      872,830
Construction in progress.............................      56,442        3,282
Equipment, furniture and fixtures....................       6,410        6,400
Plant and equipment under lease financing............   2,227,000      860,000
                                                       ----------   ----------
                                                        4,902,549    5,067,333
Accumulated depreciation and amortization............    (137,748)      (5,665)
                                                       ----------   ----------
Property, plant and equipment, net...................  $4,764,801   $5,061,668
                                                       ==========   ==========

    Property, plant and equipment includes assets which are capitalized under lease financing. The total consists of $860 million for the Collins station and $1.367 billion for the aggregate purchase of the Powerton and Joilet stations. The Company recorded amortization expense related to the leased facilities of $40.6 million and $1.1 million for 2000 and 1999, respectively.

    As part of the acquisition of the Illinois Plants, the Company acquired emission allowances under the Environmental Protection Agency's Acid Rain Program. Although the emission allowances granted under this program are freely transferable, the Company intends to use substantially all the emission allowances in the normal course of its business to generate electricity. Accordingly, the Company has classified emission allowances expected to be used to generate power as part of property, plant and equipment. Acquired emission allowances are amortized over the estimated lives of the Illinois Plants on a straight-line basis.

DEFERRED COAL AND TRANSPORTATION COSTS

    In connection with the Acquisition, the Company assumed certain contracts for the future purchase of coal and transportation. The prices for coal and transportation as defined in the contracts exceed the estimated fair market value of coal and transportation in future periods by approximately
$101 million as at December 31, 2000. A liability of $126.3 million was initially recorded as at the date of acquisition. This liability is reduced as purchases are made over the term of the contacts.

                            MIDWEST GENERATION, LLC

                           DECEMBER 31, 2000 AND 1999

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
REPAIRS AND MAINTENANCE

    Certain major pieces of the Company's equipment require repairs and maintenance on a periodic basis. These costs, including major maintenance costs, are expensed as incurred.

REVENUE RECOGNITION AND RELATED COSTS

    Revenue and related costs are recorded as electricity is generated and sold under energy sales agreements or as services are provided.

INCOME TAXES

    The Company is included in the consolidated Federal income tax and combined state franchise tax returns of EIX. The Company calculates its income tax provision/(benefit) on a separate company basis under a tax sharing arrangement with an affiliate of EIX, which in turn has an agreement with EIX. Tax benefits generated by the Company and used in the EIX consolidated tax return are recognized by the Company without regard to separate company limitations.

    The Company accounts for income taxes using the asset-and-liabilities method, wherein deferred tax assets and liabilities are recognized for future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities using enacted rates.

RECLASSIFICATIONS

    Certain amounts in the prior period have been reclassified to conform to the current year's presentation.

3. LONG-TERM DEBT

    The Company entered into a subordinated loan agreement ("Subordinated Loan Agreement") with another subsidiary of Midwest Holdings, Edison Mission Overseas Co. ("Mission Overseas"), with terms matching those of a credit agreement as described further below under Parent Company Credit Agreement. Under the terms of the subordinated loan agreement, the Company is required to make payments to Mission Overseas similar to those payments made by Midwest Holdings under the Credit Agreement.

    In December 1999, the Company also entered into a subordinated revolving loan agreement (the "Subordinated Revolving Line of Credit") with Mission Overseas for up to $2 billion. Amounts outstanding under the Subordinated Revolving Line of Credit bear interest at 8.0 percent with payments due quarterly. The outstanding principal balance is due in 2034. As of December 31, 2000 and 1999, total draws under the Subordinated Revolving Line of Credit were approximately $1.9 billion and $1.7 billion, respectively.

    For the periods ended December 31, 2000 and 1999, under the Subordinated Revolving Line of Credit and the Subordinated Loan Agreement, the Company incurred and accrued interest charges of approximately $272.6 million and $12.1 million, respectively.

                            MIDWEST GENERATION, LLC

                           DECEMBER 31, 2000 AND 1999

3. LONG-TERM DEBT (CONTINUED)
    At December 31, 2000, the future maturities of the debt are as follows:

YEAR ENDING DECEMBER 31,                                      (IN THOUSANDS)
------------------------                                      --------------
2001........................................................    $       --
2002........................................................       768,148
2003........................................................       808,308
2004........................................................            --
2005........................................................            --
Thereafter..................................................     1,942,239
                                                                ----------
    Total...................................................    $3,518,695
                                                                ==========

    PARENT COMPANY CREDIT AGREEMENT

    In December 1999, Midwest Holdings entered into a credit agreement (the "Credit Agreement") with a number of commercial lending institutions for a combination of loans and lines of credit aggregating $1.8 billion. The financing consisted of (i) an $840 million revolving credit facility due 2002, commonly referred to as Tranche A, (ii) an $839 million revolving credit facility due 2004, commonly referred to as Tranche B, and (iii) a $150 million working capital facility due 2004, commonly referred to as Tranche C. On or about February 3, 2000, Midwest Holdings issued commercial paper in the aggregate amount of $1.679 billion. The Tranche A and B loans were repaid with the proceeds of the commercial paper issuance. The Tranche A and Tranche B facilities were used to backstop the commercial paper issuance.

    On May 9, 2000, Midwest Holdings entered into a Capex facility (the "Capex Facility") with a number of commercial lending institutions for a line of credit aggregating $71 million. At that time, the commercial paper program was increased to $1.75 billion and the Capex Facility backstopped the additional issuance.

    On December 13, 2000, the Capex Facility expired. Midwest Holdings increased the Tranche A commitment to $911 million to pay off the Capex Facility and extended the Tranche A maturity to December 31, 2003. As of December 31, 2000, the Tranche B commitment amount was reduced to $816 million. At December 31, 1999, there were no draws under the Tranche C facility. As of December 31, 2000, Midwest Holdings had borrowed $143 million under Tranche C to buy back some of its commercial paper.

    Amounts outstanding under the Credit Agreement bear interest at variable Eurodollar rates or Base rates as defined in the Credit Agreement, at the option of the Midwest Holdings. If Midwest Holdings elects to pay Eurodollar rates, interest costs include a margin of 0.80% to 2.25% on Tranche A and 0.75% to 2.00% on Tranches B and C depending on Midwest Holdings' debt rating. At December 31, 2000 and 1999, the margin was 1.00% on Tranche A and 0.95% on each of Tranches B and C. Additionally, Midwest Holdings pays a facility fee of 0.20% to 1.00% on Tranche A and 0.25% to 1.25% on each of Tranches B and C, depending on Midwest Holdings' current debt rating, on the total outstanding commitment irrespective of usage. The effective interest rate was 7.47% on Tranche A and 7.42% on Tranche B at both December 31, 2000 and December 31, 1999. At
December 31, 2000 and 1999, the facility fee was 0.25% on Tranche A and 0.30% on each of Tranches B and C. Midwest

                            MIDWEST GENERATION, LLC

                           DECEMBER 31, 2000 AND 1999

3. LONG-TERM DEBT (CONTINUED)
Holdings also pays an agent bank fee of $50,000 per year. Midwest Holdings used the proceeds from the Credit Agreement to make a loan to Mission Overseas, which in turn loaned the funds to the Company.

    Each of the subsidiaries of Midwest Holdings (including the Company) has executed full and unconditional guarantees in support of the borrowings under the Credit Agreement on a joint and several basis. Midwest Holdings has no material assets apart from investments in its subsidiaries.

    The collateral for any borrowings under the Credit Agreement are secured by all of the assets of the Company, including a mortgage on real property and a security interest in all bank accounts, insurance policies and other intangible assets whether now owned or thereafter acquired.

    Midwest Holdings has financial and non-financial debt covenants associated with its debt. Midwest Holdings, in order to make distributions, must maintain a specified debt service coverage ratio as follows: net cash flows over the aggregate of principal, interest, and fixed charges for a specified period exceeding 1.75 to 1.0.

    The fair market value of the long-term debt approximates the carrying value due primarily to the frequent repricing of interest rates.

4. PRICE RISK MANAGEMENT ACTIVITIES

    The Company's risk management policy allows for the use of derivative financial instruments through its marketing affiliate to limit financial exposure to energy prices for non-trading purposes. The Company's marketing affiliate's risk management activities give rise to commodity price risk, which represents the potential loss that can be caused by a change in the market value of a particular commodity. Commodity price risks are actively monitored to ensure compliance with the Company's risk management policies. Policies are in place which limit the amount of total net exposure the Company may enter into at any point in time. Procedures exist which allow for monitoring of all commitments and positions with daily reporting to senior management. The Company's marketing affiliate performs a "value at risk" analysis in the Company's daily business to measure, monitor and control its overall market risk exposure. The use of value at risk allows management to aggregate overall risk, compare risk on a consistent basis and identify the drivers of the risk. Value at risk measures the worst expected loss over a given time interval, under normal market conditions, at a given confidence level. Given the inherent limitations of value at risk and relying on a single risk measurement tool, the Company's marketing affiliate supplements this approach with industry "best practice" techniques including the use of stress testing and worst-case scenario analysis, as well as stop limits and counterparty credit exposure limits.

                            MIDWEST GENERATION, LLC

                           DECEMBER 31, 2000 AND 1999

4. PRICE RISK MANAGEMENT ACTIVITIES (CONTINUED)
    The Company's marketing affiliate has the following commodity price hedges outstanding on the dates presented:

                                                         DECEMBER 31,
                                          ------------------------------------------
                                                  2000                  1999
                                          --------------------   -------------------
                                          NOTIONAL    CONTRACT   NOTIONAL   CONTRACT
                                           AMOUNT     EXPIRES     AMOUNT    EXPIRES
                                          ---------   --------   --------   --------
                                                        (IN THOUSANDS)
COMMODITY CONTRACTS
Forward contracts.......................  $   1,663     2001          --          --
Futures contracts.......................    (95,575)    2001          --          --
Swap agreements.........................   (179,778)    2001          --          --

The following table summarizes the fair values for outstanding financial instruments used for price risk management activities by instrument type:

                                                            DECEMBER 31,
                                              -----------------------------------------
                                                     2000                  1999
                                              -------------------   -------------------
                                              CARRYING     FAIR     CARRYING     FAIR
                                               AMOUNT     VALUE      AMOUNT     VALUE
                                              --------   --------   --------   --------
                                                           (IN THOUSANDS)
COMMODITY CONTRACTS
Forward contracts...........................      --     $ 1,689        --           --
Futures contracts...........................      --      (8,189)       --           --
Swap agreements.............................      --          93        --           --

5. RELATED-PARTY TRANSACTIONS

    The Company has an energy sales agreement with its marketing affiliate for the sale of energy and capacity at a price equal to (i) the price which a third party purchaser of the capacity or energy has agreed to pay, less (ii) $.02 per MWh of capacity and energy. Payment is due and payable within thirty days from billing, which is rendered on a monthly basis. For the periods ended
December 31, 2000 and 1999, the amount due from the marketing affiliate was $123.5 million and $18.1 million, respectively. The yearly net fees earned by the marketing affiliate were $1.5 million and $0.2 million for December 31, 2000 and 1999, respectively.

    Proceeds arising from the Powerton/Joliet sale-leaseback transaction (see note 8) were used by the Company to make a loan to Edison Mission. The loan is evidenced by four intercompany notes amounting to $1.367 billion. Edison Mission is obligated to repay the principal on the notes in a series of installments on the dates and in the amounts set forth on a schedule to each note. Edison Mission has paid and is required to pay interest on the notes on each January 2 and July 2 at a 8.30% fixed interest rate. All amounts due under the notes are due to be repaid in full on January 2, 2016. In addition to the four intercompany notes above relating to the Powerton/Joliet sale-leaseback, the Company loaned Edison Mission $300 million from the sale-leaseback of the peaker power units (see note 8). Edison Mission is obligated to repay the principal on the note on July 9, 2010 at the latest and will periodically pay interest on the note at a fluctuating rate.

                            MIDWEST GENERATION, LLC

                           DECEMBER 31, 2000 AND 1999

5. RELATED-PARTY TRANSACTIONS (CONTINUED)
    Certain administrative services, such as payroll, employee benefit programs, insurance and information technology are shared among all affiliates of EIX, and the costs of these corporate support services are allocated to all affiliates. The cost of services provided by EIX, including those related to the Company, are allocated to Edison Mission based on one of the following formulas: percentage of the time worked, equity in investment and advances, number of employees, or multi-factor (operating revenues, operating expenses, total assets and total employees). In addition, EIX bills Edison Mission for any direct labor and out-of-pocket expenses for services directly requested for the benefit of the Company. All charges from EIX related to the Company are billed to Edison Mission.

    The Company receives administrative services under an agreement with Edison Mission which provides for: (1) reimbursement of any charges from EIX directly for the benefit of the Company, (2) reimbursement of any payments made to third parties for goods and services for the sole benefit of the Company, (3) labor and expenses of EIX and Edison Mission personnel providing services requested by the Company, and (4) a corporate allocation. Several of the officers of the Company are also officers of Edison Mission. Compensation of common officers is paid for by Edison Mission and is considered part of the corporate allocation under (4) above. Management believes the allocation methodologies utilized are reasonable. Costs incurred for these programs during the year ended
December 31, 2000 were $0.8 million. Costs incurred during the period ended December 31, 1999 were not significant.

    The Company has recorded a receivable from Edison Mission of $76.4 million and $14.1 million at December 31, 2000 and December 31, 1999, respectively. At both dates, this relates to tax due under the tax sharing agreement with Edison Mission. See Note 2 for the further discussion of the tax sharing agreement.

    Midwest Generation EME, LLC is the Company's parent company in Illinois and provides executive management, legal, human resources, accounting and other administrative services in Chicago on the Company's behalf without charge. In connection with regulations of the Securities and Exchange Commission, the costs of these services must be recorded as part of the Company's financial results, although the Company does not have a cash obligation to pay for these activities. The costs of these services, after tax, were $7.8 million and $0.8 million for the periods ended December 31, 2000 and 1999, respectively. The Company has reflected these activities as a non-cash contribution of services by its Parent in the accompanying financial statements.

                            MIDWEST GENERATION, LLC

                           DECEMBER 31, 2000 AND 1999

6. INCOME TAXES

    Income tax expense includes the current tax benefit from the operating loss and the change in deferred income taxes during the year. The components of the net accumulated deferred income tax liability were:

                                                    2000             1999
                                                  --------         --------
                                                       (IN THOUSANDS)
DEFERRED TAX ASSETS
  Price risk management.........................  $ 16,793         $     --
  Lease financing...............................     9,203               --
  Net operating losses..........................     4,852               --
                                                  --------         --------
Deferred tax assets.............................    30,848               --

DEFERRED TAX LIABILITIES
  Accumulated depreciation difference...........    40,557            6,525
  State tax benefit.............................     3,128              343
                                                  --------         --------
Deferred tax liability..........................    43,685            6,868
                                                  --------         --------
Deferred tax liability, net.....................  $ 12,837         $  6,868
                                                  ========         ========

The Company has $265.9 million of loss carryforwards at December 31, 2000 from Illinois state tax losses which expire beginning in 2019. The benefit for income taxes is comprised of the following:

                                                             PERIOD FROM INCEPTION
                                                              (JULY 12, 1999) TO
                                                    2000       DECEMBER 31, 1999
                                                  --------   ---------------------
                                                           (IN THOUSANDS)
CURRENT
  Federal.......................................  $(60,029)        $(13,061)
  State.........................................    (7,637)          (1,536)
                                                  --------         --------
Total current...................................   (67,666)         (14,597)
                                                  --------         --------
DEFERRED
  Federal.......................................     8,489            6,407
  State.........................................    (2,520)             461
                                                  --------         --------
Total deferred..................................     5,969            6,868
                                                  --------         --------
Benefit for income taxes........................  $(61,697)        $ (7,729)
                                                  ========         ========

                            MIDWEST GENERATION, LLC

                           DECEMBER 31, 2000 AND 1999

6. INCOME TAXES (CONTINUED)
    The components of the deferred tax provision, which arise from timing differences between financial and tax reporting, are presented below:

                                                    2000             1999
                                                  --------         --------
                                                       (IN THOUSANDS)
Accumulated depreciation difference.............  $ 34,032         $  6,525
State tax benefit...............................     2,785              343
Price risk management...........................   (16,793)              --
Lease financing.................................    (9,203)              --
Net operating losses............................    (4,852)              --
                                                  --------         --------
Total deferred provision........................     5,969            6,868
                                                  ========         ========

    Variations from the 35% federal statutory rate are as follows:

                                                             PERIOD FROM INCEPTION
                                                              (JULY 12, 1999) TO
                                                    2000       DECEMBER 31, 1999
                                                  --------   ---------------------
                                                           (IN THOUSANDS)
Expected benefit for federal income taxes.......  $(55,325)         $(7,030)
Decrease in taxes from:
  State tax--net of federal benefit.............    (6,372)            (699)
                                                  --------          -------
Benefit for income taxes........................  $(61,697)         $(7,729)
                                                  ========          =======
Effective tax rate..............................      39.0%            38.5%
                                                  ========          =======

7. EMPLOYEE BENEFITS PLANS

    Employees of the Company are eligible for various benefit plans of EIX.

PENSION PLANS

    The Company maintains a pension plan specifically for the benefit of its union employees. The Company's non-union employees participate in the EIX pension plan. Both plans are noncontributory, defined benefit pension plans and cover employees who fulfill minimum service requirements. There

                            MIDWEST GENERATION, LLC

                           DECEMBER 31, 2000 AND 1999

7. EMPLOYEE BENEFITS PLANS (CONTINUED)
are no prior service costs for the plans. Information on plan assets and benefit obligations is shown below:

                                                       2000                        1999
                                             -------------------------   -------------------------
                                             UNION PLAN    NON-UNION     UNION PLAN    NON-UNION
                                             ----------   ------------   ----------   ------------
                                                                (IN THOUSANDS)
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at beginning of
  period...................................   $   209       $ 3,251        $  --        $    --
Benefit obligation acquired................        --            --           --          3,251
Service cost...............................     6,642         1,025          209             --
Interest cost..............................        30           257           --             --
Actuarial loss.............................       911           274           --             --
Benefits paid..............................        (2)           --           --             --
                                              -------       -------        -----        -------
Benefit obligation at end of period........     7,790         4,807          209          3,251
                                              -------       -------        -----        -------
CHANGE IN PLAN ASSETS
Fair value of plan assets at beginning of
  period...................................        --            --           --             --
Actual return on plan assets...............      (227)           --           --             --
Employer contributions.....................     5,805            --           --             --
Benefits paid..............................        (2)           --           --             --
                                              -------       -------        -----        -------
Fair value of plan assets at end of
  period...................................     5,576            --           --             --
                                              -------       -------        -----        -------
Funded status..............................    (2,214)       (4,807)        (209)        (3,251)
Unrecognized net loss (gain)...............     1,335           274           --             --
                                              -------       -------        -----        -------
Recorded liability.........................   $  (879)      $(4,533)       $(209)       $(3,251)
                                              =======       =======        =====        =======
Discount rate..............................      7.25%         7.25%        7.75%          7.75%
Rate of compensation increase..............      5.00%         5.00%        5.00%          5.00%
Expected return on plan assets.............      8.50%         8.50%        7.50%          7.50%

Components of pension expense were:

                                                                              PERIOD FROM INCEPTION
                                                                                (JULY 12, 1999) TO
                                                              2000              DECEMBER 31, 1999
                                                     ----------------------   ----------------------
                                                     UNION PLAN   NON-UNION   UNION PLAN   NON-UNION
                                                     ----------   ---------   ----------   ---------
                                                                     (IN THOUSANDS)
Service cost.......................................    $6,642      $1,025        $209      $      --
Interest cost obligation...........................        30         257          --             --
Expected return on plan assets.....................      (206)         --          --             --
Recognized net actuarial loss......................         9          --          --             --
                                                       ------      ------        ----      ---------
Total pension expense..............................    $6,475      $1,282        $209      $      --
                                                       ======      ======        ====      =========

                            MIDWEST GENERATION, LLC

                           DECEMBER 31, 2000 AND 1999

7. EMPLOYEE BENEFITS PLANS (CONTINUED)
POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

    The Company's employees retiring at or after age 55 with at least 10 years' of service are eligible for postretirement health care, dental, life insurance and other benefits.

    Information on plan assets and benefit obligations is shown below:

                                                              2000                     1999
                                                     ----------------------   ----------------------
                                                     UNION PLAN   NON-UNION   UNION PLAN   NON-UNION
                                                     ----------   ---------   ----------   ---------
                                                                     (IN THOUSANDS)
CHANGE IN BENEFIT OBLIGATION
Benefit obligation at beginning of period..........   $ 47,813    $ 10,308     $     --    $     --
Benefit obligation acquired........................         --          --       60,000      10,308
Service cost.......................................      3,530         527           83          --
Interest cost......................................      4,982         882          159          --
Actuarial loss (gain)..............................     23,140       2,102      (12,429)         --
Benefits paid......................................         --          (1)          --          --
                                                      --------    --------     --------    --------
Benefit obligation at end of period................     79,465      13,818       47,813      10,308
                                                      --------    --------     --------    --------
Fair value of plan assets at beginning of period...         --          --           --          --
Employer contributions.............................         --           1           --          --
Benefits paid......................................         --          (1)          --          --
                                                      --------    --------     --------    --------
Fair value of plan assets at end of period.........         --          --           --          --
                                                      --------    --------     --------    --------
Funded status......................................    (79,465)    (13,818)     (47,813)    (10,308)
Unrecognized net loss (gain).......................     10,711       2,102      (12,437)         --
                                                      --------    --------     --------    --------
Recorded liability.................................   $(68,754)   $(11,716)    $(60,250)   $(10,308)
                                                      ========    ========     ========    ========
Discount Rate......................................       7.50%       7.50%        8.00%       8.00%

    The components of postretirement benefits other than pension expense were:

                                                                              PERIOD FROM INCEPTION
                                                                                (JULY 12, 1999) TO
                                                              2000              DECEMBER 31, 1999
                                                     ----------------------   ----------------------
                                                     UNION PLAN   NON-UNION   UNION PLAN   NON-UNION
                                                     ----------   ---------   ----------   ---------
                                                                     (IN THOUSANDS)
Service cost.......................................    $3,530      $  527        $ 83      $      --
Interest cost......................................     4,982         882         159             --
                                                       ------      ------        ----      ---------
Total expense......................................    $8,512      $1,409        $242      $      --
                                                       ======      ======        ====      =========

    For the non-union plan, the assumed rate of future increases in the per-capita cost of health care benefits is 11% for 2001, gradually decreasing to 5.00% for 2008 and beyond. Increasing the health care cost trend rate by one percentage point would increase the accumulated obligation as of December 31, 2000 by $3.5 million. The effect on the annual aggregate service and interest costs would be $0.4 million. Decreasing the health care cost trend rate by one percentage point would decrease the

                            MIDWEST GENERATION, LLC

                           DECEMBER 31, 2000 AND 1999

7. EMPLOYEE BENEFITS PLANS (CONTINUED)
accumulated obligation as of December 31, 2000 by $2.8 million. The effect on the annual aggregate service and interest costs would be $0.3 million.

    For the union plan, the assumed rate of future increases in the per-capita cost of health care benefits is 11% for 2001, gradually decreasing to 5.00% for 2008 and beyond. Increasing the health care cost trend rate by one percentage point would increase the accumulated obligation as of December 31, 2000 by $22.3 million. The effect on annual aggregate service and interest costs would be $2.4 million. Decreasing the health care cost trend rate by one percentage point would decrease the accumulated obligation as of December 31, 2000 by $16.7 million. The effect on annual aggregate service and interest costs would be $1.8 million.

EMPLOYEE STOCK PLANS

    A 401(k) plan is maintained to supplement eligible employees' retirement income. The Company matches 100% of non-union employee contributions, up to 6% of such employees' annual compensation. The Company also matches 75% of contributions made by union employees, up to 6% of annual compensation. Employer contributions vest 20% per year. Contribution expense for the year ended December 31, 2000 was $2.2 million. Contribution expense incurred in 1999 was not material.

8. COMMITMENTS AND CONTINGENCIES

POWER PURCHASE AGREEMENTS

    Electric power generated at the Illinois Plants is sold under power purchase agreements with Exelon Generation Company, in which Exelon Generation purchases capacity and has the right to purchase energy generated by the Illinois Plants. The agreements, which began on December 15, 1999, and have a term of up to five years, provide for capacity and energy payments. Exelon Generation is obligated to make a capacity payment for the Illinois Plants under contract and an energy payment for the electricity produced by these Plants. The capacity payment provides the Illinois Plants revenue for fixed charges, and the energy payment compensates the Illinois Plants for variable costs of production. If Exelon Generation does not fully dispatch the Illinois Plants under contract, the Illinois Plants may sell, subject to specified conditions, the excess energy at market prices to neighboring utilities, municipalities, third party electric retailers, large consumers and power marketers on a spot basis. A bilateral trading infrastructure already exists with access to the Mid-America Interconnected Network and the East Central Area Reliability Council.

    Pursuant to the acquisition documents for the purchase of the generating assets from Commonwealth Edison, the Company committed to install one or more gas-fired power plants having an additional gross dependable capacity of 500 MWs at an existing or adjacent power plant site in Chicago. The acquisition documents require that commercial operations of this project be completed by December 15, 2003. The estimated cost to complete the construction of this 500 MW gas-fired power plant is approximately $250 million.

FUEL CONTRACTS COMMITMENT

    At December 31, 2000, the Company had contractual commitments to purchase and/or transport coal and fuel oil. Based on the contract provisions, which consist of fixed prices subject to adjustment,

                            MIDWEST GENERATION, LLC

                           DECEMBER 31, 2000 AND 1999

8. COMMITMENTS AND CONTINGENCIES (CONTINUED) the minimum commitments are currently estimated to aggregate $664 million over the next five years summarized as follows: 2001--$252 million;
2002--$181 million; 2003--$108 million; 2004--$61 million; and
2005--$62 million.

ENVIRONMENTAL MATTERS OR REGULATIONS

    The Company is subject to environmental regulation by federal, state, and local authorities. The Company believes that as of December 31, 2000, the Company is in substantial compliance with environmental regulatory requirements. The Company has had informal voluntary discussions with the Environmental Protection Agency relating to these facilities. The Company cannot assure a satisfactory agreement or that these facilities will not be subject to proceedings in the future. Depending on the outcome of the proceedings, the Company could be required to invest in additional pollution control requirements, over and above the upgrades the Company is planning to install, and could be subject to fines and penalties.

    The Company expects that the implementation of Clean Air Act Amendments will result in increased capital expenditures and operating expenses. For example, the Company anticipates upgrades to environmental controls at the Illinois Plants to control nitrogen oxide emissions and expects to spend approximately $61 million, $67 million, $130 million, $123 million and $57 million for 2001, 2002, 2003, 2004 and 2005, respectively.

POWERTON/JOLIET FACILITIES SALE--LEASEBACK

    On August 24, 2000, the Company entered into a sale-leaseback transaction with respect to the Powerton and Joliet power facilities located in Illinois to third party lessors for an aggregate purchase price of $1.367 billion. Under the terms of the leases (33.75 years for Powerton and 30 years for Joliet), the Company makes semi-annual lease payments on each January 2 and July 2, beginning January 2, 2001. If a lessor intends to sell its interest in the Powerton or Joliet power facility, the Company has a first right of refusal to acquire the interest at fair market value. Under the terms of each lease, the Company may request a lessor, at its option, to refinance the lessor debt, which if completed would affect the base lease rent. The lessor debt of $1.147 billion was obtained from the issuance by the Company of Pass-Through Certificates with terms ranging from nine to sixteen years with fixed interest rates ranging from 8.30% to 8.56%. The gain on the sale of the power facilities has been deferred and is being amortized over the term of the leases.

                            MIDWEST GENERATION, LLC

                           DECEMBER 31, 2000 AND 1999

8. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    At December 31, 2000, future lease payments were as follows:

YEAR ENDED DECEMBER 31,                                       (IN THOUSANDS)
-----------------------                                       --------------
2001........................................................   $    83,259
2002........................................................        97,316
2003........................................................        97,316
2004........................................................        97,316
2005........................................................       141,126
Thereafter..................................................     1,848,147
                                                               -----------
Future minimum lease payments...............................     2,364,480
Less amount representing interest...........................    (1,014,692)
                                                               -----------
Present value of future Lease payments......................   $ 1,349,788
                                                               ===========

ILLINOIS PEAKER SALE--LEASEBACK

    On July 10, 2000, the Company entered into a sale-leaseback of equipment, primarily Illinois peaker power units, to a third party lessor for $300 million. Under the terms of the five year lease, the Company has a fixed price purchase option at the end of the lease term of $300 million. The Company guarantees the monthly payments under the lease. In connection with the sale-leaseback, the Company purchased the $255 million notes issued by the lessor which accrue interest at Libor plus 0.65% to 0.95% depending on Edison Mission Energy's credit rating. The notes are due and payable in five years. Minimum lease payments during the next four years are $21.1 million in 2001; $21.0 million in 2002; $21.0 million in 2003; and $21.0 million in 2004. There are no minimum lease payments required beyond 2004. The gain on the sale of equipment has been deferred and is being amortized over the term of the operating lease.

COLLINS OPERATING STATION LEASE

    In connection with the acquisition of the Illinois Plants, the Company assigned the right to purchase the Collins gas and oil-fired power plant to four third party entities. The third parties purchased the Collins Station for $860 million and entered into leases of the plant with an affiliate of the Company. The affiliate entered into subleases of the plant with the Company. The subleases, which are being accounted for as a lease financing, each have an initial term of 33.75 years, with payments due on a quarterly basis. The base sublease rent includes both a fixed and variable component; the variable component is impacted by movements in defined short-term interest rate indexes and the determination of such index as provided for under the related agreements. Under the terms of the subleases, the Company may request a lessor, at its option, to refinance the lessor's debt, which if completed would impact the base sublease rent. If a lessor intends to sell its interest in the Collins Station, the Company has a first right of refusal to acquire the interest at fair market value.

                            MIDWEST GENERATION, LLC

                           DECEMBER 31, 2000 AND 1999

8. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    At December 31, 2000, future lease payments were as follows:

YEAR ENDED DECEMBER 31,                                       (IN THOUSANDS)
-----------------------                                       --------------
2001........................................................    $   42,302
2002........................................................        50,262
2003........................................................        50,262
2004........................................................        50,339
2005........................................................        50,262
Thereafter..................................................     1,249,161
                                                                ----------
Future minimum lease payments...............................     1,492,588
Less amount representing interest...........................      (632,588)
                                                                ----------
Present value of future lease payments......................    $  860,000
                                                                ==========

COLLECTIVE BARGAINING AGREEMENT

    The term of the collective bargaining agreement covering the Company's employees at the Illinois Plants is currently in dispute, with the union maintaining that the agreement's terms expired March 31, 2001, and the Company maintains that the agreement remains in effect until June 2002. The dispute will be heard by an administrative law judge with the National Labor Relations Board. While no strike has been authorized or strike vote taken, the union has indicated that is one possibility. The Company has operational plans in place and intends to operate the Illinois Plants in the event of a strike if the current dispute is not resolved.

EQUIPMENT LEASES

    At December 31, 2000, the Company had several operating leases in place, primarily relating to leased barges and railcars. At December 31, 2000, the future operating lease commitments were as follows:

YEAR ENDED DECEMBER 31,                                       (IN THOUSANDS)
-----------------------                                       --------------
2001........................................................     $ 14,870
2002........................................................       14,270
2003........................................................       14,265
2004........................................................       14,017
2005........................................................       14,192
Thereafter..................................................      163,560
                                                                 --------
Total.......................................................     $235,174
                                                                 ========

INTERCONNECTION AGREEMENT

    The Company has entered into interconnection agreements with Commonwealth Edison to provide interconnection services necessary to connect the Illinois Plants with Commonwealth Edison's transmission systems. Unless terminated earlier in accordance with the terms thereof, the

                            MIDWEST GENERATION, LLC

                           DECEMBER 31, 2000 AND 1999

8. COMMITMENTS AND CONTINGENCIES (CONTINUED)
Interconnection Agreements will terminate on a date mutually agreed to by the Company and Commonwealth Edison. This date may not exceed the retirement date of the Illinois Plants. The Company is required to compensate Commonwealth Edison for all reasonable costs associated with any modifications, additions or replacements made to the interconnection facilities or transmission systems in connection with any modification, addition or upgrade to the Illinois Plants.

9. SUPPLEMENTAL STATEMENTS OF CASH FLOWS INFORMATION

                                                          2000         1999
                                                       ----------   ----------
                                                           (IN THOUSANDS)
CASH PAID
  Interest...........................................  $  293,841   $       --
  Income taxes (receipts)............................          --           --

DETAILS OF FACILITY ACQUISITION
  Fair value of assets acquired......................      16,895    4,288,054
  Liabilities assumed................................          --      217,256
                                                       ----------   ----------
    Net cash paid for acquisition....................  $   16,895   $4,070,798
                                                       ==========   ==========
Assets acquired under lease financing................  $1,367,000   $  860,000
                                                       ==========   ==========

EVENT SUBSEQUENT TO DATE OF AUDITOR'S REPORT (UNAUDITED)

    On April 18, 2001, Unit 6 at the Joliet Station (314 MW) was taken off line after a coal-dust explosion occurred in the building housing the unit. We are undertaking a review of the cause of the explosion, and the extent of damage and will prepare a plan to return the unit to commercial operations on an expedited basis. The cost to repair the unit and the schedule to complete the repairs cannot be estimated at this time.

                                                                      APPENDIX A

                                    GLOSSARY

    ADJUSTMENT FACTOR: A factor used to determine monthly payments for energy under the power purchase agreements.

    ACCESS: The ability to use transmission/distribution facilities that are owned or controlled by a third party.

    AVAILABILITY: The condition of a unit or major piece of equipment of being capable of service whether or not it is actually in service.

    AVAILABILITY BONUS THRESHOLD: The point at which all the capacity payment is reached.

    AVAILABILITY FACTOR: The percentage of total time in a specified period that a unit was available to operate (at any load).

    BARREL: A volumetric unit of measure for crude oil and petroleum products equivalent to 42 U.S. gallons.

    BTU (BRITISH THERMAL UNIT): The amount of heat energy necessary to raise the temperature of one pound of water one degree Fahrenheit.

    CALL OPTIONS: The right under the Coal Generating Stations Power Purchase Agreement to reserve generating capacity for units that are optional under the agreement.

    CAPACITY: The real power output rating of a generator or system, typically in megawatts, measured on an instantaneous basis. The amount of electric power delivered or required for which a generator, turbine, transformer, transmission circuit, station, or system is rated by the manufacturer.

    CONTINUOUS EMISSIONS MONITORING: Equipment providing for continuous monitoring of air emissions.

    COGENERATION: The simultaneous production of both useable heat or steam and electricity from a common fuel source.

    COMBUSTION TURBINE: A fuel-fired turbine engine used to drive an electric generator. Because of their generally rapid firing time, combustion turbines are used to meet short-term peak demand placed on power systems.

    CONTRACTS FOR DIFFERENCES: Electricity rate swap agreements, related to either the selling or purchasing of power.

    DECOMMISSIONING: The close of operations of a facility, including demolition, equipment removal, and site cleanup.

    DERATING: Conditions, both planned and unexpected, during which a power system facility is limited to a performance level less than its gross maximum capacity.

    DISPATCH: The monitoring and regulation of an electrical system to provide coordinated operation; the sequence in which generating resources are called upon to generate power to serve fluctuating loads.

    DISTRIBUTION: The system of lines, transformers and switches that connect between the transmission network and customer load. The transport of electricity to ultimate use points such as homes and businesses. The portion of an electric system that is dedicated to delivering electric energy to an end user at relatively low voltages.

    DISTRIBUTION SYSTEM: The portion of an electric system that is dedicated to delivering electric energy to an end user.

    EAST CENTRAL AREA RELIABILITY COUNCIL (ECAR): The ECAR is one of the largest regional electricity markets in the United States. The ECAR region is comprised of electric utility systems covering part or all of seven states.

    ENERGY: The capacity for doing work as measured by the capability of doing work (potential energy) or the conversion of this capability to motion (kinetic energy). Energy has several forms, some of which are easily convertible and can be changed to another form that is useful for work. Most of the world's convertible energy comes from fossil fuels that are burned to produce heat that is then used as a transfer medium to mechanical or other means in order to accomplish tasks. Electrical energy is usually measured in kilowatt-hours, while heat energy is usually measured in British Thermal Units.

    EQUIVALENT AVAILABILITY: The fraction of maximum generation that a generating unit could provide if limited only by outages, overhauls and de-ratings.

    EQUIVALENT FORCED OUTAGE RATE: A rate that describes all forced, unplanned or unscheduled de-ratings in a given period of time, typically a month but up to a year.

    EXEMPT WHOLESALE GENERATOR (EWG): A class of generators defined by the Energy Policy Act of 1992 that includes persons determined by the Federal Energy Regulatory Commission to be exclusively in the business of being owners and/or operators of facilities used to generate electricity exclusively for sale at wholesale or used for the generation of electric energy and leased to one or more public utility companies and selling electric energy at wholesale.

    FOSSIL FUEL: Any naturally occurring organic fuel, such as coal, oil and natural gas.

    FORWARD ENERGY SALES CONTRACTS: Bilateral contracts for the sale of energy and capacity, for an agreed price, for delivery at a future date or dates.

    GENERATING UNIT: Any combination of physically connected generator(s), reactor(s), boiler(s), combustion turbines(s), or other similar equipment operated together to produce electric power.

    GENERATION (ELECTRICITY): The process of producing electric energy by transforming other forms of energy; also, the amount of energy produced, expressed in watt-hours (Wh).

    GEOTHERMAL ENERGY: Thermal energy contained in the earth's crust.

    GROUP EQUIVALENT AVAILABILITY FACTOR: The equivalent availability of a group of reserved units under the power purchase agreements subject to adjustments as indicated in the agreements.

    HEAT RATE: The measure of efficiency in converting input fuel to electricity. Heat rate is expressed as the number of Btu's of fuel (such as coal) per kilowatt-hour (Btu/kWh). The heat rate for power plants depends on the individual plant design, its operating conditions, and level of electric power output. The lower the heat rate, the more efficient the plant.

    HYDROELECTRIC PLANT: A plant in which the turbine generators are driven by falling water.

    INDEPENDENT SYSTEM OPERATOR (ISO): A neutral operator responsible for maintaining an instantaneous balance of the electric system. The ISO performs its function by controlling the dispatch of flexible plants to ensure that loads match resources available to the system.

    INTEGRATED UTILITY: An electric company that owns and operates all means of production and distribution, including generating units, transmission lines and distribution facilities.

    INTERCONNECTION POINT: The point of linkage of transmission lines between two utilities, enabling power to be moved in either direction.

    INTERCONNECTION SERVICE: Services to interconnect power generation facilities with transmission systems.

    INTERCONNECTION SYSTEM: Equipment used to interconnect power generation facilities with transmission systems.

    KILOWATT-HOUR (KWH): A unit of electrical energy which is equivalent to one thousand watts of power used for one hour. An average household will use between 800 - 1300 kWh per month depending upon geographical area.

    LOAD: The amount of electric power delivered or required at any specific point or points on a system. The requirement originates at the energy-consuming equipment of the consumers. The load of an electric utility system is affected by many factors and on a daily, seasonal and annual basis, typically following a pattern. System load is usually measured in megawatts (MW).

    MEGAWATT (MW): One million watts.

    MEGAWATT-HOUR (MWH): A unit of electrical energy which is equivalent to one million watts of power used for one hour. One megawatt-hour is equal to 1,000,000 watt-hours.

    MID-AMERICA INTERCONNECTED NETWORK (MAIN): The MAIN region includes Illinois and parts of Missouri, Wisconsin and Michigan. MAIN represents Midwest Generation's primary market and serves four states within the upper Midwest region of the United States.

    NORTH AMERICAN ELECTRIC RELIABILITY COUNCIL (NERC): A voluntary organization formed by electric utilities in 1968 to promote the reliability of the electricity supply for North America.

    OFF-PEAK: A period of relatively low demand for electrical energy, such as the middle of the night.

    OPACITY: An indicator of combustion efficiency.

    OPTIONAL CAPACITY: With respect to a particular year under a service agreement, the capacity generated by units that are optional under that agreement.

    OUTAGE: Periods, both planned and unexpected, during which power system facilities (generation unit, transmission line, or other facilities) cease to provide generation, transmission or the distribution of power.

    PEAKER OR PEAKER POWER UNIT: A plant usually housing low-efficiency, quick response steam units, gas turbines, or pumped-storage hydroelectric equipment normally used during maximum load periods.

    PEAKING UNITS: See definition for "Peaker or Peaker Power Unit."

    POWER MARKETER: Any firm that buys and resells power but does not own transmission facilities. Power marketers must file with the Federal Energy Regulatory Commission to obtain authority to conduct business if they sell power at wholesale in interstate commerce (in other words, using the Federal Energy Regulatory Commission regulated transmission grid).

    PRECIPITATOR: A device used to remove dust from the gasses that are produced in the boiler during the combustion process.

    PRECIPITATOR PERFORMANCE: The ability of the precipitator to remove dust from the gas as it passes through the precipitator.

    PUBLIC UTILITY COMMISSIONS (PUCS): State PUCs have broad jurisdiction over non-qualified facility independent power projects (including exempt wholesale generators), which are considered public utilities in many states. That jurisdiction often includes the issuance of certificates of public convenience and necessity and/or other certifications to construct, own and operate a facility, as well as regulation of organizational, accounting, financial and other corporate matters on an ongoing basis.

    PUMPED-STORAGE HYDROELECTRIC STATION: A plant that usually generates electric energy during peak-load periods by using water previously pumped into an elevated storage reservoir during off-peak periods when excess generating capacity is available to do so. When additional generating capacity is needed, the water can be released from the reservoir through a conduit to turbine generators located in a power plant at a lower level.

    RESERVED CAPACITY: The aggregate megawatts of generating capacity from the contracted and the optional generating units under the Coal Generating Station Power Purchase Agreement Reservoir: A structure that stores water for later use in the production of electricity.

    RETAIL WHEELING: The sale of electricity by a utility or other supplier to a customer in another utility service territory. Refers to the use of the local utility's transmission and distribution facilities to deliver the power from a wholesale supplier to a retail customer by a third party.

    SET-OFF: The method by which one party can reduce its obligation to another party by the amount that the other party owes it.

    STORAGE RESERVOIR: A reservoir that has space for retaining water from springtime snowmelts. Stored water is released as necessary for purposes such as power generation, fish passage and irrigation.

    TRANSMISSION FACILITIES: Equipment used to deliver electric power at higher voltages in bulk quantity, from generating facilities to lower voltage local distribution facilities, for ultimate retail use.

    TRANSMISSION SYSTEM (ELECTRIC): An interconnected group of electric transmission lines and associated equipment for moving or transferring electric energy in bulk between points of supply and points at which it is transformed for delivery over the distribution system lines to consumers, or is delivered to other electric systems.

    TURBINE: A machine for generating rotary mechanical power from the energy of a stream of fluid (such as water, steam or hot gas). Turbines convert the kinetic energy of fluids to mechanical energy through the principles of impulse and reaction, or a mixture of the two.

    VOLT: The unit of measurement of electromotive force. It is equivalent to the force required to produce a current of one ampere through a resistance of one ohm, the unit of measure for electrical potential. Generally measured in Kilovolts or kV. Typical transmission level voltages are 115kV, 230kV and 500kV.

    WATT: A measure of real power production or usage. An electric unit of power or a rate of doing work.

    WATT-HOUR (WH): An electrical energy unit of measure equal to one watt of power supplied to, or taken from, an electric circuit steadily for one hour.

    WHEELING: The use of the transmission facilities of one system to transmit power for another electric system. Wheeling can apply to either wholesale or retail service.

    WHOLESALE SALES: Energy supplied to other electric utilities, cooperatives, municipalities, and federal and state electric agencies for resale to ultimate consumers.

    We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on unauthorized information. This prospectus does not offer to sell or buy any certificates in any jurisdiction where it is unlawful. The information in
this prospectus is current as of   -  , 2001. However, you should realize that
our affairs and the affairs of Edison Mission Energy may have changed since the date of this prospectus.

    Until   -  , 2001, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

            (GRAPHIC EDISON MISSION ENERGY/MIDWEST GENERATION, LLC)

                                 $1,147,000,000

               8.30% SERIES A PASS-THROUGH CERTIFICATES DUE 2009

               8.56% SERIES B PASS-THROUGH CERTIFICATES DUE 2016

                            ------------------------

                                   PROSPECTUS

                               APRIL   -  , 2001

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

I.  EDISON MISSION ENERGY

    Edison Mission Energy is a California corporation. Article VI of Edison Mission Energy's Bylaws provides, in effect, that, to the extent and under the circumstances permitted by Section 317 of the California Corporations Code, Edison Mission Energy shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding of the type described in that section by reason of the fact that he or she is or was Edison Mission Energy's director or officer.

    Section 317 of the California Corporations Code empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than in certain actions by or in the right of the corporation as described below, by reason of the fact that he or she is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a corporation that was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation, against expenses, including attorneys' fees, judgments, fines, settlements and other amounts actually or reasonably incurred by this person in connection with this action, suit or proceeding if this person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification shall be made in respect to any claim, issue or matter as to which this person shall have been adjudged to be liable to the corporation in the performance of his or her duty to the corporation and its shareholders unless and only to the extent that the court in which this action or suit is or was pending shall determine that, in view of all of the circumstances of the case, this person is fairly and reasonably entitled to indemnity for these expenses which the court shall deem proper. Section 317 further provides that to the extent that this director, officer, employee or agent of a corporation has been successful on the merits in defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter, this person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection therewith.

    Article IV of Edison Mission Energy's Certificate of Incorporation relieves its directors from monetary damages to Edison Mission Energy or its shareholders for any breach of this director's fiduciary duty as a director to the extent permitted by the California Corporations Code. Under Section 204(a)(10) of the California Corporations Code, a corporation may relieve its directors from personal liability to such corporation or its shareholders for monetary damages for any breach of their fiduciary duty as directors except:

    (1) for acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was unaware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the corporation or its shareholders,

    (2) for any act or omission not in good faith or that a director believes to be contrary to the best interests of the corporation or its shareholders,

    (3) for any intentional misconduct or knowing and culpable violation of law,

    (4) for any willful or negligent violation of certain provisions of the California Corporations Code imposing certain requirements with respect to the making of loans or guarantees and the payment of dividends,

    (5) for any transaction from which the director derived an improper personal benefit, or

    (6) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders.

II. MIDWEST GENERATION, LLC

    Midwest Generation, LLC is a limited liability company organized under the laws of the State of Delaware. Section 18-108 of the Limited Liability Company Act of Delaware empowers a limited liability company, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

    Section 11.1 of the Limited Liability Company Agreement of Midwest Generation provides that notwithstanding any other provisions of the Agreement, whether express or implied, or obligation or duty at law or in equity, none of Edison Mission Midwest Holdings Co., as the member of Midwest Generation, or any Managers (as defined in the Agreement), officers, directors, stockholders, partners, employees, representatives or agents of any of the foregoing, nor any Manager, officer, employee, representative or agent of Midwest Generation or any of its affiliates (individually, a "Covered Person" and, collectively, the "Covered Persons") shall be liable to Midwest Generation or any other person for any act or omission (in relation to Midwest Generation, the Agreement, any related document or any transaction or investment contemplated by the Agreement or such document, transaction or investment) taken or omitted by a Covered Person in the reasonable belief that such act or omission is in or is not contrary to the best interests of Midwest Generation and is within the scope of authority granted to such Covered Person by the Agreement, provided such act or omission does not constitute fraud, willful misconduct, bad faith, or gross negligence.

    Section 11.2 of the Agreement also provides that, to the fullest extent permitted by law, Midwest Generation shall indemnify and hold harmless each Covered Person from and against any and all losses, claims, demands, liabilities, expenses, judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative ("Claims"), in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of its management of the affairs of Midwest Generation or which relates to or arises out of Midwest Generation or its property, business or affairs. A Covered Person shall not be entitled to indemnification under
Section 11.2 of the Agreement with respect to:

    (i) any Claim with respect to which such Covered Person has engaged in fraud, willful misconduct, bad faith or gross negligence, or

    (ii) any Claim initiated by such Covered Person unless such Claim (or part thereof) (A) was brought to enforce such Covered Person's rights to indemnification under the Agreement or (B) was authorized or consented to by the board of managers of Midwest Generation.

    Expenses incurred by a Covered Person in defending any Claim shall be paid by Midwest Generation in advance of the final disposition of such Claim upon receipt by Midwest Generation of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by Midwest Generation as authorized by Section 11.2 of the Agreement.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
       1.1              Purchase Agreement, dated as of August 17, 2000, among
                        Midwest Generation, LLC, Edison Mission Energy and Credit
                        Suisse First Boston Corporation and Lehman Brothers Inc. as
                        representatives of the Initial Purchasers.*

       2.1              Agreement for the sale and purchase of shares in First Hydro
                        Limited, dated December 21, 1995, between PSB Holding
                        Limited and First Hydro Finance Plc, incorporated by
                        reference to Exhibit 2.1 to Edison Mission Energy's
                        Form 8-K dated December 21, 1995.

       2.2              Transaction Implementation Agreement, dated March 29, 1997, between The State Electricity Commission of Victoria, Edison
                        Mission Energy Australia Limited, Loy Yang B Power Station
                        Pty Ltd, Loy Yang Power Limited, The Honorable Alan Robert
                        Stockdale, Leanne Power Pty Ltd and Edison Mission Energy,
                        incorporated by reference to Exhibit 2.2 to Edison Mission
                        Energy's Form 8-K dated May 22, 1997.

       2.3              Stock Purchase and Assignment Agreement, dated December 23,
                        1998, between KES Puerto Rico, L.P., KENETECH Energy
                        Systems, Inc., KES Bermuda, Inc. and Edison Mission Energy
                        del Caribe for the (i) sale and purchase of KES Puerto
                        Rico, L.P.'s shares in EcoElectrica Holdings Ltd.;
                        (ii) assignment of KENETECH Energy Systems' rights and
                        interests in that certain Project Note from the Partnership;
                        and (iii) assignment of KES Bermuda, Inc.'s rights and
                        interests in that certain Administrative Services Agreement dated October 31 1997, incorporated by reference to
                        Exhibit 2.3 to Edison Mission Energy's 10-K for the year
                        ended December 31, 1998.

       2.4              Asset Purchase Agreement, dated August 1, 1998, between
                        Pennsylvania Electric Company, NGE Generation, Inc., New
                        York State Electric & Gas Corporation and Mission Energy
                        Westside, Inc., incorporated by reference to Exhibit 2.4 to
                        Edison Mission Energy's 10-K for the year ended
                        December 31, 1998.

       2.5              Asset Sale Agreement, dated March 22, 1999, between
                        Commonwealth Edison Company and Edison Mission Energy as to
                        the Fossil Generating Assets, incorporated by reference to
                        Exhibit 2.5 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1998.

       2.6              Agreement for the Sale and Purchase of Shares in Contact
                        Energy Limited, dated March 10, 1999, between Her Majesty
                        the Queen in Right of New Zealand, Edison Mission Energy
                        Taupo Limited and Edison Mission Energy, incorporated herein by reference to Exhibit 2.6 to the Edison Mission Energy's
                        Form 10-Q for the quarter ended March 31, 1999.

       2.7              Sale, Purchase and Leasing Agreement between PowerGen UK plc and Edison First Power Limited for the purchase of the
                        Ferrybridge C Power Station, incorporated by reference to
                        Exhibit 2.7 to Edison Mission Energy's Form 8-K/A dated
                        July 19, 1999.

       2.8              Sale, Purchase and Leasing Agreement between PowerGen UK plc and Edison First Power Limited for the purchase of the
                        Fiddler's Ferry Power Station, incorporated by reference to
                        Exhibit 2.8 to Edison Mission Energy's Form 8-K/A, dated
                        July 19, 1999.

       2.9              Purchase and Sale Agreement, dated May 10, 2000, between
                        Edison Mission Energy, P & L Coal Holdings Corporation and
                        Gold Fields Mining Corporation, incorporated by reference to
                        Exhibit 2.9 to Edison Mission Energy's 10-Q for the quarter ended September 30, 2000.

       2.10             Asset Purchase Agreement, dated 3 March 2000, between MEC
                        International B.V. and UPC International Partnership CV II,
                        incorporated by reference to Exhibit 10.80 to Edison Mission
                        Energy's Form 10-Q for the quarter ended March 31, 2000.

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
       2.11             Stock Purchase Agreement, dated November 17, 2000, between
                        Mission Del Sol, LLC and Texaco Inc., incorporated by
                        reference to Exhibit 2.11 to Edison Mission Energy's
                        Form 10-K for the year ended December 31, 2000.

       3.1              First Amended and Restated Articles of Incorporation of
                        Edison Mission Energy. Originally filed with Edison Mission
                        Energy's Registration Statement on Form 10 to the Securities
                        and Exchange Commission on September 30, 1994 and amended by
                        Amendment No. 1 thereto dated November 19, 1994 and
                        Amendment No. 2 thereto dated November 21, 1994 (as so
                        amended, the "Form 10"), incorporated by reference to
                        Exhibit 3.1 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 2000.

       3.1.1            Certificate of Amendment of Articles of Incorporation of
                        Edison Mission Energy dated October 18, 1988, originally
                        filed with Edison Mission Energy's Form 10, incorporated by reference to Exhibit 3.1.1 to Edison Mission Energy's
                        Form 10-K for the year ended December 31, 2000.

       3.1.2            Certificate of Amendment of Articles of Incorporation of
                        Edison Mission Energy dated January 17, 2001, incorporated by reference to Exhibit 3.1.2 to Edison Mission Energy's
                        Form 10-K for the year ended December 31, 2000.

       3.2              By-Laws of Edison Mission Energy as amended to and including
                        January 1, 2000, incorporated by reference to Exhibit 3.2 to
                        Edison Mission Energy's Form 10-K for the year ended
                        December 31, 2000.

       3.2.1            Amendment to By-Laws of Edison Mission Energy dated
                        January 15, 2001, incorporated by reference to
                        Exhibit 3.2.1 to Edison Mission Energy's Form 10-K for the year ended December 31, 2000.

       3.3              Limited Liability Company Agreement of Midwest
                        Generation, LLC effective as of July 12, 1999.*

       3.4 Certificate of Formation of Midwest Generation, LLC, dated as of July 9, 1999.*

       4.1              Pass-Through Trust Agreement A, dated as of August 17, 2000, between Midwest Generation, LLC and United States Trust
                        Company of New York, as Pass-Through Trustee, made with
                        respect to the formation of the Midwest Generation Series A
                        Pass-Through Trust, and the issuance of 8.30% Pass-Through
                        Certificates, Series A.*

       4.2              Pass-Through Trust Agreement B, dated as of August 17, 2000, between Midwest Generation, LLC and United States Trust
                        Company of New York, as Pass-Through Trustee, made with
                        respect to the formation of the Midwest Generation Series B
                        Pass-Through Trust, and the issuance of 8.56% Pass-Through
                        Certificates, Series B.*

       4.3 Form of 8.30% Pass-Through Certificate, Series A (included in Exhibit 4.1).*

       4.4 Form of 8.56% Pass-Through Certificate, Series B (included in Exhibit 4.2).*

       4.5              Indenture of Trust, Mortgage and Security Agreement (T1),
                        dated as of August 17, 2000, between Powerton Trust I and
                        United States Trust Company of New York, as Lease Indenture
                        Trustee.*

       4.5.1 Schedule identifying substantially identical agreement to Indenture of Trust, Mortgage and Security Agreement constituting Exhibit 4.5 hereto.*

       4.6              Indenture of Trust, Mortgage and Security Agreement (T1),
                        dated as of August 17, 2000, between Joliet Trust I and
                        United States Trust Company of New York, as Lease Indenture
                        Trustee.*

       4.6.1 Schedule identifying substantially identical agreement to Indenture of Trust, Mortgage and Security Agreement constituting Exhibit 4.6 hereto.*

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
       4.7              Facility Lease Agreement (T1), dated as of August 17, 2000, by and between, Powerton Trust I, as Owner Lessor, and
                        Midwest Generation, LLC, as Facility Lessee.*

       4.7.1 Schedule identifying substantially identical agreement to Facility Lease Agreement constituting Exhibit 4.7 hereto.*

       4.8              Facility Lease Agreement (T1), dated as of August 17, 2000, by and between, Joliet Trust I, as Owner Lessor, and Midwest
                        Generation, LLC, as Facility Lessee.*

       4.8.1 Schedule identifying substantially identical agreement to Facility Lease Agreement constituting Exhibit 4.8 hereto.*

       4.9              Guarantee, dated as of August 17, 2000, made by Edison
                        Mission Energy, as Guarantor in favor of Powerton Trust I, as Owner Lessor.*

       4.9.1 Schedule identifying substantially identical agreement to Guarantee constituting Exhibit 4.9 hereto.*

       4.10             Guarantee, dated as of August 17, 2000, made by Edison
                        Mission Energy, as Guarantor in favor of Joliet Trust I, as
                        Owner Lessor.*

       4.10.1 Schedule identifying substantially identical agreement to Guarantee constituting Exhibit 4.10 hereto.*

       4.11             Registration Rights Agreement, dated as of August 17, 2000, among Edison Mission Energy, Midwest Generation, LLC and
                        Credit Suisse First Boston Corporation and Lehman
                        Brothers Inc., as representatives of the Initial
                        Purchasers.*

       4.12             Participation Agreement (T1), dated as of August 17, 2000, by and among, Midwest Generation, LLC, Powerton Trust I, as the Owner Lessor, Wilmington Trust Company, as the Owner
                        Trustee, Powerton Generation I, LLC, as the Owner
                        Participant, Edison Mission Energy, United States Trust
                        Company of New York, as the Lease Indenture Trustee, and
                        United States Trust Company of New York, as the Pass Through
                        Trustees.*

       4.12.1 Schedule identifying substantially identical agreement to Participation Agreement constituting Exhibit 4.12 hereto.*

       4.13             Participation Agreement (T1), dated as of August 17, 2000, by and among, Midwest Generation, LLC, Joliet Trust I, as
                        the Owner Lessor, Wilmington Trust Company, as the Owner
                        Trustee, Joliet Generation I, LLC, as the Owner Participant,
                        Edison Mission Energy, United States Trust Company of New
                        York, as the Lease Indenture Trustee and United States Trust
                        Company of New York, as the Pass Through Trustees.*

       4.13.1           Schedule identifying substantially identical agreement to
                        Participation Agreement constituting Exhibit 4.13.1 hereto.*

       4.14             Copy of the Global Debenture representing Edison Mission
                        Energy's 9 7/8% Junior Subordinated Deferrable Interest
                        Debentures, Series A, Due 2024, incorporated by reference to
                        Exhibit 4.1 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1994.

       4.15 Conformed copy of the Indenture, dated as of November 30, 1994, between Edison Mission Energy and The First National
                        Bank of Chicago, as Trustee, incorporated by reference to
                        Exhibit 4.2 to Edison Mission Energy's Form 10-K for the year ended December 31, 1994.

       4.15.1           First Supplemental Indenture, dated as of November 30, 1994, to Indenture dated as of November 30, 1994 between Edison
                        Mission Energy and The First National Bank of Chicago, as
                        Trustee, incorporated by reference to Exhibit 4.2.1 to
                        Edison Mission Energy's Form 10-K for the year ended
                        December 31, 1994.

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
       4.16             Indenture, dated as of June 28, 1999, between Edison Mission
                        Energy and The Bank of New York, as Trustee, incorporated by reference to Exhibit 4.1 to Edison Mission Energy's
                        Registration Statement on Form S-4 to the Securities and
                        Exchange Commission on February 18, 2000.

       4.16.1           First Supplemental Indenture, dated as of June 28, 1999, to
                        Indenture dated as of June 28, 1999, between Edison Mission
                        Energy and The Bank of New York, as Trustee, incorporated by reference to Exhibit 4.2 to Edison Mission Energy's
                        Registration Statement on Form S-4 to the Securities and
                        Exchange Commission on February 18, 2000.

       4.17             Copy of the Security representing Edison Mission Energy's
                        8 1/8% Senior Notes Due 2002, incorporated by reference to
                        Exhibit 4.4 to Edison Mission Energy's Form 10-K for the year ended December 31, 2000.

       4.18             Promissory Note ($499,450,800), dated as of August 24, 2000, by Edison Mission Energy in favor of Midwest
                        Generation, LLC, incorporated by reference to Exhibit 4.5 to
                        Edison Mission Energy's Form 10-K for the year ended
                        December 31, 2000.

       4.18.1           Schedule identifying substantially identical agreements to
                        Promissory Note constituting Exhibit 4.18 hereto,
                        incorporated by reference to Exhibit 4.5.1 to Edison Mission
                        Energy's Form 10-K for the year ended December 31, 2000.

       4.19             Promissory Note, dated as of June 23, 2000, by Edison
                        Mission Energy in favor of Midwest Generation, LLC, incorporated by reference to Exhibit 4.6 to Edison Mission
                        Energy's Form 10-K for the year ended December 31, 2000.

       4.20             Indenture, dated as of April 5, 2001, between Edison Mission
                        Energy and United States Trust Company of New York as
                        Trustee.*

       5.1              Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to Edison Mission Energy and Midwest
                        Generation, LLC, as to the legality of the Pass-Through
                        Certificates and the Guarantees being registered hereby.*

      10.1 Registration Rights Agreement, dated as of June 23, 1999, between Edison Mission Energy and the Initial Purchasers specified therein, incorporated by reference to
                        Exhibit 10.1 to Edison Mission Energy's Registration
                        Statement on Form S-4 to the Securities and Exchange
                        Commission on February 18, 2000.

      10.2              Power Purchase Contract between Southern California Edison
                        Company and Champlin Petroleum Company, dated March 8, 1985, incorporated by reference to Exhibit 10.2 to Edison Mission
                        Energy's Form 10.

      10.2.1            Amendment to Power Purchase Contract between Southern
                        California Edison Company and Champlin Petroleum Company, dated July 29, 1985, incorporated by reference to
                        Exhibit 10.2.1 to Edison Mission Energy's Form 10.

      10.2.2            Amendment No. 2 to Power Purchase Contract between Southern
                        California Edison Company and Champlin Petroleum Company,
                        dated October 29, 1985, incorporated by reference to
                        Exhibit 10.2.2 to Edison Mission Energy's Form 10.

      10.4              Power Purchase Contract between Southern California Edison
                        Company and Imperial Energy Company, dated February 22,
                        1984, incorporated by reference to Exhibit 10.4 Edison
                        Mission Energy's Form 10.

      10.4.1            Amendment to Power Purchase Contract between Southern
                        California Edison Company and Imperial Energy Company, dated
                        November 13, 1984, incorporated by reference to
                        Exhibit 10.4.1 to Edison Mission Energy's Form 10.

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
      10.6              Power Purchase Contract between Southern California Edison
                        Company and Imperial Energy Company Niland No. 2, dated
                        April 16, 1985, incorporated by reference to Exhibit 10.6 to
                        Edison Mission Energy's Form 10.

      10.7              Power Purchase Contract between Southern California Edison
                        Company and Chevron U.S.A. Inc., dated November 9, 1984,
                        incorporated by reference to Exhibit 10.7 to Edison Mission
                        Energy's Form 10.

      10.7.1            Amendment No. 1 to Power Purchase Contract between Southern
                        California Edison Company and Chevron U.S.A. Inc., dated
                        March 29, 1985, incorporated by reference to Exhibit 10.7.1 to Edison Mission Energy's Form 10.

      10.7.2            Amendment No. 2 to Power Purchase Contract between Southern
                        California Edison Company and Chevron U.S.A. Inc., dated
                        November 21, 1985, incorporated by reference to
                        Exhibit 10.7.2 to Edison Mission Energy's Form 10.

      10.7.3            Amendment No. 3 to Power Purchase Contract between Southern
                        California Edison Company and Chevron U.S.A. Inc., dated
                        November 21, 1985, incorporated by reference to
                        Exhibit 10.7.3 to Edison Mission Energy's Form 10.

      10.8              Power Purchase Contract between Southern California Edison
                        Company and Arco Petroleum Products Company (Watson
                        Refinery), incorporated by reference to Exhibit 10.8 to Edison Mission Energy's Form 10.

      10.9              Power Supply Agreement between State Electricity Commission of Victoria, Loy Yang B Power Station Pty. Ltd. and the
                        Company Australia Pty. Ltd., as managing partner of the
                        Latrobe Power Partnership, dated December 31, 1992,
                        incorporated by reference to Exhibit 10.9 to Edison Mission
                        Energy's Form 10.

      10.10             Power Purchase Agreement between P.T. Paiton Energy Company as Seller and Perusahaan Umum Listrik Negara as Buyer, dated
                        February 12, 1994, incorporated by reference to
                        Exhibit 10.10 to Edison Mission Energy's Form 10.

      10.11             Amended and Restated Power Purchase Contract between
                        Southern California Energy Company and Midway-Sunset
                        Cogeneration Company, dated May 5, 1988, incorporated by reference to Exhibit 10.11 to Edison Mission Energy's
                        Form 10.

      10.12             Parallel Generation Agreement between Kern River
                        Cogeneration Company and Southern California Energy Company,
                        dated January 6, 1984, incorporated by reference to
                        Exhibit 10.12 to Edison Mission Energy's Form 10.

      10.13             Parallel Generation Agreement between Kern River
                        Cogeneration (Sycamore Project) Company and Southern
                        California Energy Company, dated December 18, 1984,
                        incorporated by reference to Exhibit 10.13 to Edison Mission
                        Energy's Form 10.

      10.15             Conformed copy of the Second Amended and Restated U.S.
                        $500 million Bank of America National Trust and Savings
                        Association Credit Agreement, dated as of October 11, 1996, incorporated by reference to Exhibit 10.15.3 to Edison
                        Mission Energy's Form 10-K for the year ended December 31,
                        1996.

      10.15.1           Amendment One to Second Amended and Restated U.S.
                        $500 million Bank of America National Trust and Savings
                        Association Credit Agreement, dated as of August 17, 2000, incorporated by reference to Exhibit 10.15.1 to Edison
                        Mission Energy's Form 10-K for the year ended December 31,
                        2000.

      10.16             Amended and Restated Ground Lease Agreement between Texaco
                        Refining and Marketing Inc. and March Point Cogeneration
                        Company, dated August 21, 1992, incorporated by reference to
                        Exhibit 10.16 to Edison Mission Energy's Form 10.

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
      10.16.1           Amendment No. 1 to Amended and Restated Ground Lease
                        Agreement between Texaco Refining and Marketing Inc. and
                        March Point Cogeneration Company, dated August 21, 1992,
                        incorporated by reference to Exhibit 10.16 to Edison Mission
                        Energy's Form 10.

      10.17             Memorandum of Agreement between Atlantic Richfield Company and Products Cogeneration Company, dated September 17, 1987, incorporated by reference to Exhibit 10.17 to Edison Mission
                        Energy's Form 10.

      10.18             Memorandum of Ground Lease between Texaco Producing Inc. and
                        Sycamore Cogeneration Company, dated January 19, 1987,
                        incorporated by reference to Exhibit 10.18 to Edison
                        Mission Energy's Form 10.

      10.19             Amended and Restated Memorandum of Ground Lease between
                        Getty Oil Company and Kern River Cogeneration Company, dated
                        November 14, 1984, incorporated by reference to
                        Exhibit 10.19 to Edison Mission Energy's Form 10.

      10.20             Memorandum of Lease between Sun Operating Limited
                        Partnership and Midway-Sunset Cogeneration Company,
                        incorporated by reference to Exhibit 10.20 to Edison Mission
                        Energy's Form 10.

      10.21 Executive Supplemental Benefit Program, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp (File
                        No. 1-2313).

      10.22 1981 Deferred Compensation Agreement, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp (File
                        No. 1-2313).

      10.23             1985 Deferred Compensation Agreement for Executives,
                        incorporated by reference to Exhibits to Forms 10-K filed by
                        SCEcorp (File No. 1-2313).

      10.24             1987 Deferred Compensation Plan for Executives, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp
                        (File No. 1-2313).

      10.25             1988 Deferred Compensation Plan for Executives, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp
                        (File No. 1- 2313).

      10.26             1989 Deferred Compensation Plan for Executives, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp
                        (File No. 1-9936).

      10.27             1990 Deferred Compensation Plan for Executives, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp
                        (File No. 1-9936).

      10.28             Annual Deferred Compensation Plan for Executives,
                        incorporated by reference to Exhibits to Forms 10-K filed by
                        SCEcorp (File No. 1-9936).

      10.29 Executive Retirement Plan for Executives, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp (File
                        No. 1-2313).

      10.31             Estate and Financial Planning Program for Executive
                        Officers, incorporated by reference to Exhibits to Forms
                        10-K filed by SCEcorp (Fi1e No 1-9936).

      10.32 Letter Agreement with Edward R. Muller, incorporated by reference to Exhibit 10.32 to Edison Mission Energy's
                        Form 10.

      10.33 Agreement with James S. Pignatelli, incorporated by reference to Exhibit 10.33 to Edison Mission Energy's
                        Form 10.

      10.34 Conformed copy of the Guarantee Agreement dated as of November 30, 1994, incorporated by reference to
                        Exhibit 10.34 to Edison Mission Energy's Form 10.

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
      10.35             Indenture of Lease between Brooklyn Navy Yard Development
                        Corporation and Cogeneration Technologies, Inc., dated as of
                        December 18, 1989, incorporated by reference to
                        Exhibit 10.35 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1994.

      10.35.1           First Amendment to Indenture of Lease between Brooklyn Navy
                        Yard Development Corporation and Cogeneration
                        Technologies, Inc., dated November 1, 1991, incorporated by reference to Exhibit 10.35.1 to Edison Mission Energy's
                        Form 10-K for the year ended December 31, 1994.

      10.35.2           Second Amendment to Indenture of Lease between Brooklyn Navy
                        Yard Development Corporation and Cogeneration
                        Technologies, Inc., dated June 3, 1994, incorporated by
                        reference to Exhibit 10.35.2 to Edison Mission Energy's
                        Form 10-K for the year ended December 31, 1994.

      10.35.3           Third Amendment to Indenture of Lease between Brooklyn Navy
                        Yard Development Corporation and Cogeneration
                        Technologies, Inc., dated December 12, 1994, incorporated by reference to Exhibit 10.35.3 to Edison Mission Energy's
                        Form 10-K for the year ended December 31, 1994.

      10.37             Amended and Restated Limited Partnership Agreement of
                        Mission Capital, L.P., dated as of November 30, 1994,
                        incorporated by reference to Exhibit 10.37 to Edison Mission
                        Energy's Form 10-K for the year ended December 31, 1994.

      10.38             Action of General Partner of Mission Capital, L.P. creating the 9 7/8% Cumulative Monthly Income Preferred Securities,
                        Series A, dated as of November 30, 1994, incorporated by
                        reference to Exhibit 10.38 to Edison Mission Energy's
                        Form 10-K for the year ended December 31, 1994.

      10.39             Action of General Partner of Mission Capital, L.P., creating the 8 1/2% Cumulative Monthly Income Preferred Securities,
                        Series B, dated as of August 8, 1995, incorporated by
                        reference to Exhibit 10.39 to Edison Mission Energy's
                        Form 10-Q for the quarter ended June 30, 1995.

      10.40             Power Purchase Contract between ISAB Energy, S.r.l. as
                        Seller and Enel, S.p.A. as Buyer, dated June 9, 1995,
                        incorporated by reference to Exhibit 10.40 to Edison Mission
                        Energy's Form 10-Q for the quarter ended June 30, 1995.

      10.41             400 million sterling pounds Barclays Bank Plc Credit
                        Agreement, dated December 18, 1995, incorporated by reference to Exhibit 10.41 to Edison Mission Energy's
                        Form 8-K, dated December 21, 1995.

      10.44             Guarantee by Edison Mission Energy, dated December 20, 1996, in favor of The Fuji Bank, Limited, Los Angeles Agency, to secure Camino Energy Company's payments pursuant to Camino
                        Energy Company's Credit Agreement and Defeasance Agreement,
                        incorporated by reference to Exhibit 10.44 to Edison Mission
                        Energy's Form 10-K for the year ended December 31, 1996.

      10.45             Power Purchase Agreement between National Power Corporation and San Pascual Cogeneration Company International B.V.,
                        dated September 10, 1997, incorporated by reference to
                        Exhibit 10.45 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1997.

      10.46             Power Purchase Agreement between Gulf Power Generation Co.,
                        LTD., and Electricity Generating Authority of Thailand,
                        dated December 22, 1997, incorporated by reference to
                        Exhibit 10.46 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1997.

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
      10.49             Equity Support Guarantee by Edison Mission Energy, dated
                        December 23, 1998, in favor of ABN AMRO Bank N.V., and the
                        Chase Manhattan Bank to guarantee certain equity funding
                        obligations of EcoElectrica Ltd. and EcoElectrica Holdings
                        Ltd. pursuant to EcoElectrica Ltd.'s Credit Agreement dated as of October 31, 1997, incorporated by reference to
                        Exhibit 10.49 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1998.

      10.50             Master Guarantee and Support Instrument by Edison Mission
                        Energy, dated December 23, 1998, in favor of ABN AMRO Bank
                        N.V., and the Chase Manhattan Bank to guarantee the
                        availability of funds to purchase fuel for the EcoElectrica project pursuant to EcoElectrica Ltd.'s Credit Agreement
                        dated as of October 31, 1997 and Intercreditor Agreement
                        dated as of October 31, 1997, incorporated by reference to
                        Exhibit 10.50 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1998.

      10.51 Guarantee Assumption Agreement from Edison Mission Energy, dated December 23, 1998, under which Edison Mission Energy assumed all of the obligations of KENETECH Energy
                        Systems, Inc. to Union Carbide Caribe Inc., under the certain Guaranty dated November 25, 1997, incorporated by reference to Exhibit 10.51 to Edison Mission Energy's
                        Form 10-K for the year ended December 31, 1998.

      10.52 Transition Power Purchase Agreement, dated August 1, 1998, between New York State Electric & Gas Corporation and
                        Mission Energy Westside, Inc, incorporated by reference to
                        Exhibit 10.52 to Edison Mission Energy's Form 10-K for the year ended December 31, 1998.

      10.53 Transition Power Purchase Agreement, dated August 1, 1998, between Pennsylvania Electric Company and Mission Energy
                        Westside, Inc., incorporated by reference to Exhibit 10.53 to Edison Mission Energy's Form 10-K for the year ended
                        December 31, 1998.

      10.54             Guarantee, dated August 1, 1998, between Edison Mission
                        Energy, Pennsylvania Electric Company, NGE Generation, Inc.
                        and New York State Electric & Gas Corporation, incorporated by reference to Exhibit 10.54 to Edison Mission Energy's
                        Form 10-K for the year ended December 31, 1998.

      10.55             Credit Agreement, dated March 18, 1999, among Edison Mission
                        Holdings Co. and Certain Commercial Lending Institutions,
                        and Citicorp USA, Inc., incorporated by reference to
                        Exhibit 10.55 to Edison Mission Energy's Form 8-K dated
                        March 18, 1999.

      10.56             Guarantee and Collateral Agreement made by Edison Mission
                        Holdings Co., Edison Mission Finance Co., Homer City
                        Property Holdings, Inc., Chestnut Ridge Energy Co., Mission
                        Energy Westside, Inc., EME City Generation L.P. and Edison
                        Mission Energy in favor of United States Trust Company of
                        New York, dated as of March 18, 1999, incorporated by
                        reference to Exhibit 10.56 to Edison Mission Energy's
                        Form 8-K dated March 18, 1999.

      10.56.1           Amendment No. 1 to the Guarantee and Collateral Agreement,
                        dated May 27, 1999, between Edison Mission Holdings, Edison
                        Mission Finance Co., Homer City Property Holdings, Inc.,
                        Chestnut Ridge Energy Company, Mission Energy
                        Westside, Inc., EME Homer City Generation L.P. and Edison
                        Mission Energy in favor of United States Trust Company of
                        New York, incorporated by reference to Exhibit 10.56.1 to
                        Amendment No. 1 of Edison Mission Holdings Co.'s
                        Registration Statement on Form S-4 to the Securities and
                        Exchange Commission on February 8, 2000.

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
      10.56.2           Open-End Mortgage, Security Agreement and Assignment of
                        Leases and Rents, dated March 18, 1999 from EME Homer City
                        Generation L.P. to United States Trust Company of New York,
                        incorporated by reference to Exhibit 10.56.2 to
                        Amendment No. 1 of Edison Mission Holdings Co.'s
                        Registration Statement on Form S-4 to the Securities and
                        Exchange Commission on February 8, 2000.

      10.56.3           Amendment No. 1 to the Open-End Mortgage, Security Agreement
                        and Assignment of Leases and Rents, dated May 27, 1999, from
                        EME Homer City Generation L.P. to United States Trust
                        Company of New York, incorporated by reference to
                        Exhibit 10.56.3 to Amendment No. 1 of Edison Mission
                        Holdings Co.'s Registration Statement on Form S-4 to the
                        Securities and Exchange Commission on February 8, 2000.

      10.57             Collateral Agency and Intercreditor Agreement among Edison
                        Mission Holdings Co., Edison Mission Finance Co., Homer
                        City Property Holdings, Inc., Chestnut Ridge Energy Co.,
                        Mission Energy Westside, Inc., EME Homer City
                        Generation L.P., The Secured Parties' Representatives,
                        Citicorp USA, Inc. as Administrative Agent and United States
                        Trust Company of New York as Collateral Agent, dated as of
                        March 18, 1999, incorporated by reference to Exhibit 10.57 to Edison Mission Energy's Form 8-K dated March 18, 1999.

      10.58             Security Deposit Agreement among Edison Mission
                        Holdings Co., Edison Mission Finance Co., Homer City
                        Property Holdings, Inc., Chestnut Ridge Energy Co., Mission
                        Energy Westside, Inc., EME Homer City Generation L.P. and
                        United States Trust Company of New York, as Collateral
                        Agent, dated as of March 18, 1999, incorporated by reference to Exhibit 10.58 to Edison Mission Energy's Form 8-K dated
                        March 18, 1999.

      10.58.1           Amendment No. 1 to the Security Deposit Agreement, dated
                        May 27, 1999, between Edison Mission Holdings, Edison
                        Mission Finance Co., Homer City Property Holdings, Inc.,
                        Chestnut Ridge Energy Company, Mission Energy
                        Westside, Inc., EME Homer City Generation L.P. and United
                        States Trust Company of New York, as Collateral Agent, incorporated by reference to Exhibit 10.58.1 to Amendment No. 1 of Edison Mission Holdings Co.'s
                        Registration Statement on Form S-4 to the Securities and
                        Exchange Commission on February 8, 2000.

      10.59 Credit Support Guarantee, dated as of March 18, 1999, made by Edison Mission Energy in favor of United States Trust
                        Company of New York, incorporated by reference to
                        Exhibit 10.59 to Edison Mission Energy's Form 8-K dated
                        March 18, 1999.

      10.59.1           Amendment No. 1 to the Credit Support Guarantee, dated
                        May 27, 1999, made by Edison Mission Energy in favor of
                        United States Trust Company of New York, incorporated by reference to Exhibit 10.59.1 to Amendment No. 1 of Edison
                        Mission Holdings Co.'s Registration Statement on Form S-4 to the Securities and Exchange Commission on February 8,
                        2000.

      10.60             Debt Service Reserve Guarantee, dated as of March 18, 1999, made by Edison Mission Energy in favor of United States
                        Trust Company of New York on behalf of the various financial institutions (Lenders) as are or may become parties to the
                        Credit Agreement, dated as of March 18, 1999, among Edison
                        Mission Holdings Co., the Lenders and Citicorp USA, Inc.,
                        incorporated by reference to Exhibit 10.60 to Edison Mission
                        Energy's Form 8-K dated March 18, 1999.

      10.60.1           Amendment No. 1 to the Debt Service Reserve Guarantee, dated
                        May 27, 1999, made by Edison Mission Energy in favor of
                        United States Trust Company of New York, incorporated by
                        reference to Exhibit 10.60.1 to Amendment No. 1 of Edison
                        Mission Holdings Co.'s Registration Statement on Form S-4
                        to the Securities and Exchange Commission on February 8,
                        2000.

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
      10.60.2           Amendment No. 2, dated as of March 18, 2001, to the Debt
                        Service Reserve Guarantee, dated as of March 18, 1999, made by Edison Mission Energy in favor of United States Trust
                        Company of New York.*

      10.60.3           Intercompany Loan Subordination Agreement, dated March 18,
                        1999, among Edison Mission Holdings Co., Edison Mission
                        Finance Co., Homer City Property Holdings, Inc., Chestnut
                        Ridge Energy Co., Mission Energy Westside, Inc., EME Homer
                        City Generation L.P. and United States Trust Company of New
                        York, incorporated by reference to Exhibit 10.60.3 to
                        Amendment No. 2 of Edison Mission Holdings Co.'s
                        Registration Statement on Form S-4 to the Securities and
                        Exchange Commission on February 29, 2000.

      10.60.4           Debt Service Reserve Letter of Credit and Reimbursement
                        Agreement, dated as of March 30, 2001, among Edison Mission
                        Holdings Co., Westdeutsche Landesbank Girozentrale, New York
                        Branch and the Banks named therein.*

      10.61             Credit Agreement, dated March 18, 1999, among Edison Mission
                        Energy and Certain Commercial Lending Institutions, and
                        Citicorp USA, Inc., incorporated by reference to
                        Exhibit 10.61 to Edison Mission Energy's Form 8-K dated
                        March 18, 1999.

      10.61.1           Amendment One to Credit Agreement, dated as of August 17,
                        2000, by and among Edison Mission Energy, Certain Commercial
                        Lending Institutions, and Citicorp USA, Inc., as
                        Administrative Agent, incorporated by reference to
                        Exhibit 10.61.1 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 2000.

      10.62             Edison Power Limited L1,150,000,000 Guaranteed Secured
                        Variable Rate Bonds due 2019 Guaranteed by Maplekey UK
                        Limited, incorporated by reference to Exhibit 10.62 to Edison Mission Energy's Form 8-K, dated Ju1y 19, 1999.

      10.64             Coal and Capex Facility Agreement, dated July 16, 1999
                        between EME Finance UK Limited, Barclay's Capital and Credit
                        Suisse First Boston, The Financial Institutions named as
                        Banks, and Barclays Bank PLC as Facility Agent, incorporated by reference to Exhibit 10.64 to Edison Mission Energy's
                        Form 10-Q for the quarter ended September 30, 1999.

      10.65             Guarantee by Edison Mission Energy dated July 16, 1999
                        supporting the Coal and Capex Facility Agreement (Facility
                        Agreement) issued by Barclays Bank PLC to secure EME Finance
                        UK Limited obligations pursuant to the Facility Agreement, incorporated by reference to Exhibit 10.65 to Edison Mission
                        Energy's Form 10-Q for the quarter ended September 30, 1999.

      10.65.1           Amendment One to Guarantee by Edison Mission Energy
                        supporting the Facility Agreement, dated as of August 17,
                        2000, incorporated by reference to Exhibit 10.65.1 to Edison
                        Mission Energy's Form 10-K for the year ended December 31,
                        2000.

      10.66             Debt Service Reserve Guarantee, dated as of July 16, 1999, made by Edison Mission Energy in favor of Bank of America
                        National Trust and Savings Association, incorporated by
                        reference to Exhibit 10.66 to Edison Mission Energy's Annual
                        Report on Form 10-K for the year ended December 31, 1999.

      10.71             Indenture, dated as of May 27, 1999, between Edison Mission
                        Holdings Co. and United States Trust Company of New York, as
                        Trustee, incorporated by reference to Exhibit 4.1 to Edison
                        Mission Holdings Co.'s Registration Statement on Form S-4 to
                        the Securities and Exchange Commission on December 3, 1999.

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
      10.75             Exchange and Registration Rights Agreement, dated as of
                        May 27, 1999, by and among the Initial Purchasers named
                        therein, the Guarantors named therein and Edison Mission
                        Holdings Co., incorporated by reference to Exhibit 10.1 to
                        Edison Mission Holdings Co.'s Registration Statement on
                        Form S-4 to the Securities and Exchange Commission on
                        December 3, 1999.

      10.76             Agreement among Edward R. Muller, Edison International and
                        Edison Mission Energy concerning the terms of Mr. Muller's employment separation, incorporated by reference to
                        Exhibit 10.76 to Edison Mission Energy's Form 10-Q for the quarter ended March 31, 2000.

      10.77             Agreement By and Between S. Linn Williams and Edison Mission
                        Energy dated February 5, 2000, incorporated by reference to
                        Exhibit 10.77 to Edison Mission Energy's Form 10-Q for the
                        quarter ended March 31, 2000.

      10.78             Form of Agreement for 2000 Employee Awards under the Equity
                        Compensation Plan, incorporated by reference to
                        Exhibit 10.78 to Edison Mission Energy's Form 10-Q for the
                        quarter ended March 31, 2000.

      10.79             Resolution regarding the computation of disability and
                        survivor benefits prior to age 55 for Alan J. Fohrer,
                        incorporated by reference to Exhibit 10.79 to Edison Mission
                        Energy's Form 10-Q for the quarter ended March 31, 2000.

      10.81 Edison International 2000 Equity Plan, incorporated by reference to Exhibit 10.1 to Edison International's
                        Form 10-Q for the quarter ended June 30, 2000. (File No.
                        1-9936).

      10.82             Form of Agreement for 2000 Employee Awards under the 2000
                        Equity Plan, incorporated by reference to Exhibit 10.2 to Edison International's Form 10-Q for the quarter ended
                        June 30, 2000. (File No. 1-9936).

      10.83             Amendment No. 1 to the Edison International Equity
                        Compensation Plan (as restated January 1, 1998), incorporated by reference to Exhibit 10.4 to Edison
                        International's Form 10-Q for the quarter ended June 30,
                        2000. (File No. 1-9936).

      10.84             Credit Agreement, dated May 30, 2000, among Edison Mission
                        Energy, Certain Commercial Lending Institutions and Bank of
                        America, N.A., incorporated by reference to Exhibit 10.84 to
                        Edison Mission Energy's Form 10-Q for the quarter ended
                        June 30, 2000.

      10.84.1           Amendment One to Credit Agreement, dated as of August 17,
                        2000, by and among Edison Mission Energy, Certain Commercial
                        Lending Institutions and Bank of America, N.A. as
                        Administrative Agent, incorporated by reference to
                        Exhibit 10.84.1 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 2000.

      10.85             Guarantee, dated as of June 23, 2000, in favor of EME/CDL
                        Trust and Midwest Generation, LLC made by Edison Mission
                        Energy, incorporated by reference to Exhibit 10.85 to Edison
                        Mission Energy's Form 10-K for the year ended December 31,
                        2000.

      10.86             Power Purchase Agreement (Crawford, Fisk, Waukegan, Will
                        County, Joliet and Powerton Generating Stations), dated as of December 15, 1999, between Commonwealth Edison Company and Midwest Generation, LLC, incorporated by reference to
                        Exhibit 10.86 to Edison Mission Energy's Form 10-K for the year ended December 31, 2000.

      10.87             Power Purchase Agreement (Collins Generating Station), dated as of December 15, 1999, between Commonwealth Edison Company and Midwest Generation, LLC, incorporated by reference to
                        Exhibit 10.87 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 2000.

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
      10.87.1           Amendment No. 1 to the Power Purchase Agreement, dated
                        July 12, 2000, between Commonwealth Edison Company and
                        Midwest Generation, LLC, incorporated by reference to
                        Exhibit 10.87.1 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 2000.

      10.87.2           Amended and Restated Power Purchase Agreement (Collins
                        Generating Station), dated as of September 13, 2000, between
                        Commonwealth Edison Company and Midwest Generation, LLC,
                        incorporated by reference to Exhibit 10.87.2 to Edison
                        Mission Energy's Form 10-K for the year ended December 31,
                        2000.

      10.88             Power Purchase Agreement (Crawford, Fisk, Waukegan, Calumet,
                        Joliet, Bloom, Electric Junction, Sabrooke and Lombard
                        Peaking Units), dated as of December 15, 1999, between
                        Commonwealth Edison Company and Midwest Generation, LLC,
                        incorporated by reference to Exhibit 10.88 to Edison Mission
                        Energy's Form 10-K for the year ended December 31, 2000.

      10.89             Participation Agreement, dated as of June 23, 2000, among
                        Midwest Generation, LLC, Edison Mission Energy, EME/CDL
                        Trust, the Investor party to the Trust Agreement, Wilmington
                        Trust Company, the Persons listed as Noteholders on
                        Schedule I thereto, Citicorp North America, Inc. and
                        Citicorp North America, Inc., incorporated by reference to
                        Exhibit 10.89 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 2000.

      10.89.1           Amendment One, dated as of August 17, 2000, by and among
                        Midwest Generation, LLC, Edison Mission Energy, EME/CDL
                        Trust, Citicorp Del-Lease, Inc., Wilmington Trust Company,
                        Certain Noteholders Party Thereto, Citicorp North
                        America, Inc. and Citicorp North America, Inc., incorporated by reference to Exhibit 10.89.1 to Edison Mission Energy's
                        Form 10-K for the year ended December 31, 2000.

      10.90             Reimbursement Agreement, dated as of August 17, 2000,
                        between Edison Mission Energy and Midwest Generation, LLC, incorporated by reference to Exhibit 10.90 to Edison Mission
                        Energy's Form 10-K for the year ended December 31, 2000.

      10.91             Instrument of Assumption, dated as of December 15, 1999, by
                        Midwest Generation, LLC in favor of Commonwealth Edison
                        Company and Unicom Investment Inc.*

      10.92             Subordination Agreement, dated as of December 15, 1999,
                        among Midwest Generation, LLC, Edison Mission Overseas Co., and Citibank, N.A.*

      10.93             Subordinated Loan Agreement, dated as of December 15, 1999, among Midwest Generation, LLC and Edison Mission
                        Overseas Co.*

      10.94             Subordinated Revolving Loan Agreement, dated as of
                        December 15, 1999, among Midwest Generation, LLC and Edison
                        Mission Overseas Co.*

      10.95             Facility Lease Agreement (T1), dated as of December 15,
                        1999, between Collins Trust I and Collins Holdings
                        EME, LLC.*

      10.95.1 Schedule identifying substantially identical agreements to the Facility Lease Agreement constituting Exhibit 10.95 hereto.*

      10.96 Amendment One, dated as of June 23, 2000, by and between Collins Trust I and Collins Holdings EME.*

      10.96.1 Schedule identifying substantially identical agreements to the Amendment One constituting Exhibit 10.96 hereto.*

      10.96.2 Amendment Two, dated as of August 17, 2000, by and between Collins Trust I and Collins Holdings EME LLC.*

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
      10.96.3           Schedule identifying substantially identical agreements to the Amendment Two constituting Exhibit 10.96.2 hereto.*

      10.97             Facility Sublease Agreement (T1), dated as of December 15,
                        1999, by and among Collins Holdings EME, LLC, Midwest
                        Generation, LLC and Collins Trust I.*

      10.97.1 Schedule identifying substantially identical agreements to the Facility Sublease Agreement constituting Exhibit 10.97 hereto.*

      10.98             Participation Agreement (T1), dated as of December 15, 1999, among Midwest Generation, LLC, Collins Holdings EME, LLC,
                        Collins Trust I, Wilmington Trust Company, Collins
                        Generation I, LLC, Edison Mission Midwest Holdings Co.,
                        Midwest Funding LLC, Bayerische Landesbank International
                        S.A., Bayerische Landesbank Girozentrale, and Citibank,
                        N.A.*

      10.98.1 Schedule identifying substantially identical agreements to the Participation Agreement constituting Exhibit 10.98 hereto.*

      10.99             Amendment One, dated as of May 9, 2000, by and among Collins
                        Holdings EME, LLC, Collins Trust I, Wilmington Trust
                        Company, Collins Generation I, LLC, Edison Mission Midwest
                        Holdings Co., Midwest Generation, LLC, Midwest Funding LLC,
                        Bayerische Landesbank International S.A., Bayerische
                        Landesbank Girozentrale and Citibank, N.A.*

      10.99.1 Schedule identifying substantially identical agreements to the Amendment One constituting Exhibit 10.99 hereto.*

      10.100 Amendment Two, dated as of June 23, 2000, by and among Collins Holdings EME, LLC, Collins Trust I, Wilmington
                        Trust Company, Collins Generation I, LLC, Edison Mission
                        Midwest Holdings Co., Midwest Generation, LLC, Midwest
                        Funding LLC, Bayerische Landesbank International S.A.,
                        Bayerische Landesbank Girozentrale, and Citibank, N.A.*

      10.100.1 Schedule identifying substantially identical agreements to the Amendment Two constituting Exhibit 10.100 hereto.*

      10.101            Amendment Three, dated as of August 17, 2000, by and among
                        Collins Holdings EME, LLC, Collins Trust I, Wilmington Trust
                        Company, Collins Generation I, LLC, Edison Mission Midwest
                        Holdings Co., Midwest Generation, LLC, Midwest Funding LLC,
                        Bayerische Landesbank International S.A., Bayerische
                        Landesbank Girozentrale, and Citibank, N.A.*

      10.101.1 Schedule identifying substantially identical agreements to the Amendment Three constituting Exhibit 10.101 hereto.*

      10.102 Guarantee by Midwest Generation, LLC in favor of the Administrative Agent, dated as of December 15, 1999.*

      10.103 Midwest OP Lease Guaranty made by Midwest Generation, LLC, dated as of December 15, 1999.*

      10.103.1 Schedule identifying substantially identical agreements to the Midwest OP Lease Guaranty constituting Exhibit 10.103 hereto.*

      10.104            Midwest Lessor Lease Guaranty (T1) made by Midwest
                        Generation, LLC, dated as of December 15, 1999.*

      10.104.1 Schedule identifying substantially identical agreements to the Midwest Lessor Lease Guaranty constituting
                        Exhibit 10.104 hereto.*

      10.105            Pledge Agreement, dated as of August 17, 2000, between
                        Midwest Generation, LLC and Citibank, N.A.*

EXHIBIT NO.                                     DESCRIPTION
-----------             ------------------------------------------------------------
      10.105.1          Schedule identifying substantially identical agreements to the Pledge Agreement constituting Exhibit 10.105 hereto.*

      10.106            Lease Agreement, dated as of June 23, 2000, between Midwest
                        Generation, LLC and EME/ CDL Trust.*

      10.107 Reimbursement Agreement I, dated as of December 15, 1999 entered into between Bayerische Landesbank International
                        S.A. and Midwest Generation, LLC.*

      10.107.1 Schedule identifying substantially identical agreements to the Reimbursement Agreement I constituting Exhibit 10.107 hereto.*

      10.108            Credit Agreement, dated as of December 15, 1999, among
                        Edison Mission Midwest Holdings Co., Certain Commercial
                        Lending Institutions, and The Chase Manhattan Bank.*

      10.108.1          Amendment One, dated as of May 9, 2000, by and among Edison
                        Mission Midwest Holdings Co. and each of certain commercial lending institutions party thereto.*

      10.108.2 Amendment Two, dated as of June 23, 2000, by and among Edison Mission Midwest Holdings Co., The Chase Manhattan
                        Bank and each of certain commercial lending institutions party thereto.*

      10.108.3 Amendment Three, dated as of August 17, 2000, by and among Edison Mission Midwest Holdings Co., The Chase Manhattan
                        Bank and each of certain commercial lending institutions party thereto.*

      10.108.4          Amendment Four, dated as of December 12, 2000, by and among
                        Edison Mission Midwest Holdings Co., The Chase Manhattan
                        Bank and each of certain commercial lending institutions
                        party thereto.*

      12.1              Statement regarding the computation of ratio of earnings to fixed charges for Edison Mission Energy.*

      12.2              Statement regarding the computation of ratio of earnings to fixed charges for Midwest Generation, LLC.*

      21.1              List of Subsidiaries of Edison Mission Energy, incorporated by reference to Exhibit 21 to Edison Mission Energy's Annual
                        Report on Form 10-K for the year ended December 31, 2000.

      23.1              Consent of Arthur Andersen LLP.*

      23.2              Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                        (included in Exhibit 5.1).*

      25.1              Statement of Eligibility and Qualification on Form T-1 of
                        United States Trust Company of New York for the 8.30%
                        Pass-Through Certificates, Series A and the 8.56%
                        Pass-Through Certificates, Series B.*

      99.1              Form of Letter of Transmittal.*

      99.2              Form of Notice of Guaranteed Delivery.*

      99.3              Form of Letter to Clients.*

      99.4              Form of Letter to Brokers, Dealers, Commercial Banks, Trust
                        Companies and Other Nominees.*

------------------------

*   Filed herewith.

ITEM 22.  UNDERTAKINGS

    (a) The undersigned Registrants hereby undertake:

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrants hereby undertake that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
    (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

        (3) For purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (b) The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (c) The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    (d) The undersigned Registrants hereby undertake to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California and the City of Chicago, State of Illinois, on the 20th day of April, 2001.

                                                       MIDWEST GENERATION, LLC
                                                       (Registrant)

                                                       By:           /s/ MICHELLE J. JOHNSON
                                                            -----------------------------------------
                                                       Michelle J. Johnson
                                                       Secretary

                      SIGNATURE                                     TITLE                    DATE
                      ---------                                     -----                    ----
                /s/ GEORGIA R. NELSON                  Manager and President
     -------------------------------------------         (Principal Executive Officer)  April 20, 2001
                  Georgia R. Nelson

               /s/ RAYMOND W. VICKERS                  Manager and Vice President
     -------------------------------------------                                        April 20, 2001
                 Raymond W. Vickers

                 /s/ G. GARY GARCIA                    Vice President and Treasurer
     -------------------------------------------         (Principal Financial Officer)  April 20, 2001
                   G. Gary Garcia

                 /s/ KEVIN M. SMITH                    Manager
     -------------------------------------------                                        April 20, 2001
                   Kevin M. Smith

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 20th day of April, 2001.

                                                       EDISON MISSION ENERGY
                                                       (Registrant)

                                                       By:           /s/ MICHELLE J. JOHNSON
                                                            -----------------------------------------
                                                       Michelle J. Johnson
                                                       Corporate Secretary Pro Tem

                      SIGNATURE                                   TITLE                    DATE
                      ---------                                   -----                    ----
                 /s/ ALAN J. FOHRER                    Director, Chief Executive
     -------------------------------------------         Officer and President        April 20, 2001
                   Alan J. Fohrer                        (Principal Executive
                                                         Officer)

                 /s/ KEVIN M. SMITH                    Senior Vice President and
     -------------------------------------------         Chief Financial Officer      April 20, 2001
                   Kevin M. Smith                        (Principal Financial and
                                                         Accounting Officer)

                 /s/ JOHN E. BRYSON                    Director and Chairman of
     -------------------------------------------         the Board                    April 20, 2001
                   John E. Bryson

                /s/ BRYANT C. DANNER                   Director
     -------------------------------------------                                      April 20, 2001
                  Bryant C. Danner

             /s/ THEODORE F. CRAVER, JR.               Director
     -------------------------------------------                                      April 20, 2001
               Theodore F. Craver, Jr.

                                 EXHIBIT INDEX

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
       1.1              Purchase Agreement, dated as of August 17, 2000, among
                        Midwest Generation, LLC, Edison Mission Energy and Credit
                        Suisse First Boston Corporation and Lehman Brothers Inc. as
                        representatives of the Initial Purchasers.*

       2.1              Agreement for the sale and purchase of shares in First Hydro
                        Limited, dated December 21, 1995, between PSB Holding
                        Limited and First Hydro Finance Plc, incorporated by
                        reference to Exhibit 2.1 to Edison Mission Energy's
                        Form 8-K, dated December 21, 1995.

       2.2              Transaction Implementation Agreement, dated March 29, 1997, between The State Electricity Commission of Victoria, Edison
                        Mission Energy Australia Limited, Loy Yang B Power Station
                        Pty Ltd, Loy Yang Power Limited, The Honorable Alan Robert
                        Stockdale, Leanne Power Pty Ltd and Edison Mission Energy,
                        incorporated by reference to Exhibit 2.2 to Edison Mission
                        Energy's Form 8-K, dated May 22, 1997.

       2.3              Stock Purchase and Assignment Agreement, dated December 23,
                        1998, between KES Puerto Rico, L.P., KENETECH Energy
                        Systems, Inc., KES Bermuda, Inc. and Edison Mission Energy
                        del Caribe for the (i) sale and purchase of KES Puerto
                        Rico, L.P.'s shares in EcoElectrica Holdings Ltd.;
                        (ii) assignment of KENETECH Energy Systems' rights and
                        interests in that certain Project Note from the Partnership;
                        and (iii) assignment of KES Bermuda, Inc.'s rights and
                        interests in that certain Administrative Services Agreement dated October 31 1997, incorporated by reference to
                        Exhibit 2.3 to Edison Mission Energy's 10-K for the year
                        ended December 31, 1998.

       2.4              Asset Purchase Agreement, dated August 1, 1998, between
                        Pennsylvania Electric Company, NGE Generation, Inc., New
                        York State Electric & Gas Corporation and Mission Energy
                        Westside, Inc., incorporated by reference to Exhibit 2.4 to
                        Edison Mission Energy's 10-K for the year ended
                        December 31, 1998.

       2.5              Asset Sale Agreement, dated March 22, 1999, between
                        Commonwealth Edison Company and Edison Mission Energy as to
                        the Fossil Generating Assets, incorporated by reference to
                        Exhibit 2.5 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1998.

       2.6              Agreement for the Sale and Purchase of Shares in Contact
                        Energy Limited, dated March 10, 1999, between Her Majesty
                        the Queen in Right of New Zealand, Edison Mission Energy
                        Taupo Limited and Edison Mission Energy, incorporated herein by reference to Exhibit 2.6 to the Edison Mission Energy's
                        Form 10-Q for the quarter ended March 31, 1999.

       2.7              Sale, Purchase and Leasing Agreement between PowerGen UK plc and Edison First Power Limited for the purchase of the
                        Ferrybridge C Power Station, incorporated by reference to
                        Exhibit 2.7 to Edison Mission Energy's Form 8-K/A dated
                        July 19, 1999.

       2.8              Sale, Purchase and Leasing Agreement between PowerGen UK plc and Edison First Power Limited for the purchase of the
                        Fiddler's Ferry Power Station, incorporated by reference to
                        Exhibit 2.8 to Edison Mission Energy's Form 8-K/A, dated
                        July 19, 1999.

       2.9              Purchase and Sale Agreement, dated May 10, 2000, between
                        Edison Mission Energy, P & L Coal Holdings Corporation and
                        Gold Fields Mining Corporation, incorporated by reference to
                        Exhibit 2.9 to Edison Mission Energy's 10-Q for the quarter ended September 30, 2000.

       2.10             Asset Purchase Agreement, dated 3 March 2000, between MEC
                        International B.V. and UPC International Partnership CV II,
                        incorporated by reference to Exhibit 10.80 to Edison Mission
                        Energy's Form 10-Q for the quarter ended March 31, 2000.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
       2.11             Stock Purchase Agreement, dated November 17, 2000, between
                        Mission Del Sol, LLC and Texaco Inc., incorporated by
                        reference to Exhibit 2.11 to Edison Mission Energy's
                        Form 10-K for the year ended December 31, 2000.

       3.1              First Amended and Restated Articles of Incorporation of
                        Edison Mission Energy. Originally filed with Edison Mission
                        Energy's Registration Statement on Form 10 to the Securities
                        and Exchange Commission on September 30, 1994 and amended by
                        Amendment No. 1 thereto dated November 19, 1994 and
                        Amendment No. 2 thereto dated November 21, 1994 (as so
                        amended, the "Form 10"), incorporated by reference to
                        Exhibit 3.1 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 2000.

       3.1.1            Certificate of Amendment of Articles of Incorporation of
                        Edison Mission Energy dated October 18, 1988, originally
                        filed with Edison Mission Energy's Form 10, incorporated by reference to Exhibit 3.1.1 to Edison Mission Energy's
                        Form 10-K for the year ended December 31, 2000.

       3.1.2            Certificate of Amendment of Articles of Incorporation of
                        Edison Mission Energy dated January 17, 2001, incorporated by reference to Exhibit 3.1.2 to Edison Mission Energy's
                        Form 10-K for the year ended December 31, 2000.

       3.2              By-Laws of Edison Mission Energy as amended to and including
                        January 1, 2000, incorporated by reference to Exhibit 3.2 to
                        Edison Mission Energy's Form 10-K for the year ended
                        December 31, 2000.

       3.2.1            Amendment to By-Laws of Edison Mission Energy dated
                        January 15, 2001, incorporated by reference to
                        Exhibit 3.2.1 to Edison Mission Energy's Form 10-K for the year ended December 31, 2000.

       3.3              Limited Liability Company Agreement of Midwest
                        Generation, LLC effective as of July 12, 1999.*

       3.4 Certificate of Formation of Midwest Generation, LLC, dated as of July 9, 1999.*

       4.1              Pass-Through Trust Agreement A, dated as of August 17, 2000, between Midwest Generation, LLC and United States Trust
                        Company of New York, as Pass-Through Trustee, made with
                        respect to the formation of the Midwest Generation Series A
                        Pass-Through Trust, and the issuance of 8.30% Pass-Through
                        Certificates, Series A.*

       4.2              Pass-Through Trust Agreement B, dated as of August 17, 2000, between Midwest Generation, LLC and United States Trust
                        Company of New York, as Pass-Through Trustee, made with
                        respect to the formation of the Midwest Generation Series B
                        Pass-Through Trust, and the issuance of 8.56% Pass-Through
                        Certificates, Series B.*

       4.3 Form of 8.30% Pass-Through Certificate, Series A (included in Exhibit 4.1).*

       4.4 Form of 8.56% Pass-Through Certificate, Series B (included in Exhibit 4.2).*

       4.5              Indenture of Trust, Mortgage and Security Agreement (T1),
                        dated as of August 17, 2000, between Powerton Trust I and
                        United States Trust Company of New York, as Lease Indenture
                        Trustee.*

       4.5.1 Schedule identifying substantially identical agreement to Indenture of Trust, Mortgage and Security Agreement constituting Exhibit 4.5 hereto.*

       4.6              Indenture of Trust, Mortgage and Security Agreement (T1),
                        dated as of August 17, 2000, between Joliet Trust I and
                        United States Trust Company of New York, as Lease Indenture
                        Trustee.*

       4.6.1 Schedule identifying substantially identical agreement to Indenture of Trust, Mortgage and Security Agreement constituting Exhibit 4.6 hereto.*

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
       4.7              Facility Lease Agreement (T1), dated as of August 17, 2000, by and between, Powerton Trust I, as Owner Lessor, and
                        Midwest Generation, LLC, as Facility Lessee.*

       4.7.1 Schedule identifying substantially identical agreement to Facility Lease Agreement constituting Exhibit 4.7 hereto.*

       4.8              Facility Lease Agreement (T1), dated as of August 17, 2000, by and between, Joliet Trust I, as Owner Lessor, and Midwest
                        Generation, LLC, as Facility Lessee.*

       4.8.1 Schedule identifying substantially identical agreement to Facility Lease Agreement constituting Exhibit 4.8 hereto.*

       4.9              Guarantee, dated as of August 17, 2000, made by Edison
                        Mission Energy, as Guarantor in favor of Powerton Trust I, as Owner Lessor.*

       4.9.1 Schedule identifying substantially identical agreement to Guarantee constituting Exhibit 4.9 hereto.*

       4.10             Guarantee, dated as of August 17, 2000, made by Edison
                        Mission Energy, as Guarantor in favor of Joliet Trust I, as
                        Owner Lessor.*

       4.10.1 Schedule identifying substantially identical agreement to Guarantee constituting Exhibit 4.10 hereto.*

       4.11             Registration Rights Agreement, dated as of August 17, 2000, among Edison Mission Energy, Midwest Generation, LLC and
                        Credit Suisse First Boston Corporation and Lehman
                        Brothers Inc., as representatives of the Initial
                        Purchasers.*

       4.12             Participation Agreement (T1), dated as of August 17, 2000, by and among, Midwest Generation, LLC, Powerton Trust I, as the Owner Lessor, Wilmington Trust Company, as the Owner
                        Trustee, Powerton Generation I, LLC, as the Owner
                        Participant, Edison Mission Energy, United States Trust
                        Company of New York, as the Lease Indenture Trustee, and
                        United States Trust Company of New York, as the Pass Through
                        Trustees.*

       4.12.1 Schedule identifying substantially identical agreement to Participation Agreement constituting Exhibit 4.12 hereto.*

       4.13             Participation Agreement (T1), dated as of August 17, 2000, by and among, Midwest Generation, LLC, Joliet Trust I, as
                        the Owner Lessor, Wilmington Trust Company, as the Owner
                        Trustee, Joliet Generation I, LLC, as the Owner Participant,
                        Edison Mission Energy, United States Trust Company of New
                        York, as the Lease Indenture Trustee and United States Trust
                        Company of New York, as the Pass Through Trustees.*

       4.13.1           Schedule identifying substantially identical agreement to
                        Participation Agreement constituting Exhibit 4.13.1 hereto.*

       4.14             Copy of the Global Debenture representing Edison Mission
                        Energy's 9 7/8% Junior Subordinated Deferrable Interest
                        Debentures, Series A, Due 2024, incorporated by reference to
                        Exhibit 4.1 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1994.

       4.15 Conformed copy of the Indenture, dated as of November 30, 1994, between Edison Mission Energy and The First National
                        Bank of Chicago, as Trustee, incorporated by reference to
                        Exhibit 4.2 to Edison Mission Energy's Form 10-K for the year ended December 31, 1994.

       4.15.1           First Supplemental Indenture, dated as of November 30, 1994, to Indenture dated as of November 30, 1994 between Edison
                        Mission Energy and The First National Bank of Chicago, as
                        Trustee, incorporated by reference to Exhibit 4.2.1 to
                        Edison Mission Energy's Form 10-K for the year ended
                        December 31, 1994.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
       4.16             Indenture, dated as of June 28, 1999, between Edison Mission
                        Energy and The Bank of New York, as Trustee, incorporated by reference to Exhibit 4.1 to Edison Mission Energy's
                        Registration Statement on Form S-4 to the Securities and
                        Exchange Commission on February 18, 2000.

       4.16.1           First Supplemental Indenture, dated as of June 28, 1999, to
                        Indenture dated as of June 28, 1999, between Edison Mission
                        Energy and The Bank of New York, as Trustee, incorporated by reference to Exhibit 4.2 to Edison Mission Energy's
                        Registration Statement on Form S-4 to the Securities and
                        Exchange Commission on February 18, 2000.

       4.17             Copy of the Security representing Edison Mission Energy's
                        8 1/8% Senior Notes Due 2002, incorporated by reference to
                        Exhibit 4.4 to Edison Mission Energy's Form 10-K for the year ended December 31, 2000.

       4.18             Promissory Note ($499,450,800), dated as of August 24, 2000, by Edison Mission Energy in favor of Midwest
                        Generation, LLC, incorporated by reference to Exhibit 4.5 to
                        Edison Mission Energy's Form 10-K for the year ended
                        December 31, 2000.

       4.18.1           Schedule identifying substantially identical agreements to
                        Promissory Note constituting Exhibit 4.18 hereto,
                        incorporated by reference to Exhibit 4.5.1 to Edison Mission
                        Energy's Form 10-K for the year ended December 31, 2000.

       4.19             Promissory Note, dated as of June 23, 2000, by Edison
                        Mission Energy in favor of Midwest Generation, LLC, incorporated by reference to Exhibit 4.6 to Edison Mission
                        Energy's Form 10-K for the year ended December 31, 2000.

       4.20             Indenture, dated as of April 5, 2001, between Edison Mission
                        Energy and United States Trust Company of New York as
                        Trustee.*

       5.1              Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to Edison Mission Energy and Midwest
                        Generation, LLC, as to the legality of the Pass-Through
                        Certificates and the Guarantees being registered hereby.*

      10.1 Registration Rights Agreement, dated as of June 23, 1999, between Edison Mission Energy and the Initial Purchasers specified therein, incorporated by reference to
                        Exhibit 10.1 to Edison Mission Energy's Registration
                        Statement on Form S-4 to the Securities and Exchange
                        Commission on February 18, 2000.

      10.2              Power Purchase Contract between Southern California Edison
                        Company and Champlin Petroleum Company, dated March 8, 1985, incorporated by reference to Exhibit 10.2 to Edison Mission
                        Energy's Form 10.

      10.2.1            Amendment to Power Purchase Contract between Southern
                        California Edison Company and Champlin Petroleum Company, dated July 29, 1985, incorporated by reference to
                        Exhibit 10.2.1 to Edison Mission Energy's Form 10.

      10.2.2            Amendment No. 2 to Power Purchase Contract between Southern
                        California Edison Company and Champlin Petroleum Company,
                        dated October 29, 1985, incorporated by reference to
                        Exhibit 10.2.2 to Edison Mission Energy's Form 10.

      10.4              Power Purchase Contract between Southern California Edison
                        Company and Imperial Energy Company, dated February 22,
                        1984, incorporated by reference to Exhibit 10.4 Edison
                        Mission Energy's Form 10.

      10.4.1            Amendment to Power Purchase Contract between Southern
                        California Edison Company and Imperial Energy Company, dated
                        November 13, 1984, incorporated by reference to
                        Exhibit 10.4.1 to Edison Mission Energy's Form 10.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
      10.6              Power Purchase Contract between Southern California Edison
                        Company and Imperial Energy Company Niland No. 2, dated
                        April 16, 1985, incorporated by reference to Exhibit 10.6 to
                        Edison Mission Energy's Form 10.

      10.7              Power Purchase Contract between Southern California Edison
                        Company and Chevron U.S.A. Inc., dated November 9, 1984,
                        incorporated by reference to Exhibit 10.7 to Edison Mission
                        Energy's Form 10.

      10.7.1            Amendment No. 1 to Power Purchase Contract between Southern
                        California Edison Company and Chevron U.S.A. Inc., dated
                        March 29, 1985, incorporated by reference to Exhibit 10.7.1 to Edison Mission Energy's Form 10.

      10.7.2            Amendment No. 2 to Power Purchase Contract between Southern
                        California Edison Company and Chevron U.S.A. Inc., dated
                        November 21, 1985, incorporated by reference to
                        Exhibit 10.7.2 to Edison Mission Energy's Form 10.

      10.7.3            Amendment No. 3 to Power Purchase Contract between Southern
                        California Edison Company and Chevron U.S.A. Inc., dated
                        November 21, 1985, incorporated by reference to
                        Exhibit 10.7.3 to Edison Mission Energy's Form 10.

      10.8              Power Purchase Contract between Southern California Edison
                        Company and Arco Petroleum Products Company (Watson
                        Refinery), incorporated by reference to Exhibit 10.8 to Edison Mission Energy's Form 10.

      10.9              Power Supply Agreement between State Electricity Commission of Victoria, Loy Yang B Power Station Pty. Ltd. and the
                        Company Australia Pty. Ltd., as managing partner of the
                        Latrobe Power Partnership, dated December 31, 1992,
                        incorporated by reference to Exhibit 10.9 to Edison Mission
                        Energy's Form 10.

      10.10             Power Purchase Agreement between P.T. Paiton Energy Company as Seller and Perusahaan Umum Listrik Negara as Buyer, dated
                        February 12, 1994, incorporated by reference to
                        Exhibit 10.10 to Edison Mission Energy's Form 10.

      10.11             Amended and Restated Power Purchase Contract between
                        Southern California Energy Company and Midway-Sunset
                        Cogeneration Company, dated May 5, 1988, incorporated by reference to Exhibit 10.11 to Edison Mission Energy's
                        Form 10.

      10.12             Parallel Generation Agreement between Kern River
                        Cogeneration Company and Southern California Energy Company,
                        dated January 6, 1984, incorporated by reference to
                        Exhibit 10.12 to Edison Mission Energy's Form 10.

      10.13             Parallel Generation Agreement between Kern River
                        Cogeneration (Sycamore Project) Company and Southern
                        California Energy Company, dated December 18, 1984,
                        incorporated by reference to Exhibit 10.13 to Edison Mission
                        Energy's Form 10.

      10.15             Conformed copy of the Second Amended and Restated U.S.
                        $500 million Bank of America National Trust and Savings
                        Association Credit Agreement, dated as of October 11, 1996, incorporated by reference to Exhibit 10.15.3 to Edison
                        Mission Energy's Form 10-K for the year ended December 31,
                        1996.

      10.15.1           Amendment One to Second Amended and Restated U.S.
                        $500 million Bank of America National Trust and Savings
                        Association Credit Agreement, dated as of August 17, 2000, incorporated by reference to Exhibit 10.15.1 to Edison
                        Mission Energy's Form 10-K for the year ended December 31,
                        2000.

      10.16             Amended and Restated Ground Lease Agreement between Texaco
                        Refining and Marketing Inc. and March Point Cogeneration
                        Company, dated August 21, 1992, incorporated by reference to
                        Exhibit 10.16 to Edison Mission Energy's Form 10.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
      10.16.1           Amendment No. 1 to Amended and Restated Ground Lease
                        Agreement between Texaco Refining and Marketing Inc. and
                        March Point Cogeneration Company, dated August 21, 1992,
                        incorporated by reference to Exhibit 10.16 to Edison Mission
                        Energy's Form 10.

      10.17             Memorandum of Agreement between Atlantic Richfield Company and Products Cogeneration Company, dated September 17, 1987, incorporated by reference to Exhibit 10.17 to Edison Mission
                        Energy's Form 10.

      10.18             Memorandum of Ground Lease between Texaco Producing Inc. and
                        Sycamore Cogeneration Company, dated January 19, 1987,
                        incorporated by reference to Exhibit 10.18 to Edison
                        Mission Energy's Form 10.

      10.19             Amended and Restated Memorandum of Ground Lease between
                        Getty Oil Company and Kern River Cogeneration Company, dated
                        November 14, 1984, incorporated by reference to
                        Exhibit 10.19 to Edison Mission Energy's Form 10.

      10.20             Memorandum of Lease between Sun Operating Limited
                        Partnership and Midway-Sunset Cogeneration Company,
                        incorporated by reference to Exhibit 10.20 to Edison Mission
                        Energy's Form 10.

      10.21 Executive Supplemental Benefit Program, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp (File
                        No. 1-2313).

      10.22 1981 Deferred Compensation Agreement, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp (File
                        No. 1-2313).

      10.23             1985 Deferred Compensation Agreement for Executives,
                        incorporated by reference to Exhibits to Forms 10-K filed by
                        SCEcorp (File No. 1-2313).

      10.24             1987 Deferred Compensation Plan for Executives, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp
                        (File No. 1-2313).

      10.25             1988 Deferred Compensation Plan for Executives, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp
                        (File No. 1- 2313).

      10.26             1989 Deferred Compensation Plan for Executives, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp
                        (File No. 1-9936).

      10.27             1990 Deferred Compensation Plan for Executives, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp
                        (File No. 1-9936).

      10.28             Annual Deferred Compensation Plan for Executives,
                        incorporated by reference to Exhibits to Forms 10-K filed by
                        SCEcorp (File No. 1-9936).

      10.29 Executive Retirement Plan for Executives, incorporated by reference to Exhibits to Forms 10-K filed by SCEcorp (File
                        No. 1-2313).

      10.31             Estate and Financial Planning Program for Executive
                        Officers, incorporated by reference to Exhibits to Forms
                        10-K filed by SCEcorp (Fi1e No 1-9936).

      10.32 Letter Agreement with Edward R. Muller, incorporated by reference to Exhibit 10.32 to Edison Mission Energy's
                        Form 10.

      10.33 Agreement with James S. Pignatelli, incorporated by reference to Exhibit 10.33 to Edison Mission Energy's
                        Form 10.

      10.34 Conformed copy of the Guarantee Agreement dated as of November 30, 1994, incorporated by reference to
                        Exhibit 10.34 to Edison Mission Energy's Form 10.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
      10.35             Indenture of Lease between Brooklyn Navy Yard Development
                        Corporation and Cogeneration Technologies, Inc., dated as of
                        December 18, 1989, incorporated by reference to
                        Exhibit 10.35 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1994.

      10.35.1           First Amendment to Indenture of Lease between Brooklyn Navy
                        Yard Development Corporation and Cogeneration
                        Technologies, Inc., dated November 1, 1991, incorporated by reference to Exhibit 10.35.1 to Edison Mission Energy's
                        Form 10-K for the year ended December 31, 1994.

      10.35.2           Second Amendment to Indenture of Lease between Brooklyn Navy
                        Yard Development Corporation and Cogeneration
                        Technologies, Inc., dated June 3, 1994, incorporated by
                        reference to Exhibit 10.35.2 to Edison Mission Energy's
                        Form 10-K for the year ended December 31, 1994.

      10.35.3           Third Amendment to Indenture of Lease between Brooklyn Navy
                        Yard Development Corporation and Cogeneration
                        Technologies, Inc., dated December 12, 1994, incorporated by reference to Exhibit 10.35.3 to Edison Mission Energy's
                        Form 10-K for the year ended December 31, 1994.

      10.37             Amended and Restated Limited Partnership Agreement of
                        Mission Capital, L.P., dated as of November 30, 1994,
                        incorporated by reference to Exhibit 10.37 to Edison Mission
                        Energy's Form 10-K for the year ended December 31, 1994.

      10.38             Action of General Partner of Mission Capital, L.P. creating the 9 7/8% Cumulative Monthly Income Preferred Securities,
                        Series A, dated as of November 30, 1994, incorporated by
                        reference to Exhibit 10.38 to Edison Mission Energy's
                        Form 10-K for the year ended December 31, 1994.

      10.39             Action of General Partner of Mission Capital, L.P., creating the 8 1/2% Cumulative Monthly Income Preferred Securities,
                        Series B, dated as of August 8, 1995, incorporated by
                        reference to Exhibit 10.39 to Edison Mission Energy's
                        Form 10-Q for the quarter ended June 30, 1995.

      10.40             Power Purchase Contract between ISAB Energy, S.r.l. as
                        Seller and Enel, S.p.A. as Buyer, dated June 9, 1995,
                        incorporated by reference to Exhibit 10.40 to Edison Mission
                        Energy's Form 10-Q for the quarter ended June 30, 1995.

      10.41             400 million sterling pounds Barclays Bank Plc Credit
                        Agreement, dated December 18, 1995, incorporated by reference to Exhibit 10.41 to Edison Mission Energy's
                        Form 8-K, dated December 21, 1995.

      10.44             Guarantee by Edison Mission Energy, dated December 20, 1996, in favor of The Fuji Bank, Limited, Los Angeles Agency, to secure Camino Energy Company's payments pursuant to Camino
                        Energy Company's Credit Agreement and Defeasance Agreement,
                        incorporated by reference to Exhibit 10.44 to Edison Mission
                        Energy's Form 10-K for the year ended December 31, 1996.

      10.45             Power Purchase Agreement between National Power Corporation and San Pascual Cogeneration Company International B.V.,
                        dated September 10, 1997, incorporated by reference to
                        Exhibit 10.45 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1997.

      10.46             Power Purchase Agreement between Gulf Power Generation Co.,
                        LTD., and Electricity Generating Authority of Thailand,
                        dated December 22, 1997, incorporated by reference to
                        Exhibit 10.46 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1997.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
      10.49             Equity Support Guarantee by Edison Mission Energy, dated
                        December 23, 1998, in favor of ABN AMRO Bank N.V., and the
                        Chase Manhattan Bank to guarantee certain equity funding
                        obligations of EcoElectrica Ltd. and EcoElectrica Holdings
                        Ltd. pursuant to EcoElectrica Ltd.'s Credit Agreement dated as of October 31, 1997, incorporated by reference to
                        Exhibit 10.49 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1998.

      10.50             Master Guarantee and Support Instrument by Edison Mission
                        Energy, dated December 23, 1998, in favor of ABN AMRO Bank
                        N.V., and the Chase Manhattan Bank to guarantee the
                        availability of funds to purchase fuel for the EcoElectrica project pursuant to EcoElectrica Ltd.'s Credit Agreement
                        dated as of October 31, 1997 and Intercreditor Agreement
                        dated as of October 31, 1997, incorporated by reference to
                        Exhibit 10.50 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 1998.

      10.51 Guarantee Assumption Agreement from Edison Mission Energy, dated December 23, 1998, under which Edison Mission Energy assumed all of the obligations of KENETECH Energy
                        Systems, Inc. to Union Carbide Caribe Inc., under the certain Guaranty dated November 25, 1997, incorporated by reference to Exhibit 10.51 to Edison Mission Energy's
                        Form 10-K for the year ended December 31, 1998.

      10.52 Transition Power Purchase Agreement, dated August 1, 1998, between New York State Electric & Gas Corporation and
                        Mission Energy Westside, Inc, incorporated by reference to
                        Exhibit 10.52 to Edison Mission Energy's Form 10-K for the year ended December 31, 1998.

      10.53 Transition Power Purchase Agreement, dated August 1, 1998, between Pennsylvania Electric Company and Mission Energy
                        Westside, Inc., incorporated by reference to Exhibit 10.53 to Edison Mission Energy's Form 10-K for the year ended
                        December 31, 1998.

      10.54             Guarantee, dated August 1, 1998, between Edison Mission
                        Energy, Pennsylvania Electric Company, NGE Generation, Inc.
                        and New York State Electric & Gas Corporation, incorporated by reference to Exhibit 10.54 to Edison Mission Energy's
                        Form 10-K for the year ended December 31, 1998.

      10.55             Credit Agreement, dated March 18, 1999, among Edison Mission
                        Holdings Co. and Certain Commercial Lending Institutions,
                        and Citicorp USA, Inc., incorporated by reference to
                        Exhibit 10.55 to Edison Mission Energy's Form 8-K dated
                        March 18, 1999.

      10.56             Guarantee and Collateral Agreement made by Edison Mission
                        Holdings Co., Edison Mission Finance Co., Homer City
                        Property Holdings, Inc., Chestnut Ridge Energy Co., Mission
                        Energy Westside, Inc., EME City Generation L.P. and Edison
                        Mission Energy in favor of United States Trust Company of
                        New York, dated as of March 18, 1999, incorporated by
                        reference to Exhibit 10.56 to Edison Mission Energy's
                        Form 8-K dated March 18, 1999.

      10.56.1           Amendment No. 1 to the Guarantee and Collateral Agreement,
                        dated May 27, 1999, between Edison Mission Holdings, Edison
                        Mission Finance Co., Homer City Property Holdings, Inc.,
                        Chestnut Ridge Energy Company, Mission Energy
                        Westside, Inc., EME Homer City Generation L.P. and Edison
                        Mission Energy in favor of United States Trust Company of
                        New York, incorporated by reference to Exhibit 10.56.1 to
                        Amendment No. 1 of Edison Mission Holdings Co.'s
                        Registration Statement on Form S-4 to the Securities and
                        Exchange Commission on February 8, 2000.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
      10.56.2           Open-End Mortgage, Security Agreement and Assignment of
                        Leases and Rents, dated March 18, 1999 from EME Homer City
                        Generation L.P. to United States Trust Company of New York,
                        incorporated by reference to Exhibit 10.56.2 to
                        Amendment No. 1 of Edison Mission Holdings Co.'s
                        Registration Statement on Form S-4 to the Securities and
                        Exchange Commission on February 8, 2000.

      10.56.3           Amendment No. 1 to the Open-End Mortgage, Security Agreement
                        and Assignment of Leases and Rents, dated May 27, 1999, from
                        EME Homer City Generation L.P. to United States Trust
                        Company of New York, incorporated by reference to
                        Exhibit 10.56.3 to Amendment No. 1 of Edison Mission
                        Holdings Co.'s Registration Statement on Form S-4 to the
                        Securities and Exchange Commission on February 8, 2000.

      10.57             Collateral Agency and Intercreditor Agreement among Edison
                        Mission Holdings Co., Edison Mission Finance Co., Homer
                        City Property Holdings, Inc., Chestnut Ridge Energy Co.,
                        Mission Energy Westside, Inc., EME Homer City
                        Generation L.P., The Secured Parties' Representatives,
                        Citicorp USA, Inc. as Administrative Agent and United States
                        Trust Company of New York as Collateral Agent, dated as of
                        March 18, 1999, incorporated by reference to Exhibit 10.57 to Edison Mission Energy's Form 8-K dated March 18, 1999.

      10.58             Security Deposit Agreement among Edison Mission
                        Holdings Co., Edison Mission Finance Co., Homer City
                        Property Holdings, Inc., Chestnut Ridge Energy Co., Mission
                        Energy Westside, Inc., EME Homer City Generation L.P. and
                        United States Trust Company of New York, as Collateral
                        Agent, dated as of March 18, 1999, incorporated by reference to Exhibit 10.58 to Edison Mission Energy's Form 8-K dated
                        March 18, 1999.

      10.58.1           Amendment No. 1 to the Security Deposit Agreement, dated
                        May 27, 1999, between Edison Mission Holdings, Edison
                        Mission Finance Co., Homer City Property Holdings, Inc.,
                        Chestnut Ridge Energy Company, Mission Energy
                        Westside, Inc., EME Homer City Generation L.P. and United
                        States Trust Company of New York, as Collateral Agent, incorporated by reference to Exhibit 10.58.1 to Amendment No. 1 of Edison Mission Holdings Co.'s
                        Registration Statement on Form S-4 to the Securities and
                        Exchange Commission on February 8, 2000.

      10.59 Credit Support Guarantee, dated as of March 18, 1999, made by Edison Mission Energy in favor of United States Trust
                        Company of New York, incorporated by reference to
                        Exhibit 10.59 to Edison Mission Energy's Form 8-K dated
                        March 18, 1999.

      10.59.1           Amendment No. 1 to the Credit Support Guarantee, dated
                        May 27, 1999, made by Edison Mission Energy in favor of
                        United States Trust Company of New York, incorporated by reference to Exhibit 10.59.1 to Amendment No. 1 of Edison
                        Mission Holdings Co.'s Registration Statement on Form S-4 to the Securities and Exchange Commission on February 8,
                        2000.

      10.60             Debt Service Reserve Guarantee, dated as of March 18, 1999, made by Edison Mission Energy in favor of United States
                        Trust Company of New York on behalf of the various financial institutions (Lenders) as are or may become parties to the
                        Credit Agreement, dated as of March 18, 1999, among Edison
                        Mission Holdings Co., the Lenders and Citicorp USA, Inc.,
                        incorporated by reference to Exhibit 10.60 to Edison Mission
                        Energy's Form 8-K dated March 18, 1999.

      10.60.1           Amendment No. 1 to the Debt Service Reserve Guarantee, dated
                        May 27, 1999, made by Edison Mission Energy in favor of
                        United States Trust Company of New York, incorporated by
                        reference to Exhibit 10.60.1 to Amendment No. 1 of Edison
                        Mission Holdings Co.'s Registration Statement on Form S-4
                        to the Securities and Exchange Commission on February 8,
                        2000.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
      10.60.2           Amendment No. 2, dated as of March 18, 2001, to the Debt
                        Service Reserve Guarantee, dated as of March 18, 1999, made by Edison Mission Energy in favor of United States Trust
                        Company of New York.*

      10.60.3           Intercompany Loan Subordination Agreement, dated March 18,
                        1999, among Edison Mission Holdings Co., Edison Mission
                        Finance Co., Homer City Property Holdings, Inc., Chestnut
                        Ridge Energy Co., Mission Energy Westside, Inc., EME Homer
                        City Generation L.P. and United States Trust Company of New
                        York, incorporated by reference to Exhibit 10.60.3 to
                        Amendment No. 2 of Edison Mission Holdings Co.'s
                        Registration Statement on Form S-4 to the Securities and
                        Exchange Commission on February 29, 2000.

      10.60.4           Debt Service Reserve Letter of Credit and Reimbursement
                        Agreement, dated as of March 30, 2001, among Edison Mission
                        Holdings Co., Westdeutsche Landesbank Girozentrale, New York
                        Branch and the Banks named therein.*

      10.61             Credit Agreement, dated March 18, 1999, among Edison Mission
                        Energy and Certain Commercial Lending Institutions, and
                        Citicorp USA, Inc., incorporated by reference to
                        Exhibit 10.61 to Edison Mission Energy's Form 8-K dated
                        March 18, 1999.

      10.61.1           Amendment One to Credit Agreement, dated as of August 17,
                        2000, by and among Edison Mission Energy, Certain Commercial
                        Lending Institutions, and Citicorp USA, Inc., as
                        Administrative Agent, incorporated by reference to
                        Exhibit 10.61.1 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 2000.

      10.62             Edison Power Limited L1,150,000,000 Guaranteed Secured
                        Variable Rate Bonds due 2019 Guaranteed by Maplekey UK
                        Limited, incorporated by reference to Exhibit 10.62 to Edison Mission Energy's Form 8-K, dated Ju1y 19, 1999.

      10.64             Coal and Capex Facility Agreement, dated July 16, 1999
                        between EME Finance UK Limited, Barclay's Capital and Credit
                        Suisse First Boston, The Financial Institutions named as
                        Banks, and Barclays Bank PLC as Facility Agent, incorporated by reference to Exhibit 10.64 to Edison Mission Energy's
                        Form 10-Q for the quarter ended September 30, 1999.

      10.65             Guarantee by Edison Mission Energy dated July 16, 1999
                        supporting the Coal and Capex Facility Agreement (Facility
                        Agreement) issued by Barclays Bank PLC to secure EME Finance
                        UK Limited obligations pursuant to the Facility Agreement, incorporated by reference to Exhibit 10.65 to Edison Mission
                        Energy's Form 10-Q for the quarter ended September 30, 1999.

      10.65.1           Amendment One to Guarantee by Edison Mission Energy
                        supporting the Facility Agreement, dated as of August 17,
                        2000, incorporated by reference to Exhibit 10.65.1 to Edison
                        Mission Energy's Form 10-K for the year ended December 31,
                        2000.

      10.66             Debt Service Reserve Guarantee, dated as of July 16, 1999, made by Edison Mission Energy in favor of Bank of America
                        National Trust and Savings Association, incorporated by
                        reference to Exhibit 10.66 to Edison Mission Energy's Annual
                        Report on Form 10-K for the year ended December 31, 1999.

      10.71             Indenture, dated as of May 27, 1999, between Edison Mission
                        Holdings Co. and United States Trust Company of New York, as
                        Trustee, incorporated by reference to Exhibit 4.1 to Edison
                        Mission Holdings Co.'s Registration Statement on Form S-4 to
                        the Securities and Exchange Commission on December 3, 1999.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
      10.75             Exchange and Registration Rights Agreement, dated as of
                        May 27, 1999, by and among the Initial Purchasers named
                        therein, the Guarantors named therein and Edison Mission
                        Holdings Co., incorporated by reference to Exhibit 10.1 to
                        Edison Mission Holdings Co.'s Registration Statement on
                        Form S-4 to the Securities and Exchange Commission on
                        December 3, 1999.

      10.76             Agreement among Edward R. Muller, Edison International and
                        Edison Mission Energy concerning the terms of Mr. Muller's employment separation, incorporated by reference to
                        Exhibit 10.76 to Edison Mission Energy's Form 10-Q for the quarter ended March 31, 2000.

      10.77             Agreement By and Between S. Linn Williams and Edison Mission
                        Energy dated February 5, 2000, incorporated by reference to
                        Exhibit 10.77 to Edison Mission Energy's Form 10-Q for the
                        quarter ended March 31, 2000.

      10.78             Form of Agreement for 2000 Employee Awards under the Equity
                        Compensation Plan, incorporated by reference to
                        Exhibit 10.78 to Edison Mission Energy's Form 10-Q for the
                        quarter ended March 31, 2000.

      10.79             Resolution regarding the computation of disability and
                        survivor benefits prior to age 55 for Alan J. Fohrer,
                        incorporated by reference to Exhibit 10.79 to Edison Mission
                        Energy's Form 10-Q for the quarter ended March 31, 2000.

      10.81 Edison International 2000 Equity Plan, incorporated by reference to Exhibit 10.1 to Edison International's
                        Form 10-Q for the quarter ended June 30, 2000. (File No.
                        1-9936).

      10.82             Form of Agreement for 2000 Employee Awards under the 2000
                        Equity Plan, incorporated by reference to Exhibit 10.2 to Edison International's Form 10-Q for the quarter ended
                        June 30, 2000. (File No. 1-9936).

      10.83             Amendment No. 1 to the Edison International Equity
                        Compensation Plan (as restated January 1, 1998), incorporated by reference to Exhibit 10.4 to Edison
                        International's Form 10-Q for the quarter ended June 30,
                        2000. (File No. 1-9936).

      10.84             Credit Agreement, dated May 30, 2000, among Edison Mission
                        Energy, Certain Commercial Lending Institutions and Bank of
                        America, N.A., incorporated by reference to Exhibit 10.84 to
                        Edison Mission Energy's Form 10-Q for the quarter ended
                        June 30, 2000.

      10.84.1           Amendment One to Credit Agreement, dated as of August 17,
                        2000, by and among Edison Mission Energy, Certain Commercial
                        Lending Institutions and Bank of America, N.A. as
                        Administrative Agent, incorporated by reference to
                        Exhibit 10.84.1 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 2000.

      10.85             Guarantee, dated as of June 23, 2000, in favor of EME/CDL
                        Trust and Midwest Generation, LLC made by Edison Mission
                        Energy, incorporated by reference to Exhibit 10.85 to Edison
                        Mission Energy's Form 10-K for the year ended December 31,
                        2000.

      10.86             Power Purchase Agreement (Crawford, Fisk, Waukegan, Will
                        County, Joliet and Powerton Generating Stations), dated as of December 15, 1999, between Commonwealth Edison Company and Midwest Generation, LLC, incorporated by reference to
                        Exhibit 10.86 to Edison Mission Energy's Form 10-K for the year ended December 31, 2000.

      10.87             Power Purchase Agreement (Collins Generating Station), dated as of December 15, 1999, between Commonwealth Edison Company and Midwest Generation, LLC, incorporated by reference to
                        Exhibit 10.87 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 2000.

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
      10.87.1           Amendment No. 1 to the Power Purchase Agreement, dated
                        July 12, 2000, between Commonwealth Edison Company and
                        Midwest Generation, LLC, incorporated by reference to
                        Exhibit 10.87.1 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 2000.

      10.87.2           Amended and Restated Power Purchase Agreement (Collins
                        Generating Station), dated as of September 13, 2000, between
                        Commonwealth Edison Company and Midwest Generation, LLC,
                        incorporated by reference to Exhibit 10.87.2 to Edison
                        Mission Energy's Form 10-K for the year ended December 31,
                        2000.

      10.88             Power Purchase Agreement (Crawford, Fisk, Waukegan, Calumet,
                        Joliet, Bloom, Electric Junction, Sabrooke and Lombard
                        Peaking Units), dated as of December 15, 1999, between
                        Commonwealth Edison Company and Midwest Generation, LLC,
                        incorporated by reference to Exhibit 10.88 to Edison Mission
                        Energy's Form 10-K for the year ended December 31, 2000.

      10.89             Participation Agreement, dated as of June 23, 2000, among
                        Midwest Generation, LLC, Edison Mission Energy, EME/CDL
                        Trust, the Investor party to the Trust Agreement, Wilmington
                        Trust Company, the Persons listed as Noteholders on
                        Schedule I thereto, Citicorp North America, Inc. and
                        Citicorp North America, Inc., incorporated by reference to
                        Exhibit 10.89 to Edison Mission Energy's Form 10-K for the
                        year ended December 31, 2000.

      10.89.1           Amendment One, dated as of August 17, 2000, by and among
                        Midwest Generation, LLC, Edison Mission Energy, EME/CDL
                        Trust, Citicorp Del-Lease, Inc., Wilmington Trust Company,
                        Certain Noteholders Party Thereto, Citicorp North
                        America, Inc. and Citicorp North America, Inc., incorporated by reference to Exhibit 10.89.1 to Edison Mission Energy's
                        Form 10-K for the year ended December 31, 2000.

      10.90             Reimbursement Agreement, dated as of August 17, 2000,
                        between Edison Mission Energy and Midwest Generation, LLC, incorporated by reference to Exhibit 10.90 to Edison Mission
                        Energy's Form 10-K for the year ended December 31, 2000.

      10.91             Instrument of Assumption, dated as of December 15, 1999, by
                        Midwest Generation, LLC in favor of Commonwealth Edison
                        Company and Unicom Investment Inc.*

      10.92             Subordination Agreement, dated as of December 15, 1999,
                        among Midwest Generation, LLC, Edison Mission Overseas Co., and Citibank, N.A.*

      10.93             Subordinated Loan Agreement, dated as of December 15, 1999, among Midwest Generation, LLC and Edison Mission
                        Overseas Co.*

      10.94             Subordinated Revolving Loan Agreement, dated as of
                        December 15, 1999, among Midwest Generation, LLC and Edison
                        Mission Overseas Co.*

      10.95             Facility Lease Agreement (T1), dated as of December 15,
                        1999, between Collins Trust I and Collins Holdings
                        EME, LLC.*

      10.95.1 Schedule identifying substantially identical agreements to the Facility Lease Agreement constituting Exhibit 10.95 hereto.*

      10.96 Amendment One, dated as of June 23, 2000, by and between Collins Trust I and Collins Holdings EME.*

      10.96.1 Schedule identifying substantially identical agreements to the Amendment One constituting Exhibit 10.96 hereto.*

      10.96.2 Amendment Two, dated as of August 17, 2000, by and between Collins Trust I and Collins Holdings EME LLC.*

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
      10.96.3           Schedule identifying substantially identical agreements to the Amendment Two constituting Exhibit 10.96.2 hereto.*

      10.97             Facility Sublease Agreement (T1), dated as of December 15,
                        1999, by and among Collins Holdings EME, LLC, Midwest
                        Generation, LLC and Collins Trust I.*

      10.97.1 Schedule identifying substantially identical agreements to the Facility Sublease Agreement constituting Exhibit 10.97 hereto.*

      10.98             Participation Agreement (T1), dated as of December 15, 1999, among Midwest Generation, LLC, Collins Holdings EME, LLC,
                        Collins Trust I, Wilmington Trust Company, Collins
                        Generation I, LLC, Edison Mission Midwest Holdings Co.,
                        Midwest Funding LLC, Bayerische Landesbank International
                        S.A., Bayerische Landesbank Girozentrale, and Citibank,
                        N.A.*

      10.98.1 Schedule identifying substantially identical agreements to the Participation Agreement constituting Exhibit 10.98 hereto.*

      10.99             Amendment One, dated as of May 9, 2000, by and among Collins
                        Holdings EME, LLC, Collins Trust I, Wilmington Trust
                        Company, Collins Generation I, LLC, Edison Mission Midwest
                        Holdings Co., Midwest Generation, LLC, Midwest Funding LLC,
                        Bayerische Landesbank International S.A., Bayerische
                        Landesbank Girozentrale and Citibank, N.A.*

      10.99.1 Schedule identifying substantially identical agreements to the Amendment One constituting Exhibit 10.99 hereto.*

      10.100 Amendment Two, dated as of June 23, 2000, by and among Collins Holdings EME, LLC, Collins Trust I, Wilmington
                        Trust Company, Collins Generation I, LLC, Edison Mission
                        Midwest Holdings Co., Midwest Generation, LLC, Midwest
                        Funding LLC, Bayerische Landesbank International S.A.,
                        Bayerische Landesbank Girozentrale, and Citibank, N.A.*

      10.100.1 Schedule identifying substantially identical agreements to the Amendment Two constituting Exhibit 10.100 hereto.*

      10.101            Amendment Three, dated as of August 17, 2000, by and among
                        Collins Holdings EME, LLC, Collins Trust I, Wilmington Trust
                        Company, Collins Generation I, LLC, Edison Mission Midwest
                        Holdings Co., Midwest Generation, LLC, Midwest Funding LLC,
                        Bayerische Landesbank International S.A., Bayerische
                        Landesbank Girozentrale, and Citibank, N.A.*

      10.101.1 Schedule identifying substantially identical agreements to the Amendment Three constituting Exhibit 10.101 hereto.*

      10.102 Guarantee by Midwest Generation, LLC in favor of the Administrative Agent, dated as of December 15, 1999.*

      10.103 Midwest OP Lease Guaranty made by Midwest Generation, LLC, dated as of December 15, 1999.*

      10.103.1 Schedule identifying substantially identical agreements to the Midwest OP Lease Guaranty constituting Exhibit 10.103 hereto.*

      10.104            Midwest Lessor Lease Guaranty (T1) made by Midwest
                        Generation, LLC, dated as of December 15, 1999.*

      10.104.1 Schedule identifying substantially identical agreements to the Midwest Lessor Lease Guaranty constituting
                        Exhibit 10.104 hereto.*

      10.105            Pledge Agreement, dated as of August 17, 2000, between
                        Midwest Generation, LLC and Citibank, N.A.*

EXHIBIT NO.                                     DESCRIPTION
-----------                                     -----------
      10.105.1          Schedule identifying substantially identical agreements to the Pledge Agreement constituting Exhibit 10.105 hereto.*

      10.106            Lease Agreement, dated as of June 23, 2000, between Midwest
                        Generation, LLC and EME/ CDL Trust.*

      10.107 Reimbursement Agreement I, dated as of December 15, 1999 entered into between Bayerische Landesbank International
                        S.A. and Midwest Generation, LLC.*

      10.107.1 Schedule identifying substantially identical agreements to the Reimbursement Agreement I constituting Exhibit 10.107 hereto.*

      10.108            Credit Agreement, dated as of December 15, 1999, among
                        Edison Mission Midwest Holdings Co., Certain Commercial
                        Lending Institutions, and The Chase Manhattan Bank.*

      10.108.1          Amendment One, dated as of May 9, 2000, by and among Edison
                        Mission Midwest Holdings Co. and each of certain commercial lending institutions party thereto.*

      10.108.2 Amendment Two, dated as of June 23, 2000, by and among Edison Mission Midwest Holdings Co., The Chase Manhattan
                        Bank and each of certain commercial lending institutions party thereto.*

      10.108.3 Amendment Three, dated as of August 17, 2000, by and among Edison Mission Midwest Holdings Co., The Chase Manhattan
                        Bank and each of certain commercial lending institutions party thereto.*

      10.108.4          Amendment Four, dated as of December 12, 2000, by and among
                        Edison Mission Midwest Holdings Co., The Chase Manhattan
                        Bank and each of certain commercial lending institutions
                        party thereto.*

      12.1              Statement regarding the computation of ratio of earnings to fixed charges for Edison Mission Energy.*

      12.2              Statement regarding the computation of ratio of earnings to fixed charges for Midwest Generation, LLC.*

      21.1              List of Subsidiaries of Edison Mission Energy, incorporated by reference to Exhibit 21 to Edison Mission Energy's Annual
                        Report on Form 10-K for the year ended December 31, 2000.

      23.1              Consent of Arthur Andersen LLP.*

      23.2              Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                        (included in Exhibit 5.1).*

      25.1              Statement of Eligibility and Qualification on Form T-1 of
                        United States Trust Company of New York for the 8.30%
                        Pass-Through Certificates, Series A and the 8.56%
                        Pass-Through Certificates, Series B.*

      99.1              Form of Letter of Transmittal.*

      99.2              Form of Notice of Guaranteed Delivery.*

      99.3              Form of Letter to Clients.*

      99.4              Form of Letter to Brokers, Dealers, Commercial Banks, Trust
                        Companies and Other Nominees.*

------------------------

*   Filed herewith.